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                           THIRD AMENDED AND RESTATED

                                 CODE OF ETHICS

                                       OF

                         PZENA INVESTMENT MANAGEMENT LLC

      This Third Amended and Restated Code of Ethics (herein, "the Code," "this Code" or "this Code of Ethics") has been adopted as of January 1, 2003, and further amended as of October 1, 2003, June 1, 2004 and February 1, 2005, by Pzena Investment Management LLC, formerly known as RS Pzena Investment Management, L.L.C. (the "Adviser"), a registered investment adviser to separately managed advisory accounts including the registered investment companies from time to time identified on Schedule A hereto (the "Funds"), in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), Rule 204A-1 and Rule 204-2 of the Investment Advisers Act of 1940, as amended (hereinafter Rule 17j-1, Rule 204A-1 and Rule 204-2 shall be collectively referred to as the "Rules"). This Code of Ethics is designed to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Funds and the Adviser's other advisory accounts may breach their fiduciary duties, and to avoid and regulate situations which may give rise to conflicts of interest which the Rules address.

      This Code is based on the principle that the Adviser and its affiliates owe a fiduciary duty to, among others, shareholders of the Funds, to conduct their personal securities transactions in a manner which does not interfere with Funds' transactions or otherwise take unfair advantage of their relationship to the Funds. The fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of shareholders first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; (3) the fundamental standard that investment personnel should not take inappropriate advantage of their positions; and (4) the requirement that investment personnel comply with applicable federal securities laws.

      Honesty and integrity are required of the Adviser and its employees at all times. The standards herein should be viewed as the minimum requirements for conduct. All employees of the Adviser are encouraged and expected to go above and beyond the standards outlined in this Code in order to provide clients with top level service while adhering to the highest ethical standards.

      1. Purpose. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act and the Rules. As required by Rule 204A-1, the Code sets forth standards of conduct, requires compliance with the federal securities laws and addresses personal trading. In addition, the Code is designed to give effect to the general prohibitions set forth in Rule 17j-1(b), to wit:

            "It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in

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      connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Fund:

            (a) To employ any device, scheme or artifice to defraud the Fund;

            (b) To make any untrue statement of a material fact to the Fund or omit to state to a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

            (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

            (d) To engage in any manipulative practice with respect to the Fund.

      2. Access Person Provisions. All Access Persons (as defined below) covered by this Code are required to file reports of their Personal Securities Transactions (as defined below), excluding exempted securities, as provided in
Section 9 below and, if they wish to trade in the same securities as any of the Funds or the Adviser's other advisory accounts, must comply with the specific procedures in effect for such transactions.

            The reports of Access Persons will be reviewed and compared with the activities of the Funds and the Adviser's other advisory accounts and, if a pattern emerges that indicates abusive trading or noncompliance with applicable procedures, the matter will be referred to the CCO who will make appropriate inquiries and decide what action, if any, is then appropriate, including escalation to the Adviser's Executive Committee.

      3. Implementation. In order to implement this Code of Ethics, a Chief Compliance Officer and one or more alternate Compliance Officers (each an "Alternate") shall be designated from time to time for the Adviser. The current Chief Compliance Officer is Katherine Kozub Grier; the Alternates are Amelia C. Jones and Michelle C. Houck.

            The duties of the Chief Compliance Officer, and each Alternate shall include:

            (a) Continuous maintenance of a current list of the names of all
                Access Persons with a description of their title or employment and updating Schedule B of this Code of Ethics;

            (b) Furnishing all Access Persons with a copy of this Code of
                Ethics, and initially and periodically informing them of their duties and obligations thereunder;

            (c) Training and educating Access Persons regarding this Code of
                Ethics and their responsibilities hereunder;

            (d) Maintaining, or supervising the maintenance of, all records required by this Code of Ethics;

            (e) Maintaining a list of the Funds which the Adviser advises and updating Schedule A of this Code of Ethics;

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            (f) Determining with the assistance of an Approving Officer whether any particular securities transaction should be exempted pursuant to the provisions of Section 5 or 6 of this Code of Ethics;

            (g) Determining with the assistance of an Approving Officer whether special circumstances warrant that any particular security or securities transaction be temporarily or permanently restricted or prohibited;

            (h) Maintaining, from time to time as appropriate, a current list of the securities which are restricted or prohibited pursuant to
                (g) above;

            (i) Issuing, either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rules and this Code of Ethics;

            (j) Conducting such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code of Ethics to the Adviser;

            (k) Submitting periodic reports to the Executive Committee of the
                Adviser containing: (i) a description of any violation and the sanction imposed; (ii) a description of any transactions which suggest the possibility of a violation; (iii) interpretations issued by and any exemptions or waivers found appropriate by the Chief Compliance Officer; and (iv) any other significant information concerning the appropriateness of this Code of Ethics; and

            (l) Submitting a report at least annually to the Executive Committee of the Adviser which: (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year; (ii) identifies any violations requiring significant remedial action during the past year;
                (iii) identifies any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and (iv) reports of efforts made with respect to the implementation of this Code of Ethics through orientation and training programs and on-going reminders.

      4. Definitions. For purposes of the Code of Ethics:

            (a) "Access Person" means any manager, director, executive officer,
                Advisory Person (as defined below) or Investment Person (as defined below) of Adviser who shall from time to time be identified on Schedule B hereto; but does not include clerical, secretarial or solely administrative personnel, other than administrative assistants to any Investment Person. As determined by the Chief Compliance Officer on a case by case basis as the circumstances may from time to time require, Access Persons may also include clerical, secretarial or solely administrative personnel, consultants, subtenants, office occupants or other persons if the services they are performing for the Adviser and/or the space they are occupying within Adviser's offices does or could cause such persons to have access to non-public information about client securities transactions, portfolio recommendations or holdings.

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            (b) "Advisory Person" means

                (i) any non-executive permanent employee of the Adviser or of any Company in a Control Relationship with the Adviser, who, in connection with his or her regular functions or duties, actively participates in the investment activities of the Funds and the Adviser's other advisory accounts, including without limitation, employees who execute trades and otherwise place and process orders for the purchase or sale of a Security, employees who make recommendations with respect to the purchase and sale of Securities, and research analysts who investigate potential investments; but excluding, marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel; and

                (ii) any natural person in a Control Relationship with the Adviser who obtains information concerning current recommendations made to the Funds and the Adviser's other advisory accounts with regard to the purchase or sale of a Security.

                For purposes of this Code of Ethics, it is understood and agreed that a person does not become an Advisory Person or an Access Person simply by virtue of the following:

               - Normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current recommendations or trading; or

               - A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently or inadvertently obtaining such knowledge.

            (c) "Approving Officer" means Richard S. Pzena, John Goetz, Rama
                Krishna, William Lipsey, Amelia Jones or any other executive officer of the Adviser who also serves on the Executive Committee thereof.

            (d) A security is "being considered for purchase or sale" when, subject to PIM's systematic buy/sell discipline as described in its ADV and client and prospect presentations, (i) a recommendation to purchase or sell that security has been made by the Adviser to a Fund and/or the Adviser's other advisory accounts (e.g., the Portfolio Manager has instructed Portfolio Administration to begin working up orders) or (ii) the Portfolio Manager is seriously considering making such a recommendation.

            (e) "Beneficial Ownership" shall mean any interest by which an Access Person or any member of such Access Person's immediate family (i.e., spouse, child or stepchild, parent, sibling or other relative by blood or marriage living in the same household as the Access Person) , can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a Security. Without limiting the foregoing, the term "Beneficial Ownership" also shall be interpreted with reference to the definition of Beneficial Ownership contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities

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            and Exchange Commission ("SEC"). Thus, an Advisory Person or Access
            Person may be deemed to have beneficial ownership of Securities held in accounts in such person's own name, such person's spouses name, and in all other accounts over which such person does or could be presumed to exercise investment decision-making powers, or other influence or control, including, trust accounts, partnership accounts, corporate accounts or other joint ownership or pooling arrangements.; provided however, that with respect to spouses, an Access Person shall no longer be deemed to have beneficial ownership of any accounts not held jointly with his or her spouse if the Access Person and the spouse are legally separated or divorced and are not living in the same household.

            (f) Intentionally omitted.

            (g) "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

            (h) "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting Securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per centum of the voting Securities of any Company shall be presumed not to control such Company.

            (i) "Exempt Transactions" means the transactions described in
                Section 7 hereof.

            (j) "Investment Person" means any personnel of the Adviser who in connection with their regular duties, actively make purchase, sale and other investment decisions for the Funds and/or Adviser's other advisory clients with respect to a Security, including, without limitation, Richard S. Pzena, John Goetz, the portfolio managers for each of Adviser's products, and the trader and research analyst who are directly responsible for the Security.

            (k) "Personal Security Transaction" means, for any Access Person, a purchase or sale of a Security in which such Access Person has, had, or will acquire a Beneficial Ownership.

            (l) "Purchase and Sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security. In addition, the "sale of a Security" also includes the disposition by an Access Person of that security by donation or gift. On the other hand, the acquisition by an Access Person of a security by inheritance or gift is not treated as a "purchase" of that Security under this Code as it is an involuntary purchase or sale that is an Exempt Transaction under Section 7(b) below.

            (m) "Security" shall mean any common stock, preferred stock, treasury stock, note, bond, debenture, evidence of indebtedness, certificate of interest or participation

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                in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "Security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

      5. Conflicts of Interest. As a fiduciary, the Adviser has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interest of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. Access Persons must try to avoid situations that have even the appearance of conflict or impropriety.

            (a) Conflicts of interest may arise where the Adviser or its Access
                Persons have reason to favor the interests of one client over another client. Favoritism of one client over another client constitutes a breach of fiduciary duty.

            (b) Access Persons are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions also are addressed more specifically in Sections 6 and 7 below.

            (c) If the Adviser determines that an Access Person's beneficial ownership of a Security presents a material conflict, the Access Person may be restricted from participating in any decision-making process regarding the Security. This may be particularly true in the case of proxy voting and Access Persons are expected to refer to and strictly adhere to the Adviser's Proxy Voting policies and procedures in this regard.

            (d) Access Persons are required to act in the best interests of the
                Adviser's clients regarding execution and other costs paid by clients for brokerage services. Access Persons are expected to refer to and strictly adhere to the Adviser's Best Execution and Brokerage policies and procedures.

            (e) Access Persons are not permitted to knowingly sell to or purchase from a client any security or other property, except Securities issued by the client.

            (f) Access Persons are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. The Adviser's Insider Trading Policy is hereby incorporated by reference and Access Persons are required to comply with the provisions therein.

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      6. Prohibited Transactions.

            (a) No Access Person, including an Investment Person, or any member of such person's immediate family, can enter into a Personal Security Transaction with actual knowledge that, at the same time, such Security is "being considered for purchase or sale" by the Funds/and or other advisory accounts of the Adviser, or that such Security is the subject of an outstanding purchase or sale order by the Funds/and or other advisory accounts of the Adviser except as provided in Section 7 below;

            (b) Except under the circumstances described in Section 6 hereof, no
                Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase or sell any Security within five (5) business days before or after the purchase or sale of that Security by the Funds/and or other advisory accounts of the Adviser;

            (c) No Access Person, including an Investment Person, shall be permitted to effect a short term trade (i.e. to purchase and subsequently sell within 60 calendar days, or to sell and subsequently purchase within 60 calendar days) of securities which (i) are issued by a mutual fund which is advised or subadvised by Adviser (i.e., one of the Funds), or (ii) are the same (or equivalent) Securities purchased or sold by or on behalf of the Funds/and or other advisory accounts of the Adviser unless and until the Funds/and or other advisory accounts of the Adviser have effected a transaction which is the same as the Access Person's contemplated transaction;

            (d) No Access Person, including an Investment Person, is permitted to enter into a Personal Security Transaction for any Security which is named on a restricted list;

            (e) No Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase any Security in an Initial Public Offering;

            (f) No Access Person, including an Investment Person, shall, without the express prior approval of the Chief Compliance Officer, acquire any Security in a private placement, and if a private placement Security is acquired, such Access Person must disclose that investment when he/she becomes aware of the Adviser's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by the Chief Compliance Officer;

            (g) No Access Person, including an Investment Person, shall accept any gifts or anything else of more than a de minimis value from any person or entity that does business with or on behalf of Adviser or any of the Funds/and or other advisory accounts of the Adviser. For purposes hereof, "de minimis value" shall mean a value of less than $100, or such higher amount as may be set forth in NASD Conduct Rule 3060 from time to time. Furthermore, all gifts to consultants and other decision-makers for client accounts must be reasonable in

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                value and must be pre-approved by the Managing Principal,
                Marketing and Client Services and the Chief Compliance Officer before distribution;

            (h) No Access Person, including an Investment Person, may make political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, no Access Person, including an Investment Person, may consider the Adviser's current or or anticipated business relationships as a factor in soliciting political or charitable contributions; and

            (i) No Access Person, including an Investment Person, may serve on the Board of Directors or Trustees of a publicly-traded corporation or business entity without the prior written approval of the Chief Compliance Officer. Prior written approval of the Chief Compliance Officer is also required in the following two (2) additional scenarios:

               - Advisory Committee positions of any business entity where the members of the committee have the ability or authority to affect or influence the selection of investment managers or the selection of the investment of the entity's operating, endowment, pension or other funds.

               - Positions on the Board of Directors, Trustees or any Advisory Committee of a PIM client or any potential client who is actively considering engaging PIM's investment advisory services.

      7. Access Person Trading Exceptions. Notwithstanding the prohibitions of
Section 5 hereof, an Access Person is permitted to purchase or sell any Security within five (5) business days of the purchase or sale of that Security by the Funds/and or other advisory accounts of the Adviser if:

            (a) the purchase or sale of the Security by the Access Person is not contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Adviser (e.g., the sale of a Security after a Funds/and or other advisory accounts of the Adviser purchases the Security); and

            (b) the purchase or sale of the Security is grouped together with the purchase or sale of the Security for the Adviser's managed accounts, including the Funds, that are purchasing or selling the Security; or

            (c) the purchase or sale of the Security is approved or allocated to the Access Person's account only after the Adviser's managed accounts, including the Funds, have each received their full allocation of the Security purchased or sold on that day.

            In addition, if the Access Person's transaction is contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Adviser (e.g., the Access Person wants to buy a Security the Funds or other advisory accounts are selling or trimming), the Access Person may still enter into the transaction if, and only if, the Access Person's transaction meets the following criteria: (a) the Access Person is not an Investment Person, a person in a Control Relationship with the Adviser, or the analyst or trader who is directly responsible for the Security which is the subject of the transaction,
(b) the number of shares involved in the Access

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Person's transaction is not greater than the average daily trading volume of such Security for the immediately preceding five days and is not likely to materially effect the price of such Security, and (c) the Adviser's Chief Executive Officer (Rich Pzena) has approved the trade in advance by signing the Securities Transaction Preclearance Request Form with respect to such transaction;

      8. Exempt Transactions. Neither the prohibitions nor the reporting requirements of this Code shall apply to:

            (a) Purchases or sales of Securities of a mutual fund, index fund, money market fund or other registered investment company which is NOT advised or subadvised by Adviser;

            (b) Purchases or sales of Securities for an account over which an
                Access Person has no direct control and does not exercise indirect control e.g. an account managed on a fully discretionary basis by a third party;

            (c) Involuntary purchases or sales made by an Access Person;

            (d) Purchases which are part of an automatic dividend reinvestment plan;

            (e) Purchases which are part of an automatic investment plan, except that any transactions that override the preset schedule of allocations of the automatic investment plan must be reported in a quarterly transaction report;

            (f) Purchases or sales of direct obligations of the Government of the United States;

            (g) Purchases or sales of money market instruments, such as bankers acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

            (h) Purchases or sales of units in a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds;

            (i) Purchases of securities resulting solely from the funding by
                Adviser of the Access Person's Pzena SEP IRA; or

            (j) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

      9. Pre-Clearance Requirement.

            (a) Unless an exception is granted by the Chief Compliance Officer after consultation with and approval by the Company's Executive Committee, each Access Person must obtain preclearance of any Personal Security Transaction from an Approving Officer. Pre-clearance must be obtained by completing, signing and submitting to the Chief Compliance Officer a Securities Transaction Preclearance Request Form (a copy of which is attached to this Code of Ethics) supplied by the Adviser and obtaining the signature of an Approving Officer and/or the Chief Executive Officer, as applicable;

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            (b) All pre-cleared Personal Securities Transactions must take place on the same day that the clearance is obtained. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is not permitted under this Code of Ethics. If it is determined that a trade was completed before approval was obtained, it will be considered a violation of this Code of Ethics; and

            (c) In addition to the restrictions contained in Section 5 hereof, an Approving Officer or the CCO may refuse to grant clearance of a Personal Securities Transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, an Approving Officer or the CCO will consider the following factors in determining whether or not to clear a proposed transaction:

               (i) whether an amount or the nature of the transaction or person making it is likely to effect the price or market of the security; and

               (ii) whether the individual making the proposed purchase or sale is likely to receive a disproportionate benefit from purchases or sales being made or considered on behalf of any of the Funds or other advisory clients of the Adviser.

The preclearance requirement does not apply to Exempt Transactions. In case of doubt, the Access Person may present a Securities Transaction Preclearance Request Form to the Chief Compliance Officer, indicating thereon that he or she disclaims any Beneficial Ownership in the securities included.

      10. Reporting Requirements. No later than 10 days after becoming an Access Person, each individual shall provide a listing of all securities directly or indirectly beneficially owned by the Access Person on the form provided as Attachment A (an "Initial Holdings Report"). The information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person. The Initial Holdings Report should be furnished to the CCO, Alternate or any other person whom PIM designates.
Thereafter:

            (a) All Access Persons must direct their brokers and/or affiliated mutual fund custodians to supply the Chief Compliance Officer on a timely basis, with duplicate copies of confirmations of all Personal Securities Transactions and duplicate monthly or quarterly statements for all Personal Securities Accounts as are customarily provided by the firms maintaining such accounts.;

            (b) Such duplicate statements and confirmations must contain the following information (as applicable):

                (i) The date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                (ii) Title, and as applicable the exchange ticker symbol or
                     CUSIP number (if any), interest rate and maturity date, number of shares and, principal amount of each security and the price at which the transaction was effected;

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                (iii) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                (iv) The date of issuance of the duplicate statements and confirmations.

            (c) No later than 30 days after each calendar quarter, all Access
                Persons covered by this Code shall provide quarterly transaction reports in the form attached as Attachment C confirming that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto for the previous quarter.

            (d) On a date to be selected by the CCO, all Access Persons shall provide annual holdings reports listing all securities directly or indirectly beneficially owned on the form provided as Attachment B by the Access Person (the "Annual Holdings Report"). The information contained in the Annual Holdings Report shall be current as of a date no more than 45 days prior to the date the report is submitted.

            (e) Any statement, confirmation or report submitted in accordance with this Section 10 may, at the request of the Access Person submitting the report, contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates;

            (f) All Access Persons shall certify in writing annually, that they have read and understand this Code of Ethics and have complied with the requirements hereof and that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto.

            (g) The Chief Compliance Officer shall retain a separate file for each Access Person which shall contain the monthly account statements duplicate confirmations, quarterly and annual reports listed above and all Securities Transaction Preclearance Forms whether approved or denied.

            (h) With respect to gifts, all Access Persons shall promptly report on a form designated by the Chief Compliance Officer the nature of such gift, the date received, its approximate value, the giver and the giver's relationship to Pzena Investment Management.

      11. Review. All preclearance requests, confirmation statements and reports of Personal Securities Transactions and completed portfolio transactions of each of the Funds and of all other advisory clients of the Adviser shall be compared by or under the supervision of the Chief Compliance Officer to determine whether a possible violation of this Code of Ethics and/or other applicable trading procedures may have occurred. Before making any final determination that a violation has been committed by any person, the Chief Compliance Officer shall give such person an opportunity to supply additional explanatory material.

      If the Chief Compliance Officer or Alternate determines that a violation of the Code of Ethics has or may have occurred, he or she shall, following consultation with counsel to the Adviser, if needed, submit a written determination, and any additional explanatory material provided by the individual, to the Executive Committee of the Adviser.

      No person shall review his or her own report. If a securities transaction of the Chief Compliance Officer or the Chief Compliance Officers spouse is under consideration, an Alternate shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.

      12. Reporting Violations. Any violations of this Code including violations of applicable federal securities laws, whether actual, known, apparent or suspected, should be reported promptly to the CCO or to any other person the Adviser may designate (as long as the CCO periodically receives reports of all violations). Any such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Any such reports may also be submitted anonymously. Access Persons are encouraged to consult the CCO with respect to any transaction which may violate this Code and to refrain from any action or transaction which might lead to the appearance of a violation. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code.

      13. Background Checks. Access Persons, including Investment Persons, are required to promptly report any criminal, regulatory or governmental investigations or convictions to which they become subject. Each Access Person, including Investment Persons, is required to promptly complete and return any background questionnaires which the Adviser's Compliance Department may circulate.

      14. Sanctions. Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the CCO as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics, and may include suspension or termination of employment or of trading privileges, the rescission of trades, a written censure, imposition of fines or of restrictions on the number or type of providers of personal accounts; and/or requiring restitution of an amount equal to the difference between the price paid or received by the Adviser's clients and the more advantageous price paid or received by the offending person.

      15. Required Records. The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

            (a) A copy of any Code of Ethics that has been in effect at any time during the past five (5) years;

            (b) A record of any violation of the Code of Ethics and any action taken as a result of such violation for five (5) years from the end of the fiscal year in which the violation occured;

            (c) A copy of each report made by the Chief Compliance Officer within two years (2) from the end of the fiscal year of the Adviser in which such report or interpretation is made or issued (and for an additional three (3) years in a place which need not be easily accessible); and

            (d) A list of the names of persons who are currently, or within the past five (5) years were, Access Persons or Investment Persons;

            (e) A record of all written acknowledgements of receipt of the Code of Ethics for each person who is currently, or within the past five (5) years was, subject to the Code;

            (f) Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

            (g) All pre-clearance forms shall be maintained for at least five
                (5) years after the end of the fiscal year in which the approval was granted;

            (h) A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted;

            (i) A record of persons responsible for reviewing Access Persons'
                reports currently or during the last five years; and

            (j) A copy of reports provided to a Fund's board of directors regarding the Code.

            For the first two years, the required records shall be maintained in Adviser's New York offices.

      16. Board Approval. The Board of Directors of each Fund client of the Adviser must approve this Code. The Adviser will provide the Fund's Board of Directors with an annual 17j-1 certification describing any issues arising under the Code since the last report, including information about material violations. The report will also include discussion of whether any waivers that might be considered important by the Board were granted during the period. The report will also certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

      17. Amendments and Modifications. The CCO will periodically review the adequacy of this Code of Ethics and the effectiveness of its implementation and shall make amendments or modifications as necessary. All material amendments and modifications shall be subject to the final approval of the Adviser's Executive Committee.

      18. Form ADV Disclosure. In connection with making amendments to the Code, the CCO will review and update the Code of Ethics disclosure set forth in the Adviser's Schedule F of Form ADV, Part II.

      19. Employee Certification. I have received and read the terms of the above Amended and Restated Code of Ethics. I recognize and understand the responsibilities and obligations incurred by me as a result of my being subject to this Code and I hereby agree to abide by the terms hereof.

Dated: ____________________

                                           DO NOT SIGN HERE, USE SEPARATE
                                           CERTIFICATION, ATTACHMENT C
                                           [Employee Signature]

                                           ____________________________________
                                           [Print Name]

                                   SCHEDULE A

John Hancock Classic Value Fund
(f/k/a Pzena Focused Value Fund)                        June 24, 1997

Hillview Alpha Fund                                     September 1, 2000

Liberty All-Star Equity Fund                            October 15, 2003

Manufacturers Investment Trust                          May 3, 2004
Classic Value Trust

American Aadvantage Funds--                             July 8, 2004
   Mid Cap Value Fund

Wilshire Mutual Funds, Inc.--                           December 30, 2004
   Large Company Value Fund

                                   SCHEDULE B

CHIEF EXECUTIVE OFFICER                                 RICHARD S. PZENA
MANAGING PRINCIPAL

MANAGING PRINCIPAL, RESEARCH                            JOHN P. GOETZ

MANAGING PRINCIPAL, MARKETING/CLIENT SERVICES           WILLIAM L LIPSEY

MANAGING PRINCIPAL, OPERATIONS& ADMINISTRATION          AMELIA C. JONES

MANAGING PRINCIPAL                                      A. RAMA KRISHNA

GENERAL COUNSEL/DIRECTOR OF COMPLIANCE                  KATHERINE KOZUB GRIER

DIRECTOR OF CLIENT & PORTFOLIO SERVICES                 WAYNE PALLADINO

SENIOR RESEARCH ANALYSTS                                ANTONIO DESPIRITO
                                                        MICHAEL PETERSON
                                                        LAWRENCE J. KOHN
                                                        MANOJ TANDON
                                                        BEN SILVER
                                                        CAROLINE CAI
                                                        ALLISON FISH
                                                        SPENCER CHEN

RESEARCH ANALYSTS                                       ELI RABINOWICH

TRADER                                                  JAMES KREBS

TRADING ASSISTANT                                       NATHAN ARMITAGE

MARKETING DIRECTORS                                     WILLIAM E. CONNOLLY
                                                        ALAN EISENBERG

ASSISTANT GENERAL COUNSEL                               MICHELLE HOUCK

COMPLIANCE ASSOCIATE                                    JACQUES POMPY

PORTFOLIO ACCOUNTING/ADMIN                              KEITH KOMAR
                                                        BRIAN MANN

ADMINISTRATION STAFF                            LISA ROTH
                                                EVAN FIRE
                                                SETH DEMBOWITZ
                                                CAMILLE PALMESE
                                                LATISHA FINLEY
                                                LISA JOHNSON**
                                                COURTNEY J. HEHRE
                                                RACHEL WALTZ
                                                RICHARD CARO
                                                MARISA SAKAGUCHI
                                                ED STROHSAHL#
                                                ELIZABETH RUSKIN
                                                NIKKI KHURANA

**Clerical only; not an Access Person

#Clerical long term temp deemed to have access

February 1, 2005

                                  ATTACHMENT A

                        PZENA INVESTMENT MANAGEMENT, LLC

                         LISTING OF SECURITIES HOLDINGS
                                    (INITIAL)

      I hereby certify that the following is a complete listing of all securities (other than non-affiliated mutual funds and other exempt securities as described in Section 7 of the Code of Ethics) beneficially owned (as defined in Section 4 of the Code of Ethics) by me as of the date hereof.

      NOTE: The term: "securities" includes all stocks, bonds, mutual fund shares, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all securities will be considered a violation of the Code of Ethics. The information below must be current as of a date no more than 45 days prior to the date the person completing this report became an Access Person.

                                                       Number of Shares or
    Name of Security         Type of Security        Principal Value of Bonds       Year Acquired
------------------------  ----------------------  ------------------------------  ------------------
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________

(Use Additional Sheet, if necessary)

                        PZENA INVESTMENT MANAGEMENT, LLC

                         LISTING OF SECURITIES HOLDINGS
                                    (INITIAL)

(Continued)

                                 Type of Account (e.g.
 Name of Financial Services     brokerage, mutual fund,
            Firm                          etc.)               Name on Account       Account Number
----------------------------  ---------------------------  ---------------------  ------------------
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________

(Use Additional Sheet, if necessary)

[ ]   As of the date hereof, I hereby certify that I do not beneficially own any securities which require reporting under the Code of Ethics.

__________________________________              _______________________________
Sign Name                                            Date
__________________________________
Print Name

                                  ATTACHMENT B

                        PZENA INVESTMENT MANAGEMENT, LLC

                         LISTING OF SECURITIES HOLDINGS
                                    (ANNUAL)

      I hereby certify that the following is a complete listing of all securities (other than non-affiliated mutual funds and other exempt securities as described in Section 7 of the Code of Ethics) beneficially owned (as defined in Section 4 of the Code of Ethics) by me as of the date hereof.

      NOTE: The term: "securities" includes all stocks, bonds, mutual fund shares, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all securities will be considered a violation of the Code of Ethics. The information below must be current as of a date no more than 45 days prior to the date the Access Person submits this report.

                                                       Number of Shares or
    Name of Security         Type of Security        Principal Value of Bonds       Year Acquired
------------------------  ----------------------  ------------------------------  ------------------
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________
________________________  ______________________  ______________________________  __________________

                        PZENA INVESTMENT MANAGEMENT, LLC

                         LISTING OF SECURITIES HOLDINGS
                                    (ANNUAL)

(Continued)

                                 Type of Account (e.g.
 Name of Financial Services     brokerage, mutual fund,
            Firm                          etc.)               Name on Account       Account Number
----------------------------  ---------------------------  ---------------------  ------------------
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________
____________________________  ___________________________  _____________________  __________________

(Use Additional Sheet, if necessary)

[ ]   As of the date hereof, I hereby certify that I do not beneficially own any securities which require reporting under the Code of Ethics.

__________________________________              _______________________________
Sign Name                                            Date
__________________________________
Print Name

                                  ATTACHMENT C

                      QUARTERLY HOLDINGS/TRANSACTION REPORT

DATE:_____________________________

MEMO TO:   CHIEF COMPLIANCE OFFICER

MEMO FROM: _______________________________
           (PRINT NAME)

SUBJECT:   PERSONAL SECURITIES TRANSACTIONS FOR THE QUARTER ENDED
           ____________, ________

I acknowledge that I have read, understand and have abided by the Code of Ethics of Pzena Investment Management (the "Code"). In accordance with the Code, I certify the following:

(Check One)

[ ] I do not have any accounts or transactions, which require reporting under the Code for the quarter ended ____________,___.

[ ] You are set up to receive duplicate copies of my monthly/quarterly statements directly from my broker(s) and any transactions I have effected will be reflected in those statements. If you did not receive these statements, please let me know and I will provide copies.

[ ] I have appended copies of my monthly/quarterly statements for the quarter that reflect all transactions effected and I will ensure that future monthly statements are sent directly to you.

______________________________

Signature

                                  ATTACHMENT D

                SECURITIES TRANSACTION PRE-CLEARANCE REQUEST FORM
                        PZENA INVESTMENT MANAGEMENT, LLC

       REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

I hereby request permission to effect a transaction in the security indicated below for my own account or other account in which I have a beneficial interest or legal title.

THE APPROVAL WILL BE EFFECTIVE ONLY FOR A TRANSACTION COMPLETED PRIOR TO THE CLOSE OF BUSINESS ON THE DAY OF APPROVAL. ANY TRANSACTION, OR PORTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL.

Note: A separate form must be used for each security transaction.

    -------------------------------------------------------------------

A. TRANSACTION INFORMATION

(Check One)

Purchase:________ Sale:_______* Gift/Donation:_______ Short Sale:______

 Buy to Cover Short:_____

Name of Security___________________________      TICKER SYMBOL _________________

______________________________________________________________________________
              Number of Shares or       Unit Price               Total Price
              Principal Amount

*If sale, date acquired:____________________ ##Note: All short-term profits realized from the purchase and sale and sale and purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the Funds and/or other advisory accounts of the Adviser within 60 calendar days must be disgorged.

For Option Transactions Only: Put__ Call__ Strike Price___ Expiration Date____

For Note/Bond Transactions Only: CUSIP#____ Maturity Date____ Coupon Rate______

--------------------------------------------------------------------------------

B. OTHER INFORMATION

1. The securities transaction for which I am seeking pre-clearance is contrary to a recommendation to the account of the Funds and/or other advisory clients of Pzena Investment Management (i.e, a so-called "opposite side" trade)

(Check One) _____ Yes _____ No (IF YES IS CHECKED, OBTAIN INITIALS OF RICHARD S. PZENA HERE _____).

2. I am an Investment Person, a person in a Control Relationship with the Adviser or the analyst or trader who is directly responsible for the Security that is the subject of the proposed transaction (Check One) ____ Yes _____ No (IF YES IS CHECKED, PLEASE ANSWER THE FOLLOWING ADDITIONAL QUESTION):

a. Does your knowledge about the Security and its issuer give you reason to believe that the stock is likely to result in a model change, or a new purchase or sale for any of our client portfolios within the next 5 business days. (Check
One) ______ Yes ______ No

3. Is the stock a large cap or small cap stock? (Check One) _____ Yes _____ No (IF YES IS CHECKED, OBTAIN INITIALS OF RAMA KRISHNA (FOR LARGE CAP) OR TONY DESPIRITO (FOR SMALL CAP) HERE _____).

      4. The total market cap of the Security is $_____________million (source:_______________)

      5. The average daily trading volume of the Security for the 5 immediately preceding days is _________ shares.

      6. The Security is involved in an initial public offering (IPO) (Check
      One) _____ Yes _____ No

      7. The Security is a private placement? (Check One) _____ Yes _____ No If "yes" is checked, contact the Chief Compliance Officer BEFORE placing a trade or proceeding with approval. Copies of offering documents and subscription materials for the Security must be provided to the Chief Compliance Officer for review before approval for trade will be considered.

I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and particularly with the following (I understand and agree that capitalized terms used herein without definition shall have the same meaning herein as is assigned to them in the Code of Ethics):

1. In the case of a purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the Funds and/or other advisory accounts of the Adviser, I agree that I will not sell the security for a minimum of sixty days from the date of the purchase transaction.

2. I am aware that except in limited circumstances, it shall be a violation of the Code of Ethics if the Funds and or other advisory clients of the Adviser buy or sell the same security within five (5) days preceding or subsequent to my transaction.

[ ] Check box if the security is offered through a private placement, if so, contact the Chief Compliance Officer BEFORE placing a trade or proceeding with approval.

Date________________    Your Signature: _____________________________
                                          Print Name:_______________________

              -----------------------------------------------------

PERMISSION: Granted_______
            Denied _______

Date:_________________    Signature:________________________ Approving Officer

Date:_________________    Signature:___________________Chief Executive Officer**

Date:_________________    Signature:___________________Chief Compliance
        Officer#@

** Required only if transaction is an opposite side trade, i.e., Question B.1. is answered "yes."

#@ Required only if transaction is a private placement, i.e., Question B.6. is answered "yes"

--------------------------------------------------------------------------------

IMPORTANT REMINDER: ADVISE YOUR BROKER TO SUPPLY DUPLICATE COPIES OF CONFIRMATIONS OF ALL PERSONAL SECURITIES TRANSACTIONS AND DUPLICATE MONTHLY STATEMENTS FOR ALL PERSONAL SECURITIES ACCOUNTS TO: PZENA INVESTMENT MANAGEMENT, LLC, ATTN: CHIEF COMPLIANCE OFFICER, 120 WEST 45th Street, 34TH FLOOR, NEW YORK, NY 10036.

CHECKED FOR COMPLETENESS: ______________________________ DATE:________________
                          Chief Compliance Officer

      Date Stamp and Trader Initials Required (except for private placements):
      _________

                                  ATTACHMENT E

                             EMPLOYEE CERTIFICATION

I have received and read the terms of the Third Amended and Restated Code of Ethics effective January 1, 2003, and the Amended and Restated Insider Trading Policy effective July 1, 2004, each as further amended. I understand and recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics and Insider Trading Policy. I hereby certify that I have complied with each in all respects during the preceding year and I agree to continue to abide by both, as amended.

                                        _____________________________________
                                        Print Name

                                        _____________________________________
                                        Signature

                                        _____________________________________
                                        Date

                             JENNISON ASSOCIATES LLC

                                 CODE OF ETHICS,

                            POLICY ON INSIDER TRADING

                                       AND

                             PERSONAL TRADING POLICY

                          AS AMENDED, FEBRUARY 1, 2005

                               TABLE OF CONTENTS

SECTION I: CODE OF ETHICS

     1. STANDARDS OF PROFESSIONAL BUSINESS CONDUCT ........................................................       1
     2. CONFIDENTIAL INFORMATION ..........................................................................       3
          A. PERSONAL USE .................................................................................       3
          B. RELEASE OF CLIENT INFORMATION ................................................................       3

     3. CONFLICTS OF INTEREST .............................................................................       4
          A-G. HOW TO AVIOD POTENTIAL CONFLICTS OF INTEREST ...............................................       4

     4. OTHER BUSINESS ACTIVITIES .........................................................................       5
          A. ISSUES REGARDING THE RETENTION OF SUPPLIERS ..................................................       5
          B. GIFTS ........................................................................................       5
          C. IMPROPER PAYMENTS ............................................................................       6
          D. BOOKS, RECORDS AND ACCOUNTS ..................................................................       6
          E. LAWS AND REGULATIONS .........................................................................       6
          F. OUTSIDE ACTIVITIES & POLITICAL AFFILIATIONS ..................................................       7

     5. COMPLIANCE WITH THE CODE & CONSEQUENCES IF VIOLATION OCCURS .......................................       7
     6. DISCLOSURE REQUIREMENTS ...........................................................................       8

SECTION II: INSIDER TRADING

     1. POLICY STATEMENT AGAINST INSIDER TRADING ..........................................................       9
     2. EXPLANATION OF RELEVANT TERMS AND CONCEPTS ........................................................      10
          A. WHO IS AN INSIDER ............................................................................      10
          B. WHAT IS MATERIAL INFORMATION .................................................................      10
          C. WHAT IS NON-PUBLIC INFORMATION ...............................................................      11
          D. MISAPPROPRIATION THEORY ......................................................................      11
          E. WHO IS A CONTROLLING PERSON ..................................................................      11
          F. HOW IS NON-PUBLIC INFORMATION MONITORED ......................................................      11
3. PENALTIES FOR INSIDER TRADING VIOLATIONS ...............................................................      12
          A-G TYPES OF PENALTIES ..........................................................................      12

SECTION III: IMPLEMENTATION PROCEDURES & POLICY

     1. IDENTIFYING INSIDE INFORMATION ....................................................................      13
          A. IS THE INFORMATION MATERIAL ..................................................................      13
          B. IS THE INFORMATION NON-PUBLIC ................................................................      13
     2. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION .............................................      14
     3. ALLOCATION OF BROKERAGE ...........................................................................      14
     4. RESOLVING ISSUES CONCERNING INSIDER TRADING .......................................................      14

SECTION IV: GENERAL POLICY AND PROCEDURES

   1. GENERAL POLICY AND PROCEDURES ..........................................................................      16
   2. PERSONAL TRANSACTION REPORTING REQUIREMENTS ............................................................      17
          A. JENNISON EMPLOYEES ..............................................................................      18
             1. INITIAL HOLDING REPORTS ......................................................................      18
             2. QUARTERLY REPORTS ............................................................................      18
             3. ANNUAL HOLDINGS REPORTS ......................................................................      20
          B. OTHER PERSONS DEFINED BY JENNISON ACCESS PERSONS ................................................      20
   3. PRE-CLEARANCE PROCEDURES ...............................................................................      21
   4. PERSONAL TRADING POLICY ................................................................................      22
                 A. BLACKOUT PERIODS .........................................................................      22
                 B. SHORT-TERM TRADING PROFITS ...............................................................      23
                 C-K PROHIBITION ON SHORT TERM TRADING PROFITS ...............................................      24
                 L. DESIGNATION PERSONS: REQUIREMENTS FOR TRANSACTIONS IN
                    SECURITIES ISSUED BY PRUDENTIAL ..........................................................      26
                 M. JENNISON EMPLOYEE PARTICIPATION IN MANAGED STRATEGIES ....................................      26
                 N. EXCEPTIONS TO THE PERSONAL TRADING POLICY ................................................      27
   5. MONITORING/ADMINISTRATION ..............................................................................      28
   6. PENALTIES FOR VIOLATIONS OF JENNISON'S PERSONAL TRADING POLICY .........................................      28
   7. TYPE OF VIOLATION ......................................................................................      29
          A. PENALTIES FOR FAILURE TO SUCURE PRE-APPROVAL ....................................................      29
                 1. FAILURE TO PRE-CLEAR .....................................................................      29
                 2. FAILURE TO PRE-CLEAR SALES IN LONG TERM CAPITAL GAINS ....................................      29
                 3. FAILURE TO PRE-CLEAR SALES THAT RESULT IN SHORT-TERM CAPITAL GAINS .......................      30
                 4. ADDITIONAL CASH PENALTIES ................................................................      30
          B. FAILURE TO COMPLY WITH REPORTING REQUIREMENTS ...................................................      31
          C. PENALTY FOR VIOLATION OF SHORT TERM TRADING PROFIT RULE .........................................      31
          D. OTHER POLICY INFRINGEMENTS DEALT WITH ON A CASE BY CASE BASIS ...................................      31
          E. DISGORGED PROFITS ...............................................................................      32
   8. MISCELLANEOUS ..........................................................................................      32
          A. POLICIES AND PROCEDURES REVISIONS ...............................................................      32
          B. COMPLIANCE ......................................................................................      32

                                    SECTION I

                                 CODE OF ETHICS

                                       FOR

                             JENNISON ASSOCIATES LLC

      This Code of Ethics ("Code"), as well as Section II, III and IV that follow, sets forth rules, regulations and standards of professional conduct for the employees of Jennison Associates LLC (hereinafter referred to as "Jennison or the Company"). Jennison expects that all employees will adhere to this code without exception.

      The Code incorporates aspects of ethics policies of Prudential Financial Inc. ("Prudential"), as well as additional policies specific to Jennison Associates LLC. Although not part of this Code, all Jennison employees are also subject to Prudential's "Making the Right Choices" and "Statement of Policy Restricting Communication and the Use of Issuer-Related Information By Prudential Investment Associates' ("Chinese Wall Policy") policies and procedures. These policies can also be found by clicking on Jennison's Compliance intranet website (http://buzz/jennonline/DesktopDefault.aspx).

      1. STANDARDS OF PROFESSIONAL CONDUCT POLICY STATEMENT

      It is Jennison's policy that its employees must adhere to the highest ethical standards when discharging their investment advisory duties to our clients or in conducting general business activity on behalf of Jennison in every possible capacity, such as investment management, administrative, dealings with vendors, confidentiality of information, financial matters of every kind, etc. Jennison, operating in its capacity as a federally registered investment adviser, has a fiduciary responsibility to render professional, continuous, and unbiased investment advice to its clients. Furthermore, ERISA and the federal securities laws define an investment advisor as a fiduciary who owes their clients a duty of undivided loyalty, who shall not engage in any activity in conflict with the interests of the client. As a fiduciary, our personal and corporate ethics must be above reproach. Actions, which expose any of us or the organization to even the appearance of an impropriety, must not occur. Fiduciaries owe their clients a duty of honesty, good faith, and fair dealing when discharging their investment management responsibilities. It is a fundamental principle of this firm to ensure that the interests of our clients come before those of Jennison or any of its employees. Therefore, as an employee of Jennison, we expect you to uphold these standards of professional conduct by not taking inappropriate advantage of your position, such as using information obtained as a Jennison employee to benefit yourself or anyone else in any way. It is particularly important to adhere to these standards when engaging in personal securities transactions and maintaining the confidentiality of information concerning the identity of security holdings and the financial circumstances of our clients. Any investment advice provided must be unbiased, independent and confidential. It is extremely important to not violate the trust that Jennison and its clients have placed in its employees.

      The prescribed guidelines and principles, as set forth in the policies that follow, are designed to reasonably assure that these high ethical standards long maintained by Jennison continue to be applied and to protect Jennison's clients by deterring misconduct by its employees. The rules prohibit certain activities and personal financial interests as well as require disclosure of personal investments and related business activities of all supervised persons, includes directors, officers and employees, and others who provide advice to and are subject to the supervision and control of Jennison. The procedures that follow will assist in reasonably ensuring that our clients are protected from employee misconduct and that our employees do not violate federal securities laws. All employees of Jennison are expected to follow these procedures so as to ensure that these ethical standards, as set forth herein, are maintained and followed without exception. These guidelines and procedures are intended to maintain the excellent name of our firm, which is a direct reflection of the conduct of each of us in everything we do.

      Jennison's continued success depends on each one of us meeting our obligation to perform in an ethical manner and to use good judgment at all times. All employees have an obligation and a responsibility to conduct business in a manner that maintains the trust and respect of fellow Jennison employees, our customers, shareholders, business colleagues, and the general public. You are required to bring any knowledge of possible or actual unethical conduct to the attention of management. Confidentiality will be protected insofar as possible, with the assurance that there will be no adverse consequences as a result of reporting any unethical or questionable behavior. If you have any knowledge of or suspect anyone is about to engage in unethical business activity that either violates any of the rules set forth herein, or simply appears improper, please provide such information to either the Chief Compliance Officer or senior management through the Jennison Financial Reporting Concern Mailbox located on the Risk Management webpage. E.mails sent in this manner anonymously. The default setting is set to display your e.mail address, so if you prefer the e.mail to be anonymous, please be sure to check the appropriate box. If you choose not to report your concerns anonymously, you should be aware that Jennison has strict policies prohibiting retaliation against employees who report ethical concerns.

      Jennison employees should use this Code, as well as the accompanying policies and procedures that follow, as an educational guide that will be complemented by Jennison's training protocol.

      Each Jennison employee has the responsibility to be fully aware of and strictly adhere to the Code of Ethics and the accompanying policies that support the Code. It should be noted that

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because ethics is not a science, there may be gray areas that are not covered by laws or regulations. Jennison and its employees will nevertheless be held accountable to such standards. Individuals are expected to seek assistance for help in making the right decision.

      If you have any questions as to your obligation as a Jennison employee under either the Code or any of the policies that follow, please contact the Compliance Department.

      2. CONFIDENTIAL INFORMATION

      Employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Jennison, companies researched by us for investment, our present and prospective clients, client portfolio transactions (executed, pending or contemplated) and holdings, suppliers, officers and other staff members. Confidential information also includes trade secrets and other proprietary information of the Company such as business or product plans, systems, methods, software, manuals and client lists. Safeguarding confidential information is essential to the conduct of our business. Caution and discretion are required in the use of such information and in sharing it only with those who have a legitimate need to know (including other employees of Jennison and clients).

            A) PERSONAL USE:

            Confidential information obtained or developed as a result of employment with the Company is not to be used or disclosed for the purpose of furthering any private interest or as a means of making any personal gain. Unauthorized or disclosure of such information (other than as described above) could result in civil or criminal penalties against the Company or the individual responsible for disclosing such information.

      Further guidelines pertaining to confidential information are contained in the "Policy Statement on Insider Trading" (Set forth in Section II dedicated specifically to Insider Trading).

            B) RELEASE OF CLIENT INFORMATION:

            All requests for information concerning a client (other than routine inquiries), including requests pursuant to the legal process (such as subpoenas or court orders) must be promptly referred to the Chief Compliance Officer, or Legal Department. No information may be released, nor should the client involved be contacted, until so directed by either the Chief Compliance Officer, or Legal Department.

            In order to preserve the rights of our clients and to limit the firm's liability concerning the release of client proprietary information, care must be taken to:

                  - Limit use and discussion of information obtained on the job to normal business activities.

                  - Request and use only information that is related to our
            business needs.

                  - Restrict access to records to those with proper
            authorization and legitimate business needs.

                  - Include only pertinent and accurate data in files, which are used as a basis for taking action or making decisions.

      3. CONFLICTS OF INTEREST

      You should avoid actual or apparent conflicts of interest - that is, any personal interest inside or outside the Company, which could be placed ahead of your obligations to our clients, Jennison Associates or Prudential. Conflicts may exist even when no wrong is done. The opportunity to act improperly may be enough to create the appearance of a conflict.

      We recognize and respect an employee's right of privacy concerning personal affairs, but we must require a full and timely disclosure of any situation, which could result in a conflict of interest, or even the appearance of a conflict. The Company, not by the employee involved, will determine the appropriate action to be taken to address the situation.

      To reinforce our commitment to the avoidance of potential conflicts of interest, the following rules have been adopted, that prohibit you from engaging in certain activities without the pre-approval from the Chief Compliance
Officer:

            A) YOU MAY NOT, without first having secured prior approval, serve as a director, officer, employee, partner or trustee - nor hold any other position of substantial interest - in any outside business enterprise. You do not need prior approval, however, if the following three conditions are met: one, the enterprise is a family firm owned principally by other members of your family; two, the family business is not doing business with Jennison or Prudential and is not a securities or investment related business; and three, the services required will not interfere with your duties or your independence of judgment. Significant involvement by employees in outside business activity is generally unacceptable. In addition to securing prior approval for outside business activities, you will be required to disclose all relationships with outside enterprises annually.

            * Note: The above deals only with positions in business enterprises. It does not affect Jennison's practice of permitting employees to be associated with governmental, educational, charitable, religious or other civic organizations. These activities may be entered into without prior consent, but must still be disclosed on an annual basis.

            B) YOU MAY NOT act on behalf of Jennison in connection with any transaction in which you have a personal interest.

            C) YOU MAY NOT, without prior approval, have a substantial interest in any outside business which, to your knowledge, is involved currently in a business transaction with Jennison or Prudential, or is engaged in businesses similar to any business engaged in by Jennison. A substantial interest includes any investment in the outside business involving an amount greater than 10 percent of your gross assets, or involving a direct or indirect ownership interest greater than 2 percent of the outstanding equity interests. You do not need approval to invest in open-ended registered investment companies such as investments in mutual funds and similar enterprises that are publicly owned.

            D) YOU MAY NOT, without prior approval, engage in any transaction involving the purchase of products and/or services from Jennison, except on the same terms and conditions as they are offered to the public. Plans offering services to employees approved by the Board of Directors are exempt from this rule.

            E) YOU MAY NOT, without prior approval, borrow an amount greater than 10% of your gross assets, on an unsecured basis from any bank, financial institution, or other business that, to your knowledge, currently does business with Jennison or with which Jennison has an outstanding investment relationship.

            F) YOU MAY NOT favor one client account over another client account or otherwise disadvantage any client in any dealings whatsoever to benefit either yourself, Jennison or another third-party client account.

            G) YOU MAY NOT, as result of your status as a Jennison employee, take advantage of any opportunity that your learn about or otherwise personally benefit from information you have obtained as an employee that would not have been available to you if you were not a Jennison employee.

      4. OTHER BUSINESS ACTIVITIES

            A) ISSUES REGARDING THE RETENTION OF SUPPLIERS: The choice of our suppliers must be based on quality, reliability, price, service, and technical advantages.

            B) GIFTS: Jennison employees and their immediate families should not solicit, accept, retain or provide any gifts or entertainment which might influence decisions you or the recipient must make in business transactions involving Jennison or which others might reasonably believe could influence those decisions. Even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence your business decisions.

            Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Examples of such gifts are those received as normal business entertainment (i.e., meals or golf games); non-cash gifts of nominal value (such as received at Holiday time); gifts received because of kinship, marriage or social relationships entirely beyond and apart from an organization in which membership or an official position is held as approved by the Company. Entertainment, which satisfies these requirements and conforms to generally accepted business practices, also is permissible. Please reference Jennison Associates' Gifts and Entertainment Policy and Procedures located on COMPLIANCE web page of Jennison Online for a more detailed explanation of Jennison's policy towards gifts and entertainment.

            C) IMPROPER PAYMENTS - KICKBACKS: In the conduct of the Company's business, no bribes, kickbacks, or similar remuneration or consideration of any kind are to be given or offered to any individual or organization or to any intermediaries such as agents, attorneys or other consultants.

            D) BOOKS, RECORDS AND ACCOUNTS: The integrity of the accounting records of the Company is essential. All receipts and expenditures, including personal expense statements must be supported by documents that accurately and properly describe such expenses. Staff members responsible for approving expenditures or for keeping books, records and accounts for the Company are required to approve and record all expenditures and other entries based upon proper supporting documents so that the accounting records of the Company are maintained in reasonable detail, reflecting accurately and fairly all transactions of the Company including the disposition of its assets and liabilities. The falsification of any book, record or account of the Company, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment are prohibited. Disciplinary action will be taken against employees who violate these rules, which may result in dismissal.

            E) LAWS AND REGULATIONS: The activities of the Company must always be in full compliance with applicable laws and regulations. It is the Company's policy to be in strict compliance with all laws and regulations applied to our business. We recognize, however, that some laws and regulations may be ambiguous and difficult to interpret. Good faith efforts to follow the spirit and intent of all laws are expected. To ensure compliance, the Company intends to educate its employees on laws related to Jennison's activities, which may include periodically issuing bulletins, manuals and memoranda. Staff members are expected to read all such materials and be familiar with their content. For example, it would constitute a violation of the law if Jennison or any of its employees either engaged in or schemed to engage in: i) any manipulative act with a client; or ii) any manipulative practice including a security, such as touting a security to anyone or the press and executing an order in the opposite direction of such recommendation. Other scenarios and the policies that address other potential violations of the law and conflicts of interest are addressed more fully in Jennison's compliance program and the policies adopted to complement that program which reside on the Jennison Online intranet at (http://buzz/jennonline/DesktopDefault.aspx)

            F) OUTSIDE ACTIVITIES & POLITICAL AFFILIATIONS: Jennison Associates does not contribute financial or other support to political parties or candidates for public office except where lawfully permitted and approved in advance in accordance with procedures adopted by Jennison's Board of Directors. Employees may, of course, make political contributions, but only on their own behalf; the Company for such contributions will not reimburse them. However, employees may not make use of company resources and facilities in furtherance of such activities, e.g., mail room service, facsimile, photocopying, phone equipment and conference rooms.

            Legislation generally prohibits the Company or anyone acting on its behalf from making an expenditure or contribution of cash or anything else of monetary value which directly or indirectly is in connection with an election to political office; as, for example, granting loans at preferential rates or providing non-financial support to a political candidate or party by donating office facilities. Otherwise, individual participation in political and civic activities conducted outside of normal business hours is encouraged, including the making of personal contributions to political candidates or activities.

            Employees are free to seek and hold an elective or appointive public office, provided you do not do so as a representative of the Company. However, you must conduct campaign activities and perform the duties of the office in a manner that does not interfere with your responsibilities to the firm.

      5. COMPLIANCE WITH THE CODE & CONSEQUENCES IF VIOLATION OF THE CODE OCCURS

      Each year all employees will be required to complete a form certifying that they have read this policy, understand their responsibilities, and are in compliance with the requirements set forth in this statement.

      This process should remind us of the Company's concern with ethical issues and its desire to avoid conflicts of interest or their appearance. It should also prompt us to examine our personal circumstances in light of the Company's philosophy and policies regarding ethics.

      Jennison employees will be required to complete a form verifying that they have complied with all company procedures and filed disclosures of significant personal holdings and corporate affiliations.

      Please note that both the Investment Advisers Act of 1940, as amended, and ERISA both prohibit investment advisers (and its employees) from doing indirectly that which they cannot do directly. Accordingly, any Jennison employee who seeks to circumvent the requirements of this Code of Ethics and any of the policies that follow, or otherwise devise a scheme where such activity would result in a violation of these policies indirectly will be deemed to be a violation of the applicable policy and will be subject to the full impact of any disciplinary action taken by Jennison as if such policies were violated directly.

      It should be further noted that, and consistent with all other Jennison policies and procedures, failure to uphold the standards and principles as set forth herein, or to comply with any other aspect of these policies and procedures will be addressed by Legal and Compliance. Jennison reserves the right to administer whatever disciplinary action it deems necessary based on the facts, circumstances and severity of the violation or conflict. Disciplinary action can include termination of employment.

      6. DISCLOSURE REQUIREMENTS

      The principles set forth in this Code of Ethics and the policies and procedures that follow will be included in Jennison's Form ADV, which shall be distributed or offered to Jennison's clients annually, in accordance with Rule 204-3 of the Investment Advisers Act of 1940.

                                   SECTION II

                                 INSIDER TRADING

      The Investment Advisors Act of 1940, requires that all investment advisors establish, maintain and enforce policies and supervisory procedures designed to prevent the misuse of material, non-public information by such investment advisor, and any associated person sometimes referred to as "insider trading."

      This section of the Code sets forth Jennison Associates' policy statement on insider trading. It explains some of the terms and concepts associated with insider trading, as well as the civil and criminal penalties for insider trading violations. In addition, it sets forth the necessary procedures required to implement Jennison Associates' Insider Trading Policy Statement.

      Please note that this policy applies to all Jennison Associates' employees

      1. JENNISON ASSOCIATES' POLICY STATEMENT AGAINST INSIDER TRADING

      Personal Securities transactions should not conflict, or appear to conflict, with the interest of the firm's clients when contemplating a transaction for your personal account, or an account in which you may have a direct or indirect personal or family interest, we must be certain that such transaction is not in conflict with the interests of our clients. Specific rules in this area are difficult, and in the final analysis. Although it is not possible to anticipate all potential conflicts of interest, we have tried to set a standard that protects the firm's clients, yet is also practical for our employees. The Company recognizes the desirability of giving its corporate personnel reasonable freedom with respect to their investment activities, on behalf of themselves, their families, and in some cases, non-client accounts (i.e., charitable or educational organizations on whose boards of directors corporate personnel serve). However, personal investment activity may conflict with the interests of the Company's clients. In order to avoid such conflicts - or even the appearance of conflicts - the Company has adopted the following policy:

      Jennison Associates LLC forbids any director, officer or employee from trading, either personally or on behalf of clients or others, on material, non-public information or communicating material, non-public information to others in violation of the law, such as tipping or recommending that others trade on such information. Said conduct is deemed to be "insider trading." Such policy applies to every director, officer and employee and extends to activities within and outside their duties at Jennison Associates.

      Every director, officer, and employee is required to read and retain this policy statement. Questions regarding Jennison Associates' Insider Trading policy and procedures should be referred to the Compliance or Legal Departments.

      2. EXPLANATION OF RELEVANT TERMS AND CONCEPTS

      Although insider trading is illegal, Congress has not defined "insider," "material" or "non-public information." Instead, the courts have developed definitions of these terms. Set forth below is very general descriptions of these terms. However, it is usually not easily determined whether information is "material" or "non-public" and, therefore, whenever you have any questions as to whether information is material or non-public, consult with the Compliance or Legal Departments. Do not make this decision yourself.

            A) WHO IS AN INSIDER?

            The concept of an "insider" is broad. It includes officers, directors and employees of a company. A person may be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. Examples of temporary insiders are the company's attorneys, accountants, consultants and bank lending officers, employees of such organizations, persons who acquire a 10% beneficial interest in the issuer, other persons who are privy to material non-public information about the company. Jennison Associates and its employees may become "temporary insiders" of a company in which we invest, in which we advise, or for which we perform any other service. An outside individual may be considered an insider, according to the Supreme Court, if the company expects the outsider to keep the disclosed non-public information confidential or if the relationship suggests such a duty of confidentiality.

            B) WHAT IS MATERIAL INFORMATION?

            Trading on inside information is not a basis for liability unless the information is material. Material Information is defined as:

                  - Information, for which there is a substantial likelihood, that a reasonable investor would consider important in making his or her investment decisions, or

                  - Information that is reasonably certain to have a substantial effect on the price of a company's securities.

            Information that directors, officers and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, a significant increase or decline in orders, significant new products or discoveries, significant merger or acquisition proposals or agreements, major litigation and liquidity problems, for clients and extraordinary management developments.

            In addition, knowledge about Jennison Associates' client holdings and transactions (including transactions that are pending or under consideration) as well as Jennison trading information and patterns may be deemed material.

            C) WHAT IS NON-PUBLIC INFORMATION?

            Information is "non-public" until it has been effectively communicated to the market place, including clients' holdings, recommendations and transactions. One must be able to point to some fact to show that the all information and not just part of the information is generally available to the public. For example, information found in a report filed with the SEC, holdings disclosed in a publicly available website regarding the top 10 portfolio holdings of a mutual fund, appearing in Dow Jones, Reuters Economics Services, The Wall Street Journal or other publications of general circulation would be considered public.

            D) MISAPPROPRIATION THEORY

            Under the "misappropriation" theory, liability is established when trading occurs on material non-public information that is stolen or misappropriated from any other person. In U.S. v. Carpenter, a columnist defrauded The Wall Street Journal by stealing non-public information from the Journal and using it for trading in the securities markets. Note that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

            E) WHO IS A CONTROLLING PERSON?

            "Controlling persons" include not only employers, but also any person with power to influence or control the direction of the management, policies or activities of another person. Controlling persons may include not only the company, but also its directors and officers.

            F) HOW IS NON-PUBLIC INFORMATION MONITORED?

            When an employee is in possession of non-public information, a determination is made as to whether such information is material. If the non-public information is material, as determined by Jennison Compliance/Legal, the issuer is placed on a Restricted List ("RL"). Once a security is on the RL all personal and company trading activity is restricted. All securities that are placed on the RL are added to Jennison's internal trading restriction systems, which restricts company trading activity. Personal trading activity in such RL issuers is also restricted through the personal trading pre-clearance process.

            In addition, Prudential distributes a separate list of securities for (Enterprise Restricted List) which Prudential and its affiliates, including Jennison, are restricted from engaging in trading activity, in accordance with various securities laws. In applying this policy and monitoring securities trading Jennison makes no distinction between securities on the Restricted List and those that appear on the Enterprise Restricted List.

      3. PENALTIES FOR INSIDER TRADING VIOLATIONS

      Penalties for trading on or communicating material non-public information are more severe than ever. The individuals involved in such unlawful conduct may be subject to both civil and criminal penalties. A controlling person may be subject to civil or criminal penalties for failing to establish, maintain and enforce Jennison Associates' Policy Statement against Insider

Trading and/or if such failure permitted or substantially contributed to an insider trading violation.

      Individuals can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            A) CIVIL INJUNCTIONS

            B) TREBLE DAMAGES

            C) DISGORGEMENT OF PROFITS

            D) JAIL SENTENCES - Maximum jail sentences for criminal securities law violations up to 10 years.

            E) CIVIL FINES - Persons who committed the violation may pay up to three times the profit gained or loss avoided, whether or not the person actually benefited.

            F) CRIMINAL FINES - The employer or other "controlling persons" may be subject to substantial monetary fines.

            G) Violators will be barred from the securities industry.

                                   SECTION III

                       IMPLEMENTATION PROCEDURES & POLICY

      The following procedures have been established to assist the officers, directors and employees of Jennison Associates in preventing and detecting insider trading Every officer, director and employee must follow these procedures or risk serious sanctions, including but not limited to possible suspension or dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should contact the Compliance or Legal Departments.

      1. IDENTIFYING INSIDE INFORMATION

      Before trading for yourself or others, including client accounts managed by Jennison Associates, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

            A) IS THE INFORMATION MATERIAL?

                  - Would an investor consider this information important in making his or her investment decisions?

                  - Would this information substantially affect the market price of the securities if generally disclosed?

            B) IS THE INFORMATION NON-PUBLIC?

                  - To whom has this information been provided?

                  - Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, SEC filings, websites or other publications of general circulation?

      If, after consideration of the above, you believe that the information is material and non-public ("MNPI"), or if you have questions as to whether the information is material and non-public, you should take the following steps:

            A) Report the matter immediately to the Compliance or Legal Departments.

            B) Do not purchase or sell the securities on behalf of yourself or others, including client accounts managed by Jennison Associates.

            C) Do not communicate the information inside or outside Jennison Associates, other than to a senior staff member of either Compliance or Legal Departments.

            D) After the issue has been reviewed by Compliance/Legal, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

      2. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

      Information that you, Legal or Compliance identify as MNPI may not be communicated to anyone, including persons within and outside of Jennison Associates LLC, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing MNPI should be locked; given to Legal or Compliance (should not be reproduced or otherwise photocopied); access to computer files containing non-public information should be restricted, until such information becomes public.

      Jennison employees have no obligation to the clients of Jennison Associates to trade or recommend trading on their behalf on the basis of MNPI (inside) in their possession. Jennison's fiduciary responsibility to its clients requires that the firm and its employees regard the limitations imposed by Federal securities laws.

      3. ALLOCATION OF BROKERAGE

      To supplement its own research and analysis, to corroborate data compiled by its staff, and to consider the views and information of others in arriving at its investment decisions, Jennison Associates, consistent with its efforts to secure best price and execution, allocates brokerage business to those broker-dealers in a position to provide such services.

      It is the firm's policy not to allocate brokerage in consideration of the attempted furnishing of inside information or MNPI. Employees, in recommending the allocation of brokerage to broker-dealers, should not give consideration to the provision of any MNPI. The policy of Jennison Associates as set forth in this statement should be brought to the attention of such broker-dealer.

      4. RESOLVING ISSUES CONCERNING INSIDER TRADING

      If doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures and standards, or as to the propriety of any action, it must be discussed with either the Compliance or Legal Departments before trading or communicating the information to anyone.

      This Code of Ethics, Policy on Insider Trading and Personal Trading Policy will be distributed to all Jennison Associates personnel. Each quarter you will be required to certify in writing that you have received, read and understand and will comply with all the provisions of this policy. In addition, newly hired employees must also attest to the policy. Periodically or upon request, a representative from the Compliance or Legal Departments will meet with such personnel to review this statement of policy, including any developments in the law and to answer any questions of interpretation or application of this policy.

      From time to time this statement of policy will be revised in light of developments in the law, questions of interpretation and application, and practical experience with the procedures contemplated by the statement. Any amendments to the above referred to policy and procedures will be highlighted and distributed to ensure that all employees are informed of and such changes and receive the most current policy, set forth in these policies and procedures.

                                   SECTION IV

                   JENNISON ASSOCIATES PERSONAL TRADING POLICY

      1. GENERAL POLICY AND PROCEDURES

      The management of Jennison Associates is fully aware of and in no way wishes to deter the security investments of its individual employees. The securities markets, whether equity, fixed income, international or domestic, offer individuals alternative methods of enhancing their personal investments.

      Due to the nature of our business and our fiduciary responsibility to our client funds, we must protect the firm and its employees from the possibilities of both conflicts of interest and illegal insider trading in regard to their personal security transactions. It is the duty of Jennison and its employees to place the interests of clients first and to avoid all actual or potential conflicts of interest. It is important to consider all sections to this combined policy to fully understand how best to avoid potential conflicts of interests and how best to serve our clients so that the interests of Jennison and its employees do not conflict with those of its clients when discharging its fiduciary duty to provide fair, equitable and unbiased investment advice to such clients.

      Jennison employees are prohibited from short term trading or market timing mutual funds and variable annuities managed by Jennison other than those that permit such trading, as well as Prudential affiliated funds and variable annuities, and must comply with any trading restrictions established by Jennison to prevent market timing of these funds.

      We have adopted the following policies and procedures on employee personal trading to reasonably ensure against actual or potential conflicts of interest that could lead to violations of federal securities law, such as short term trading or market timing of affiliated mutual funds, or as previously described in the preceding sections of the attached policies. To prevent the rapid trading of certain mutual funds and variable annuities, Jennison employees may not engage in opposite direction transactions within 90 days of the last transaction with respect to the mutual funds and variable annuities listed on the attached Exhibit D ("Covered Funds"). Jennison employees are also required to arrange the reporting of Covered Funds transactions under this policy identified in Exhibit
D. This policy does not apply to money market mutual funds, and the Dryden Ultra Short Bond Fund. These policies and procedures are in addition to those set forth in the Code of Ethics and the Policy Statement Against Insider Trading. However, the standards of professional conduct as described in such policies must be considered when a Jennison employee purchases and sells securities on behalf of either their own or any other account for which the employee is considered to be the beneficial owner - as more fully described in this personal trading policy.

      All Jennison employees are required to comply with such policies and procedures in order to avoid the penalties set forth herein.

      2. PERSONAL TRANSACTION REPORTING REQUIREMENTS

      Jennison employees are required to provide Jennison with reports concerning their securities holdings and transactions, as described below. These include Jennison's policies and procedures, including Code of Ethics, names of Jennison's access personnel including those employees no longer employed by Jennison, their holdings and transaction reports, acknowledgements, pre-approvals, violations and the disposition thereof, exceptions to any policy, every transaction in securities in which any of its personnel has any direct or indirect beneficial ownership, except transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control and transactions in securities which are direct obligations of the United States, high-quality short-term instruments and mutual funds. For purposes of this policy, mutual funds that are exempt from this recordkeeping requirement are money market funds and funds that are either not managed by Jennison or affiliated with Prudential. This requirement applies to:

      -     transactions for the personal accounts of an employee,

      - transactions for the accounts of other members of their immediate family (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, and

      -     trusts of which they are trustees or

      - other accounts in which they have any direct or indirect beneficial interest or direct or indirect influence or control.

However, the above requirements do not apply if the investment decisions for the above mentioned account(s) are made by an independent investment manager in a fully discretionary account. Jennison recognizes that some of its employees may, due to their living arrangements, be uncertain as to their obligations under this Personal Trading Policy. If an employee has any question or doubt as to whether they have direct or indirect influence or control over an account, he or she must consult with the Compliance or Legal Departments as to their status and obligations with respect to the account in question. Please refer to Jennison's Record Management Policy located on the Jennison Online compliance website for a complete list of records and retention periods.

      In addition, Jennison, as a subadviser to investment companies registered under the Investment Company Act of 1940 (e.g., mutual funds), is required by Rule 17j-1 under the Investment Company Act to review and keep records of personal investment activities of "access persons" of these funds, unless the access person does not have direct or indirect influence or control of the accounts. An "access person" is defined as any director, officer, general partner or

Advisory Person of a Fund or Fund's Investment Adviser. "Advisory Person" is defined as any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of investments by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales. Jennison's "access persons" and "advisory persons" include Jennison's employees and any other persons that Jennison may designate.

            A) JENNISON EMPLOYEES

                  All Jennison employees are Access Persons and are subject to the following reporting requirements. Access Persons are required to report all transactions, as set forth on Exhibit A, including activity in Prudential affiliated and Jennison managed mutual funds, as well as affiliated variable annuities or Covered Funds. A list of these funds and variable annuities is attached hereto as Exhibit D. This requirement applies to all accounts in which Jennison employees have a direct or indirect beneficial interest, as previously described. All Access Persons are required to provide the Compliance Department with the following:

            1) INITIAL HOLDINGS REPORTS:

                  Within 10 days of commencement of BECOMING AN ACCESS PERSON, an initial holdings report detailing all personal investments (including private placements, and index futures contracts and options thereon, but excluding automatic investment plans approved by Compliance, all direct obligation government, such as US Treasury securities, mutual funds and variable annuities that are not Covered Funds and short-term high quality debt instruments) must be submitted to Compliance. The report should contain the following information, and must be current, not more than 45 days prior to becoming an "access person":

                        a. The title, number of shares and principal amount of
                  each investment in which the Access Person had any direct or indirect beneficial ownership;

                        b. The name of any broker, dealer or bank with whom the
                  Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

                        c. The date that the report is submitted by the Access
                  Person.

            2) QUARTERLY REPORTS:

                        a. TRANSACTION REPORTING:

                        Within 30 days after the end of a calendar quarter, with
                  respect to any transaction, including activity in Covered Funds, during the quarter in investments in which the Access Person had any direct or indirect beneficial ownership:

                        i) The date of the transaction, the title, the interest
                  rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;

                        ii) The nature of the transaction (i.e., purchase, sale
                  or any other type of acquisition or disposition);

                        iii) The price of the investment at which the
                  transaction was effected;

                        iv) The name of the broker, dealer or bank with or
                  through which the transaction was effected; and

                        v) The date that the report is submitted by the Access
                  Person.

                  b. PERSONAL SECURITIES ACCOUNT REPORTING:

                  Within 30 days after the end of a calendar quarter, with
            respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                        i) The name of the broker, dealer or bank with whom the
                  Access Person established the account;

                        ii) The date the account was established; and

                        iii) The date that the report is submitted by the Access
                  Person.

                  To facilitate compliance with this reporting requirement,
            Jennison Associates requires that a duplicate copy of all trade confirmations and brokerage statements be supplied directly to Jennison Associates' Compliance Department and to Prudential's Corporate Compliance Department. Access Persons are required to notify the Compliance Department of any Covered Fund including accounts of all household members, held directly with the fund. The Compliance Department must also be notified prior to the creation of any new personal investment accounts so that we may request that duplicate statements and confirmations of all trading activity (including mutual funds) be sent to the Compliance Department.

                  3) ANNUAL HOLDINGS REPORTS:

                  Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

                        a. The title, number of shares and principal amount of
                  each investment, including investments set forth Covered Funds, in which the Access Person had any direct or indirect beneficial ownership;

                        b. The name of any broker, dealer or bank with whom the
                  Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                        c. The date that the report is submitted by the Access
                  Person.

                  4) A copy of all discretionary investment advisory contracts or agreements between the officer, director or employee and his investment advisors.

                  5) A copy of Schedule B, Schedule D, and Schedule E from
            federal income tax returns on an annual basis.

                  Please note that Access Persons may hold and trade Covered
            Funds listed through Authorized Broker/Dealers, Prudential Mutual Fund Services, the Prudential Employee Savings Plan ("PESP"), and the Jennison Savings and Pension Plans. As indicated above, opposite direction trading activity within a 90 day period is prohibited with respect to Covered Funds, other than money market funds and Dryden Ultra Short Fund. It should also be noted that transacting the same Covered Funds in opposite directions on the same day and at the same NAV will not be considered market timing for purposes of this policy, as such activity would not result in a gain to the employee.

                  In addition, Access Persons may maintain accounts with respect to certain Covered Funds directly with the fund company, provided that duplicate confirms and statements are provided to the Compliance Department.

            B) OTHER PERSONS DEFINED BY JENNISON AS ACCESS PERSONS

            Other Persons Defined by Jennison as Access Persons, pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended, include individuals who in connection with his or her regular functions or duties may obtain information regarding the purchase or sale of investments by Jennison on behalf of its clients. These individuals or groups of individuals are identified on Exhibit C and will be required to comply with such policies and procedures that Jennison deems necessary to reasonably ensure that the interests of our clients are not in any way compromised. These policies and procedures are specified on Exhibit C.

      3. PRE-CLEARANCE PROCEDURES

      All employees of Jennison Associates may need to obtain clearance from the Jennison Personal Investment Committee prior to effecting any securities transaction (except for those securities described in Exhibit A) in which they or their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, have a beneficial interest on behalf of a trust of which they are trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control. Determination as to whether or not a particular transaction requires pre-approval should be made by consulting the "Compliance and Reporting of Personal Transactions Matrix" found on Exhibit A.

      The Jennison Personal Investment Committee will make its decision of whether to clear a proposed trade on the basis of the personal trading restrictions set forth below. A member of the Compliance Department shall promptly notify the individual of approval or denial to trade the requested security. Notification of approval or denial to trade may be verbally given as soon as possible; however, it shall be confirmed in writing within 24 hours of the verbal notification. Please note that the approval granted will be valid ONLY for that day in which the approval has been obtained; provided, however, that approved orders for securities traded in certain foreign markets may be executed within 2 business days from the date pre-clearance is granted, depending on the time at which approval is granted and the hours of the markets on which the security is traded are open. In other words, if a trade was not effected on the day for which approval was originally sought, a new approval form must be re-submitted on each subsequent day in which trading may occur. Or, if the security for which approval has been granted is traded on foreign markets, approval is valid for an additional day (i.e., the day for which approval was granted and the day following the day for which approval was granted).

      Only transactions where the investment decisions for the account are made by an independent investment manager in a fully discretionary account (including managed accounts) will be exempt from the pre-clearance procedures, except for those transactions that are directed by an employee in a Jennison managed account. Copies of the agreement of such discretionary accounts, as well as transaction statements or another comparable portfolio report, must be submitted on a quarterly basis to the Compliance Department for review and record retention.

      Written notice of your intended securities activities must be filed for approval prior to effecting any transaction for which prior approval is required. The name of the security, the date, the nature of the transaction (purchase or sale), the price, the name and relationship to you of the account holder (self, son, daughter, spouse, father, etc.), and the name of the broker-dealer or bank involved in the transaction must be disclosed in such written notice. Such written notice should be submitted on the Pre-Clearance Transaction Request Forms (Equity/Fixed Income) which can be obtained from the Compliance Department. If proper procedures are not complied with, action will be taken against the employee. The violators may be asked to reverse the transaction and/or transfer the security or profits gained over to the accounts of Jennison Associates. In addition, penalties for personal trading violations shall be determined in accordance with the penalties schedule set forth in
Section 5, "Penalties for Violating Jennison

Associates' Personal Trading Policies." Each situation and its relevance will be given due weight.

      4. PERSONAL TRADING POLICY

      The following rules, regulations and restrictions apply to the personal security transactions of all employees. These rules will govern whether clearance for a proposed transaction will be granted. These rules also apply to the sale of securities once the purchase of a security has been pre-approved and completed.

      No director, officer or employee of the Company may effect for himself, an immediate family member (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, or any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control ("Covered Accounts") any transaction in a security, or recommend any such transaction in a security, of which, to his/her knowledge, the Company has either effected or is contemplating effecting the same for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of such client, or if such transaction was effected with prior knowledge of material, non-public information, or any other potential conflict of interest as described in the sections preceding this personal trading policy.

      Except in particular cases in which the Jennison Personal Investment Committee has determined in advance that proposed transactions would not conflict with the foregoing policy, the following rules shall govern all transactions (and recommendations) by all Jennison employees for their Covered Accounts. The provisions of the following paragraphs do not necessarily imply that the Jennison Personal Investment Committee will conclude that the transactions or recommendations to which they relate are in violation of the foregoing policy, but rather are designed to indicate the transactions for which prior approval should be obtained to ensure that no actual, potential or perceived conflict occurs.

            A) BLACKOUT PERIODS

                  1) Company personnel may not purchase any security
            recommended, or proposed to be recommended to any client for purchase, nor any security purchased or proposed to be purchased for any client may be purchased by any corporate personnel if such purchase will interfere in any way with the orderly purchase of such security by any client.

                  2) Company personnel may not sell any security recommended, or proposed to be recommended to any client for sale, nor any security sold, or proposed to be sold, for any client may be sold by any corporate personnel if such sale will interfere in any way with the orderly sale of such security by any client.

                  3) Company personnel may not sell any security after such
            security has been recommended to any client for purchase or after being purchased for any client Company personnel may not purchase a security after being recommended to any client for sale or after being sold for any client, if the sale or purchase is effected with a view to making a profit on the anticipated market action of the security resulting from such recommendation, purchase or sale.

                  4) In order to prevent even the appearance of a violation of this rule or a conflict of interest with a client account, you should refrain from trading in the SEVEN (7) CALENDAR DAYS BEFORE AND AFTER Jennison trades in that security. This restriction does not apply to non-discretionary Jennison trading activity, as determined by Compliance on a case-by-case basis. For example trading activity that occurs in Jennison Managed Account ("JMA") when either implementing a pre-existing model for new accounts or in situations where JMA trading activity is generated due to cash flow instructions from the managed account sponsor. However, all requests to pre-clear a personal security transaction where the same security is also being traded in JMA on the same day will be denied.

                  If an employee trades during a blackout period, disgorgement may be required. For example, if an Employee's trade is pre-approved and executed and subsequently, within seven days of the transaction, the Firm trades on behalf of Jennison's clients, the Jennison Personal Investment Committee shall review the personal trade in light of firm trading activity and determine on a case-by-case basis the appropriate action. If the Personal Investment Committee finds that a client is disadvantaged by the personal trade, the trader may be required to reverse the trade and disgorge to the firm any difference due to any incremental price advantage over the client's transaction.

            B) SHORT-TERM TRADING PROFITS

            All employees of Jennison Associates are prohibited from profiting in Covered Accounts from the purchase and sale, or the sale and purchase of the same or equivalent securities within 60 calendar days. All employees are prohibited from executing a purchase and a sale or a sale and a purchase of the Covered Funds that appear on Exhibit D, during any 90-day period. Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within the 60 and 90 day restriction periods, respectively, shall be disgorged to the firm.

            "Profits realized" shall be calculated consistent with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchase and sale that occur with in a 60 calendar day period and, for purposes of this policy, within a 90 calendar day period for any purchase and sale or sale and purchase in those Covered Funds that appear on Exhibit D, across all Covered Accounts. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

            In addition, the last in, first out ("LIFO") method will be used in determining if any exceptions have occurred in any Covered Fund. Profits realized on such transactions must be disgorged. Certain limited exceptions to this holding period are available and must be approved by the Chief Compliance Officer or her designee prior to execution. Exceptions to this policy include, but are not limited to, hardships and extended disability. Automatic investment and withdrawal programs and automatic rebalancing are permitted transactions under the policy.

            The prohibition on short-term trading profits shall not apply to trading of index options and index futures contracts and options on index futures contracts on broad based indices. However, trades related to non-broad based index transactions remains subject to the pre-clearance procedures and other applicable procedures. A list of broad-based indices is provided on Exhibit B.

            C) Jennison employees may not purchase any security if the purchase would deprive any of Jennison's clients of an investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client's investments and investment objectives and whether the opportunity is being offered to corporate personnel by virtue of his or her position at Jennison.

            D) Jennison employees may not purchase NEW ISSUES OF EITHER COMMON STOCK, FIXED INCOME SECURITIES or CONVERTIBLE SECURITIES in Covered Accounts except in accordance with item E below. This prohibition does not apply to new issues of shares of open-end investment companies. All Jennison employees shall also obtain prior written approval of the Jennison Personal Investment Committee in the form of a completed "Request to Buy or Sell Securities" form before effecting any purchase of securities on a `PRIVATE PLACEMENT' basis. Such approval will take into account, among other factors, whether the investment opportunity should be reserved for Jennison's clients and whether the opportunity is being offered to the employee by virtue of his or her position at Jennison.

            E) Subject to the pre-clearance and reporting procedures, Jennison employees may purchase securities on the date of issuance, provided that such securities are acquired in the secondary market. Upon requesting approval of such transactions, employees must acknowledge that he or she is aware that such request for approval may not be submitted until AFTER the security has been issued to the public and is trading at prevailing market prices in the secondary market.

            F) Subject to the preclearance and reporting procedures, Jennison employees may effect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired. In the event that approval to exercise such rights is denied, subject to preclearance and reporting procedures, corporate personnel may obtain permission to sell such rights on the last day that such rights may be traded.

            G) Any transactions in index futures contracts and index options, except those effected on a broad-based index, are subject to preclearance and all are subject to the reporting requirements.

            H) No employee of Jennison Associates may short sell or purchase put options or writing call options on securities that represent a long position in any portfolios managed by Jennison on behalf of its clients. Conversely, no employee may sell put options, or purchase either the underlying security or call options that represent a short position in a Jennison client portfolio. Any profits realized from such transactions shall be disgorged to the Firm. All options and short sales are subject to the preclearance rules.

            All employees are prohibited from selling short and from participating in any options transactions on any securities issued by Prudential except in connection with bona fide hedging strategies (e.g., covered call options and protected put options). However, employees are prohibited from buying or selling options to hedge their financial interest in employee stock options granted to them by Prudential.

            I) No employee of Jennison Associates may participate in investment clubs.

            J) While participation in employee stock purchase plans and employee stock option plans need not be pre-approved, copies of the terms of the plans should be provided to the Compliance Department as soon as possible so that the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval, reporting, short-term trading profits ban). Jennison employees must obtain pre-approval for any discretionary disposition of securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or employee stock option plan, except for the exercise of Prudential options (this exception does not apply to certain Designated Employees). All such transactions, however, must be reported. Nondiscretionary dispositions of securities or exercise are not subject to pre-approval. Additionally, Jennison employees should report holdings of such securities and options on an annual basis.

            K) Subject to pre-clearance, long-term investing through direct stock purchase plans is permitted. The terms of the plan, the initial investment, and any notice of intent to purchase through automatic debit must be provided to and approved by the Jennison Personal Investment Committee. Any changes to the original terms of approval, e.g., increasing, decreasing in the plan, as well as any sales or discretionary purchase of securities in the plan must be submitted for pre-clearance. Termination of participation in such a plan, must be reported to Compliance. Provided that the automatic monthly purchases have been approved by the Jennison Personal Investment Committee, each automatic monthly purchase need not be submitted for pre-approval. "Profits realized" for purposes of applying the ban on short-term trading profits will be determined by matching the proposed discretionary purchase or sale transaction against the most recent discretionary purchase or sale, as applicable, not the most recent automatic purchase or sale (if applicable). Additionally, holdings should be disclosed annually.

            L) DESIGNATED PERSONS: REQUIREMENTS FOR TRANSACTIONS IN SECURITIES ISSUED BY PRUDENTIAL

            A Designated Person is an employee who, during the normal course of his or her job has routine access to material, nonpublic information about Prudential, including information about one or more business units or corporate level information that may be material about Prudential. Employees that have been classified as Designated Persons have been informed of their status.

            Designated Persons are permitted to trade in Prudential common stock (symbol: "PRU") only during certain "open trading windows". Trading windows will be closed for periods surrounding the preparation and release of Prudential financial results. Approximately 24 hours after Prudential releases its quarterly earnings to the public, the trading window generally opens and will remain open until approximately three weeks before the end of the quarter. Designated Persons will be notified by the Compliance Department announcing the opening and closing of each trading window.

            Designated Persons are required to obtain a dual pre-clearance approval for all transactions from both Jennison and Prudential. To request pre-clearance approval, Designated Persons are required to complete a pre-clearance form for Jennison and a separate pre-clearance form for Prudential. These forms can be obtained from the Compliance Department. The Compliance Department will notify the Designated Person if their request has been approved or denied. Please note that pre-clearance also applies to transactions of household members and dependents of any Designated Person and is valid only for the day approval is provided. All other pre-clearance rules and restrictions apply.

            M) JENNISON EMPLOYEE PARTICIPATION IN MANAGED STRATEGIES

            All eligible employees must adhere to the following conditions in order to open an account in a managed account program:

                  - All employees may open a managed account in any managed
            account program, including Jennison-managed strategies.

                  - Portfolio Managers of the Jennison models are prohibited from opening accounts in managed account programs in strategies that he or she manages.

                  - Portfolio Advisors may open accounts in managed account
            programs in strategies for which he or she has responsibility; however, these individuals may not direct selling or purchases for his or her own accounts. All such decisions and implementation of portfolio transactions for Portfolio Advisor accounts will be made by the Financial Adviser.

                  - Eligible employees will not be permitted to have discretion over any managed account. This means that employees will be invested in the model.

                  - All transactions in any managed account for which a Jennison employee has discretion will be subject to the pre-clearance requirements of this policy.

                  - In connection with tax selling, eligible employees (except
            Portfolio Advisors) are permitted to identify specific securities to be sold, however, such sales are subject to the 60-day ban on short-term trading profits and pre-clearance for Jennison managed strategies.

                  - Both the Jennison Compliance Department and Prudential
            Corporate Compliance will need to receive duplicate confirmations and statements.

            N) EXCEPTIONS TO THE PERSONAL TRADING POLICY

            Notwithstanding the foregoing restrictions, exceptions to certain provisions (e.g., blackout period, pre-clearance procedures, and short-term trading profits) of the Personal Trading Policy may be granted on a case-by-case basis by Jennison when no abuse is involved and the facts of the situation strongly support an exception to the rule.

            Investments in the following instruments are not bound to the rules and restrictions as set forth above and may be made without the approval of the Jennison Personal Investment Committee: direct governments obligations (Bills, Bonds and Notes), money markets, commercial paper, repurchase orders, reverse repurchase orders, bankers acceptances, bank certificates of deposit, other high quality short-term debt instrument(1), and open-ended registered investment companies. Although not subject to pre-clearance, Covered Funds listed on Exhibit D, are subject to reporting and a ban on short term trading, i.e. buying and selling or selling and buying within 90 days. Covered Funds listed on Exhibit D, are only subject to reporting, as previously described.

            5. MONITORING/ADMINISTRATION

-----------------------------------
(1) "High Quality Short-Term Debt Instrument" means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Agency (Moody's and S&P).

            The Jennison Associates' Compliance Department will maintain and enforce this policy and the Chief Compliance Officer ("CCO"), or her designee(s), will be directly responsible for reasonably assuring for monitoring compliance with the policy. If such authority is delegated to another compliance professional, a means of reporting deficiencies to the CCO, with respect to any one of the policies as set forth in this combined document, must be established to ensure the CCO is aware of all violations. Requests for exceptions to the policy will be provided to the Jennison CCO or her designee and from time to time shared with the Prudential Personal Securities Trading Department and Jennison Compliance Committees. While Jennison has primary responsibility to administer its own Personal Trading Policy, Prudential will assist Jennison by monitoring activity in Prudential mutual funds, as well as Jennison funds in Jennison Savings and Pension Plans, and identifying violations to the ban on short term trading, as described in this policy.

            As part of monitoring compliance with these policies, Compliance will employ various monitoring techniques, that may consist of but not limited to, reviewing personal securities transactions to determine whether the security was pre-cleared, compare personal securities requests against a firm-wide (includes affiliates of Prudential) or Jennison specific restricted list(s), receiving exception reporting to monitor Jennison 7 day black out period, as described above.

            In addition, as indicated above, short term or market timing trading in any Covered Fund identified in Exhibit D, represents a significant conflict of interest for Jennison and Prudential. Market timing any of these investment vehicles may suggest the use of inside information - namely, knowledge of portfolio holdings or contemplated transactions - acquired or developed by an employee for personal gain. The use of such information constitutes a violation of the law that can lead to severe disciplinary action against Jennison and its senior officers. Therefore, trading activity in certain Covered Funds will be subject to a heightened level of scrutiny. Jennison employees who engage in short term trading of such funds can be subject to severe disciplinary action, leading up to and including possible termination.

      6. PENALTIES FOR VIOLATIONS OF JENNISON ASSOCIATES' PERSONAL TRADING POLICIES

      Violations of Jennison's Personal Trading Policy and Procedures, while in most cases may be inadvertent, must not occur. It is important that every employee abide by the policies established by the Board of Directors. Penalties will be assessed in accordance with the schedules set forth below. THESE, HOWEVER, ARE MINIMUM PENALTIES. THE FIRM RESERVES THE RIGHT TO TAKE ANY OTHER APPROPRIATE ACTION, INCLUDING BUT NOT LIMITED TO SUSPENSION OR TERMINATION OF EMPLOYMENT.

      All violations and penalties imposed will be reported to Jennison's Compliance Committee. The Compliance Committee will review annually a report which at a minimum:

            A) summarizes existing procedures concerning personal investing and any changes in procedures made during the preceding year;

            B) identifies any violations requiring significant remedial action during the preceding year; and

            C) identifies any recommended changes in existing restrictions or procedures based upon Jennison's experience under its policies and procedures, evolving industry practices, or developments in applicable laws and regulations.

      7.    TYPE OF VIOLATION

            A) PENALTIES FOR FAILURE TO SECURE PRE-APPROVAL

            The minimum penalties for failure to pre-clear personal securities transactions include POSSIBLE REVERSAL OF THE TRADE, POSSIBLE DISGORGEMENT OF PROFITS, POSSIBLE SUSPENSION, POSSIBLE REDUCTION IN DISCRETIONARY BONUS AS WELL AS THE IMPOSITION OF ADDITIONAL CASH PENALTIES TO THE EXTENT PERMISSIBLE BY APPLICABLE STATE LAW.

                  1) FAILURE TO PRE-CLEAR PURCHASE

                  Depending on the circumstances of the violation, the
            individual may be asked to reverse the trade (i.e., the securities must be sold). Any profits realized from the subsequent sale must be turned over to the firm. PLEASE NOTE: THE SALE OR REVERSAL OF SUCH TRADE MUST BE SUBMITTED FOR PRE-APPROVAL.

                  2) FAILURE TO PRE-CLEAR SALES THAT RESULT IN LONG-TERM CAPITAL
            GAINS

                  Depending on the circumstances of the violation, the firm may require that profits realized from the sale of securities that are defined as "long-term capital gains" by Internal Revenue Code (the "IRC") section 1222 and the rules thereunder, as amended, to be turned over to the firm, subject to the following maximum amounts:

          JALLC POSITION                               DISGORGEMENT PENALTY*
----------------------------------           -----------------------------------------
Senior Vice Presidents and above             Realized long-term capital gain, up to
                                                $10,000.00

Vice Presidents and Assistant Vice           Realized long-term capital gain, up to
   Presidents                                   $5,000.00

All other JALLC Personnel                    25% of the realized long-term gain,
                                                irrespective of taxes, up to $3,000.00

* Penalties will be in the form of fines to the extent permissible by law, suspension, or the reduction of discretionary bonus.

            3) FAILURE TO PRE-CLEAR SALES THAT RESULT IN SHORT-TERM CAPITAL
      GAINS

            Depending on the nature of the violation, the firm may require that all profits realized from sales that result in profits that are defined as "short-term capital gains" by IRC section 1222 and the rules thereunder, as amended, be disgorged irrespective of taxes. Please note, however, any profits that result from violating the ban on short-term trading profits are addressed in section 6.C), "Penalty for Violation of Short-Term Trading Profit Rule."

            4) ADDITIONAL CASH PENALTIES

                                      VP's AND ABOVE*                       OTHER JALLC PERSONNEL*
                                   ----------------------                ----------------------------
FIRST OFFENSE                      None/Warning                          None/Warning
SECOND OFFENSE                     $ 1,000                               $ 200
THIRD OFFENSE                      $ 2,000                               $ 300
FOURTH OFFENSE                     $ 3,000                               $ 400
FIFTH OFFENSE                      $ 4,000 & Automatic                   $ 500 & Automatic
                                       Notification of the                   Notification of the Board
                                       Board of Directors                    of Directors

      NOTWITHSTANDING THE FOREGOING, JENNISON RESERVES THE RIGHT TO NOTIFY THE BOARD OF DIRECTORS FOR ANY VIOLATION.

      Penalties shall be assessed over a rolling three year period. For example, if over a three year period (year 1 through year 3), a person had four violations, two in year 1, and one in each of the following years, the last violation in year 3 would be considered a fourth offense. However, if in the subsequent year (year 4), the person only had one violation of the policy, this violation would be penalized at the third offense level because over the subsequent three year period (from year 2 through year 4), there were only three violations. Thus, if a person had no violations over a three year period, a subsequent offense would be considered a first offense, notwithstanding the fact that the person may have violated the policy prior to the three year period.

* Penalties will be in the form of fines to the extent permissible by law, suspension, or the reduction of discretionary bonus.

      B) FAILURE TO COMPLY WITH REPORTING REQUIREMENTS

      Such violations occur if Jennison does not receive a broker confirmation within ten (10) business days following the end of the quarter in which a transaction occurs or if Jennison does not routinely receive brokerage statements. Evidence of written notices to brokers of Jennison's requirement and assistance in resolving problems will be taken into consideration in determining the appropriateness of penalties.

                                        VP's AND ABOVE *                    OTHER JALLC PERSONNEL *
                                   ----------------------------          -----------------------------
FIRST OFFENSE                      None/Warning                          None/Warning
SECOND OFFENSE                     $ 200                                 $ 50
THIRD OFFENSE                      $ 500                                 $ 100
FOURTH OFFENSE                     $ 600                                 $ 200
FIFTH OFFENSE                      $ 700& Automatic Notification         $ 300 & Automatic Notification
                                       of the Board                         of the Board

* Penalties will be in the form of fines to the extent permissible by law, suspension, or the reduction of discretionary bonus.

      NOTWITHSTANDING THE FOREGOING, JENNISON RESERVES THE RIGHT TO NOTIFY THE BOARD OF DIRECTORS FOR ANY VIOLATION.

      C) PENALTY FOR VIOLATION OF SHORT-TERM TRADING PROFIT RULE

      Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within 60 calendar days and within 90 calendar days for all Covered Funds that appear on Exhibit D, shall be disgorged to the firm. "Profits realized" shall be calculated consistent with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, which requires matching any purchase and sale that occur with in a 60 calendar day period without regard to the order of the purchase or the sale during the period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. The LIFO standard will be applied when determining if any violations have occurred in the trading of a Prudential affiliated or Jennison managed mutual fund, other than a money market fund, and whether the corresponding purchase and sale or sale and purchase of such fund(s) has resulted in a profit or loss. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

      D) OTHER POLICY INFRINGEMENTS WILL BE DEALT WITH ON A CASE-BY-CASE BASIS

      PENALTIES WILL BE COMMENSURATE WITH THE SEVERITY OF THE VIOLATION.

            Serious violations would include:

                  - Failure to abide by the determination of the Personal
            Investment Committee.

                  - Failure to submit pre-approval for securities in which
            Jennison actively trades.

                  - Failure to comply with the ban on all short term trading,
            i.e. buying and selling or selling and buying the same or equivalent securities and mutual funds set forth on Exhibit D, within 60 and 90 days, respectively.

            E) DISGORGED PROFITS

            Profits disgorged to the firm shall be donated to a charitable organization selected by the firm in the name of the firm. Such funds may be donated to such organization at such time as the firm determines.

      8. MISCELLANEOUS

      A. POLICIES AND PROCEDURES REVISIONS

            These policies and procedures (Code of Ethics, Policy on Insider Trading and Personal Trading Policy and Procedures) may be changed, amended or revised as frequently as necessary in order to accommodate any changes in operations or by operation of law. Any such change, amendment or revision may be made only by Jennison Compliance in consultation with the business groups or areas impacted by these procedures and consistent with applicable law. Such changes will be promptly distributed to all impacted personnel and entities.

      B. COMPLIANCE

            The Jennison Chief Compliance Officer shall be responsible for the administration of this Policy. Jennison Compliance continuously monitors for compliance with theses policies and procedures, as set forth herein, through its daily pre-clearance process and other means of monitoring, as described above in 5. Monitoring/Administration. This data that is reviewed and our other means of monitoring ensures that employees are in compliance with the requirements of these policies and procedures. All material obtained during this review, including any analysis performed, reconciliations, violations (and the disposition thereof), exceptions granted is retained and signed by compliance and retained in accordance with section 2 RECORDKEEPING REQUIREMENTS above.

            In addition, this Code of Ethics, Policy on Insider Trading and Personal Trading Policy will be reviewed annually for adequacy and effectiveness. Any required revisions will be made consistent with section A above.

                                    EXHIBIT A

            COMPLIANCE AND REPORTING OF PERSONAL TRANSACTIONS MATRIX

                                                                                           Required                   If reportable,
                                                                                             Pre-                        minimum
                                                                                           Approval   Reportable        reporting
Investment Category/Method              Sub-Category                                        (Y/N)       (Y/N)           frequency
--------------------------              -------------------------------------------------  --------   ----------      -------------
BONDS                                   Treasury Bills, Notes, Bonds                          N           N               N/A
                                        Commercial Paper                                      N           N               N/A
                                        Other High Quality Short-Term Debt Instrument(1)      N           N               N/A
                                        Agency                                                N           Y             Quarterly
                                        Corporates                                            Y           Y             Quarterly
                                        MBS                                                   N           Y             Quarterly
                                        ABS                                                   N           Y             Quarterly
                                        CMO's                                                 Y           Y             Quarterly
                                        Municipals                                            N           Y             Quarterly
                                        Convertibles                                          Y           Y             Quarterly

STOCKS                                  Common                                                Y           Y             Quarterly
                                        Preferred                                             Y           Y             Quarterly
                                        Rights                                                Y           Y             Quarterly
                                        Warrants                                              Y           Y             Quarterly
                                        Initial, Secondary and Follow On Public Offerings     Y           Y             Quarterly
                                        Automatic Dividend Reinvestments                      N           N                N/A
                                        Optional Dividend Reinvestments                       Y           Y             Quarterly
                                        Direct Stock Purchase Plans with automatic            Y           Y             Quarterly
                                            investments
                                        Employee Stock Purchase/Option Plan                   Y*          Y                 *

OPEN-END MUTUAL FUNDS                   Affiliated Investments - see Exhibit D.               N           Y             Quarterly
  AND ANNUITIES

                                        Non-Affiliated Funds, not managed by Jennison.        N           N                N/A

CLOSED END FUNDS,
UNIT INVESTMENT TRUSTS
and ETF                                 All Affiliated & Non-Affiliated Funds                 N           Y             Quarterly
                                        US Funds (including SPDRs, NASDAQ 100 Index           N           Y             Quarterly
                                            Tracking Shares)
                                        Foreign Funds                                         N           Y             Quarterly
                                        Holders                                               Y           Y             Quarterly
                                        ETF organized as open-end registered investment       N           Y             Quarterly
                                            company only, e.g., I Shares.

DERIVATIVES                             Any exchange traded, NASDAQ, or OTC option or
                                            futures contract, including, but not limited
                                            to:

                                                Financial Futures                             **          Y             Quarterly
                                                Commodity Futures                             N           Y             Quarterly
                                                Options on Futures                            **          Y             Quarterly
                                                Options on Securities                         **          Y             Quarterly
                                                Non-Broad Based Index Options                 Y           Y             Quarterly
                                                Non Broad Based Index Futures Contracts       Y           Y             Quarterly
                                                    and Options on Non-Broad Based
                                                    Index Futures Contracts
                                                Broad Based Index Options                     N           Y             Quarterly
                                                Broad Based Index Futures Contracts and       N           Y             Quarterly
                                                    Options on Broad Based Index
                                                    Futures Contracts

-----------------------------------
(1) "High Quality Short-Term Debt Instrument" means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Agency (Moody's and S&P).

LIMITED PARTNERSHIPS,
   PRIVATE PLACEMENTS,
   & PRIVATE
   INVESTMENTS                                                          Y       Y       Quarterly

VOLUNTARY TENDER                                                        Y       Y       Quarterly
   OFFERS

MANAGED ACCOUNT             Employee Directed Portfolio Transactions    Y       Y       Quarterly
   PROGARMS

* Pre-approval of sales of securities or exercises of options acquired through employee stock purchase or employee stock option plans are required, except for the exercise of Prudential options (this exception does not apply to certain Designated Employees). Holdings are required to be reported annually; transactions subject to pre-approval are required to be reported quarterly. Pre-approval is not required to participate in such plans.

** Pre-approval of a personal derivative securities transaction is required if the underlying security requires pre-approval.

                                    EXHIBIT B

                               BROAD-BASED INDICES

                            Nikkei 300 Index CI/Euro
                            S&P 100 Close/Amer Index
                            S&P 100 Close/Amer Index
                            S&P 100 Close/Amer Index
                            S&P 500 Index
                            S&P 500 Open/Euro Index
                            S&P 500 Open/Euro Index
                            S&P 500 (Wrap)
                            S&P 500 Open/Euro Index
                            Russell 2000 Open/Euro Index
                            Russell 2000 Open/Euro Index
                            S&P Midcap 400 Open/Euro Index
                            NASDAQ- 100 Open/Euro Index
                            NASDAQ- 100 Open/Euro Index
                            NASDAQ- 100 Open/Euro Index
                            NASDAQ- 100 Open/Euro Index
                            NASDAQ- 100 Open/Euro Index
                            S&P Small Cap 600
                            U.S. Top 100 Sector
                            S&P 500 Long-Term Close
                            Russell 2000 L-T Open./Euro
                            Russell 2000 Long-Term Index

                                    EXHIBIT C

               OTHER PERSONS DEFINED BY JENNISON AS ACCESS PERSONS

      The following groups of persons have been defined by Jennison as Access Persons because these are individuals who, in connection with his or her regular functions or duties obtain information regarding the purchase or sale of investments by Jennison on behalf of its clients. These individuals or groups of individuals are identified on this Exhibit C and will be required to comply with such policies and procedures that Jennison deems necessary as specified on this Exhibit.

      1. JENNISON DIRECTORS AND OFFICERS WHO ARE PRUDENTIAL EMPLOYEES

      Jennison recognizes that a Jennison director or officer who is employed by Prudential ("Prudential Director or Officer") may be subject to the Prudential Personal Securities Trading Policy ("Prudential's Policy"), a copy of which and any amendments thereto shall have been made available to Jennison's Compliance Department. A Prudential Director or Officer does not need to obtain preclearance from Jennison's Personal Investment Committee; provided that the Prudential Director or Officer does not otherwise have access to current Jennison trading activity.

      For purposes of the recordkeeping requirements of this Policy, Prudential Directors and Officers are required to comply with Prudential's Policy. Prudential will provide an annual representation to the Jennison Compliance Department, with respect to employees subject to the Prudential Policy, that the employee has complied with the recordkeeping and other procedures of Prudential's Policy during the most recent calendar year. If there have been any violations of Prudential's Policy by such employee, Prudential will submit a detailed report of such violations and what remedial action, if any was taken. If an employee is not subject to the Prudential Policy, Prudential will provide a certification that the employee is not subject to the Prudential Policy.

      2. OUTSIDE CONSULTANTS AND INDEPENDENT CONTRACTORS

      Outside Consultants and Independent Contractors who work on-site at Jennison and who in connection with his or her regular functions or duties obtain information regarding the purchase or sale of investments in portfolios managed by Jennison will be subject to such policies and procedures as determined by Jennison.

                                    EXHIBIT D

             PRUDENTIAL AFFILIATED AND JENNISON MANAGED MUTUAL FUND
                              AND VARIABLE ANNUTIES

      The following list of Prudential affiliated and Jennison managed mutual funds in Section A, as well as variable annuities in Section B below is the most current as of January 5, 2005:

A. PRUDENTIAL AFFILIATED AND JENNISON MANAGED (ALSO KNOW AS COVERED FUNDS)

Jennison 20/20 Focus Fund
Strategic Partners Equity Fund, Inc.
Dryden Global Total Return Fund, Inc.
Dryden Index Series Fund
         Dryden Stock Index Fund
Jennison Natural Resources Fund, Inc.
Jennison Sector Funds, Inc.
         Jennison Financial Services Fund
         Jennison Health Sciences Fund
         Jennison Technology Fund
         Jennison Utility Fund
Jennison Small Company Fund, Inc.
Dryden Tax-Managed Funds
         Dryden Large-Cap Core Equity Fund
Dryden Small-Cap Core Equity Fund, Inc.
Jennison U.S. Emerging Growth Fund, Inc.
Jennison Value Fund

The Prudential Investment Portfolios, Inc.
         Dryden Active Allocation Fund
         Jennison Equity Opportunity
         Jennison Growth Fund
         JennisonDryden Asset Allocation Funds
                  JennisonDryden Conservative Allocation Fund
                  JennisonDryden Moderate Allocation Fund
                  JennisonDryden Growth Allocation Fund

Dryden California Municipal Series Fund
         California Series
         California Income Series

Dryden Municipal Series Fund
         Florida Series
         New Jersey Series

         New York Series
         Pennsylvania Series

Dryden Municipal Bond Fund
         High Income Series
         Insured Series

Dryden National Municipals Fund, Inc.
Dryden Government Income Fund, Inc.
Dryden High Yield Fund, Inc.
Dryden Short-Term Bond Fund, Inc.
         Dryden Short-Term Corporate Bond Fund
         Dryden Ultra Short Bond Fund
Dryden Total Return Bond Fund, Inc.
The High Yield Income Fund, Inc.
Nicholas-Applegate Fund, Inc.
Strategic Partners Real Estate Securities Fund
Prudential World Fund, Inc.
         Jennison Global Growth Fund
         Dryden International Equity Fund
         Strategic Partners International Value Fund

Strategic Partners Mutual Funds, Inc.
         Strategic Partners International Growth Fund
         Strategic Partners Small Cap Growth Opportunity Fund Strategic Partners Managed Small Cap Growth Fund
              Strategic Partners Small Company Fund
              Strategic Partners Mid Cap Growth Fund
              Strategic Partners Relative Value Fund
              Strategic Partners Technology Fund
              Strategic Partners Health Sciences Fund
              Strategic Partners Managed OTC Fund
              Strategic Partners Capital Growth Fund
              Strategic Partners Concentrated Growth Fund
              Strategic Partners Core Value Fund
              Strategic Partners Managed Index 500 Fund
              Strategic Partners Equity Income Fund
              Strategic Partners Growth with Income Fund
              Strategic Partners Capital Income Fund
              Strategic Partners Balanced Fund
              Strategic Partners High Yield Bond Fund
              Strategic Partners Bond Fund

The Target Portfolio Trust
         Large Capitalization Growth Portfolio
         Large Capitalization Value Portfolio
         Small Capitalization Growth Portfolio
         Small Capitalization Value Portfolio
         International Equity Portfolio
         International Bond Portfolio
         Total Return Bond Portfolio
         Intermediate-Term Bond Portfolio
         Mortgage Backed Securities Portfolio

Strategic Partners Style Specific Funds
         Strategic Partners Large Capitalization Growth Fund Strategic Partners Large Capitalization Value Fund Strategic Partners Small Capitalization Growth Fund Strategic Partners Small Capitalization Value Fund Strategic Partners Total Return Bond Fund

Strategic Partners Opportunity Funds
         Strategic Partners Focused Growth Fund
         Strategic Partners Focused Value Fund
         Strategic Partners New Era Growth Fund
         Strategic Partners Mid Cap Value Fund

Strategic Partners Asset Allocation Funds
         Strategic Partners Conservative Growth
         Strategic Partners Moderate Growth Fund
         Strategic Partners High Growth Fund

B.       VARIABLE ANNUITY MUTUAL FUND NAME

THE PRUDENTIAL SERIES FUND, INC.
         Conservative Balanced Portfolio
         Diversified Bond Portfolio
         Diversified Conservative Growth Portfolio
         Equity Portfolio
         Flexible Managed Portfolio
         Global Portfolio
         Government Income Portfolio
         High Yield Bond Portfolio
         Jennison Portfolio
         Jennison 20/20 Focus Portfolio
         Money Market Portfolio
         Natural Resources Portfolio

         Small Capitalization Stock Portfolio
         Stock Index Portfolio
         Value Portfolio
         Zero Coupon Bond Portfolio 2005
         SP AIM Aggressive Growth Portfolio
         SP AIM Core Equity Portfolio
         SP Alliance Large Cap Growth Portfolio
         SP Davis Value Portfolio
         SP Goldman Sachs Small Cap Value Portfolio
         SP Large Cap Value Portfolio
         SP LSV International Value Portfolio
         SP MFS Capital Opportunities Portfolio
         SP Mid Cap Growth Portfolio
         SP PIMCO High Yield Portfolio
         SP PIMCO Total Return Portfolio
         SP Prudential U.S. Emerging Growth Portfolio
         SP State Street Research Small Cap Growth Portfolio SP Strategic Partners Focused Growth Portfolio
         SP Technology Portfolio
         SP William Blair International Growth Portfolio
         SP Aggressive Growth Asset Allocation Portfolio
         SP Balanced Asset Allocation Portfolio
         SP Conservative Asset Allocation Portfolio
         SP Growth Asset Allocation Portfolio

Prudential's Gibraltar Fund, Inc.

The Prudential Variable Account - 2
The Prudential Variable Account - 10
The Prudential Variable Account - 11
The Prudential Variable Account - 24

AMERICAN SKANDIA TRUST

         AST JPMorgan International Equity Portfolio
         AST William Blair International Growth Portfolio
         AST LSV International Value Portfolio
         AST MFS Global Equity Portfolio
         AST State Street Research Small-Cap Growth Portfolio
         AST DeAM Small-Cap Growth Portfolio
         AST Federated Aggressive Growth Portfolio
         AST Goldman Sachs Small-Cap Value Portfolio
         AST Gabelli Small-Cap Value Portfolio
         AST DeAM Small-Cap Value Portfolio
         AST Goldman Sachs Mid-Cap Growth Portfolio
         AST Neuberger Berman Mid-Cap Growth Portfolio

AST Neuberger Berman Mid-Cap Value Portfolio
AST Alger All-Cap Growth Portfolio
AST Gabelli All-Cap Value Portfolio
AST T. Rowe Price Natural Resources Portfolio
AST Alliance Growth Portfolio
AST MFS Growth Portfolio
AST Marsico Capital Growth Portfolio
AST Goldman Sachs Concentrated Growth Portfolio
AST DeAM Large-Cap Value Portfolio
AST Hotchkis & Wiley Large-Cap Value Portfolio
AST Alliance/Bernstein Growth + Value Portfolio
AST Sanford Bernstein Core Value Portfolio
AST Cohen & Steers Realty Portfolio
AST Sanford Bernstein Managed Index 500 Portfolio
AST American Century Income & Growth Portfolio
AST Alliance Growth and Income Portfolio
AST DeAM Global Allocation Portfolio
AST American Century Strategic Balanced Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Global Bond Portfolio
AST Goldman Sachs High Yield Portfolio
AST Lord Abbett Bond-Debenture Portfolio
AST PIMCO Total Return Bond Portfolio
AST PIMCO Limited Maturity Bond Portfolio
AST Money Market Portfolio

This Exhibit D may change from time to time due to new product development or changes in relationships and may not always be up-to-date. If you are not sure whether or not you either hold or anticipate purchasing a mutual fund that is either affiliated with Prudential, managed by Jennison, or is a variable annuity, please contact the Compliance Department.

                         FRANKLIN TEMPLETON INVESTMENTS
                                 CODE OF ETHICS
          (PURSUANT TO RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940
             AND RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940)
                                       AND
                       POLICY STATEMENT ON INSIDER TRADING
                              REVISED DECEMBER 2004

                                TABLE OF CONTENTS

CODE OF ETHICS..........................................................................................    3

PART 1 - STATEMENT OF PRINCIPLES........................................................................    3
PART 2 - CONSEQUENCES OF NON-COMPLIANCE.................................................................    6
PART 3 - COMPLIANCE REQUIREMENTS........................................................................    7
PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS.............................   16
PART 5 - REPORTING REQUIREMENTS.........................................................................   18
PART 6 - PRE-CLEARANCE REQUIREMENTS.....................................................................   22
PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE...........................................................   26
PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON INVESTMENTS INSIDER TRADING POLICY.....................   28
PART 9 - FOREIGN COUNTRY SUPPLEMENTS (CANADA)...........................................................   29

APPENDIX A:       COMPLIANCE PROCEDURES AND DEFINITIONS.................................................   31

I.       RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER.........................................   32
II.      COMPILATION OF DEFINITIONS OF IMPORTANT TERMS..................................................   38

APPENDIX B:       ACKNOWLEGMENT FORM AND SCHEDULES......................................................   41

ACKNOWLEDGMENT FORM.....................................................................................   42
SCHEDULE A: LEGAL AND COMPLIANCE OFFICERS AND CODE OF ETHICS ADMINISTRATION DEPT. NUMBERS...............   43
SCHEDULE B - QUARTERLY TRANSACTIONS REPORT..............................................................   44
SCHEDULE C - INITIAL & ANNUAL DISCLOSURE OF BROKERAGE ACCOUNTS, SECURITIES HOLDINGS AND DISCRETIONARY
AUTHORITY...............................................................................................   45
SCHEDULE D - NOTIFICATION OF  SECURITIES ACCOUNT........................................................   47
SCHEDULE E - NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST.....................................   48
SCHEDULE F - CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN LIMITED OFFERINGS.......   49
SCHEDULE G - REQUEST FOR APPROVAL TO SERVE AS A DIRECTOR................................................   51

APPENDIX C:       INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER SUBSIDIARIES OF FRANKLIN RESOURCES,
INC. - JULY 2004........................................................................................   52

APPENDIX D:   CODE OF ETHICS AND BUSINESS CONDUCT PURSUANT TO THE SARBANES-OXLEY ACT OF 2002............   53

POLICY STATEMENT ON INSIDER TRADING.....................................................................   64

A.       LEGAL REQUIREMENT..............................................................................   64
B.       WHO IS AN INSIDER?.............................................................................   64
C.       WHAT IS MATERIAL INFORMATION?..................................................................   64
D.       WHAT IS NON-PUBLIC INFORMATION?................................................................   65
E.       BASIS FOR LIABILITY............................................................................   65
F.       PENALTIES FOR INSIDER TRADING..................................................................   65
G.       INSIDER TRADING PROCEDURES.....................................................................   66

FAIR DISCLOSURE POLICIES AND PROCEDURES.................................................................   68

A.       WHAT IS REGULATION FD?.........................................................................   68
B.       FTI'S CORPORATE POLICY FOR REGULATION FD.......................................................   68
C.       GENERAL PROVISIONS OF REGULATION FD............................................................   68
D.       PERSONS TO WHOM SELECTIVE DISCLOSURE MAY NOT BE MADE:..........................................   69
E.       EXCLUSIONS FROM REGULATION FD..................................................................   69
F.       METHODS OF PUBLIC DISCLOSURE:..................................................................   69
G.       TRAINING.......................................................................................   70
H.       QUESTIONS......................................................................................   70
I.       FREQUENTLY ASKED QUESTIONS:....................................................................   70
J.       SUPPLEMENTAL INFORMATION - SEC'S DIVISION OF COPORATE FINANCE..................................   71
(1)         INTERPRETATIONS ISSUED OCTOBER 2000.........................................................   71
(2)         ADDITIONAL INTERPRETATIONS ISSUED DECEMBER 2000.............................................   74

SUPPLEMENTAL MEMORANDUM.................................................................................   75

CHINESE WALL PROCEDURES.................................................................................   75

                                 CODE OF ETHICS

            The Code of Ethics (the "Code") and Policy Statement on Insider Trading (the "Insider Trading Policy"), including any supplemental memoranda is applicable to all officers, directors, employees and certain designated temporary employees (collectively, "Code of Ethics Persons") of Franklin Resources, Inc. ("FRI"), all of its subsidiaries, and the funds in the Franklin Templeton Group of Funds (the "Funds") (collectively, "Franklin Templeton Investments"). The subsidiaries listed in Appendix C of the Code, together with Franklin Resources, Inc., the Funds, have adopted the Code and Insider Trading Policy.

            The Code summarizes the values, principles and business practices that guide Franklin Templeton Investment's business conduct, provides a set of basic principles for Code of Ethics Persons regarding the conduct expecting of them and also establishes certain reporting requirements applicable to Supervised and Access Persons (defined below). It is the responsibility of all Code of Ethics Persons to maintain an environment that fosters fairness, respect and integrity. Code of Ethics Persons are expected to seek the advice of a supervisor or the Code of Ethics Administration Department with any questions on the Code and/or the Insider Trading Policy.

            In addition to this Code, the policies and procedures prescribed under the Code of Ethics and Business Conduct adopted by Franklin Resources, Inc. pursuant to the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Code") and are additional requirements that apply to certain Code of Ethics Persons. Please see Appendix D for the full text of the Sarbanes-Oxley Code.

PART 1 - STATEMENT OF PRINCIPLES

            All Code of Ethics Persons are required to conduct themselves in a lawful, honest and ethical manner in their business practices. Franklin Templeton Investments' policy is that the interests of its Funds' shareholders and clients are paramount and come before the interests of any Code Of Ethics Person.

            The personal investing activities of Code of Ethics Persons must be conducted in a manner to avoid actual or potential conflicts of interest with Fund shareholders and other clients of any Franklin Templeton adviser.

            Code of Ethics Persons shall use their positions with Franklin Templeton Investments and any investment opportunities they learn of because of their positions with Franklin Templeton Investments in a manner consistent with applicable Federal Securities Laws (defined below) and their fiduciary duties to use such opportunities and information for the benefit of the Funds' shareholders and clients.

            Information concerning the identity of security holdings and financial circumstances of Funds and other clients is confidential and all Code of Ethics Persons must vigilantly safeguard this sensitive information.

            Code of Ethics Persons shall comply with the following Federal Securities Laws:

                  a.    The Securities Act of 1933;

                  b.    The Securities Exchange Act of 1934;

                  c.    The Sarbanes-Oxley Act of 2002;

                  d.    The Investment Company Act of 1940;

                  e.    The Investment Advisers Act of 1940;

                  f.    Title V of the Gramm-Leach-Bliley Act;

                  g. Any rules adopted by the Securities and Exchange Commission under any of the aforementioned statutes;

                  h. The Bank Secrecy Act as it applies to funds and investments advisers; and

                  i. any rules adopted thereunder by the Securities and Exchange Commission or the United States Department of the Treasury.

            Lastly, Code of Ethics Persons shall not, in connection with the purchase or sale of a security, including any option to purchase or sell, and any security convertible into or exchangeable for, any security that is "held or to be acquired" by a Fund:

      A.    employ any device, scheme or artifice to defraud a Fund;

      B. make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      C. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

      D.    engage in any manipulative practice with respect to a Fund.

            A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

PART 2 - PURPOSE OF THE CODE AND CONSEQUENCES OF NON-COMPLIANCE

            It is important that you read and understand the Code because its purpose is to help all of us comply with the law and to preserve and protect the outstanding reputation of Franklin Templeton Investments.

            Any violation of the Code or Insider Trading Policy including engaging in a prohibited transaction or failure to file required reports may result in disciplinary action, up to and including termination of employment and/or referral to appropriate governmental agencies.

            All Code of Ethics Persons must report violations of the Code whether committed by themselves or by others and Insider Trading Policy promptly to their supervisor or the Code of Ethics Administration Department. If you have any questions or concerns about compliance with the Code or Insider Trading Policy you are encouraged to speak with your supervisor or the Code of Ethics Administration Department. In addition, you may also speak to an independent ombudsman at the Compliance and Ethics Hotline at 1-800-636-6592. Calls to the Compliance and Ethics Hotline may be made anonymously. Franklin Templeton Investments will treat the information set forth in a report of any suspected violation of the Code or Insider Trading Policy in a confidential manner and will conduct a prompt and appropriate evaluation and investigation of any matter reported. Code of Ethics Persons are expected to cooperate in investigations of reported violations. To facilitate employee reporting of violations of the Code or Insider Trading Policy, Franklin Templeton Investments will not allow retaliation to be taken against anyone who has made a report in good faith.

PART 3 - COMPLIANCE REQUIREMENTS

3.1         WHO IS COVERED BY THE CODE AND HOW DOES IT WORK?

            The Statement of Principles contained in the Code and the policies and procedures prescribed under the Code of Ethics and Business Conduct contained in Appendix D must be observed by ALL Code of Ethics Persons. However, depending on which of the categories described below that you are placed, there are different types of restrictions and reporting requirements placed on your personal investing activities. The category in which you will be placed generally depends on your job function, although unique circumstances may result in you being placed in a different category. If you have any questions regarding which category you fall in, please contact the Code of Ethics Administration Department.

            (1) SUPERVISED PERSONS: Supervised persons are a U.S. registered investment adviser's partners, officers, directors (or other persons occupying a similar status or performing similar functions), and employees, as well as any other person who provides advice on behalf of the adviser and are subject to the supervision and control of the adviser.

            (2) ACCESS PERSONS: Access Persons are those persons who: have access to nonpublic information regarding Funds' or clients' securities transactions; or are involved in making securities recommendations to Funds or clients; or have access to recommendations that are nonpublic; or have access to nonpublic information regarding the portfolio holdings of Reportable Funds. Examples of "access to nonpublic information" would include having access to trading systems, portfolio accounting systems, research databases or settlement information. Thus, Access Persons are those who are in a position to exploit information about Funds' or clients' securities transactions or holdings. Administrative, technical and clerical personnel may be deemed Access Persons if their functions or duties give them access to such nonpublic information.

                  The following are some of the departments, which would typically (but not exclusively) include Access Persons. Please note however that whether you are an Access Person is based on an analysis of the types of information that you have access to and the determination will be made on a case-by-case basis:

                        -     fund accounting;

                        -     futures associates;

                        -     legal compliance;

                        -     portfolio administration;

                        -     private client group/high net worth; and

                        - anyone else designated by the Director of Global Compliance and/or the Chief Compliance Counsel.

                  In addition, you are an Access Person if you are any of the following:

                        -     an officer or director of the Funds;

                        - an officer or director of an investment advisor or broker-dealer subsidiary of Franklin Templeton Investments; or

                        -     a person that controls those entities.

            (3) PORTFOLIO PERSONS: Portfolio Persons are a subset of Access Persons and are those employees of Franklin Templeton Investments, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include:

                        -     portfolio managers;

                        -     research analysts;

                        -     traders;

                        - employees serving in equivalent capacities (such as Futures Associates);

                        - employees supervising the activities of Portfolio Persons; and

                        - anyone else designated by the Director of Global Compliance and/or the Chief Compliance Counsel.

            (4) NON-ACCESS PERSONS: If you are an employee or temporary employee of Franklin Templeton Investments AND you do not fit into any of the above categories, you are a Non-Access Person. Because you do not receive nonpublic information about Fund/Client portfolios, you are subject only to the prohibited transaction provisions described in 3.4 of the Code, the Statement of Principles and the Insider Trading Policy and the policies and procedures prescribed under the Sarbanes-Oxley Code.

            You will be notified of which category you are considered to be a member of by the Code of Ethics Administration Department at the time you are hired or transferred into a department.

            The Code prohibits certain types of transactions and requires pre-clearance and reporting of others. NON-ACCESS PERSONS AND SUPERVISED PERSONS DO NOT HAVE TO PRE-CLEAR THEIR SECURITY TRANSACTIONS, AND, IN MOST CASES, DO NOT HAVE TO REPORT THEIR TRANSACTIONS. Independent Directors of the Funds need not pre-clear or report on any securities transactions unless they knew, or should have known that, during the 15-day period before or after the transaction, the security was purchased or sold or considered for purchase or sale by a Fund. HOWEVER, PERSONAL INVESTING ACTIVITIES OF ALL CODE OF ETHICS PERSONS ARE TO BE CONDUCTED IN COMPLIANCE WITH THE PROHIBITED TRANSACTIONS PROVISIONS CONTAINED IN
SECTION 3.4, THE STATEMENT OF PRINCIPLES, THE INSIDER TRADING POLICY AND THE SARBANES-OXLEY CODE.

3.2         WHAT ACCOUNTS AND TRANSACTIONS ARE COVERED?

            The Code covers all of your personal securities accounts and transactions, including Investment Club securities accounts and transactions. It also covers all securities and accounts in which you have "beneficial ownership."(1) Thus, a transaction by or for the account of your spouse, or other immediate family member living in your home is considered to be the same as a transaction by you. Also, a transaction for an account in which you have any economic interest (other than the account of an unrelated client for which advisory fees are received) AND have or share investment control is generally considered the same as a transaction by you. For example, if you invest in a corporation that invests in securities and you have or share control over its investments, that corporation's securities transactions are considered yours.

            However, you are not deemed to have a pecuniary interest in any securities held by a partnership, corporation, trust or similar entity unless you control, or share control of such entity, or have, or share control over its investments. For example, securities transactions of a trust or foundation in which you do not have an economic interest (i.e., you are not the trustor (settlor) or beneficiary) but of which you are a trustee are not considered yours unless you have voting or investment control of its assets. ACCORDINGLY, EACH TIME THE WORDS "YOU" OR "YOUR" ARE USED IN THIS DOCUMENT, THEY APPLY NOT ONLY TO YOUR PERSONAL TRANSACTIONS AND ACCOUNTS, BUT ALSO TO ALL TRANSACTIONS AND ACCOUNTS IN WHICH YOU HAVE ANY DIRECT OR INDIRECT BENEFICIAL INTEREST. If you have any questions as to whether a particular account or transaction is covered by the Code, contact the Code of Ethics Administration Department 650-312-3693 (ext. 23693) for guidance.

----------
(1) Generally, you have "beneficial ownership" in a security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption that you have a pecuniary interest in securities held or acquired by members of your immediate family sharing the same household.

3.3         WHAT SECURITIES ARE EXEMPT FROM THE CODE OF ETHICS?

            You do not need to pre-clear or report transactions in the following types of securities:

            (1) direct obligations of the U.S. government (i.e. securities issued or guaranteed by the U.S. government such as Treasury bills, notes and bonds including U.S. savings bonds and derivatives thereof);

            (2) money market instruments - banker's acceptances, bank certificates of deposits, commercial paper, repurchase agreements and other high quality short-term debt instruments;

            (3)   shares of money market funds;

            (4) commodity futures (excluding futures on individual securities), currencies, currency forwards and derivatives thereof.

            (5) shares issued by U.S. registered open-end funds other than Reportable Funds; and

            (6) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

            Transactions in the types of securities listed above are also exempt from: (i) the prohibited transaction provisions contained in Section 3.4; (ii) the additional compliance requirements applicable to Portfolio Persons contained in Part 4; and (iii) the applicable reporting requirements contained in Part 5.

3.4 PROHIBITED TRANSACTIONS AND TRANSACTIONS REQUIRING PRE-APPROVAL FOR CODE OF ETHICS PERSONS

            A.    "INTENT" IS IMPORTANT

            The transactions described below comprise a non-exclusive listing of those transactions that have been determined by the courts and the SEC to be prohibited by law. These types of transactions are a violation of the Statement of Principles and are prohibited. It should be noted that pre-clearance, which is a cornerstone of our compliance efforts, cannot detect inappropriate or illegal transactions, which are by their definition dependent upon intent. Therefore the Code of Ethics Administration Department can assist you with compliance with the Code, however, they cannot guarantee any particular transaction complies with the Code or any applicable law. The fact that your proposed transaction receives pre-clearance may not provide a full and complete defense to an accusation of a violation of the Code or of any laws. For example, if you executed a transaction for which you received pre-clearance, or if the transaction was exempt from pre-clearance (e.g., a transaction for 500 shares or less), that would not preclude a subsequent finding that front-running or scalping occurred because such activity is dependent upon your intent. In other words, your intent may not be able to be detected or determined when a particular transaction request is analyzed for pre-clearance, but can only be determined after a review of all the facts.

            In the final analysis, adherence to the principles of the Code remains the responsibility of each person effecting personal securities transactions.

            B.    FRONT RUNNING: TRADING AHEAD OF A FUND OR CLIENT

            You shall not front-run any trade of a Fund or client. The term "front run" means knowingly trading before a contemplated transaction by a Fund or client of any Franklin Templeton adviser, whether or not your trade and the Fund's or client's trade take place in the same market. Front running is prohibited whether or not you realize a profit from such a transaction. Thus, you may not:

            (1) purchase a security if you intend, or know of Franklin Templeton Investments' intention, to purchase that security or a related security on behalf of a Fund or client, or

            (2) sell a security if you intend, or know of Franklin Templeton Investments' intention, to sell that security or a related security on behalf of a Fund or client.

            C.    SCALPING

            You shall not purchase a security (or its economic equivalent) with the intention of recommending that the security be purchased for a Fund or client, or sell short a security (or its economic equivalent) with the intention of recommending that the security be sold for a Fund or client. Scalping is prohibited whether or not you realize a profit from such a transaction.

            D.    TRADING PARALLEL TO A FUND OR CLIENT

            You shall not either buy a security if you know that the same or a related security is being bought contemporaneously by a Fund or client, or sell a security if you know that the same or a related security is being sold contemporaneously by a Fund or client.

            E.    TRADING AGAINST A FUND OR CLIENT

            You shall not :

            (1) buy a security if you know that a Fund or client is selling the same or a related security, or has sold the security, until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn, or

            (2) sell a security if you know that a Fund or client is buying the same or a related security, or has bought the security until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn.

            Refer to Section I.A., "Pre-clearance Standards," of Appendix A of the Code for more details regarding the pre-clearance of personal securities transactions.

            F.    USING PROPRIETARY INFORMATION FOR PERSONAL TRANSACTIONS

            You shall not buy or sell a security based on Proprietary Information(2) without disclosing such information and receiving written authorization from the Code of Ethics Administration Department. If you wish to purchase or sell a security about which you obtained such information, you must provide a written report of all of the information you obtained regarding the security to the Appropriate Analyst(s)(3), or to the Code of Ethics Administration Department for dissemination to the Appropriate Analyst(s). You may be permitted to purchase or sell such security if the Appropriate Analyst(s) confirms to the Code of Ethics Administration Department that there is no intention to engage in a transaction regarding the security within the next seven (7) calendar days on behalf of an Associated Client(4) and you subsequently pre-clear such security in accordance with Part 6 below.

----------
(2) Proprietary Information: Information that is obtained or developed during the ordinary course of employment with Franklin Templeton Investments, whether by you or someone else, and is not available to persons outside of Franklin Templeton Investments. Examples of such Proprietary Information include, among other things, internal research reports, research materials supplied to Franklin Templeton Investments by vendors and broker-dealers not generally available to the public, minutes of departmental/research meetings and conference calls, and communications with company officers (including confidentiality agreements). Examples of non-Proprietary Information include information found in mass media publications (e.g., The Wall Street Journal, Forbes, and Fortune), certain specialized publications available to the public (e.g., Morningstar, Value Line, Standard and Poors), and research reports available to the general public.

(3) Appropriate Analyst: Any securities analyst or portfolio manager, other than you, making recommendations or investing funds on behalf of any Associated Client, who may be reasonably expected to recommend or consider the purchase or sale of the security in question.

(4) Associated Client: A Fund or client whose trading information would be available to the Access Person during the course of his or her regular functions or duties.

            G. CERTAIN TRANSACTIONS IN SECURITIES OF FRANKLIN RESOURCES, INC., AND AFFILIATED CLOSED-END FUNDS

            You shall not effect a short sale of the securities, including "short sales against the box" of Franklin Resources, Inc., or any of the Franklin Templeton Investments' closed-end funds, or any other security issued by Franklin Templeton Investments. This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to purchasing and selling call or put options and swap transactions or other derivatives. Officers and directors of Franklin Templeton Investments who may be covered by Section 16 of the Securities Exchange Act of 1934, are reminded that their obligations under that section are in addition to their obligations under this Code.

            H.    SHORT TERM TRADING OR "MARKET TIMING" IN THE FUNDS.

            Franklin Templeton Investments seeks to discourage short-term or excessive trading, often referred to as "market timing." Code of Ethics Persons must be familiar with the "Market Timing Trading Policy" described in the prospectus of each Fund in which they invest and must not engage in trading activity that might violate the purpose or intent of that policy. Accordingly, all directors, officers and employees of Franklin Templeton Investments must comply with the purpose and intent of each fund's Market Timing Trading Policy and must not engage in any short-term or excessive trading in Funds. The Trade Control Team of each Fund's transfer agent will monitor trading activity by directors, officers and employees and will report to the Code of Ethics Administration Department, trading patterns or behaviors which may constitute short-term or excessive trading. Given the importance of this issue, if the Code of Ethics Administration Department determines that you engaged in this type of activity, you will be subject to discipline, up to and including termination of employment and a permanent suspension of your ability to purchase shares of any Funds. This policy applies to Franklin Templeton funds including those Funds purchased through a 401(k) plan and to funds that are sub-advised by an investment adviser subsidiary of Franklin Resources, Inc., but does not apply to purchases and sales of Franklin Templeton money fund shares.

            I.    SECURITIES SOLD IN A PUBLIC OFFERING

            Access Persons shall not buy securities in any initial public offering, or a secondary offering by an issuer except for offerings of securities made by closed-end funds that are either advised or sub-advised by a Franklin Templeton Investments adviser unless approved by the Code of Ethics Administration Department prior to making any investment in an initial public offering of securities made by closed-end funds either advised or sub-advised by an investment adviser affiliated with Franklin Templeton Investments.

            J. INTERESTS IN PARTNERSHIPS AND SECURITIES ISSUED IN LIMITED OFFERING (PRIVATE PLACEMENTS)

            You shall not invest in limited partnerships (including interests in limited liability companies, business trusts or other forms of "hedge funds") or other securities in a Limited Offering (private placement) without pre-approval from the Code of Ethics Administration Department. In order to seek consideration for pre-approval you must:

            (1) complete the Limited Offering (Private Placement) Checklist (Schedule F)

            (2) provide supporting documentation (e.g., a copy of the offering memorandum); and

            (3)   obtain approval of the appropriate Chief Investment Officer;
                  and

            (4) submit all documents to the Code of Ethics Administration Department.

            Approval will only be granted after the Director of Global Compliance or the Chief Compliance Counsel consults with an executive officer of Franklin Resources, Inc. Under no circumstances will approval be granted for investments in "hedge funds" that are permitted to invest in registered open-end investment companies ("mutual funds") or registered closed-end investment companies.

3.5         SERVICE AS A DIRECTOR

            Code of Ethics Persons may not serve as a director, trustee, or in a similar capacity for any public or private company (excluding not-for-profit companies, charitable groups, and eleemosynary organizations) unless you receive approval from one of the Franklin Resources, Inc. Co-Presidents and it is determined that your service is consistent with the interests of the Funds and clients of Franklin Templeton Investments. You must notify the Code of Ethics Administration Department, of your interest in serving as a director, including your reasons for electing to take on the directorship by completing Schedule G. The Code of Ethics Administration Department will process the request through Franklin Resources, Inc. Co-Presidents.

PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS

4.1         REQUIREMENT TO DISCLOSE INTEREST IN A SECURITY AND METHOD OF
            DISCLOSURE

            As a Portfolio Person, you must promptly disclose your direct or indirect beneficial interest in a security whenever you learn that the security is under consideration for purchase or sale by an Associated Client and you;

            (1)   Have or share investment control of the Associated Client;

            (2) Make any recommendation or participate in the determination of which recommendations shall be made on behalf of the Associated Client; or

            (3) Have functions or duties that relate to the determination of which recommendation shall be made to the Associated Client.

            In such instances, you must initially disclose that beneficial interest orally to the primary portfolio manager (or other Appropriate Analyst) of the Associated Client(s) or the appropriate Chief Investment Officer. Following that oral disclosure, you must send a written acknowledgment of that interest on Schedule E (or on a form containing substantially similar information) that has been signed by the primary portfolio manager, with a copy to the Code of Ethics Administration Department.

4.2         SHORT SALES OF SECURITIES

            Portfolio Persons shall not sell short any security held by your Associated Clients, including "short sales against the box." Additionally, Portfolio Persons associated with the Templeton Group of Funds and clients shall not sell short any security on the Templeton "Bargain List." This prohibition also applies to effecting economically equivalent transactions, including, but not limited to, sales of uncovered call options, purchases of put options while not owning the underlying security and short sales of bonds that are convertible into equity positions.

4.3         SHORT SWING TRADING

            Portfolio Persons shall not profit from the purchase and sale or sale and purchase within sixty (60) calendar days of any security, including derivatives. Portfolio Persons are responsible for transactions that may occur in margin and option accounts and all such transactions must comply with this restriction.(5) This restriction does NOT apply to:

            (1) trading within a shorter period if you do not realize a profit and if you do not violate any other provisions of this Code; and

            (2) profiting on the purchase and sale or sale and purchase within sixty (60) calendar days of the following securities:

                  -       securities that are direct obligations of the U.S.
                        Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

                  -       high quality short-term instruments ("money market
                        instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit;
                        (iii) commercial paper; and (iv) repurchase agreements;

                  -       shares of any registered open-end investment companies
                        including Exchange Traded Funds (ETF), Holding Company Depository Receipts (Hldrs) and shares of Franklin Templeton Funds subject to the short term trading (market timing) policies described in each Fund's prospectus ;

                  -       commodity futures, currencies, currency forwards and
                        derivatives thereof.

            Calculation of profits during the sixty (60) calendar day holding period generally will be based on "last-in, first-out" ("LIFO"). Portfolio Persons may elect to calculate their sixty (60) calendar day profits on either a LIFO or FIFO ("first-in, first-out") basis only if there has not been any activity in such security by their Associated Clients during the previous sixty
(60) calendar days.

----------
(5) This restriction applies equally to transactions occurring in margin and option accounts, which may not be due to direct actions by the Portfolio Person. For example, a stock held less than sixty (60) days that is sold to meet a margin call or the underlying stock of a covered call option held less than sixty (60) days that is called away, would be a violation of this restriction if these transactions resulted in a profit for the Portfolio Person.

PART 5 - REPORTING REQUIREMENTS

5.1         REPORTING OF BENEFICIAL OWNERSHIP AND SECURITIES TRANSACTIONS

            Compliance with the following personal securities transaction reporting procedures is essential to meeting our responsibilities with respect to the Funds and other clients as well as complying with regulatory requirements. You are expected to comply with both the letter and spirit of these requirements by completing and filing all reports required under the Code in a timely manner. If you have any questions about which reporting requirements apply to you, please contact the Code of Ethics Administration Department.

5.2         INITIAL REPORTS

            A. ACKNOWLEDGEMENT FORM (SUPERVISED PERSONS, ACCESS PERSONS INCLUDING INDEPENDENT DIRECTORS OF THE FUNDS)

            All Supervised Persons and Access Persons including Independent Directors of the Funds must complete and return an executed Acknowledgement Form to the Code of Ethics Administration Department no later than ten (10) calendar days after the date the person becomes a Supervised or Access Person.

            B. SCHEDULE C - INITIAL & ANNUAL DISCLOSURE OF BROKERAGE ACCOUNTS, SECURITIES HOLDINGS AND DISCRETIONARY AUTHORITY (ACCESS PERSONS EXCLUDING INDEPENDENT DIRECTORS OF THE FUNDS)

            In addition, all Access Persons (excluding Independent Directors of the Funds), must also file Schedule C (Initial & Annual Disclosure of Brokerage Accounts, Securities Holdings and Discretionary Authority) with the Code of Ethics Administration Department no later than ten (10) calendar days after the becoming an Access Person. The submitted information must be current as of a date not more than forty-five (45) days prior to becoming an Access Person.

5.3         QUARTERLY TRANSACTION REPORTS

            A.    ACCESS PERSONS (EXCLUDING INDEPENDENT DIRECTORS OF THE FUNDS)

            You must report all securities transactions except for those (1) in any account over which you had no direct or indirect influence or control; (2) effected pursuant to an Automatic Investment Plan (however, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be included in a quarterly transaction report.); or (3) that would duplicate information contained in broker confirmations or statements provided no later than thirty
(30) days after the end of each calendar quarter by providing the Code of Ethics Administration Department no later than thirty (30) calendar days after the end of each calendar quarter, with either; (i) copies of all broker's confirmations and statements (which may be sent under separate cover by the broker) showing all your securities transactions and holdings in such securities or (ii) completing Schedule B (Transactions Report).

            In addition, you must certify by February 1st of each year that you have disclosed all such brokerage accounts on Schedule C to the Code of Ethics Administration Department.

            The brokerage statements and confirmations must include all transactions in securities in which you have, or by reason of the transaction acquire any direct or indirect beneficial ownership, including transactions in a discretionary account and transactions for any account in which you have any economic interest and have or share investment control. Please remember that you must report all securities acquired by gift, inheritance, vesting,(6) stock splits, merger or reorganization of the issuer of the security. You must provide these documents to the Code of Ethics Administration Department no later than thirty (30) calendar days after the end of each quarter.

            Failure to timely report transactions is a violation of Rule 17j-1, Rule 204A-1, as well as the Code, and will be reported to the Director of Global Compliance and/or the Fund's Board of Directors and may also result in disciplinary action up to and including termination.

            B.    INDEPENDENT DIRECTORS

            If you are a director of a Fund but you are not an "interested person" of the Fund, as defined under the Investment Company Act section 2(a)(9), you are not required to file any quarterly or annual reports unless you knew or should have known that, during the 15-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Templeton Investments on behalf of a Fund.

----------
(6) You are not required to separately report the vesting of shares or options of Franklin Resources, Inc., received pursuant to a deferred compensation plan as such information is already maintained.

5.4         ANNUAL REPORTS

            A. SECURITIES ACCOUNTS AND SECURITIES HOLDINGS REPORTS (ACCESS PERSONS EXCLUDING INDEPENDENT DIRECTORS OF THE FUNDS)

            As an Access Person, you must file a report of all personal securities accounts and securities holdings on Schedule C (Initial, Annual Disclosure of Brokerage Accounts, Securities Holdings and Discretionary Authority), with the Code of Ethics Administration Department, annually by February 1st. You must report the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of your immediate family residing in the same household. You must provide information on any account in which you have any economic interest and have or share investment control (e.g., trusts, foundations, etc.) other than an account for a Fund or other client of Franklin Templeton Investments.

            This report should include all of your securities holdings, including any security acquired by a transaction, gift, inheritance, vesting, merger or reorganization of the issuer of the security, in which you have any direct or indirect beneficial ownership, including securities holdings in a discretionary account. Your securities holding information must be current as of a date no more than forty-five (45) days before the report is submitted. You may attach copies of year-end brokerage statements to Schedule C in lieu of listing each of your security positions on the Schedule.

            B. ACKNOWLEDGEMENT FORM (SUPERVISED AND ACCESS PERSONS INCLUDING INDEPENDENT DIRECTORS OF THE FUNDS)

            Supervised Persons and Access Persons including independent directors of the Funds, will be asked to certify by February 1st annually that they have complied with and will comply with the Code and Insider Trading Policy by filing the Acknowledgment Form with the Code of Ethics Administration Department.

5.5 BROKERAGE ACCOUNTS AND CONFIRMATIONS OF SECURITIES TRANSACTIONS (ACCESS PERSONS EXCLUDING INDEPENDENT DIRECTORS OF THE FUNDS)

      If you are an Access Person before or at a time contemporaneous with opening a brokerage account with a registered broker-dealer, or a bank, or placing an initial order for the purchase or sale of securities with that broker-dealer or bank, you must:

            (1) notify the Code of Ethics Administration Department, in writing, by completing Schedule D (Notification of Securities Account) or by providing substantially similar information; and

            (2) notify the institution with which you open the account, in writing, of your association with Franklin Templeton Investments.

      The Code of Ethics Administration Department will request, in writing, that the institution send duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their mailing of such confirmation and statement to you.

      If you have an existing account on the effective date of this Code or upon becoming an Access Person, you must comply within 10 days with conditions (1) and (2) above.

PART 6 - PRE-CLEARANCE REQUIREMENTS (ACCESS PERSONS EXCEPT FOR INDEPENDENT DIRECTORS OF THE FUNDS)

6.1   PRIOR APPROVAL (PRE-CLEARANCE) OF SECURITIES TRANSACTIONS

      A.    LENGTH OF APPROVAL

      You shall not buy or sell any security without first contacting a member of the Code of Ethics Administration Department either electronically or by phone and obtaining his or her approval, unless your proposed transaction is covered by paragraph C below. Approval for a proposed transaction will remain valid until the close of the business day following the day pre-clearance is granted but may be extended in special circumstances, shortened or rescinded, as explained in the section entitled Pre-clearance Standards in Appendix A.

      B.    SECURITIES NOT REQUIRING PRE-CLEARANCE

      You do not need to request pre-clearance for the types of securities or transactions listed below. However, all other provisions of the Code apply, including, but not limited to: (i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to Portfolio Persons contained in Part 4, (iii) the applicable reporting requirements contained in Part 5; and (iv) insider trading prohibitions described in the Insider Trading Policy.

      If you have any questions, contact the Code of Ethics Administration Department before engaging in the transaction. If you have any doubt whether you have or might acquire direct or indirect beneficial ownership or have or share investment control over an account or entity in a particular transaction, or whether a transaction involves a security covered by the Code, you should consult with the Code of Ethics Administration Department before engaging in the transaction.

You need NOT pre-clear the following types of transactions or securities:

      (1) FRANKLIN RESOURCES, INC., AND ITS AFFILIATES. Purchases and sales of securities of Franklin Resources, Inc., closed-end funds of the Franklin Templeton Investments as these securities cannot be purchased on behalf of our advisory clients.(7)

----------------
(7) Officers, directors and certain other key management personnel who perform significant policy-making functions for Franklin Resources, Inc. and its affiliated closed-end funds may have ownership reporting requirements in

(2) SHARES OF OPEN-END INVESTMENT COMPANIES

(3) SMALL QUANTITIES (NOT APPLICABLE TO OPTION TRANSACTIONS)

      - Transactions of 500 shares or less of any security regardless of where it is traded in any 30-day period; or

      - Transactions of 1000 shares or less of the top 50 securities by volume during the previous calendar quarter on the NYSE or NASDAQ NMS(does not include Small Cap or OTC) in any 30-day period. You can find this list at http://intranet/leglcomp/codeofethics/top50.xls.

      - Transactions in municipal bonds with a face value of $100,000 or less.

      - OPTION TRANSACTIONS: THE SMALL QUANTITIES RULE IS NOT APPLICABLE TO OPTION TRANSACTIONS.

PLEASE NOTE THAT YOU MAY NOT EXECUTE ANY TRANSACTION, REGARDLESS OF QUANTITY, IF YOU LEARN THAT THE FUNDS OR CLIENTS ARE ACTIVE IN THE SECURITY. IT WILL BE PRESUMED THAT YOU HAVE KNOWLEDGE OF FUND OR CLIENT ACTIVITY IN THE SECURITY IF, AMONG OTHER THINGS, YOU ARE DENIED APPROVAL TO GO FORWARD WITH A TRANSACTION REQUEST.

(4) DIVIDEND REINVESTMENT PLANS: Transactions made pursuant to dividend reinvestment plans ("DRIPs") do not require pre-clearance regardless of quantity or Fund activity.

(5) GOVERNMENT OBLIGATIONS. Transactions in securities issued or guaranteed by the governments of the United States, Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan, or their agencies or instrumentalities, or derivatives thereof.

(6) PAYROLL DEDUCTION PLANS. Securities purchased by an Access Person's spouse pursuant to a payroll deduction program, provided the Access Person has previously notified the Code of Ethics Administration Department in writing that their spouse will be participating in the payroll deduction program.

(7) EMPLOYER STOCK OPTION PROGRAMS. Transactions involving the exercise and/or purchase by an Access Person or an Access Person's spouse of securities pursuant to a program sponsored by a company employing the Access Person or Access Person's spouse.

(8) PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

(9) TENDER OFFERS. Transactions in securities pursuant to a bona fide tender offer made for any and all such securities to all similarly situated shareholders in conjunction with mergers, acquisitions, reorganizations and/or similar corporate actions. However, tenders pursuant to offers for less than all outstanding securities of a class of securities of an issuer must be pre-cleared.

(10) SECURITIES PROHIBITED FOR PURCHASE BY THE FUNDS AND OTHER CLIENTS. Transactions in any securities that are prohibited investments for all Funds and clients advised by the entity employing the Access Person.

----------------
      addition to these reporting requirements. Contact the Code of Ethics Administration Department for additional information. See also the attached Insider Trading Policy.

      (11) NO INVESTMENT CONTROL. Transactions effected for an account or entity over which you do not have or share investment control (i.e., an account where someone else exercises complete investment control).

      (12) NO BENEFICIAL OWNERSHIP. Transactions in which you do not acquire or dispose of direct or indirect beneficial ownership (i.e., an account where in you have no financial interest).

      (13) ETFS AND HOLDRS. Transactions in Exchange-Traded Funds and Holding Company Depository Receipts.

      C.     DISCRETIONARY ACCOUNTS

      You need not pre-clear transactions in any discretionary account for which a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity, which is not affiliated with Franklin Templeton Investments, exercises sole investment discretion, if the following conditions are met:(8)

      (1) The terms of each account relationship ("Agreement") must be in writing and filed with the Code of Ethics Administration Department prior to any transactions.

      (2) Any amendment to each Agreement must be filed with the Code of Ethics Administration Department prior to its effective date.

      (3) The Access Person certifies to the Code of Ethics Administration Department at the time such account relationship commences, and annually thereafter, as contained in Schedule C of the Code that such Access Person does not have direct or indirect influence or control over the account, other than the right to terminate the account.

      (4) Additionally, any discretionary account that you open or maintain with a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity must provide duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their delivery to you. If your discretionary account acquires securities that are not reported to the Code of Ethics Administration Department by a duplicate confirmation, such transaction must be reported to the Code of Ethics Administration Department on Schedule B (Quarterly Transactions Report) no later than thirty (30) days after the end of the calendar quarter after you are notified of the acquisition.(9)

----------------
(8) Please note that these conditions apply to any discretionary account in existence prior to the effective date of this Code or prior to your becoming an Access Person. Also, the conditions apply to transactions in any discretionary account, including pre-existing accounts, in which you have any direct or indirect beneficial ownership, even if it is not in your name.

(9) Any pre-existing agreement must be promptly amended to comply with this condition. The required reports may be made in the form of an account statement if they are filed by the applicable deadline.

      However, if prior to making any request you advised the discretionary account manager to enter into or refrain from a specific transaction or class of transactions, you must first consult with the Code of Ethics Administration Department and obtain approval prior to making such request.

PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE

      The Code is designed to assure compliance with applicable laws and to maintain shareholder confidence in Franklin Templeton Investments.

      In adopting this Code, it is the intention of the Boards of Directors/Trustees of the subsidiaries listed in Appendix C of this Code, together with Franklin Resources, Inc., and the Funds, to attempt to achieve 100% compliance with all requirements of the Code - but recognize that this may not be possible. Certain incidental failures to comply with the Code are not necessarily a violation of the law or the Code. Such violations of the Code not resulting in a violation of law or the Code will be referred to the Director of Global Compliance and/or the Chief Compliance Counsel and/or the relevant management personnel, and disciplinary action commensurate with the violation, if warranted, will be imposed. Additionally, if you violate any of the enumerated prohibited transactions contained in Parts 3 and 4 of the Code, you will be expected to give up any profits realized from these transactions to Franklin Resources, Inc. for the benefit of the affected Funds or other clients. If Franklin Resources, Inc. cannot determine which Funds or clients were affected the proceeds will be donated to a charity chosen either by you or by Franklin Resources, Inc. Please refer to the following page for guidance on the types of sanctions that would likely be imposed for violations of the Code.

      Failure to disgorge profits when requested or even a pattern of violations that individually do not violate the law or the Code, but which taken together demonstrate a lack of respect for the Code, may result in more significant disciplinary action, up to and including termination of employment. A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action potentially including, but not limited to, referral of the matter to the board of directors of the affected Fund, senior management of the appropriate investment adviser, principal underwriter or other Franklin subsidiary and/or the board of directors of Franklin Resources, Inc., termination of employment and referral of the matter to the appropriate regulatory agency for civil and/or criminal investigation.

                       CODE OF ETHICS SANCTION GUIDELINES

Please be aware that these guidelines represent only a representative sampling of the possible sanctions that may be taken against you in the event of a violation of the Code.

                            VIOLATION                                             SANCTION IMPOSED
                            ---------                                             ----------------
-    Failure to pre-clear but otherwise would have been               Reminder Memo
     approved (i.e., no conflict with the fund's transactions).

-    Failure to pre-clear but otherwise would have been               30 Day Personal Securities Trading
     approved (i.e., no conflict with the fund's transactions)        Suspension
     twice within twelve (12) calendar months

- Failure to pre-clear and the transaction would have been disapproved

-    Failure to pre-clear but otherwise would have been               Greater Than 30 Day Personal Securities
     approved (i.e., no conflict with the fund's transactions)        Trading Suspension (e.g., 60 or 90 Days)
     three times or more within twelve (12) calendar months

- Failure to pre-clear and the transaction would have been disapproved twice or more within twelve (12) calendar months

-    Profiting from short-swing trades (profiting on purchase &       Profits are donated to The United Way
     sale or sale & purchase within sixty (60) days)                  (or charity of employee's choice)

-    Repeated violations of the Code of Ethics even if each           Fines levied after discussion with the
     individual violation might be considered de minimis              General Counsel and appropriate CIO.

-    Failure to return initial or annual disclosure forms             Sanction may include but not limited to
                                                                      a reminder memo, suspension of personal
-    Failure to timely report transactions                            trading, monetary sanctions, reporting
                                                                      to the Board of Directors, placed on
                                                                      unpaid administrative leave or
                                                                      termination of employment

-    Insider Trading Violation and/or violation of the Code of        Subject to review by the appropriate
     Ethics and Business Conduct contained in Appendix D              supervisor in consultation with the
                                                                      Franklin Resources Inc., General
                                                                      Counsel for consideration of
                                                                      appropriate disciplinary action up to
                                                                      and including termination of employment
                                                                      and reporting to the appropriate
                                                                      regulatory agency.

PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON INVESTMENTS INSIDER TRADING POLICY

      The Insider Trading Policy [see page []]deals with the problem of insider trading in securities that could result in harm to a Fund, a client, or members of the public. It applies to all Code of Ethics Persons. The guidelines and requirements described in the Insider Trading Policy go hand-in-hand with the Code. If you have any questions or concerns about compliance with the Code and the Insider Trading Policy you are encouraged to speak with the Code of Ethics Administration Department.

PART 9 - FOREIGN COUNTRY SUPPLEMENTS (CANADA)

The Investment Funds Institute of Canada ("IFIC") has implemented a new Model Code of Ethics for Personal Investing (the "IFIC Code") to be adopted by all IFIC members. Certain provisions in the IFIC Code differ from the provisions of Franklin Templeton Investments Code of Ethics (the "FT Code"). This Supplementary Statement of Requirements for Canadian Employees (the "Canadian Supplement") describes certain further specific requirements that govern the activities of Franklin Templeton Investments Corp. ("FTIC"). It is important to note that the Canadian Supplement does not replace the FT Code but adds certain restrictions on trading activities, which must be read in conjunction with the Code.

All capitalized terms in this Canadian Supplement, unless defined in this Canadian Supplement, have the meaning set forth in the FT Code.

INITIAL PUBLIC AND SECONDARY OFFERINGS

Access Persons cannot buy securities in any initial public offering, or a secondary offering by an issuer. Public offerings of securities made by Franklin Templeton Investments, including open-end and closed-end mutual funds, real estate investment trusts and securities of Franklin Resources, Inc, are excluded from this prohibition.

INTERESTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

Access Persons and Portfolio Persons cannot acquire limited partnership interests or other securities in private placements unless they obtain approval of the appropriate Chief Investment Officer and Director of Global Compliance after he or she consults with an executive officer of Franklin Resources, Inc. Purchases of limited partnership interests or other securities in private placements will not be approved, unless in addition to the requirements for the approval of other trades and such other requirements as the executive officer of Franklin Resources, Inc. may require, the Director of Global Compliance is satisfied that the issuer is a "private company" as defined in the Securities Act (Ontario) and the Access Person has no reason to believe that the issuer will make a public offering of its securities in the foreseeable future.

ADDITIONAL REQUIREMENTS TO OBTAIN APPROVAL FOR PERSONAL TRADES

Prior to an Access Person obtaining approval for a personal trade he or she must advise the Code of Ethics Administration Department that he or she:

-     Does not possess material non-public information relating to the security;

- Is not aware of any proposed trade or investment program relating to that security by any of the Franklin Templeton Group of Funds;

- Believes that the proposed trade has not been offered because of the Access Person's position in Franklin Templeton Investments and is available to any market participant on the same terms;

- Believes that the proposed trade does not contravene any of the prohibited activities set out in Section 3.4 of the FT Code, and in the case of Portfolio Persons does not violate any of the additional requirements set out in Part 4 of the FT Code; and

- Will provide any other information requested by the Code of Ethics Administration Department concerning the proposed personal trade.

An Access Person may contact the Code of Ethics Administration Department by fax, phone or e-mail to obtain his or her approval.

Note: the method of obtaining approval is presently set out in Section 6.1 of the FT Code and provides that an Access Person may contact the Code of Ethics Administration Department by e-mail or phone. The additional requirement described above makes it clear that an Access Person may continue to contact the Code of Ethics Administration Department in the same manner as before. The Access Person will have deemed to have confirmed compliance with the above requirements prior to obtaining approval from the Code of Ethics Administration Department.

APPOINTMENT OF INDEPENDENT REVIEW PERSON

FTIC shall appoint an independent review person who will be responsible for approval of all personal trading rules and other provisions of the FT Code with respect to FTIC and for monitoring the administration of the FT Code from time to time with respect to FTIC employees. The Code of Ethics Administration Department Manager will provide a written report to the Independent Review Person, at least annually, summarizing:

-     Compliance with the FT Code for the period under review

-     Violations of the FT Code for the period under review

- Sanctions imposed by Franklin Templeton Investments for the period under review

-     Changes in procedures recommended by the FT Code

-     Any other information requested by the Independent Review Person

                APPENDIX A: COMPLIANCE PROCEDURES AND DEFINITIONS

      This appendix sets forth the responsibilities and obligations of the Compliance Officers of each entity that has adopted the Code, the Code of Ethics Administration Department, and the Legal Department, under the Code and Insider Trading Policy.

I.    RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER

      A.    PRE-CLEARANCE STANDARDS

            1.    GENERAL PRINCIPLES

      The Director of Global Compliance, the Chief Compliance Counsel and/or the Code of Ethics Administration Department, shall permit an Access Person to go forward with a proposed security(10) transaction only if he or she determines that, considering all of the facts and circumstances known to them, the transaction does not violate Federal Securities Laws, or this Code and there is no likelihood of harm to a Fund or client.

            2.    ASSOCIATED CLIENTS

      Unless there are special circumstances that make it appropriate to disapprove a personal securities transaction request, the Code of Ethics Administration Department shall consider only those securities transactions of the "Associated Clients" of the Access Person, including open and executed orders and recommendations, in determining whether to approve such a request. "Associated Clients" are those Funds or clients whose securities holdings and/or trading information would be available to the Access Person during the course of his or her regular functions or duties. As of November 2004, there are five groups of Associated Clients: (i) the Franklin Mutual Series Funds and clients advised by Franklin Mutual Advisers, LLC ("Mutual Clients"); (ii) the Franklin Group of Funds and the clients advised by the various Franklin investment advisers ("Franklin Clients"); (iii) the Templeton Group of Funds and the clients advised by the various Templeton investment advisers ("Templeton Clients"); (iv) the Bissett Group of Funds and the clients advised by Franklin Templeton Investments Corp.; and (v) the Fiduciary Group of funds and the clients advised by the various Fiduciary investment advisers. Other Associated Clients will be added to this list as they are established. Thus, for example, persons who have access to the trading information of Mutual Clients generally will be pre-cleared solely against the securities transactions of the Mutual Clients, including open and executed orders and recommendations. Similarly, persons who have access to the trading information of Franklin Clients, Templeton Clients, Bissett clients, or Fiduciary clients, generally will be pre-cleared solely against the securities transactions of Franklin Clients, Templeton Clients, Bissett clients or Fiduciary clients respectively.

-----------------------------------------
(10) Security includes any option to purchase or sell, and any security that is exchangeable for or convertible into, any security that is held or to be acquired by a fund.

      Certain officers of Franklin Templeton Investments, as well as certain employees in the Legal, Legal Compliance, Fund Accounting, Investment Operations and other personnel who generally have access to trading information of the Funds and clients of Franklin Templeton Investments during the course of their regular functions and duties, will have their personal securities transactions pre-cleared against executed transactions, open orders and recommendations of all Associated Clients.

            3.    SPECIFIC STANDARDS

                  (a) Securities Transactions by Funds or clients

      No clearance shall be given for any transaction in any security on any day during which an Associated Client of the Access Person has executed a buy or sell order in that security, until seven (7) calendar days after the order has been executed. Notwithstanding a transaction in the previous seven days, clearance may be granted to sell if all Associated Clients have disposed of the security.

                  (b) Securities under Consideration

                        Open Orders

      No clearance shall be given for any transaction in any security on any day which an Associated Client of the Access Person has a pending buy or sell order for such security, until seven (7) calendar days after the order has been executed or if the order is immediately withdrawn.

                        Recommendations

      No clearance shall be given for any transaction in any security on any day on which a recommendation for such security was made by a Portfolio Person, until seven (7) calendar days after the recommendation was made and no orders have subsequently been executed or are pending.

                  (c) Limited Offering (Private Placement)

      In considering requests by Access Persons for approval of limited partnerships and other limited offering, the Director of Global Compliance or Chief Compliance Counsel shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director of Global Compliance or the Chief Compliance Counsel and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the Access Person by virtue of his or her position with Franklin Templeton Investments. If the Access Person receives clearance for the transaction, an investment in the same issuer may only be made for a Fund or client if an executive officer of Franklin Resources, Inc., who has been informed of the Portfolio Person's pre-existing investment and who has no interest in the issuer, approves the transaction. Please see Schedule H.

                  (d) Duration of Clearance

      If the Code of Ethics Administration Department approves a proposed securities transaction, the order for the transaction must be placed and effected by the close of the next business day following the day approval was granted. The Director of Global Compliance and/or the Chief Compliance Counsel may, in his or her discretion, extend the clearance period up to seven (7) calendar days, beginning on the date of the approval, for a securities transaction of any Access Person who demonstrates that special circumstances make the extended clearance period necessary and appropriate.(11) The Director of Global Compliance or the Chief Compliance Counsel may, in his or her discretion, after consultation with an executive officer of Franklin Resources, Inc., renew the approval for a particular transaction for up to an additional seven (7) calendar days upon a showing of special circumstances by the Access Person. The Director of Global Compliance or the Chief Compliance Counsel may shorten or rescind any approval or renewal of approval under this paragraph if he or she determines it is appropriate to do so.

---------------------------
(11) Special circumstances include but are not limited to, for example, differences in time zones, delays due to travel, and the unusual size of proposed trades or limit orders. Limit orders must expire within the applicable clearance period.

      B. WAIVERS BY THE DIRECTOR OF GLOBAL COMPLIANCE AND/OR THE CHIEF COMPLIANCE COUNSEL

      The Director of Global Compliance and/or the Chief Compliance Counsel may, in his or her discretion, after consultation with an executive officer of Franklin Resources, Inc., waive compliance by any Access Person with the provisions of the Code, if he or she finds that such a waiver:

      (1) is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances;

      (2) will not be inconsistent with the purposes and objectives of the Code;

      (3) will not adversely affect the interests of advisory clients of Franklin Templeton Investments, the interests of Franklin Templeton Investments or its affiliates; and

      (4) will not result in a transaction or conduct that would violate provisions of applicable laws or regulations.

      Any waiver shall be in writing, shall contain a statement of the basis for it, and the Director of Global Compliance or the Chief Compliance Counsel, shall promptly send a copy to the General Counsel of Franklin Resources, Inc.

      C. CONTINUING RESPONSIBILITIES OF THE CODE OF ETHICS ADMINISTRATION DEPARTMENT

PRE-CLEARANCE RECORDKEEPING

      The Code of Ethics Administration Department shall keep a record of all requests for pre-clearance regarding the purchase or sale of a security, including the date of the request, the name of the Access Person, the details of the proposed transaction, and whether the request was approved or denied. The Code of Ethics Administration Department shall keep a record of any waivers given, including the reasons for each exception and a description of any potentially conflicting Fund or client transactions.

INITIAL, ANNUAL HOLDINGS REPORTS AND QUARTERLY TRANSACTION REPORTS

      The Code of Ethics Administration Department shall also collect the signed Acknowledgment Forms from Supervised and Access Persons as well as reports, on Schedules B, C, D, E, F, G of the Code, as applicable. In addition, the Code of Ethics Administration Department shall keep records of all confirmations, and other information with respect to an account opened and maintained with the broker-dealer by any Access Person of the Franklin Templeton Group. The Code of Ethics Administration Department shall preserve those acknowledgments and reports, the records of consultations and waivers, and the confirmations, and other information for the period required by the applicable regulation.

      The Code of Ethics Administration Department shall review brokerage transaction confirmations, account statements, Schedules B, C, D, E, F and G for compliance with the Code. The reviews shall include, but are not limited to;

      (1) Comparison of brokerage confirmations, Schedule Bs, and/or brokerage statements to pre-clearance requests or, if a private placement, the Private Placement Checklist;

      (2) Comparison of brokerage statements and/or Schedule Cs to current securities holding information, securities account information and discretionary authority information;

      (3) Conducting periodic "back-testing" of Access Person transactions, Schedule Cs and/or Schedule Es in comparison to fund and client transactions;

      The Code of Ethics Administration Department shall evidence review by initialing and dating the appropriate document or log. Violations of the Code detected by the Code of Ethics Administration Department during his or her reviews shall be promptly brought to the attention of the Director of Global Compliance and/or the Chief Compliance Counsel with periodic reports to each appropriate Chief Compliance Officer.

      D.    PERIODIC RESPONSIBILITIES OF THE CODE OF ETHICS ADMINISTRATION
DEPARTMENT

      The Code of Ethics Administration Department shall consult with FRI's General Counsel and seek the assistance of the Human Resources Department, as the case may be, to assure that:

    1. Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

    2. All Code of Ethics Persons are adequately informed and receive appropriate education and training as to their duties and obligations under the Code.

      3. All new Supervised and Access Persons of Franklin Templeton Investments are required to complete the Code of Ethics Computer Based Training program. Onsite training will be conducted on an "as needed" basis.

      4. There are adequate educational, informational and monitoring efforts to ensure that reasonable steps are taken to prevent and detect unlawful insider trading by Supervised and Access Persons and to control access to inside information.

      5. Written compliance reports are submitted to the Board of Directors of each relevant Fund at least quarterly. Additionally, written compliance reports are submitted to the Board of Directors of Franklin Resources, Inc., and the Board of each relevant Fund at least annually. Such reports will describe any issues arising under the Code or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.

      6. The Legal Compliance Department will certify at least annually to the Fund's board of directors that Franklin Templeton Investments has adopted procedures reasonably necessary to prevent Supervised and Access Persons from violating the Code, and

      7. Appropriate records are kept for the periods required by law. Types of records include pre-clearance requests and approvals, brokerage confirmations, brokerage statements, initial and annual Code of Ethics certifications.

            E.    APPROVAL BY FUND'S BOARD OF DIRECTORS

            (1) BASIS FOR APPROVAL

                  The Board of Directors/Trustees must base its approval of the
            Code on a determination that the Code contains provisions reasonably necessary to prevent Code of Ethics Persons from engaging in any conduct prohibited by Rule 17j-1 or Rule 204A-1. The Code of Ethics Administration Department maintains a detailed list of violations and will amend the Code of Ethics and procedures in an attempt to reduce such violations.

            (2) NEW FUNDS

                  At the time a new fund is organized, the Code Of Ethics
            Administration Department will provide the Fund's board of directors, a certification that the investment adviser and principal underwriter has adopted procedures reasonably necessary to prevent Code of Ethics Persons from violating the Code. Such certification will state that the Code contains provisions reasonably necessary to prevent Code of Ethics Persons from violating the Code.

            (3) MATERIAL CHANGES TO THE CODE OF ETHICS

                  The Legal Compliance Department will provide the Fund's board of directors a written description of all material changes to the Code no later than six months after adoption of the material change by Franklin Templeton Investments.

II.   COMPILATION OF DEFINITIONS OF IMPORTANT TERMS

      For purposes of the Code of Ethics and Insider Trading Policy, the terms below have the following meanings:

1934 ACT - The Securities Exchange Act of 1934, as amended.

1940 ACT - The Investment Company Act of 1940, as amended.

ACCESS PERSON - Each director, trustee, general partner or officer, and any other person that directly or indirectly controls (within the meaning of Section 2(a)(9) of the 1940 Act) the Franklin Templeton Group or a person, including an Advisory Representative, who has access to information concerning recommendations made to a Fund or client with regard to the purchase or sale of a security.

ADVISERS ACT - The Investment Advisers Act of 1940, as amended.

ADVISORY REPRESENTATIVE - Any officer or director of Franklin Resources; any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by Franklin Resources prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to Franklin Resources, (ii) any affiliated person of such controlling person, and (iii) any affiliated person of such affiliated person.

AFFILIATED PERSON - it has the same meaning as Section 2(a)(3) of the Investment
      Company Act of 1940. An "affiliated person" of an investment company includes directors, officers, employees, and the investment adviser. In addition, it includes any person owning 5% of the company's voting securities, any person in which the investment company owns 5% or more of the voting securities, and any person directly or indirectly controlling, controlled by, or under common control with the company.

APPROPRIATE ANALYST - With respect to any Access Person, any securities analyst or portfolio manager making investment recommendations or investing funds on behalf of an Associated Client and who may be reasonably expected to recommend or consider the purchase or sale of a security.

ASSOCIATED CLIENT - A Fund or client whose trading information would be available to the Access Person during the course of his or her regular functions or duties.

AUTOMATIC INVESTMENT PLAN-A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocations. An automatic investment plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP - Has the same meaning as in Rule 16a-1(a)(2) under the 1934 Act. Generally, a person has a beneficial ownership in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

EXCHANGE TRADED FUNDS AND HOLDING COMPANY DEPOSITORY RECEIPTS - An
      Exchange-Traded Fund or "ETF" is a basket of securities that is designed to generally track an index--broad stock or bond market, stock industry sector, or international stock. Holding Company Depository Receipts "Holdrs" are securities that represent an investor's ownership in the common stock or American Depository Receipts of specified companies in a particular industry, sector or group.

FUNDS - Investment companies in the Franklin Templeton Group of Funds.

HELD OR TO BE ACQUIRED - A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

INITIAL PUBLIC OFFERING - An offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

LIMITED OFFERING- An offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) of section 4(6).

PORTFOLIO PERSON - Any employee of Franklin Templeton Investments, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in Franklin Templeton Investments, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else designated by the Director of Global Compliance.

PROPRIETARY INFORMATION - Information that is obtained or developed during the ordinary course of employment with Franklin Templeton Investments, whether by you or someone else, and is not available to persons outside of Franklin Templeton Investments. Examples of such Proprietary Information include, among other things, internal research reports, research materials supplied to Franklin Templeton Investments by vendors and broker-dealers not generally available to the public, minutes of departmental/research meetings and conference calls, and communications with company officers (including confidentiality agreements). Examples of non-Proprietary Information include mass media publications (e.g., The Wall Street Journal, Forbes, and Fortune), certain specialized publications available to the public (e.g., Morningstar, Value Line, Standard and Poors), and research reports available to the general public.

REPORTABLE FUND - Any fund for which an Franklin Templeton Investments' U.S.
      registered investment adviser ("FTI Adviser") serves as an investment adviser or a sub-adviser or any fund whose investment adviser or principal underwriter controls a FTI Adviser, is controlled by a FTI adviser or is under common control with a FTI Adviser.

SECURITY - Any stock, note, bond, evidence of indebtedness, participation or interest in any profit-sharing plan or limited or general partnership, investment contract, certificate of deposit for a security, fractional undivided interest in oil or gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit), guarantee of, or warrant or right to subscribe for or purchase any of the foregoing, and in general any interest or instrument commonly known as a security. For purposes of the Code, security does not include:

            1. direct obligations of the U.S. government (i.e. securities issued or guaranteed by the U.S. government such as Treasury bills, notes and bonds including U.S. savings bonds and derivatives thereof);

            2. money market instruments - banker's acceptances, bank certificates of deposits, commercial paper, repurchase agreement and other high quality short-term debt instruments;

            3.    shares of money market funds;

            4. commodity futures (excluding futures on individual securities), currencies, currency forwards and derivatives thereof.

            5.    shares issued by open-end funds other than Reportable Funds;
                  and

            6. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

SUPERVISED PERSONS- Supervised persons are a U.S. registered investment advisers' partners, officers, directors (or other persons occupying a similar status or performing similar functions), and employees, as well as any other persons who provide advice on behalf of the adviser and are subject to the supervision and control of the adviser.

                  APPENDIX B: ACKNOWLEDGMENT FORM AND SCHEDULES

                               INITIAL AND ANNUAL

                               ACKNOWLEDGMENT FORM

             CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING

INSTRUCTIONS: Print form, complete, sign and date. Submit completed form to Code of Ethics Administration Department via:

  Inter-office: Code of Ethics, L-COMP       Fax: (650) 312-5646
  SM-920/2

  U.S. Mail: Franklin Templeton Investments  E-mail: Preclear, Legal (internal)
  Attn: Code of Ethics Administration Dept.         Lpreclear@frk.com (external)
  P.O. Box 25050
  San Mateo, CA 94402-5050

TO: CODE OF ETHICS ADMINISTRATION DEPARTMENT

      I HEREBY ACKNOWLEDGE RECEIPT OF A COPY OF THE FRANKLIN TEMPLETON INVESTMENT'S CODE OF ETHICS ("CODE") AND POLICY STATEMENT ON INSIDER TRADING, AS AMENDED, WHICH I HAVE READ AND UNDERSTAND. I WILL COMPLY FULLY WITH ALL PROVISIONS OF THE CODE AND THE INSIDER TRADING POLICY TO THE EXTENT THEY APPLY TO ME DURING THE PERIOD OF MY EMPLOYMENT. IF THIS IS AN ANNUAL CERTIFICATION, I CERTIFY THAT I HAVE COMPLIED WITH ALL PROVISIONS OF THE CODE AND THE INSIDER TRADING POLICY TO THE EXTENT THEY APPLIED TO ME OVER THE PAST YEAR. ADDITIONALLY, I AUTHORIZE ANY BROKER-DEALER, BANK, OR INVESTMENT ADVISER WITH WHOM I HAVE SECURITIES ACCOUNTS AND ACCOUNTS IN WHICH I HAVE DIRECT OR INDIRECT BENEFICIAL OWNERSHIP, TO PROVIDE BROKERAGE CONFIRMATIONS AND STATEMENTS AS REQUIRED FOR COMPLIANCE WITH THE CODE. I FURTHER UNDERSTAND AND ACKNOWLEDGE THAT ANY VIOLATION OF THE CODE OR INSIDER TRADING POLICY, INCLUDING ENGAGING IN A PROHIBITED TRANSACTION OR FAILURE TO FILE REPORTS AS REQUIRED (SEE SCHEDULES B, C, D, E, F AND G), MAY SUBJECT ME TO DISCIPLINARY ACTION UP TO AND INCLUDING TERMINATION OF EMPLOYMENT.

      NAME (PRINT)           SIGNATURE            DATE SUBMITTED


         TITLE            DEPARTMENT NAME             LOCATION


                                                       YEAR END
   INITIAL DISCLOSURE     ANNUAL DISCLOSURE    (FOR COMPLIANCE USE ONLY)
          [ ]                    [ ]

SCHEDULE A: LEGAL AND COMPLIANCE OFFICERS CODE OF ETHICS ADMINISTRATION DEPT. CONTACT INFO(12)

LEGAL OFFICER

Murray L. Simpson
Executive Vice President & General Counsel
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906
Tel: (650) 525-7331
Fax: (650) 312-2221
Email: mlsimpson@frk.com

COMPLIANCE OFFICERS

DIRECTOR, GLOBAL COMPLIANCE

James M. Davis
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906
Tel: (650) 312-2832
Fax: (650) 312-5676
Email: jdavis@frk.com

CHIEF COMPLIANCE COUNSEL

David H. Lui
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906
Tel: (650) 525-8005
Fax: (650) 312-5676
Email: dlui@frk.com

CODE OF ETHICS ADMINISTRATION DEPARTMENT

Maria Abbott, Manager
Lisa Del Carlo
Darlene James
Legal Compliance Department
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906
Tel: (650) 312-3693
Fax: (650) 312-5646
Email: Preclear, Legal (internal)
       Lpreclear@frk.com (external)

----------------------------------
(12) As of November 2004

                                   SCHEDULE B

                          QUARTERLY TRANSACTIONS REPORT

INSTRUCTIONS: Print form, complete, sign and date. Submit completed form to the Code of Ethics Administration Department via:

   Inter-office: Code of Ethics, L-COMP       Fax: (650) 312-5646
   SM-920/2

   U.S. Mail: Franklin Templeton Investments  E-mail: Preclear, Legal (internal)
              Attn: Code of Ethics            Lpreclear@frk.com (external)
               Administration Dept.
              P.O. Box 25050
              San Mateo, CA 94402-5050

This report of personal securities transactions not reported by duplicate confirmations and brokerage statements pursuant to Section 5.3 of the Code is required pursuant to Rule 204A-1 of the Investment Advisers Act of 1940 and Rule 17j-1(c) of the Investment Company Act of 1940. The report must be completed and submitted to the Code of Ethics Administration Department no later than thirty
(30) calendar days after the end of the calendar quarter in which you completed such as transaction. Refer to Section 5.3 of the Code for further instructions.

                       SECURITY NAME
                    DESCRIPTION/TICKER
                      SYMBOL OR CUSIP                                                      PRE-CLEARED
                       NUMBER/TYPE OF                                                        THROUGH
                     SECURITY (INTEREST     QUANTITY                      BROKER-DEALER/    COMPLIANCE
TRADE   BUY, SELL    RATE AND MATURITY     NUMBER OF           PRINCIPAL     BANK AND       DEPARTMENT
DATE    OR OTHER    DATE, IF APPLICABLE)     SHARES    PRICE    AMOUNT    ACCOUNT NUMBER   (DATE OR N/A)
----    ---------   --------------------   ---------   -----   ---------  --------------   -------------

_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________
_____   _________   ____________________   _________   _____   ________   ______________   _____________

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT I HAVE ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES DESCRIBED ABOVE.

 NAME (PRINT)             SIGNATURE

DATE REPORT SUBMITTED   QUARTER ENDED

                                   SCHEDULE C

INITIAL & ANNUAL DISCLOSURE OF BROKERAGE ACCOUNTS, SECURITIES HOLDINGS AND DISCRETIONARY AUTHORITY

INSTRUCTIONS: Print form, complete, sign and date. Submit completed form to Code of Ethics Administration via:

  Inter-office: Code of Ethics, L-COMP       Fax: (650) 312-5646
   SM-920/2

  U.S. Mail: Franklin Templeton Investments  E-mail: Preclear, Legal (internal)
  Attn: Code of Ethics Administration Dept.  Lpreclear@frk.com (external)
  P.O. Box 25050
  San Mateo, CA 94402-5050

This report shall set forth the name and/or description of each securities account and holding in which you have a direct or indirect beneficial interest, including securities accounts and holdings of a spouse, minor children or other immediate family member living in your home, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund or other client of Franklin Templeton Investments or by you to an unaffiliated registered broker-dealer, registered investment adviser, or other investment manager acting in a similar fiduciary capacity, who exercises sole investment discretion. In lieu of listing each securities account and holding below, you may attach copies of current brokerage statements, sign below and return the Schedule C along with the brokerage statements to the Code of Ethics Administration Department within 10 days of becoming an Access Person if an initial report or by February 1st of each year, if an annual report. The information in this Schedule C or any attached brokerage statements must be current as of a date no more than 45 days prior to the date you become an Access Person or the date you submit your annual report. Refer to Part 5 of the Code for additional filing instructions.

Securities that are EXEMPT from being reported on the Schedule C include: (i) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) commodity futures, currencies, currency forwards and derivatives thereof; shares of money market funds; shares issued by open-end funds other than Reportable Funds (Any fund for which a Franklin Templeton Investments' U.S. registered investment adviser ("FTI Adviser") serves as an investment adviser or a sub-adviser or any fund whose investment adviser or principal underwriter is controlled by an FTI adviser or is under common control with a FTI adviser; and shares issued by unit investment trusts that are invested in one or more open-end funds none of which are Reportable Funds.

[ ] I DO NOT HAVE ANY BROKERAGE ACCOUNTS.

[ ] I DO NOT HAVE ANY SECURITIES HOLDINGS.

[ ] I HAVE ATTACHED STATEMENTS CONTAINING ALL MY BROKERAGE ACCOUNTS AND
    SECURITIES HOLDINGS.

[ ] I HAVE LISTED MY BROKERAGE ACCOUNTS CONTAINING NO SECURITIES HOLDINGS.

[ ] I HAVE LISTED MY SECURITIES HOLDINGS NOT HELD IN A BROKERAGE ACCOUNT.

                                              ADDRESS OF BROKERAGE                      SECURITY            QUANTITY
  ACCOUNT NAME(S)    NAME OF THE BROKERAGE  FIRM, BANK OF INVESTMENT            DESCRIPTION/TITLE/TICKER    NUMBER OF    CHECK THIS
(REGISTRATION SHOWN          FIRM,                   ADVISER                         SYMBOL OR CUSIP#       SHARES &       BOX IF
   ON BROKERAGE       BANK OR INVESTMENT     (STREET/CITY/STATE/ZIP   ACCOUNT  (INTEREST RATE & MATURITY IF PRINCIPAL  DISCRETIONARY
    STATEMENT)              ADVISER                   CODE)           NUMBER           APPROPRIATE)          AMOUNT       ACCOUNT
-------------------  ---------------------  ------------------------  -------  ---------------------------- ---------  -------------

___________________  _____________________  ________________________  _______  ___________________________  _________  _____________

___________________  _____________________  ________________________  _______  ___________________________  _________  _____________

                                                                              SECURITY
ACCOUNT NAME(s)                       ADDRESS OF BROKERAGE            DESCRIPTION/TITLE/TICKER  QUANTITY
(REGISTRATION    NAME OF BROKERAGE       FIRM, BANK OR                   SYMBOL OR CUSIP #      NUMBER OF   CHECK THIS
   SHOWN ON            FIRM,           INVESTMENT ADVISER                 (INTEREST RATE &      SHARES &      BOX IF
   BROKERAGE          BANK OR        (STREET/CITY/STATE/ZIP  ACCOUNT         MATURITY IF        PRINCIPAL  DISCRETIONARY
  STATEMENT)     INVESTMENT ADVISER          CODE)            NUMBER        APPROPRIATE)         AMOUNT       ACCOUNT
---------------  ------------------  ----------------------  -------  ------------------------  ---------  -------------

_______________  __________________  ______________________  _______  ________________________  _________  _____________

_______________  __________________  ______________________  _______  ________________________  _________  _____________

_______________  __________________  ______________________  _______  ________________________  _________  _____________

_______________  __________________  ______________________  _______  ________________________  _________  _____________

_______________  __________________  ______________________  _______  ________________________  _________  _____________

_______________  __________________  ______________________  _______  ________________________  _________  _____________

_______________  __________________  ______________________  _______  ________________________  _________  _____________

TO THE BEST OF MY KNOWLEDGE, I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS AND/OR HOLDINGS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITIES ACCOUNTS AND/OR HOLDINGS OF A SPOUSE, MINOR CHILDREN OR OTHER IMMEDIATE MEMBER LIVING IN MY HOME, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED TO ME OR BY ME TO AN UNAFFILIATED REGISTERED BROKER-DEALER, REGISTERED INVESTMENT ADVISER, OR OTHER INVESTMENT MANAGER ACTING IN A SIMILAR FIDUCIARY CAPACITY, WHO EXERCISES SOLE INVESTMENT DISCRETION.

NAME(PRINT)  SIGNATURE  DATE REPORT SUBMITTED
-----------  ---------  ---------------------

___________  _________  _____________________

              INITIAL DISCLOSURE                              ANNUAL DISCLOSURE                    YEAR END
(CHECK THIS BOX IF YOU'RE A NEW ACCESS PERSON)   (CHECK THIS BOX IF ANNUAL CERTIFICATION)   (FOR COMPLIANCE USE ONLY)
----------------------------------------------   ----------------------------------------   -------------------------
                    [ ]                                              [ ]

                 SCHEDULE D - NOTIFICATION OF SECURITIES ACCOUNT

INSTRUCTIONS: Print form, complete, sign and date. Submit completed form to Code of Ethics Administration via:

Inter-office: Code of Ethics, L-COMP SM-920/2            Fax: (650) 312-5646

U.S. Mail: Franklin Templeton Investments                E-mail: Preclear, Legal(internal)
           Attn: Code of Ethics Administration Dept.     Lpreclear@frk.com (external)
           P.O. Box 25050
           San Mateo, CA 94402-5050

All Franklin registered representatives and Access Persons, PRIOR TO OPENING A BROKERAGE ACCOUNT OR PLACING AN INITIAL ORDER IN THE NEW ACCOUNT, are required to notify the Code of Ethics Administration Department and the executing broker-dealer in writing. This includes accounts in which the registered representative or Access Person has or will have a financial interest in (e.g., a spouse's account) or discretionary authority (e.g., a trust account for a minor child).

UPON RECEIPT OF THE NOTIFICATION OF SECURITIES ACCOUNT FORM, THE CODE OF ETHICS ADMINISTRATION DEPARTMENT WILL CONTACT THE BROKER-DEALER IDENTIFIED BELOW AND REQUEST THAT DUPLICATE CONFIRMATIONS AND STATEMENTS OF YOUR BROKERAGE ACCOUNT ARE SENT TO FRANKLIN TEMPLETON INVESTMENTS.

ACCOUNT INFORMATION:

                  NAME ON THE ACCOUNT                      ACCOUNT NUMBER OR SOCIAL      DATE
(IF OTHER THAN EMPLOYEE, STATE RELATIONSHIP I.E., SPOUSE)       SECURITY NUMBER       ESTABLISHED
---------------------------------------------------------  ------------------------   -----------


   NAME OF       YOUR REPRESENTATIVE   BROKERAGE FIRM ADDRESS
BROKERAGE FIRM        (OPTIONAL)       (CITY/STATE/ZIP CODE)
--------------   -------------------   ----------------------


EMPLOYEE INFORMATION:

EMPLOYEE'S NAME (PRINT)   TITLE   DEPARTMENT NAME
-----------------------   -----   ---------------


                    ARE YOU A REGISTERED
INTEROFFICE            REPRESENTATIVE?             ARE YOU AN
 MAIL CODE    (NASD LICENSED, I.E.,SERIES 6, 7)   ACCESS PERSON?
-----------   ---------------------------------   --------------
                       [ ] YES [ ] NO             [ ] YES [ ] NO

PHONE EXTENSION   SIGNATURE   DATE
---------------   ---------   ----


       SCHEDULE E - NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST

INSTRUCTIONS: Print form, complete, sign and date. Obtain required signature and submit completed form to Code of Ethics Administration Dept. via:

Inter-office: Code of Ethics, L-COMP SM-920/2    Fax: (650) 312-5646

U.S. Mail: Franklin Templeton Investments        E-mail: Preclear, Legal(internal)
Attn: Code of Ethics Administration Dept.        Lpreclear@frk.com (external)
P.O. Box 2505
San Mateo, CA 94402-5050

If you have any beneficial ownership in a security and it is recommended to the Appropriate Analyst that the security be considered for purchase or sale by an Associated Client, or if a purchase or sale of that security for an Associated Client is carried out, you must disclose your beneficial ownership to Code of Ethics Administration Department and the Appropriate Analyst in writing on Schedule E (or an equivalent form containing similar information) before the purchase or sale, or before or simultaneously with the recommendation.

                                                          DATE AND
                                                        METHOD LEARNED    PRIMARY
              OWNERSHIP                  METHOD OF     THAT SECURITY'S   PORTFOLIO
                TYPE:                  ACQUISITION          UNDER        MANAGER OR
 SECURITY     (DIRECT OR     YEAR     (PURCHASE/GIFT/   CONSIDERATION    PORTFOLIO    NAME OF PERSON   DATE OF VERBAL
DESCRIPTION    INDIRECT)   ACQUIRED       OTHER)          BY FUNDS        ANALYST        NOTIFIED       NOTIFICATION
-----------   ----------   --------   ---------------  ---------------   ----------   --------------   --------------

___________   __________   ________   ______________   _______________   __________   ______________   ______________

___________   __________   ________   ______________   _______________   __________   ______________   ______________

___________   __________   ________   ______________   _______________   __________   ______________   ______________

___________   __________   ________   ______________   _______________   __________   ______________   ______________

___________   __________   ________   ______________   _______________   __________   ______________   ______________

EMPLOYEE'S NAME (PRINT)   SIGNATURE   DATE
-----------------------   ---------   ----


PRIMARY PM OR ANALYST'S NAME (PRINT)   SIGNATURE   DATE
------------------------------------   ---------   ----


                                   SCHEDULE F

       CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN

                     LIMITED OFFERINGS (PRIVATE PLACEMENTS)

INSTRUCTIONS: Print form, complete, sign, date and obtain CIO's signatures. Submit completed form to Code of Ethics Administration Dept. via:

Inter-office: Code of Ethics, L-COMP SM-920/2    Fax: (650) 312-5646

U.S. Mail: Franklin Templeton Investments        E-mail: Preclear, Legal(internal)
Attn: Code of Ethics Administration Dept.                Lpreclear@frk.com (external)
P.O. Box 25050
San Mateo, CA 94402-5050

In considering requests by Access Persons for approval of limited partnerships and other Limited Offering (private placement) securities transactions, the Compliance Officer shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Compliance Officer and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the Access Person by virtue of his or her position with the Franklin Templeton Group. IF THE ACCESS PERSON RECEIVES CLEARANCE FOR THE TRANSACTION, NO INVESTMENT IN THE SAME ISSUER MAY BE MADE FOR A FUND OR CLIENT UNLESS AN EXECUTIVE OFFICER OF FRANKLIN RESOURCES, INC., WITH NO INTEREST IN THE ISSUER, APPROVES THE TRANSACTION.

IN ORDER TO EXPEDITE YOUR REQUEST, PLEASE PROVIDE THE FOLLOWING INFORMATION:

NAME/DESCRIPTION OF PROPOSED INVESTMENT:___________________________________

      PROPOSED INVESTMENT AMOUNT:__________________________________________

PLEASE ATTACH PAGES OF THE OFFERING MEMORANDUM (OR OTHER DOCUMENTS) SUMMARIZING THE INVESTMENT OPPORTUNITY, INCLUDING:

      i)    Name of the partnership/hedge fund/issuer;

      ii)   Name of the general partner, location & telephone number;

      iii) Summary of the offering; including the total amount the offering/issuer;

      iv)   Percentage your investment will represent of the total offering;

      v)    Plan of distribution; and

      vi)   Investment objective and strategy,

PLEASE RESPOND TO THE FOLLOWING QUESTIONS:

   a) Was this investment opportunity presented to you in your capacity as a portfolio manager? If no, please explain the relationship, if any, you have to the issuer or principals of the issuer.

   b) Is this investment opportunity suitable for any fund/client that you advise? (13) If yes, why isn't the investment being made on behalf of the fund/client? If no, why isn't the investment opportunity suitable for the fund/clients?

   c) Do any of the fund/clients that you advise presently hold securities of the issuer of this proposed investment (e.g., common stock, preferred stock, corporate debt, loan participations, partnership interests, etc), ? If yes, please provide the names of the funds/clients and security description.

------------------
(13) If an investment opportunity is presented to you in your capacity as a portfolio manager and the investment opportunity is suitable for the fund/client, it must first be offered to the fund/client before any personal securities transaction can be effected.

   d) Do you presently have or will you have any managerial role with the company/issuer as a result of your investment? If yes, please explain in detail your responsibilities, including any compensation you will receive.

   e) Will you have any investment control or input to the investment decision making process?

   f) Will you receive reports of portfolio holdings? If yes, when and how frequently will these be provided?

REMINDER: PERSONAL SECURITIES TRANSACTIONS THAT DO NOT GENERATE BROKERAGE CONFIRMATIONS (E.G., INVESTMENTS IN PRIVATE PLACEMENTS) MUST BE REPORTED TO THE CODE OF ETHICS ADMINISTRATION DEPARTMENT ON SCHEDULE B NO LATER THAN 30 CALENDAR DAYS AFTER THE END OF THE CALENDAR QUARTER THE TRANSACTION TOOK PLACE.

EMPLOYEE'S NAME (PRINT)   SIGNATURE   DATE
-----------------------   ---------   ----


"I CONFIRM, TO THE BEST OF MY KNOWLEDGE AND BELIEF, THAT I HAVE REVIEWED THE PRIVATE PLACEMENT AND DO NOT BELIEVE THAT THE PROPOSED PERSONAL TRADE WILL BE CONTRARY TO THE BEST INTERESTS OF ANY OF OUR FUNDS' OR CLIENTS' PORTFOLIOS."

CHIEF INVESTMENT OFFICER'S NAME   SIGNATURE   DATE
-------------------------------   ---------   ----


CHIEF COMPLIANCE OFFICER'S NAME   SIGNATURE   DATE
-------------------------------   ---------   ----


                  CODE OF ETHICS ADMINISTRATION DEPT. USE ONLY

DATE RECEIVED: ______________  DATE FORWARDED TO FRI EXECUTIVE OFFICER: ________

APPROVED BY:

____________________________________________________           ________
DIRECTOR, GLOBAL COMPLIANCE/CHIEF COMPLIANCE COUNSEL             DATE

___________________________________________                   ________
EXECUTIVE OFFICER, FRANKLIN RESOURCES, INC.                     DATE


DATE ENTERED IN LOTUS NOTES: _____________  DATE ENTERED IN EXAMINER: __________

PRECLEARED: YES [ ] NO [ ]       IS THE ACCESS PERSON REGISTERED? YES [ ] NO [ ]
(ATTACH E-MAIL)

                                   SCHEDULE G

                   REQUEST FOR APPROVAL TO SERVE AS A DIRECTOR

INSTRUCTIONS: Print form, complete, sign and date. Submit completed form to Code of Ethics Administration Department via:

Inter-office: Code of Ethics, L-COMP SM-920/2    Fax: (650) 312-5646

U.S. Mail: Franklin Templeton Investments        E-mail: Preclear, Legal(internal)
Attn: Code of Ethics Administration Dept.                Lpreclear@frk.com (external)
P.O. Box 25050
San Mateo, CA 94402-5050

                              EMPLOYEE INFORMATION

EMPLOYEE:
--------------------------------------------------------------------------------
DEPARTMENT:                                     EXTENSION:
--------------------------------------------------------------------------------
JOB TITLE:                                      SITE/LOCATION:
--------------------------------------------------------------------------------
SUPERVISOR:                                     SUP.EXTENSION:
--------------------------------------------------------------------------------

                               COMPANY INFORMATION

Company Name:
--------------------------------------------------------------------------------
Nature of company's business:
--------------------------------------------------------------------------------
Is this a public or private
company?
--------------------------------------------------------------------------------
Title/Position:
--------------------------------------------------------------------------------
Reason for serving as a
director for the company:
--------------------------------------------------------------------------------
Estimate of hours to be
devoted to the directorship:
--------------------------------------------------------------------------------
Compensation received:               [ ] Yes                  [ ] No
--------------------------------------------------------------------------------
If compensated, how?
--------------------------------------------------------------------------------
Starting date:
--------------------------------------------------------------------------------
NASD Registered/Licensed?            [ ] Yes                  [ ] No

   FOR APPROVAL USE ONLY

CODE OF ETHICS ADMINISTRATION DEPARTMENT:   [ ] Approved     [ ] Denied

Signatory Name ________________________  Signatory Title: ______________________

Signature: ___________________________________      Date: ______________________

   APPENDIX C: INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER SUBSIDIARIES OF
                    FRANKLIN RESOURCES, INC. - NOVEMBER 2004

Franklin Advisers, Inc.                    IA      Templeton Global Advisors Ltd. (Bahamas)    IA
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Advisory Services, LLC            IA      Franklin Templeton Italia Societa di        FBD/FIA
                                                   Gestione del Risparmio per Axioni  (Italy)
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Investment Advisory Services,     IA      Franklin Templeton Investment Services      FBD
Inc.                                               GmbH (Germany)
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton Portfolio Advisors,     IA      Fiduciary Trust International of the South  Trust Co
Inc.
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Mutual Advisers, LLC              IA      Franklin Templeton Services, LLC            BM
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin/Templeton Distributors, Inc.      BD      Franklin Templeton Investments Corp.        IA/FIA
                                                   (Ontario)
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton Services, LLC           FA      Templeton Asset Management Ltd.             IA/FIA
                                                   (Singapore)
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton International Services  FBD     Fiduciary Trust Company International       Trust Co.
S.A. (Luxembourg)
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton Investments Australia   FIA     Fiduciary International, Inc                IA
Limited
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin/Templeton Investor Services, LLC  TA      Fiduciary Investment Management             IA
                                                   International Inc
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton Alternative             IA      Franklin Templeton Institutional Asia       FIA
Strategies, LLC                                    Limited (Hong Kong)
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton Institutional, LLC      IA      Fiduciary Trust International Limited (UK)  IA/FIA
-----------------------------------------  ------  ------------------------------------------  ---------
Fiduciary Financial Services, Corp.        BD      Franklin Templeton Investment Trust         FIA
                                                   Management, Ltd (Korea)
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton Asset Management S.A.   FIA     Franklin Templeton Asset Management         FBD/FIA
(France)                                           (India) Private Limited (India)
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton Investments (Asia)      FBD/IA
Limited (Hong Kong)
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton Investment Management   IA/FIA
Limited (UK)
-----------------------------------------  ------  ------------------------------------------  ---------
Templeton/Franklin Investment Services,    BD
Inc
-----------------------------------------  ------  ------------------------------------------  ---------
Templeton Investment Counsel, LLC          IA
-----------------------------------------  ------  ------------------------------------------  ---------
Templeton Asset Management, Ltd.           IA/FIA
-----------------------------------------  ------  ------------------------------------------  ---------
Franklin Templeton Investments Japan Ltd.  FIA

Codes:   IA:    US registered investment adviser
         BD:    US registered broker-dealer
         FIA:   Foreign equivalent investment adviser
         FBD:   Foreign equivalent broker-dealer
         TA:    US registered transfer agent
         FA:    Fund Administrator
         BM:    Business manager to the funds
         REA:   Real estate adviser
         Trust: Trust company

                                   APPENDIX D
                            FRANKLIN RESOURCES, INC.
                       CODE OF ETHICS AND BUSINESS CONDUCT

This Code of Ethics and Business Conduct (the "Code") has been adopted by the Board of Directors (the "Board") of Franklin Resources, Inc. in connection with its oversight of the management and business affairs Franklin Resources, Inc.

1.      PURPOSE AND OVERVIEW.

(a) Application. The Code is applicable to all officers, directors, employees and temporary employees (each, a "Covered Person") of Franklin Resources, Inc. and all of its U.S. and non-U.S. subsidiaries and affiliates (collectively, the "Company").

(b) Purpose. The Code summarizes the values, principles and business practices that guide the business conduct of the Company and also provides a set of basic principles to guide Covered Persons regarding the minimum ethical requirements expected of them. The Code supplements the Company's existing employee policies, including those specified in the respective U.S. and non-U.S. employee handbooks and also supplements various other codes of ethics, policies and procedures that have been adopted by the Company. All Covered Persons are expected to become familiar with the Code and to apply these principles in the daily performance of their jobs.

(c) Overriding Responsibilities. It is the responsibility of all Covered Persons to maintain a work environment that fosters fairness, respect and integrity. The Company requires all Covered Persons to conduct themselves in a lawful, honest and ethical manner in all of the Company's business practices.

(d) Questions. All Covered Persons are expected to seek the advice of a supervisor, a manager, the Human Resources Department, the Company's General Counsel or the Legal Compliance Department for additional guidance or if there is any question about issues discussed in this Code.

(e) Violations. If any Covered Person observes possible unethical or illegal conduct, such concerns or complaints should be reported as set forth in
      Section 16 below.

(f) Definition of Executive Officer. For the purposes of this Code, the term "Executive Officer" shall mean those officers, as shall be determined by the Board of Directors of Franklin Resources, Inc. from time to time, who are subject to the reporting obligations of Section 16(a) of the Securities Exchange Act of 1934.

(g) Definition of Director. For purposes of this Code, the term "Director" shall mean members of the Board of Directors of Franklin Resources, Inc.

2.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

(a) Compliance. All Covered Persons of the Company are required to comply with all of the applicable laws, rules and regulations of the United States and other countries, and the states, counties, cities and other jurisdictions, in which the Company conducts its business. Local laws may in some instances be less restrictive than the principles set forth in this Code. In those situations, Covered Persons should comply with the Code, even if the conduct would otherwise be legal under applicable laws. On the other hand, if local laws are more restrictive than the Code, Covered Persons should comply with applicable laws.

(b) Insider Trading. Such legal compliance includes, without limitation, compliance with the Company's insider trading policy, which prohibits Covered Persons from trading securities either personally or on behalf of others, while in possession of material non-public information or communicating material non-public information to others in violation of the law. Securities include common stocks, bonds, options, futures and other financial instruments. Material information includes any information that a reasonable investor would consider important in a decision to buy, hold, or sell securities. These laws provide substantial civil and criminal penalties for individuals who fail to comply. The policy is described in more detail in the various employee handbooks and compliance policies. In addition, the Company has implemented trading restrictions to reduce the risk, or appearance, of insider trading.

(c) Questions Regarding Stock Trading. All questions regarding insider trading or reports of impropriety regarding stock transactions should be made to the Legal Compliance Department. See also Section 16 below.

3.      CONFLICTS OF INTEREST.

(a) Avoidance of Conflicts. All Covered Persons are required to conduct themselves in a manner and with such ethics and integrity so as to avoid a conflict of interest, either real or apparent.

(b) Conflict of Interest Defined. A conflict of interest is any circumstance where an individual's personal interest interferes or even appears to interfere with the interests of the Company. All Covered Persons have a duty to avoid financial, business or other relationships that might be opposed to the interests of the Company or might cause a conflict with the performance of their duties.

(c) Potential Conflict Situations. A conflict can arise when a Covered Person takes actions or has interests that may make it difficult to perform his or her Company related work objectively and effectively. Conflicts also may arise when a Covered Person or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

(d) Examples of Potential Conflicts. Some of the areas where a conflict could arise include:

(i) Employment by a competitor, regardless of the nature of the employment, while employed by the Company.

(ii) Placement of business with any company in which a Covered Person, or any member of the Covered Person's family, has a substantial ownership interest or management responsibility.

(iii) Making endorsements or testimonials for third parties.

(iv) Processing a transaction on the Covered Person's personal account(s), or his or her friend or family members' account(s), through the Company's internal systems without first submitting the transaction request to the Company's Customer Service Center.

(v) Disclosing the Company's confidential information to a third party without the prior consent of senior management.

(e) Questions Regarding Conflicts. All questions regarding conflicts of interest and whether a particular situation constitutes a conflict of interest should be directed to the Legal Compliance Department. See also
      Section 16 below.

4.      GIFTS AND ENTERTAINMENT.

(a) Rationale. The Company's aim is to deter providers of gifts from seeking or receiving special favors from Covered Persons. Gifts of more than a nominal value can cause Covered Persons to feel placed in a position of "obligation" and/or give the appearance of a conflict of interest.

(b) No Conditional Gifts. Covered Persons may not at any time accept any item that is conditioned upon the Company doing business with the entity or person giving the gift.

(c)   No Cash Gifts. Cash gifts of any amount should never be accepted.

(d) No Non-Cash Gifts Over $100. Covered Persons, including members of their immediate families, may not, directly or indirectly, take, accept or receive bonuses, fees, commissions, gifts, gratuities, or any other similar form of consideration, from any person, firm, corporation or association with which the Company does or seeks to do business if the value of such item is in excess of $100.00 on an annual basis.

(e) No Solicitation for Gifts. Covered Persons should not solicit any third party for any gift, gratuity, entertainment or any other item regardless of its value.

(f) Permitted Entertainment. Covered Persons, including members of their immediate families, may accept or participate in "reasonable entertainment" provided by any person, firm, corporation or association with which the Company does or seeks to do business. "Reasonable entertainment" would include, among other things, an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment, which is neither so frequent nor so excessive as to raise any question of propriety; attended by the entity or person providing the entertainment, meal, or tickets; not more frequent than once per quarter; and not preconditioned on a "quid pro quo" business relationship.

(g) No Excessive Entertainment. Covered Persons are prohibited from accepting "excessive entertainment" without the prior written approval of one of the Company's Co-Chief Executive Officers or the Office of the Chairman. "Excessive entertainment" is entertainment that has a value greater than $1000.00 or is provided more frequently than once per quarter.

(h) What To Do. Covered Persons presented with a gift with a value in excess of $100.00 or entertainment valued greater than $1000.00 should politely decline and explain that the Company policy makes it impossible to accept such a gift. Covered Persons are encouraged to be guided by their own sense of ethical responsibility, and if they are presented with such a gift from an individual or company, they should notify their manager so the gift can be returned.

(i) Permitted Compensation. The Company recognizes that this Section 4 does not prohibit Directors who do not also serve in management positions within the Company from accepting compensation, bonuses, fees and other similar consideration paid in the normal course of business as a result of their outside business activity, employment or directorships.

(j) Questions Regarding Gifts and Entertainment. All questions regarding gifts and entertainment should be directed to the Legal Compliance Department. See also Section 16 below.

5.      OUTSIDE EMPLOYMENT.

(a) Restrictions. Subject to any departmental restrictions, Covered Persons are permitted to engage in outside employment if it is free of any actions that could be considered a conflict of interest. Outside employment must not adversely affect a Covered Person's job performance at the Company, and outside employment must not result in absenteeism, tardiness or a Covered Person's inability to work overtime when requested or required. Covered Persons may not engage in outside employment, which requires or involves using Company time, materials or resources.

(b) Self-Employment. For purposes of this policy, outside employment includes self-employment.

(c) Required Approvals. Due to the fiduciary nature of the Company's business, all potential conflicts of interest that could result from a Covered Person's outside employment should be discussed with the Covered Person's manager and the Human Resources Department, prior to entering into additional employment relationships.

(d) Outside Directors Exempt. The Company recognizes that this Section 5 is not applicable to Directors who do not also serve in management positions within the Company.

6.      CONFIDENTIALITY.

(a) Confidentiality Obligation. Covered Persons are responsible for maintaining the confidentiality of information entrusted to them by the Company or its customers, except when disclosure is authorized or legally mandated. The sensitive nature of the investment business requires that the Company keep its customers' confidence and trust. Covered Persons must be continuously sensitive to the confidential and privileged nature of the information to which they have access concerning the Company, and must exercise the utmost discretion when discussing any work-related matters with third parties. Each Covered Person must safeguard the Company's confidential information and not disclose it to a third party without the prior consent of senior management.

(b) What Is Confidential Information. "Confidential information" includes but is not limited to information, knowledge, ideas, documents or materials that are owned, developed or possessed by the Company or that in some other fashion are related to confidential or proprietary matters of the Company, its business, customers, shareholders, Covered Persons or brokers. It includes all business, product, marketing, financial, accounting, personnel, operations, supplier, technical and research information. It also includes computer systems, software, documentation, creations, inventions, literary works, developments, discoveries and trade secrets. Confidential information includes any non-public information of the Company that might be of use to competitors, or harmful to the Company or its customers, if disclosed.

(c) Acknowledgment. All employees of the Company are expected to sign an acknowledgment regarding the confidentiality policy set forth above at the time they become employed with the Company.

(d) Length of Confidentiality Obligations. Covered Persons are expected to comply with the confidentiality policy not only for the duration of their employment or service with the Company, but also after the end of their employment or service with the Company.

(e) Confidentiality Under the Code. All reports and records prepared or maintained pursuant to this Code shall be considered confidential and shall be maintained and protected accordingly.

7.      OWNERSHIP OF INTELLECTUAL PROPERTY.

(a) Company Ownership. The Company owns all of the work performed by Covered Persons at and/or for the Company, whether partial or completed. All Covered Persons shall be obligated to assign to the Company all "intellectual property" that is created or developed by Covered Persons, alone or with others, while working for the Company.

(b) What Is Intellectual Property. "Intellectual Property" includes all trademarks and service marks, trade secrets, patents and patent subject matter and inventor rights in the United States and foreign countries and related applications. It includes all United States and foreign copyrights and subject matter and all other literary property and author rights, whether or not copyrightable. It includes all creations, not limited to inventions, discoveries, developments, works of authorship, ideas and know-how. It does not matter whether or not the Company can protect them by patent, copyright, trade secrets, trade names, trade or service marks or other intellectual property right. It also includes all materials containing any intellectual property. These materials include but are not limited to computer tapes and disks, printouts, notebooks, drawings, artwork and other documentation. To the extent applicable, non-trade secret intellectual property constitutes a "work made for hire" owned by the Company, even if it is not a trade secret.

(c) Exceptions. The Company will not be considered to have a proprietary interest in a Covered Person's work product if: (i) the work product is developed entirely on the Covered Person's own time without the use or aid of any Company resources, including without limitation, equipment, supplies, facilities or trade secrets; (ii) the work product does not result from Covered Person's employment with the Company; and (iii) at the time a Covered Person conceives or reduces the creation to practice, it is not related to the Company's business nor the Company's actual or expected research or development.

(d) Required Disclosure. All Covered Persons must disclose to the Company all intellectual property conceived or developed while working for the Company. If requested, a Covered Person must sign all documents necessary to memorialize the Company's ownership of intellectual property under this policy. These documents include but are not limited to assignments and patent, copyright and trademark applications.

8. CORPORATE OPPORTUNITIES. Covered Persons are prohibited from (i) taking for themselves opportunities that are discovered through the use of Company property, information or position, (ii) using Company property, information or position for personal gain, and/or (iii) competing with the Company.

9. FAIR DEALING. Each Covered Person should endeavor to deal fairly with the Company's customers, suppliers, competitors and Covered Persons and not to take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

10. PROTECTION AND USE OF COMPANY PROPERTY. All Covered Persons should protect the Company's assets and ensure they are used for legitimate business purposes during employment with the Company. Improper use includes unauthorized personal appropriation or use of the Company's assets, data or resources, including computer equipment, software and data.

11.     STANDARDS OF BUSINESS CONDUCT.

(a) Respectful Work Environment. The Company is committed to fostering a work environment in which all individuals are treated with respect and dignity. Each individual should be permitted to work in a business-like atmosphere that promotes equal employment opportunities.

(b) Prohibited Conduct. The following conduct will not be tolerated and could result in disciplinary action, including termination:

(i) Any act which causes doubt about a Covered Person's integrity, such as the falsifying of Company records and documents, competing in business with the Company, divulging trade secrets, or engaging in any criminal conduct.

(ii) Any act which may create a dangerous situation, such as carrying weapons, firearms or explosives on Company premises or surrounding areas, assaulting another individual, or disregarding property and safety standards.

(iii) The use, sale, purchase, transfer, possession, or attempted sale, purchase or transfer of alcohol or drugs while at work. Reporting to work while under the influence of alcohol or drugs, or otherwise in a condition not fit for work.

(iv) Insubordination, including refusal to perform a job assignment or to follow a reasonable request of a Covered Person's manager, or discourteous conduct toward customers, associates, or supervisors.

(v) Harassment of any form including threats, intimidation, abusive behavior and/or coercion of any other person in the course of doing business.

(vi) Falsification or destruction of any timekeeping record, intentionally clocking in on another Covered Person's attendance or timekeeping record, the knowledge of another Covered Person tampering with their attendance record or tampering with one's own attendance record.

(vii) Failure to perform work, which meets the standards/expectations of the Covered Person's position.

(viii) Excessive absenteeism, chronic tardiness, or consecutive absence of 3 or more days without notification or authorization.

(ix) Any act of dishonesty or falsification of any Company records or documents, including obtaining employment based on false, misleading, or omitted information.

(c) Disciplinary Action. A Covered Person or the Company may terminate the employment or service relationship at will, at any time, without cause or advance notice. Thus, the Company does not strictly adhere to a progressive disciplinary system since each incident of misconduct may have a different set of circumstances or differ in its severity. The Company will take such disciplinary action as it deems appropriate and commensurate with any misconduct of the Covered Person.

12.     DISCLOSURE IN REPORTS AND DOCUMENTS.

(a) Filings and Public Materials. As a public company, it is important that the Company's filings with the Securities and Exchange Commission (the "SEC") and other Federal, State, domestic and international regulatory agencies are full, fair, accurate, timely and understandable. The Company also makes many other filings with the SEC and other domestic and international regulatory agencies on behalf of the funds that its subsidiaries and affiliates manage. Further, the Company prepares mutual fund account statements, client investment performance information, prospectuses and advertising materials that are sent out to its mutual fund shareholders and clients.

(b) Disclosure and Reporting Policy. The Company's policy is to comply with all applicable disclosure, financial reporting and accounting regulations applicable to the Company. The Company maintains the highest commitment to its disclosure and reporting requirements, and expects all Covered Persons to record information accurately and truthfully in the books and records of the Company.

(c) Information for Filings. Depending on his or her position with the Company, a Covered Person, may be called upon to provide necessary information to assure that the Company's public reports and regulatory filings are full, fair, accurate, timely and understandable. The

      Company expects all Covered Persons to be diligent in providing accurate information to the inquiries that are made related to the Company's public disclosure requirements.

(d) Disclosure Controls and Procedures and Internal Control Over Financial Reporting. Covered Persons are required to cooperate and comply with the Company's disclosure controls and procedures and internal controls over financial reporting so that the Company's reports and documents filed with the SEC and other Federal, State, domestic and international regulatory agencies comply in all material respects with applicable laws, and rules and regulations, and provide full, fair, accurate, timely and understandable disclosure.

13. RELATIONSHIPS WITH GOVERNMENT PERSONNEL. Covered persons should be aware that practices that may be acceptable in the commercial business environment (such as providing certain transportation, meals, entertainment and other things of nominal value) may be entirely unacceptable and even illegal when they relate to government employees or others who act on the government's behalf. Therefore, Covered Persons are required to comply with the relevant laws and regulations governing relations between government employees and customers and suppliers in every country where the Company conducts business. Covered persons are prohibited from giving money or gifts to any official or any employee of a governmental entity if doing so could reasonably be construed as having any connection with the Company's business relationship. Any proposed payment or gift to a government official or employee must be reviewed in advance by the Legal Compliance Department, even if such payment is common in the country of payment.

14. POLITICAL CONTRIBUTIONS. Election laws in many jurisdictions generally prohibit political contributions by corporations to candidates. Many local laws also prohibit corporate contributions to local political campaigns. In accordance with these laws, the Company does not make direct contributions to any candidates for federal, state or local offices where applicable laws make such contributions illegal. Contributions to political campaigns must not be, or appear to be, made with or reimbursed by the Company's funds or resources. The Company's funds and resources include (but are not limited to) the Company's facilities, office supplies, letterhead, telephones and fax machines. Employees may make personal political contributions as they see fit in accordance with all applicable laws.

15.     ACCOUNTABILITY FOR ADHERENCE TO THE CODE.

(a) Honesty and Integrity. The Company is committed to uphold ethical standards in all of its corporate and business activities. All Covered Persons are expected to perform their work with honesty, truthfulness and integrity and to comply with the general principles set forth in the Code. Covered Persons are also expected to perform their work with honesty and integrity in any areas not specifically addressed by the Code.

(b) Disciplinary Actions. A violation of the Code may result in appropriate disciplinary action including the possible termination from employment with the Company. Nothing in this Code restricts the Company from taking any disciplinary action on any matters pertaining to the conduct of a Covered Person, whether or not expressly set forth in the Code.

  (c) Annual Certifications. Directors and Executive Officers will be required to certify annually, on a form to be provided by the Legal Compliance Department, that they have received, read and understand the Code and have complied with the requirements of the Code.

  (d) Training and Educational Requirements.

(i) Orientation. New Covered Persons will receive a copy of the Code during the orientation process conducted by representatives of the Human Resources Department and shall acknowledge that they have received, read and understand the Code and will comply with the requirements of the Code.

(ii) Continuing Education. Covered Persons shall be required to complete such additional training and continuing education requirements regarding the Code and matters related to the Code as the Company shall from time to time establish.

  16.   REPORTING VIOLATIONS OF THE CODE.

  (a) Questions and Concerns. Described in this Code are procedures generally available for addressing ethical issues that may arise. As a general matter, if a Covered Person has any questions or concerns about compliance with this Code he or she is encouraged to speak with his or her supervisor, manager, representatives of the Human Resources Department, the Company's General Counsel or the Legal Compliance Department.

  (b) Compliance and Ethics Hot-Line. If a Covered Person does not feel comfortable talking to any of the persons listed above for any reason, he or she should call the Compliance and Ethics Hot-Line at 1-800-636-6592. Calls to the Compliance and Ethics Hot-Line may be made anonymously.

  (c) Responsibility to Report Violations of the Code and Law. As part of its commitment to ethical and lawful conduct, the Company expects Covered Persons to promptly report any suspected violations of this Code or law. Failure to report knowledge of a violation or other misconduct may result in disciplinary action.

  (d) Confidentiality and Investigation. The Company will treat the information set forth in a report of any suspected violation of the Code or law in a confidential manner and will conduct a prompt and appropriate evaluation and investigation of any matter reported. Covered Persons are expected to cooperate in any investigations of reported violations.

  (e) Protection of Covered Persons. By law, the Company may not discharge, demote, suspend, threaten, harass, or in any other manner discriminate against an employee in the terms and conditions of employment because of any lawful act done by the employee to provide information or otherwise assist in an investigation regarding any conduct which the employee reasonably believes constitutes a violation of any rule or regulation of the SEC or any provision of Federal law relating to fraud against shareholders when the information or assistance is provided to or the investigation is conducted, by, among others, a person(s) working for the Company with the authority to investigate, discover or terminate misconduct. To encourage Covered Persons to report violations of illegal or unethical conduct, the

      Company will not allow retaliation to be taken against any Covered Person who has made a report under this section in good faith.

  (f) Accounting/Auditing Complaints. The law requires that the Company's Audit Committee have in place procedures for the receipt, retention and treatment of complaints concerning accounting, internal accounting controls, or auditing matters and procedures for Covered Persons to anonymously submit their concerns regarding questionable accounting or auditing matters.

            Complaints concerning accounting, internal accounting controls or auditing matters will be directed to the attention of the Audit Committee, or the appropriate members of that committee.
            For direct access to the Company's Audit Committee, please address complaints regarding accounting, internal accounting controls, or auditing matters to:

            Audit Committee
            Franklin Resources, Inc.
            One Franklin Parkway
            San Mateo, California 94403

            Complaints or concerns regarding accounting or auditing matters may also be made to the Compliance and Ethics Hot-Line at 1-800-636-6592. Calls to the Compliance and Ethics Hot-Line may be made anonymously.

  17.   WAIVERS OF THE CODE.

  (a) Waivers by Directors and Executive Officers. Any change in or waiver of this Code for Directors or Executive Officers of the Company may be made only by the Board or a committee thereof in the manner described in
      Section 17(d) below, and any such waiver (including any implicit waiver) shall be promptly disclosed to shareholders as required by the corporate governance listing standards of the New York Stock Exchange and other applicable laws, rules and regulations.

  (b) Waivers by Other Covered Persons. Any requests for waivers of this Code for Covered Persons other than Directors and Executive Officers of the Company may be made to the Legal Compliance Department in the manner described in Section 17(e) below.

  (c) Definition of Waiver. For the purposes of the Code, the term "waiver" shall mean a material departure from a provision of the Code. An "implicit waiver" shall mean the failure of the Company to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an Executive Officer.

  (d) Manner for Requesting Director and Executive Officer Waivers.

(i) Request and Criteria. If a Director or Executive Officer wishes to request a waiver of this Code, the Director or Executive Officer may submit to the Director of Global Compliance or the Legal Compliance Department a written request for a waiver of the Code only if he/she can demonstrate that such a waiver:

  (A) is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances;

  (B) will not be inconsistent with the purposes and objectives of the Code;

  (C) will not adversely affect the interests of clients of the Company or the interests of the Company; and

  (D) will not result in a transaction or conduct that would violate provisions of applicable laws or regulations.

(ii) Discretionary Waiver and Response. The Legal Compliance Department will forward the waiver request to the Board or a committee thereof for consideration. Any decision to grant a waiver from the Code shall be at the sole and absolute discretion of the Board or committee thereof, as appropriate. The Secretary of the Company will advise the Legal Compliance Department in writing of the Board's decision regarding the waiver, including the grounds for granting or denying the waiver request. The Legal Compliance Department shall promptly advise the Director or Executive Officer in writing of the Board's decision.

  (e) Manner for Requesting Other Covered Person Waivers.

(i) Request and Criteria. If a Covered Person who is a non-director and non-Executive Officer wishes to request a waiver of this Code, the Covered Person may submit to the Legal Compliance Department a written request for a waiver of the Code only if he/she can demonstrate that such a waiver would satisfy the same criteria set forth in Section 17(d).

(ii) Discretionary Waiver and Response. The Legal Compliance Department shall forward the waiver request to the General Counsel of the Company for consideration. The decision to grant a waiver request shall be at the sole and absolute discretion of the General Counsel of the Company. The General Counsel will advise the Legal Compliance Department in writing of his/her decision regarding the waiver, including the grounds for granting or denying the waiver request. The Legal Compliance Department shall promptly advise the Covered Person in writing of the General Counsel's decision.

  18. INTERNAL USE. The Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

  19. OTHER POLICIES AND PROCEDURES. The "Code of Ethics and Policy Statement on Insider Trading" under Rule 17j-1 pursuant to the Investment Company Act and other policies and procedures adopted by the Company are additional requirements that apply to Covered Persons.

                       POLICY STATEMENT ON INSIDER TRADING

A.    LEGAL REQUIREMENT

      Pursuant to the Insider Trading and Securities Fraud Enforcement Act of 1988, No officer, director, employee, consultant acting in a similar capacity, or other person associated with Franklin Templeton Investments may trade, either personally or on behalf of clients, including all client assets managed by the entities in Franklin Templeton Investments, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." Franklin Templeton Investment's Policy Statement on Insider Trading applies to every officer, director, employee or other person associated with Franklin Templeton Investments and extends to activities within and outside their duties with Franklin Templeton Investments. Every officer, director and employee must read and retain this policy statement. Any questions regarding Franklin Templeton Investments Policy Statement on Insider Trading or the Compliance Procedures should be referred to the Legal Department.

      The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

      While the law concerning insider trading is not static, it is generally understood that the law prohibits:

      (1) trading by an insider, while in possession of material non-public information; or

      (2) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

      (3)   communicating material non-public information to others.

      The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Legal Department.

B.    WHO IS AN INSIDER?

      The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's outside attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

C.    WHAT IS MATERIAL INFORMATION?

      Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of the company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

      Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

D.    WHAT IS NON-PUBLIC INFORMATION?

      Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission ("SEC"), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

E.    BASIS FOR LIABILITY

      1.    FIDUCIARY DUTY THEORY

      In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will not disclose any material non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

      In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders. They can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

      However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

      2.    MISAPPROPRIATION THEORY

      Another basis for insider trading liability is the "misappropriation" theory, under which liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Wall Street Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

F.    PENALTIES FOR INSIDER TRADING

      Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including but not limited to termination. Please refer to Part 7 - Penalties for Violations of the Code.

A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

      -     civil injunctions;

      -     treble damages;

      -     disgorgement of profits;

      -     jail sentences;

      - fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

      - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

      In addition, any violation of this policy statement can result in serious sanctions by the Franklin Templeton Group, including dismissal of any person involved.

G.    INSIDER TRADING PROCEDURES

      Each Access Person, Compliance Officer, the Risk Management Department, and the Legal Department, as the case may be, shall comply with the following procedures.

      1.    IDENTIFYING INSIDE INFORMATION

      Before trading for yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

      -     Is the information material?

      - Is this information that an investor would consider important in making his or her investment decisions?

      - Is this information that would substantially affect the market price of the securities if generally disclosed?

      -     Is the information non-public?

      -     To whom has this information been provided?

      - Has the information been effectively communicated to the marketplace (e.g., published in Reuters, The Wall Street Journal or other publications of general circulation)?

If, after consideration of these questions, you believe that the information may be material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

      (i) Report the matter immediately to the designated Compliance Officer, or if he or she is not available, to the Legal Department.

      (ii) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Franklin Templeton Investments.

      (iii) Do not communicate the information inside or outside Franklin Templeton Investments , other than to the Compliance Officer or the Legal Department.

      (iv) The Compliance Officer shall immediately contact the Legal Department for advice concerning any possible material, non-public information.

      (v) After the Legal Department has reviewed the issue and consulted with the Compliance Officer, you will be instructed either to continue the prohibitions against trading and communication noted in (ii) and
            (iii), or you will be allowed to trade and communicate the information.

      (vi) In the event the information in your possession is determined by the Legal Department or the Compliance Officer to be material and non-public, it may not be communicated to anyone, including persons within Franklin Templeton Investments, except as provided in (i) above. In addition, care should be taken so that the information is secure. For example, files containing the information should be sealed and access to computer files containing material non-public information should be restricted to the extent practicable. Securities for which there is material, non-public information shall be placed on the personal trading restricted list for a timeframe determined by the Compliance Officer.

      2.    RESTRICTING ACCESS TO OTHER SENSITIVE INFORMATION

      All Franklin Templeton Investments personnel also are reminded of the need to be careful to protect from disclosure other types of sensitive information that they may obtain or have access to as a result of their employment or association with Franklin Templeton Investments.

            (i)   GENERAL ACCESS CONTROL PROCEDURES

            Franklin Templeton Investments has established a process by which access to company files that may contain sensitive or non-public information such as the Bargain List and the Source of Funds List is carefully limited. Since most of the Franklin Templeton Group files, which contain sensitive information, are stored in computers, personal identification numbers, passwords and/or code access numbers are distributed to Franklin Templeton Investments computer Access Persons only. This activity is monitored on an ongoing basis. In addition, access to certain areas likely to contain sensitive information is normally restricted by access codes.

A. WHAT IS REGULATION FD?

Regulation FD under the Securities Exchange Act of 1934, as amended (the "1934 Act"), prohibits certain persons associated with Franklin Resources, Inc. , its affiliates, subsidiaries (collectively, "FTI") and closed-end funds advised by an investment advisory subsidiary of Resources ( "FTI Closed-End Funds") and persons associated with the FTI investment adviser to the FTI Closed-End Funds, from selectively disclosing material nonpublic information about Resources and the FTI Closed-End Funds to certain securities market professionals and shareholders. Regulation FD is designed to promote the full and fair disclosure of information by issuers such as Resources and the FTI Closed-End Funds.

The scope of Regulation FD is limited. Regulation FD applies to Resources and FTI Closed-End Funds, but does not apply to open-end investment companies managed by the FTI investment advisers. The rule also does not apply to all communications about the Resources or FTI Closed-End Funds with outside persons. Rather, Regulation FD applies only to communications to securities market professionals and to any shareholder of the Resources or FTI Closed-End Funds under circumstances in which it is reasonably foreseeable that such shareholder will trade on the basis of the information. In addition, Regulation FD does not apply to all employees and officers. It only applies to certain senior officials of Resources and the FTI Closed-End Funds and those persons who regularly communicate with securities market professionals or with shareholders. Consequently, Regulation FD and the Franklin Templeton Investments Fair Disclosure Policies and Procedures (the "Policies and Procedures") will not apply to a variety of legitimate, ordinary-course business communications or to disclosures made to the media. Irrespective of Regulation FD, all Franklin personnel must comply with the "Franklin Templeton Investment Policy Statement on Insider Trading" and should be aware that disclosure of material nonpublic information to another person may constitute a form of illegal insider trading called "tipping."

B. FTI'S CORPORATE POLICY FOR REGULATION FD

Franklin Templeton Investments is committed to complying with Regulation FD by making fair disclosure of information about Resources or FTI Closed-End Funds without advantage to any particular securities market professional, shareholder or investor. It is not the intention of these Policies and Procedures, however, to interfere with legitimate, ordinary-course business communications or disclosures made to the media or governmental agencies. FTI believes it is in its best interest to maintain an active and open dialogue with securities market professionals, shareholders and investors regarding Resources and the FTI Closed-End Funds. FTI will continue to provide current and potential shareholders access to key information reasonably required for making an informed decision on whether to invest in shares of Resources or FTI Closed-End Funds. FTI personnel will make appropriate announcements and conduct interviews about Resources and FTI Closed-End Funds with the media, in accordance with Corporate Communication's policies and procedures regarding such announcements or interviews.

C. GENERAL PROVISIONS OF REGULATION FD

      WHENEVER:

      (1) AN ISSUER, OR PERSON ACTING ON ITS BEHALF (i.e. any senior official or any other officer, employee or agent of an issuer (or issuer's investment adviser) who regularly communicates with securities professionals or shareholders, or any employee directed to make a disclosure by a member of senior management)

      (2)   DISCLOSES MATERIAL NON-PUBLIC INFORMATION

      (3) TO CERTAIN SPECIFIED PERSONS (generally, securities market professionals or holders of the issuer's securities who may trade on the basis of the information)

      THEN:

      (4)   THE ISSUER MUST MAKE PUBLIC DISCLOSURE OF THAT SAME INFORMATION:

            -     simultaneously (for intentional disclosures), or

            -     promptly (for non-intentional disclosures).

                  In the case of non-intentional disclosures, "promptly" means no later than 24 hours (or the commencement of the next day's trading on the NYSE, whichever is later), after a senior official learns of the disclosure and knows, or is reckless in not knowing, that the information is both material and non-public.

D. PERSONS TO WHOM SELECTIVE DISCLOSURE MAY NOT BE MADE:

      (1)   BROKER-DEALERS and their associated persons;

      (2) INVESTMENT ADVISERS, certain institutional investment managers and their associated persons,

      (3)   INVESTMENT COMPANIES, hedge funds and their affiliated persons, and

      (4) HOLDERS OF THE ISSUER'S SECURITIES, under circumstances where it is reasonably foreseeable that such person would purchase or sell securities on the basis of the information.

The Regulation is designed to cover sell-side analysts, buy-side analysts, institutional investment managers, and other market professionals who may be likely to trade on the basis of selectively disclosed information.

E. EXCLUSIONS FROM REGULATION FD

SELECTIVE DISCLOSURES MAY BE MADE TO THE FOLLOWING AND NOT VIOLATE REGULATION
FD:

      (1) communications to "temporary insiders" who owe a duty of trust or confidence to the issuer (i.e. attorneys, investment bankers, or accountants);

      (2) any person who expressly agrees to maintain the information in confidence (i.e., disclosures by a public company to private investors in private offerings);

      (3) an entity whose primary business is the issuance of a credit rating, if the information is disclosed for the sole purpose of developing such ratings and the entity's ratings are publicly available; and

      (4) communications made in connection with most offerings of securities registered under the Securities Act of 1933.

F. METHODS OF PUBLIC DISCLOSURE:

An issuer's disclosure obligation may be met by any method reasonably designed to provide broad, non-exclusionary distribution of the information to the public. Acceptable methods of public disclosure include:

  - Furnishing or filing with the SEC a Form 8-K (not applicable to closed-end investment companies);

  - press releases distributed through a widely circulated news or wire service; or

  - announcements made through press conferences or conference calls that interested members of the public may attend or listen to either in person, by telephonic transmission, or by other electronic transmission (including use of the Internet), of which the public has adequate notice and means of access.

Posting of new information on issuer's own website is not by itself a sufficient method of public disclosure. It may be used in combination with other methods.

G. TRAINING

Appropriate training will be provided to certain employees identified as follows:

  -   Corporate Communications Department

  -   Portfolio managers of FTI Closed-End Funds and their assistants;

  -   Managers and supervisors of Customer Service Representatives.

As a part of this training, each employee will be notified that they should not communicate on substantive matters involving Franklin Resources Inc., or the FTI Closed-End Funds except in accordance with these Policies and Procedures.

H. QUESTIONS

All inquiries regarding these Policies and Procedures should be addressed to Barbara Green, Deputy General Counsel (650-525-7188), or Jim Davis, Director of Global Compliance (650-312-2832).

I. FREQUENTLY ASKED QUESTIONS:

      (1) WHEN IS DISCLOSURE CONSIDERED INTENTIONAL WITHIN THE MEANING OF REGULATION FD?

            Under Regulation FD, selective disclosure is considered intentional when the issuer (or person acting on its behalf) knows, or is reckless in not knowing, that the information disclosed is BOTH material and non-public. For example, non-intentional selective disclosures may occur when company officials inadvertently disclose material information in response to questions from analysts or shareholders or when a decision is made to selectively disclose information that the company does not view as material but the market moves in response to the disclosure.

      (2)   WHAT IS NON-PUBLIC INFORMATION?

            Information is non-public if it has not been disseminated in a manner making it available to investors generally.

      (3)   WHAT IS MATERIAL INFORMATION?

            Regulation FD deems information material if "there is a substantial likelihood that a reasonable shareholder would consider it important" in making an investment decision or if there a substantial likelihood that a fact would be viewed by a reasonable investor as having "significantly altered the `total mix' of information made available."

      (4)   ARE THERE SPECIFIC TYPES OF INFORMATION THAT ARE CONSIDERED
            MATERIAL?

            There is no bright line test to determine materiality. However, below is a list of items that should be reviewed carefully to determine whether they are material.

                  - An impending departure of a portfolio manager who is primarily responsible for day-to-day management of a Closed-End Fund;

                  - A plan to convert a Closed-End Fund from a closed-end investment company to an open-end investment company;

                  - A plan to merge a Closed-End Fund into another investment company;

                  - Impending purchases or sales of particular portfolio securities;

                  - Information about Resources related to earnings or earnings forecasts;

                  - Mergers, acquisitions, tender offers, joint ventures, or material change in assets;

                  -    Changes in control or in management;

                  - Change in auditors or auditor notification that the issuer may no longer rely on an auditor's audit report;

                  - Events regarding Resources or an FTI Closed-End Fund's securities - e.g., repurchase plans, stock splits or changes in dividends, calls of securities for redemption, changes to the rights of security holders, public or private sales of additional securities; and

                  -    Bankruptcies or receiverships.

      (5)   ARE ALL ISSUER COMMUNICATIONS COVERED BY THE RULE?

            No. Regulation FD applies only to communications by the issuer's senior management, its investor relations professionals and others who regularly communicate with securities market professionals and security holders when those communications are made to securities market professionals and security holders under circumstances in which it is reasonably foreseeable that the holders will trade on the basis of the information. Regulation FD isn't intended to apply to persons who are engaged in ordinary-course business communications with the issuer or to interfere with disclosures to the media. However, the traditional disclosure concerns (such as "tipping" material non-public information and leaking disclosure into the market) still apply.

      (6)   ARE COMMUNICATIONS TO THE MEDIA COVERED BY REGULATION FD?

            No. However, an interview with a reporter is not the best way to disseminate material information to the public and is not a method of public disclosure mentioned by the SEC as a means to satisfy Regulation FD.

      (7)   ARE ONE-ON-ONE DISCUSSIONS WITH ANALYSTS PERMITTED?

            Yes. Regulation FD is not intended to undermine the role of analysts in "sifting through and extracting information that may not be significant to the ordinary investor to reach material conclusions." However, persons covered by Regulation FD must be cautious not to selectively provide material non-public information in one-on-one discussions. (This may be confusing to some - perhaps this should be deleted.)

      (8)   MAY ISSUERS PROVIDE GUIDANCE ON EARNINGS?

            Not selectively. Although many issuers have historically provided earnings guidance, the SEC observed in Regulation FD's adopting release that an issuer that has a private conversation with an analyst in which the issuer provides direct or indirect guidance as to whether earnings will be higher than, lower than or even the same as forecasted will likely violate the rule. Regulation FD may be violated simply by confirming in a non-public manner an earnings forecast that is already public, because such confirmation may be material.

J. SUPPLEMENTAL INFORMATION - SEC'S DIVISION OF CORPORATE FINANCE

      (1)   INTERPRETATIONS ISSUED OCTOBER 2000

  1. CAN AN ISSUER EVER CONFIRM SELECTIVELY A FORECAST IT HAS PREVIOUSLY MADE TO THE PUBLIC WITHOUT TRIGGERING THE RULE'S PUBLIC REPORTING REQUIREMENTS?

     Yes. In assessing the materiality of an issuer's confirmation of its own forecast, the issuer should consider whether the confirmation conveys any information above and beyond the original forecast and whether that additional information is itself material. That may depend on, among other things, the amount of time that has elapsed between the original forecast and the confirmation (or the amount of time elapsed since the last public confirmation, if applicable). For example, a confirmation of expected quarterly earnings made near the end of a quarter might convey information about how the issuer actually performed. In that respect, the inference a reasonable investor may draw from such a confirmation may differ significantly from the inference he or she may have drawn from the original forecast early in the quarter. The materiality of a confirmation also may depend on, among other things, intervening events. For example, if it is clear that the issuer's forecast is highly dependent on a particular customer and the customer subsequently announces that it is ceasing operations, a confirmation by the issuer of a prior forecast may be material.

      We note that a statement by an issuer that it has "not changed," or that it is "still comfortable with," a prior forecast is no different than a confirmation of a prior forecast. Moreover, under certain circumstances, an issuer's reference to a prior forecast may imply that the issuer is confirming the forecast. If, when asked about a prior forecast, the issuer does not want to confirm it, the issuer may simply wish to say "no comment." If an issuer wishes to refer back to the prior estimate without implicitly confirming it, the issuer should make clear that the prior estimate was as of the date it was given and is not being updated as of the time of the subsequent statement.

2.    DOES REGULATION FD CREATE A DUTY TO UPDATE?

      No. Regulation FD does not change existing law with respect to any duty to update.

3. IF AN ISSUER WANTS TO MAKE PUBLIC DISCLOSURE OF MATERIAL NONPUBLIC INFORMATION UNDER REGULATION FD BY MEANS OF A CONFERENCE CALL, WHAT INFORMATION MUST THE ISSUER PROVIDE IN THE NOTICE AND HOW FAR IN ADVANCE SHOULD NOTICE BE GIVEN?

      An adequate advance notice under Regulation FD must include the date, time, and call-in information for the conference call.

      Issuers also should consider the following non-exclusive factors in determining what constitutes adequate advance notice of a conference call:

            - TIMING: Public notice should be provided a reasonable period of time ahead of the conference call. For example, for a quarterly earnings announcement that the issuer makes on a regular basis, notice of several days would be reasonable. We recognize, however, that the period of notice may be shorter when unexpected events occur and the information is critical or time sensitive.

            - AVAILABILITY: If a transcript or re-play of the conference call will be available after it has occurred, for instance via the issuer's website, we encourage issuers to indicate in the notice how, and for how long, such a record will be available to the public.

4. CAN AN ISSUER SATISFY REGULATION FD'S PUBLIC DISCLOSURE REQUIREMENT BY DISCLOSING MATERIAL NONPUBLIC INFORMATION AT A SHAREHOLDER MEETING THAT IS OPEN TO ALL SHAREHOLDERS, BUT NOT TO THE PUBLIC?

      No. If a shareholder meeting is not accessible by the public, an issuer's selective disclosure of material nonpublic information at the meeting would not satisfy Regulation FD's public disclosure requirement.

5. COULD AN EXCHANGE ACT FILING OTHER THAN A FORM 8-K, SUCH AS A FORM 10-Q OR PROXY STATEMENT, CONSTITUTE PUBLIC DISCLOSURE?

      Yes. In general, including information in a document publicly filed on EDGAR with the SEC within the time frames that Regulation FD requires would satisfy the rule. In considering whether that disclosure is sufficient, however, companies must take care to bring the disclosure to the attention of readers of the document, must not bury the information, and must not make the disclosure in a piecemeal fashion throughout the filing.

6. FOR PURPOSES OF REGULATION FD, MUST AN ISSUER WAIT SOME PERIOD OF TIME AFTER MAKING A FILING OR FURNISHING A REPORT ON EDGAR THAT COMPLIES WITH THE EXCHANGE ACT BEFORE MAKING DISCLOSURE OF THE SAME INFORMATION TO A SELECT AUDIENCE?

      Prior to making disclosure to a select audience, the issuer need only confirm that the filing or furnished report has received a filing date (as determined in accordance with Rules 12 and 13 of Regulation S-T) that is no later than the date of the selective disclosure.

7. CAN AN ISSUER EVER REVIEW AND COMMENT ON AN ANALYST'S MODEL PRIVATELY WITHOUT TRIGGERING REGULATION FD'S DISCLOSURE REQUIREMENTS?

      Yes. It depends on whether, in so doing, the issuer communicates material nonpublic information. For example, an issuer ordinarily would not be conveying material nonpublic information if it corrected historical facts that were a matter of public record. An issuer also would not be conveying such information if it shared seemingly inconsequential data which, pieced together with public information by a skilled analyst with knowledge of the issuer and the industry, helps form a mosaic that reveals material nonpublic information. It would not violate Regulation FD to reveal this type of data even if, when added to the analyst's own fund of knowledge, it is used to construct his or her ultimate judgments about the issuer. An issuer may not, however, use the discussion of an analyst's model as a vehicle for selectively communicating - either expressly or in code - material nonpublic information.

8. DURING A NONPUBLIC MEETING WITH ANALYSTS, AN ISSUER'S CEO PROVIDES MATERIAL NONPUBLIC INFORMATION ON A SUBJECT SHE HAD NOT PLANNED TO COVER. ALTHOUGH THE CEO HAD NOT PLANNED TO DISCLOSE THIS INFORMATION WHEN SHE ENTERED THE MEETING, AFTER HEARING THE DIRECTION OF THE DISCUSSION, SHE DECIDED TO PROVIDE IT, KNOWING THAT THE INFORMATION WAS MATERIAL AND NONPUBLIC. WOULD THIS BE CONSIDERED AN INTENTIONAL DISCLOSURE THAT VIOLATED REGULATION FD BECAUSE NO SIMULTANEOUS PUBLIC DISCLOSURE WAS MADE?

      Yes. A disclosure is "intentional" under Regulation FD when the person making it either knows, or is reckless in not knowing, that the information he or she is communicating is both material and nonpublic. In this example, the CEO knew that the information was material and nonpublic, so the disclosure was "intentional" under Regulation FD, even though she did not originally plan to make it.

9. MAY AN ISSUER PROVIDE MATERIAL NONPUBLIC INFORMATION TO ANALYSTS AS LONG AS THE ANALYSTS EXPRESSLY AGREE TO MAINTAIN CONFIDENTIALITY UNTIL THE INFORMATION IS PUBLIC?

      Yes.

10. IF AN ISSUER GETS AN AGREEMENT TO MAINTAIN MATERIAL NONPUBLIC INFORMATION IN CONFIDENCE, MUST IT ALSO GET THE ADDITIONAL STATEMENT THAT THE RECIPIENT AGREES NOT TO TRADE ON THE INFORMATION IN ORDER TO RELY ON THE EXCLUSION IN RULE 100(b)(2)(ii) OF REGULATION FD?

      No. An express agreement to maintain the information in confidence is sufficient. If a recipient of material nonpublic information subject to such a confidentiality agreement trades or advises others to trade, he or she could face insider trading liability.

11. IF AN ISSUER WISHES TO RELY ON THE CONFIDENTIALITY AGREEMENT EXCLUSION OF REGULATION FD, IS IT SUFFICIENT TO GET AN ACKNOWLEDGMENT THAT THE RECIPIENT OF THE MATERIAL NONPUBLIC INFORMATION WILL NOT USE THE INFORMATION IN VIOLATION OF THE FEDERAL SECURITIES LAWS?

      No. The recipient must expressly agree to keep the information confidential.

12. MUST ROAD SHOW MATERIALS IN CONNECTION WITH A REGISTERED PUBLIC OFFERING BE DISCLOSED UNDER REGULATION FD?

      Any disclosure made "in connection with" a registered public offering of the type excluded from Regulation FD is not subject to Regulation FD. That includes road shows in those offerings. All other road shows are subject to Regulation FD in the absence of another applicable exclusion from Regulation FD. For example, a disclosure in a road show in an unregistered offering is subject to Regulation FD. Also, a disclosure in a road show made while the issuer is not in registration and is not otherwise engaged in a securities offering is subject to Regulation FD. If, however, those who receive road show information expressly agree to keep the material nonpublic information confidential, disclosure to them is not subject to Regulation FD.

13. CAN AN ISSUER DISCLOSE MATERIAL NONPUBLIC INFORMATION TO ITS EMPLOYEES (WHO MAY ALSO BE SHAREHOLDERS) WITHOUT MAKING PUBLIC DISCLOSURE OF THE INFORMATION?

      Yes. Rule 100(b)(1) states that Regulation FD applies to disclosures made to "any person outside the issuer." Regulation FD does not apply to communications of confidential information to employees of the issuer. An issuer's officers, directors, and other employees are subject to duties of trust and confidence and face insider trading liability if they trade or tip.

14. IF AN ISSUER HAS A POLICY THAT LIMITS WHICH SENIOR OFFICIALS ARE AUTHORIZED TO SPEAK TO PERSONS ENUMERATED IN RULE 100(b)(1)(i) -
      (b)(1)(iv), WILL DISCLOSURES BY SENIOR OFFICIALS NOT AUTHORIZED TO SPEAK UNDER THE POLICY BE SUBJECT TO REGULATION FD?

      No. Selective disclosures of material nonpublic information by senior officials not authorized to speak to enumerated persons are made in breach of a duty of trust or confidence to the issuer and are not covered by Regulation FD. Such disclosures may, however, trigger liability under existing insider trading law.

15. A PUBLICLY TRADED COMPANY HAS DECIDED TO CONDUCT A PRIVATE PLACEMENT OF SHARES AND THEN SUBSEQUENTLY REGISTER THE RESALE BY THOSE SHAREHOLDERS ON A FORM S-3 REGISTRATION STATEMENT. THE COMPANY AND ITS INVESTMENT

      BANKERS CONDUCT MINI-ROAD SHOWS OVER A THREE-DAY PERIOD DURING THE PRIVATE PLACEMENT. DOES THE RESALE REGISTRATION STATEMENT FILED AFTER COMPLETION OF THE PRIVATE PLACEMENT AFFECT WHETHER DISCLOSURE AT THE ROAD SHOWS IS COVERED BY REGULATION FD?

      No. The road shows are made in connection with an offering by the issuer that is not registered (i.e., the private placement), regardless of whether a registration statement is later filed for an offering by those who purchased in the private placement.

            (2)   ADDITIONAL INTERPRETATIONS ISSUED DECEMBER 2000

16. DOES THE MERE PRESENCE OF THE PRESS AT AN OTHERWISE NON-PUBLIC MEETING ATTENDED BY PERSONS OUTSIDE THE ISSUER DESCRIBED IN PARAGRAPH (b)(1) OF RULE 100 UNDER REGULATION FD RENDER THE MEETING PUBLIC FOR PURPOSES OF REGULATION FD?

      Regulation FD states that a company can make public disclosure by filing or furnishing a Form 8-K or by disseminating information through another method (or combination of methods) that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public. Some companies may attempt to satisfy the latter method for public dissemination by merely having the press in attendance at a meeting to which the public is not invited or otherwise present. If it is attended by persons outside the issuer described in paragraph (b)(1) of Rule 100 under Regulation FD and if it is not otherwise public, the meeting will not necessarily be deemed public for purposes of Regulation FD by the mere presence of the press at the meeting. Whether or not the meeting would be deemed public would depend, among other things, on when, what and how widely the press reports on the meeting.

17. IS REGULATION FD INTENDED TO REPLACE THE PRACTICE OF USING A PRESS RELEASE TO DISSEMINATE EARNINGS INFORMATION IN ADVANCE OF A CONFERENCE CALL OR WEBCAST AT WHICH EARNINGS INFORMATION WILL BE DISCUSSED?

      No. In adopting Regulation FD, the Commission specifically indicated that it did not intend the regulation to alter or supplant the rules of self-regulatory organizations with respect to the use of press releases to announce material developments. In this regard, the Commission specifically endorsed a model for the planned disclosure of material information, such as earnings, in which the conference call or webcast is preceded by a press release containing the earnings information.

                             SUPPLEMENTAL MEMORANDUM

                               CHINESE WALL POLICY

                             AS REVISED AUGUST, 2004

The following revised memorandum updates the memo, dated November 19, 1999, and reflects changes to the Advisory Groups. The memorandum sets forth FTI's policies and procedures for restricting the flow of "Investment Information" and erecting barriers to prevent the flow of such "Investment Information" (the "Chinese Wall") between the following Advisory Groups:

1.    Franklin Templeton Advisory Group ("Franklin Templeton");

2.    Franklin Floating Rate Trust Advisory Group ("Floating Rate"); and

3.    Franklin Mutual Advisory Group ("Franklin Mutual")

            "Investment Information" of each respective Advisory Group is information relating to:

-     actual and proposed trading on behalf of clients of the Advisory Group;

-     current and prospective Advisory Group client portfolio positions; and

-     investment research related to current and prospective positions.

Specifically, under the Chinese Wall, access persons(14) from these Advisory Groups (as defined in Appendix A) are prohibited from having access to Investment Information of an Advisory Group other than his or her own Advisory Group with the following exception: Access persons to Floating Rate may have access to Investment Information of Franklin Templeton, but access persons to Franklin Templeton may not have access to Floating Rate.

The Chinese Wall applies to all access persons, including part-time employees, and consultants, and are in addition to those obligations prescribed by the Franklin Templeton Group's Code of Ethics (the "Code of Ethics").

Questions regarding these procedures should be directed to the attention of the Director, Legal Global Compliance, Legal Department, San Mateo, California at
(650) 312-2832 or e-mailed to jdavis@frk.com.

GENERAL PROCEDURES

CONFIDENTIALITY. Access persons within one Advisory Group (e.g., Franklin Templeton) may not disclose Investment Information to access persons of the other Advisory Group (e.g., Franklin Mutual). Any communication of Investment Information outside an Advisory Group should be limited to persons (such as Accounting, Investment Operations, Legal and Compliance personnel) who have a valid "need to know" such information and each of whom is specifically prohibited from disclosing Investment Information from one to another except when necessary for regulatory purposes. Nothing contained herein is designed to prohibit the proper exchange of accounting, operational, legal or compliance information among such persons in the normal course of performing his or her duties.

--------------------
(14) The definition of access person is the same as that contained in the Code of Ethics.

DISCUSSIONS. Access persons within one Advisory Group shall avoid discussing Investment Information in the presence of persons who do not have a need to know the information. Extreme caution should be taken with discussions in public places such as hallways, elevators, taxis, airplanes, airports, restaurants, and social gatherings. Avoid discussing confidential information on speakerphones. Mobile telephones should be used with great care because they are not secure.

ACCESS. Access persons should limit physical access to areas where confidential or proprietary information may be present or discussed. Only persons with a valid business reason for being in such an area should be permitted. In this regard, meetings with personnel who are not members of the same Advisory Group should be conducted in conference rooms rather than employee offices. Work on confidential projects should take place in areas that are physically separate and secure.

OUTSIDE INQUIRIES. Any person not specifically authorized to respond to press or other outside inquiries concerning a particular matter shall refer all calls relating to the matter to the attention of the Director, Corporate Communications, Franklin Templeton Investments, in San Mateo, California, at
(650) 312-4701.

DOCUMENTS AND DATABASES. Confidential documents should not be stored in common office areas where they may be read by unauthorized persons. Such documents shall be stored in secure locations and not left exposed overnight on desks or in workrooms.

Confidential databases and other confidential information accessible by computer shall be protected by passwords or otherwise secured against access by unauthorized persons.

FAXING, MAILING AND EMAILING PROCEDURES. Confidential documents shall not be faxed, e-mailed or sent via interoffice or other mailto locations where they may be read by unauthorized persons, including to other FRI offices outside the Advisory Group, unless steps have been taken to remove or redact any confidential information included in such documents. Prior to faxing a document that includes confidential information, the sender shall confirm that the recipient is attending the machine that receives such documents.

THE CHINESE WALL

GENERAL. FRI has adopted the Chinese Wall to separate investment management activities conducted by certain investment advisory subsidiaries of FRI. The Chinese Wall may be amended or supplemented from time to time by memoranda circulated by the Legal Compliance Department.

CHINESE WALL RESTRICTIONS. Except in accordance with the Wall-crossing procedures described below or in accordance with such other procedures as may be developed by the Legal Compliance Department for a particular department or division:

- No access person in any Advisory Group (as defined in Appendix A) shall disclose Investment Information to any access person in the any other Advisory Group, or give such access persons access to any file or database containing such Investment Information; and

- No access person in any Advisory Group shall obtain or make any effort to obtain Investment Information within the any other Advisory Group from any person.

An access person who obtains Investment Information of an Advisory Group other than his or her own in a manner other than in accordance with the Chinese Wall procedures described herein, shall immediately notify an appropriate supervisory person in his or her department who, in turn, should consult with the Legal Compliance Department concerning what, if any, action should be taken. Unless expressly advised to the contrary by the Legal Compliance Department, such employee shall refrain from engaging in transactions in the related securities or other securities of the related issuer for any account and avoid further disclosure of the information.

CROSSING PROCEDURES. Disclosure of Investment Information of one Advisory Group to an access person in another Advisory Group on a "need to know" basis in the performance of his or her duties, should be made only if absolutely necessary. In such instance, the disclosure of such information may be made only in accordance with the specific procedures set forth below.

An access person within one Advisory Group must obtain prior approval from the Legal Compliance Department before making any disclosure of Investment Information to an access person within the other Advisory Group.

      Before approval is granted, the Legal Compliance Department must be notified in writing by an Executive Officer within the Advisory Group (the "Originating Group") which proposes to cross the Chinese Wall of (1) the identity of the Advisory Group access person(s) who are proposed to cross the Chinese Wall, (2) the identity of the access person(s) in the other Advisory Group (the "Receiving Group") who are proposed to receive the Investment Information, (3) the applicable issuer(s), (4) the nature of the information to be discussed, and (5) the reason for crossing the Chinese Wall. The form of notice is attached to this Memorandum as Appendix B. The Legal Compliance Department will notify an Executive Officer within the Receiving Group of the identity of the access person(s) who are proposed to cross the Chinese Wall. The Legal Compliance Department may not disclose any additional information to such person.

If approval is obtained from an Executive Officer within the Receiving Group, the Legal Compliance Department will notify the requesting Executive Officer in the Originating Group that the proposed Wall-crosser(s) may be contacted. Personnel from the Legal Compliance Department or their designees must attend all meetings where Wall-crossing communications are made. Communications permitted by these crossing procedures shall be conducted in a manner not to be overheard or received by persons not authorized to receive confidential information.

A record of Wall-crossings will be maintained by the Legal Compliance
Department.

An access person who has crossed the Chinese Wall under these procedures must maintain the confidentiality of the Investment Information received and may use it only for the purposes for which it was disclosed.

Any questions or issues arising in connection with these crossing procedures will be resolved between the appropriate Executive Officers(s), the Legal Compliance Department and the Legal Department.

                                   APPENDIX A

As of JUNE 2004

                 FRANKLIN TEMPLETON INVESTMENT'S ADVISORY GROUPS

1.    FRANKLIN/TEMPLETON ADVISORY GROUP

            Franklin Advisers, Inc.
            Franklin Advisory Services, LLC
            Franklin Investment Advisory Services, Inc.
            Franklin Private Client Group, Inc.
            Franklin Templeton Alternative Strategies, Inc.
            Franklin Templeton Asset Management S.A. (France)
            Franklin Templeton Fiduciary Bank & Trust Ltd. (Bahamas) Franklin Templeton Institutional Asia Limited (Hong Kong) Franklin Templeton Institutional, LLC
            Franklin Templeton Investments Corp (Canada)
            Franklin Templeton Investment Management, Limited (UK)
            Franklin Templeton Investment Trust Management Co., Ltd. (Korea) Franklin Templeton Investments Japan, Ltd.
            Franklin Templeton Investments (Asia) Limited (Hong Kong) Franklin Templeton Investments Australia Limited
            Franklin Templeton Italia Societa di Gestione del Risparimo per Azioni (Italy)
            Templeton/Franklin Investment Services, Inc.
            Templeton Investment Counsel, LLC
            Templeton Asset Management, Limited.
            Templeton Global Advisors Limited (Bahamas)
            Franklin Templeton Asset Management (India) Pvt. Ltd.
            Fiduciary Trust Company International (NY)
            Fiduciary International, Inc.
            Fiduciary Investment Management International, Inc.
            Fiduciary International Ireland Limited (Ireland)
            Fiduciary Trust International Limited (UK)
            Fiduciary Trust International of California
            Fiduciary Trust International of Delaware
            Fiduciary Trust International of the South (Florida)
            FTI-Banque Fiduciary Trust (Switzerland)

2.    FRANKLIN FLOATING RATE TRUST ADVISORY GROUP

3.    FRANKLIN MUTUAL ADVISORY GROUP

            Franklin Mutual Advisers, LLC

APPENDIX B

MEMORANDUM

TO:    The Legal Compliance Department - San Mateo

FROM:

RE:    Chinese Wall Crossing

DATE:

The following access person(s)

     Name                       Title                        Department

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

within the _______________________ Advisory Group are proposing to cross the Chinese Wall and communicate certain Investment Information to the access persons within the ______________________ Advisory Group identified below.

     Name                       Title                        Department

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Such access person(s) will cross the Chinese Wall with respect to the following issuer:
_______________________________________________________________________________
_______________________________________________________________________________

The following is a description of the nature of the information to be discussed by such access person(s):
_______________________________________________________________________________

APPROVED: _________________________________  ___________________________________

       Executive Officer (Originating Group) Executive Officer (Receiving Group)

                                                      EFFECTIVE FEBRUARY 1, 2005

                           CODE OF ETHICS AND CONDUCT

                            T. ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES

                           CODE OF ETHICS AND CONDUCT
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
GENERAL POLICY STATEMENT.....................................................................         1-1
        Purpose of Code of Ethics and Conduct................................................         1-1
        Persons and Entities Subject to the Code.............................................         1-2
        Definition of Supervised Persons.....................................................         1-2
        Status as a Fiduciary................................................................         1-2
        Adviser Act Requirements for Supervised Persons......................................         1-3
        NASDAQ Requirements..................................................................         1-3
        What the Code Does Not Cover.........................................................         1-3
               Sarbanes-Oxley Codes..........................................................         1-4
               Compliance Procedures for Funds and Federal Advisers..........................         1-4
        Compliance with the Code.............................................................         1-4
        Questions Regarding the Code.........................................................         1-4
STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL........................................         2-1
        Allocation of Client Brokerage.......................................................         2-1
        Annual Verification of Compliance....................................................         2-1
        Antitrust............................................................................    2-1; 7-1
        Anti-Money Laundering................................................................         2-1
        Compliance with Copyright and Trademark Laws.........................................    2-1; 5-1
        Computer Security....................................................................    2-1; 6-1
        Conflicts of Interest................................................................         2-2
               Relationships with Profitmaking Enterprises...................................         2-2
               Service with Nonprofitmaking Organizations....................................         2-2
               Relationships with Financial Service Firms....................................         2-3
               Existing Relationships with Potential Vendors.................................         2-3
               Conflicts in Connection with Proxy Voting.....................................         2-3
        Confidentiality......................................................................         2-4

       Internal Operating Procedures and Planning....................................         2-4
       Clients, Fund Shareholders, and TRP Brokerage Customers.......................         2-4
       Investment Advice.............................................................         2-4
       Investment Research...........................................................         2-5
       Employee Information..........................................................         2-5
       Information about the Price Funds.............................................         2-5
       Understanding as to Clients' Accounts and Company Records
         at Time of Termination of Association.......................................         2-5
       Health Insurance Portability and Accountability Act of 1996 ("HIPAA").........         2-6
Employment of Former Government Employees............................................         2-6
Financial Reporting..................................................................         2-6
Gifts and Gratuities.................................................................         2-6
       Receipt of Gifts..............................................................         2-6
       Giving of Gifts...............................................................         2-7
       Additional Requirements for the Giving of Gifts in Connection
         with the Broker/Dealer......................................................         2-8
       Entertainment.................................................................         2-8
       Research Trips................................................................         2-9
       Other Payments from Brokers, Portfolio Companies, and Vendors.................         2-9
Health and Safety in the Workplace...................................................        2-10
Human Resources......................................................................        2-10
       Equal Opportunity.............................................................        2-10
       Drug Free and Alcohol Free Environment........................................        2-10
       Past and Current Litigation...................................................        2-10
       Policy Against Harassment and Discrimination..................................        2-11
Illegal Payments.....................................................................        2-11
Inside Information...................................................................        2-11
Investment Clubs.....................................................................        2-12
Marketing and Sales Activities.......................................................        2-12
Political Activities and Contributions...............................................        2-12
       Lobbying......................................................................        2-13
Protection of Corporate Assets.......................................................        2-13
Quality of Services..................................................................        2-14

        Record Retention.....................................................................         2-14
        Referral Fees........................................................................         2-14
        Release of Information to the Press..................................................         2-14
        Responsibility to Report Violations..................................................         2-15
               General Obligation............................................................         2-15
               Sarbanes-Oxley Whistleblower Procedures.......................................         2-15
               Sarbanes-Oxley Attorney Reporting Requirements................................         2-15
        Service as Trustee, Executor or Personal Representative..............................         2-15
        Speaking Engagements and Publications................................................         2-16
        Appendix A...........................................................................           2A

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION.............................          3-1
APPENDIX B...................................................................................           3B
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS...............................................          4-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH COPYRIGHT AND TRADEMARK LAWS.........................................................          5-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY AND RELATED ISSUES.....................          6-1
STATEMENT OF POLICY ON COMPLIANCE WITH ANTITRUST LAWS........................................          7-1
STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY..............................................          8-1

February, 2005

                           CODE OF ETHICS AND CONDUCT
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                      INDEX

Access Persons..............................................................................               4-3
Activities, Political.......................................................................              2-12
Adviser Act Requirements for Supervised Persons.............................................               1-3
Advisory Board Membership for Profitmaking Enterprise.......................................               2-2
Alcohol Free Environment....................................................................              2-10
Allocation of Client Brokerage..............................................................               2-1
Antitrust...................................................................................          2-1; 7-1
Anti-Money Laundering.......................................................................               2-1
Annual Disclosure by Access Persons.........................................................              4-31
Annual Verification of Compliance...........................................................               2-1
Assets, Protection of Corporate.............................................................              2-13
Association of Investment Management and Research ("AIMR")..................................              2-12
Beneficial Ownership........................................................................               4-5
Chief Compliance Officer....................................................................              2-15
Chinese Wall................................................................................              3-12
Clients' Accounts and Company Records.......................................................               2-5
Client Brokerage, Allocation of.............................................................               2-1
Clients, Shareholders and Brokerage Customers...............................................               2-4
Client Limit Orders.........................................................................              4-27
Code Compliance Section.....................................................................               1-1
Code of Ethics and Conduct, Compliance with.................................................               1-4
Code of Ethics and Conduct, Purpose of......................................................               1-1
Code of Ethics and Conduct, Questions Regarding.............................................               1-4
Code of Ethics and Conduct, Persons and Entities Subject to.................................               1-2
Co-Investment with Client Investment Partnerships...........................................              4-24
Commodity Futures Contracts.................................................................              4-10

Compliance Procedures, Funds and Federal Advisers...........................................               1-4
Computer Security...........................................................................          2-1; 6-1
Conduct, Standards of, Price Group and its Personnel........................................               2-1
Confidentiality/Privacy.....................................................................          2-4; 8-1
Confidentiality of Computer Systems Activities and Information..............................               6-1
Conflicts of Interest.......................................................................               2-2
Contributions, Political....................................................................              2-12
Copyright Laws, Compliance with.............................................................          2-1; 5-1
Corporate Assets, Protection of.............................................................              2-13
Criminal Justice Act 1993...................................................................               3-8
Data Privacy and Protection.................................................................               6-2
Drug Free Environment.......................................................................              2-10
Employment of Former Government Employees...................................................               2-6
Entertainment...............................................................................               2-8
Equal Opportunity...........................................................................              2-10
Excessive Trading, Mutual Funds Shares......................................................               4-2
Exchange Traded Funds ("ETFS")..............................................................              4-13
Exchange - Traded Index Options.............................................................              4-27
Executor, Service as........................................................................              2-15
Fees, Referral..............................................................................              2-14
Fiduciary, Price Advisers' Status as a......................................................          1-2; 4-1
Financial Reporting.........................................................................               2-6
Financial Service Firms, Relationships with.................................................               2-3
Financial Services and Markets Act 2000.....................................................         3-8; 3-11
Front Running...............................................................................               4-1
Gambling Related to Securities Markets......................................................              4-30
General Policy Statement....................................................................               1-1
Gifts, Giving...............................................................................               2-7
Gifts, Receipt of...........................................................................               2-6
Government Employees, Employment of Former..................................................               2-6
Harassment and Discrimination, Policy Against...............................................              2-11
Health and Safety in the Workplace..........................................................              2-10
Health Insurance Portability and Accountability Act of 1996 ("HIPAA").......................               2-6

iTrade......................................................................................        4-15; 4-17
Illegal Payments............................................................................              2-11
Independent Directors of Price Funds, Reporting.............................................              4-22
Independent Directors of Price Group, Reporting.............................................              4-24
Independent Directors of Savings Bank, Transaction Reporting................................              4-25
Information, Release to the Press...........................................................              2-14
Initial Public Offerings....................................................................        4-13; 4-15
Inside Information..........................................................................         2-11; 3-1
Insider Trading and Securities Fraud Enforcement Act of 1988................................          3-1; 4-1
Interest, Conflicts of......................................................................               2-2
Intermediaries, Restrictions on Holding Price Funds Through by Access Persons...............              4-11
Internal Operating Procedures and Planning..................................................               2-4
Internet, Access to.........................................................................               6-4
Investment Advice...........................................................................               2-4
Investment Clubs............................................................................        2-12; 4-25
Investment Personnel........................................................................               4-4
Investment Personnel, Reporting of Open-end Investment Company Holdings by..................              4-31
Investment Research.........................................................................               2-5
Large Issuer/Volume Transactions............................................................              4-26
Litigation, Past and Current................................................................              2-10
Lobbying....................................................................................              2-13
Margin Accounts.............................................................................              4-26
Market Timing, Mutual Fund Shares...........................................................               4-2
Marketing and Sales Activities..............................................................              2-12
Mutual Fund Shares, Excessive Trading of....................................................               4-2
NASDAQ Requirements.........................................................................               1-3
Non-Access Persons..........................................................................               4-4
Nonprofitmaking Organizations, Service with.................................................               2-2
Open-End Investment Company Holdings, Reporting by Investment Personnel.....................              4-31
Options and Futures.........................................................................              4-28
Payments from Brokers, Portfolio Companies, and Vendors.....................................               2-9
Payments, Illegal...........................................................................              2-11
Personal Securities Holdings, Disclosure of by Access Persons...............................              4-30

Personal Representative, Service as.........................................................              2-15
Political Action Committee ("PAC")..........................................................              2-13
Political Activities and Contributions......................................................              2-12
Press, Release of Information to the........................................................              2-14
Price Funds Held Through Intermediaries.....................................................              4-11
Price Funds Held on Price Platforms or Through TRP Brokerage................................              4-11
Price Group, Standards of Conduct...........................................................               2-1
Price Group Stock, Transactions in..........................................................               4-6
Price Platforms.............................................................................              4-11
Prior Transaction Clearance of Securities Transactions (other than Price Group stock).......              4-13
Prior Transaction Clearance Denials, Requests for Reconsideration...........................              4-18
Privacy Policies and Procedures.............................................................               8-1
Private Placement, Investment In............................................................        4-14; 4-16
Private Placement Memoranda.................................................................              3-13
Profitmaking Enterprises, Relationships with................................................               2-2
Protection of Corporate Assets..............................................................              2-13
Publications................................................................................              2-16
Quality of Services.........................................................................              2-14
Questions Regarding the Code................................................................               1-4
Rating Changes on Security..................................................................        4-18; 4-26
Record Retention............................................................................              2-14
Referral Fees...............................................................................              2-14
Regulation FD...............................................................................               3-7
Release of Information to the Press.........................................................              2-14
Reportable Funds............................................................................              4-11
Reporting by Independent Directors of the Price Funds.......................................              4-22
Reporting by Independent Directors of Price Group...........................................              4-24
Reporting by Independent Directors of the Savings Bank......................................              4-25
Reporting, Financial........................................................................               2-6
Reporting, Price Group Stock Transactions...................................................               4-8
Reporting, Securities Transactions (other than Price Group stock)
     (not Independent Directors)............................................................              4-20
Reporting Violations........................................................................              2-15

Research Trips..............................................................................               2-9
Restricted List.............................................................................              3-12
Retention of Code...........................................................................               1-1
Retention, Record...........................................................................              2-14
Rule 10b5-1.................................................................................               3-6
Rule 10b5-2.................................................................................               3-4
Safety and Health in the Workplace..........................................................              2-10
Sales and Marketing Activities..............................................................              2-12
Sanctions...................................................................................         1-4; 4-32
Sarbanes-Oxley Attorney Reporting Requirements..............................................              2-15
Sarbanes-Oxley Codes........................................................................               1-4
Sarbanes-Oxley Whistleblower Procedures.....................................................              2-15
Savings Bank................................................................................               4-1
Section 529 College Investment Plans, Reporting.............................................        4-12; 4-21
Securities Accounts, Notification of........................................................              4-19
Securities Transactions, Reporting of (other than Price Group stock)
   (not Independent Directors)..............................................................              4-20
Services, Quality of........................................................................              2-14
Short Sales.................................................................................              4-29
Sixty (60) Day Rule.........................................................................              4-29
Software Programs, Application of Copyright Law.............................................               6-8
Speaking Engagements........................................................................              2-16
Standards of Conduct of Price Group and its Personnel.......................................               2-1
Statement, General Policy...................................................................               1-1
Supervised Persons, Adviser Act Requirements for............................................               1-3
Supervised Persons, Definition of...........................................................               1-2
T. Rowe Price Platform......................................................................              4-11
Trademark Laws, Compliance with.............................................................           2-1;5-1
Temporary Workers, Application of Code to...................................................          1-2; 4-3
Termination of Association..................................................................               2-5
Trading Activity, Generally.................................................................              4-26
Trading Activity, Mutual Fund Shares........................................................               4-2
Trading Price Funds on Price Platforms/Brokerage............................................              4-11

Trading Price Funds Through Intermediaries..................................................              4-11
Trips, Research.............................................................................               2-9
Trustee, Service as.........................................................................              2-15
Vendors, Relationships with Potential.......................................................               2-3
Violations, Responsibility to Report........................................................              2-15
Waiver for Executive Officer, Reporting of..................................................               1-3
Watch List..................................................................................              3-12
Whistleblower Procedures, Sarbanes-Oxley....................................................              2-15

February, 2005

                           CODE OF ETHICS AND CONDUCT
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT

PURPOSE OF CODE OF ETHICS AND CONDUCT. As a global investment management firm, we are considered a fiduciary to many of our clients and owe them a duty of undivided loyalty. Our clients entrust us with their financial well-being and expect us to always act in their best interests. Over the 67 years of our Company's history, we have earned a reputation for fair dealing, honesty, candor, objectivity and unbending integrity. This has been possible by conducting our business on a set of shared values and principles of trust.

In order to educate our personnel, protect our reputation, and ensure that our tradition of integrity remains as a principle by which we conduct business, T. Rowe Price Group, Inc. ("T. ROWE PRICE," "PRICE GROUP" or "GROUP") has adopted this Code of Ethics and Conduct ("CODE"). Our Code establishes standards of conduct that we expect each associate to fully understand and agree to adopt. As we are in a highly regulated industry, we are governed by an ever-increasing body of federal, state, and international laws as well as countless rules and regulations which, if not observed, can subject the firm and its employees to regulatory sanctions. In total, our Code contains 26 separate Standards of Conduct as well as the following separate Statements of Policy:

      1.    Statement of Policy on Material, Inside (Non-Public) Information

      2.    Statement of Policy on Securities Transactions

      3. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws

      4.    Statement of Policy with Respect to Computer Security and Related
            Issues

      5.    Statement of Policy on Compliance with Antitrust Laws

      6.    Statement of Policies and Procedures on Privacy

A copy of this Code will be retained by the Code Administration and Regulatory Reporting Section of Group Compliance in Baltimore ("CODE COMPLIANCE SECTION") for five years from the date it is last in effect. While the Code is intended to provide you with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue that you may face. The firm maintains other compliance-oriented manuals and handbooks that may be directly applicable to your specific responsibilities and duties. Nevertheless, the Code should be viewed as a guide for you and the firm as to how we jointly must conduct our business to live up to our guiding tenet that the interests of our clients and customers must always come first.

Each new employee will be provided with a copy of the current Code and all employees will be provided with a copy of the Code annually and whenever it is materially amended. In these instances, each employee will be required to provide Price Group with a written acknowledgement of his or her receipt of the Code and its amendments on at least an annual basis. All written acknowledgements will be retained as required by the Investment Advisers Act of 1940 (the "ADVISERS ACT.") The current Code is also posted on the firm's intranet under Corporate/Legal so that it is easily accessible by employees at any time.

                                      1-1

Please read the Code carefully and observe and adhere to its guidance.

PERSONS AND ENTITIES SUBJECT TO THE CODE. The following entities and individuals are subject to the Code:

-     Price Group

-     The subsidiaries and affiliates of Price Group

- The officers, directors and employees of Group and its affiliates and subsidiaries

Unless the context otherwise requires, the terms "Price Group" and "Group" refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

1.    All temporary workers hired on the Price Group payroll ("TRP
      TEMPORARIES");

2. All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Group employees (versus project work that stands apart from ongoing work); and

4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

The independent directors of Price Group, the Price Funds and the Savings Bank are subject to the principles of the Code generally and to specific provisions of the Code as noted.

DEFINITION OF SUPERVISED PERSONS. Under the Advisers Act, the officers, directors (or other persons occupying a similar status or performing similar functions) and employees of the Price Advisers, as well as any other persons who provide advice on behalf of a Price Adviser and are subject to the Price Adviser's supervision and control are "SUPERVISED PERSONS."

STATUS AS A FIDUCIARY. Several of Price Group's subsidiaries are investment advisers registered with the United States Securities and Exchange Commission ("SEC"). These include T. Rowe Price Associates, Inc. ("TRPA"), T. Rowe Price International, Inc. ("TRPI"), T. Rowe Price Stable Asset Management, Inc. ("SAM"), T. Rowe Price Advisory Services, Inc. ("TRPAS"), T. Rowe Price Canada, Inc. ("TRP CANADA"), T. Rowe Price Global Investment Services Limited ("TRPGIS") and T. Rowe Price Global Asset Management Limited ("TRPGAM"). TRPI, TRPGIS, and TRPGAM are also registered with the United Kingdom's Financial Services Authority ("FSA"). TRPI is also registered with the Hong Kong Securities and Futures Commission ("SFC") and the Monetary Authority of Singapore ("MAS") and TRPGIS is also subject to regulation by both the Kanto Local Finance Bureau ("KLFB") and the Financial Services Agency ("FSA JAPAN") in

                                      1-2

Japan. All advisers affiliated with Group will be referred to collectively as the "PRICE ADVISERS" unless the context otherwise requires. The Price Advisers will register with additional securities regulators as required by their respective businesses. The primary responsibility of the Price Advisers is to render to their advisory clients on a professional basis unbiased advice regarding their clients' investments. As investment advisers, the Price Advisers have a fiduciary relationship with all of their clients, which means that they have an absolute duty of undivided loyalty, fairness and good faith toward their clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for themselves which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

ADVISER ACT REQUIREMENTS FOR SUPERVISED PERSONS. The Advisers Act requires investment advisers to adopt codes that:

      - establish a standard of business conduct, applicable to Supervised Persons, reflecting the fiduciary obligations of the adviser and its Supervised Persons;

      - require Supervised Persons to comply with all applicable securities laws, including:

                  -     Securites Act of 1933

                  -     Securities Exchange Act of 1934

                  -     Sarbanes Oxley Act of 2002

                  -     Investment Company Act of 1940

                  -     Investment Advisers Act of 1940

                  -     Gramm-Leach-Bliley Privacy Act

                  - Any rules adopted by the SEC under any of the foregoing Acts; and

                  - Bank Secrecy Act as it applies to mutual funds and investment advisers and any rules adopted under that Act by the SEC or the United States Department of the Treasury;

      - require Supervised Persons to report violations of the code promptly to the adviser's chief compliance officer or his or her designee if the chief compliance officer also receives reports of all violations; and

      - require the adviser to provide each Supervised Person with a copy of the code and any amendments and requiring Supervised Persons to provide the adviser with written acknowledgement of receipt of the code and any amendments.

Price Group applies these requirements to ALL persons subject to the Code, including all Supervised Persons.

NASDAQ REQUIREMENTS. In 2003, The Nasdaq Stock Market, Inc. ("NASDAQ") adopted amendments to its rules to require listed companies to adopt a Code of Conduct for all directors, officers, and employees. Price Group is listed on NASDAQ. This Code is designed to fulfill this requirement. A waiver of this Code for an executive officer of T. Rowe Price Group, Inc. must be granted by Group's Board of Directors and reported as required by the pertinent NASDAQ rule.

WHAT THE CODE DOES NOT COVER. The Code was not written for the purpose of covering all policies, rules and regulations to which personnel may be subject. For example, T. Rowe Price Investment Services, Inc. ("INVESTMENT SERVICES") is a member of the National Association of Securities Dealers, Inc. ("NASD") and, as such, is required to maintain written supervisory

                                      1-3
procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations and with the applicable rules of the NASD. In addition, TRPI, TRPGAM and TRPGIS are subject to the rules and regulations of FSA and TRPI is also subject to the rules and regulations of the SFC and MAS. TRPGIS is also subject to the rules and regulations of the KLFB.

            SARBANES-OXLEY CODES. The Principal Executive and Senior Financial Officers of Price Group and the Price Funds are also subject to Codes (collectively the "S-O CODES") adopted to bring these entities into compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY ACT"). These S-O Codes, which are available along with this Code on the firm's intranet site under Corporate/Legal/Codes of Ethics, are supplementary to this Code, but administered separately from it and each other.

            COMPLIANCE PROCEDURES FOR FUNDS AND FEDERAL ADVISERS. Under Rule 38a-1 of the Investment Company Act of 1940, each fund board is required to adopt written policies and procedures reasonably designed to prevent the fund from violating federal securities laws. These procedures must provide for the oversight of compliance by the fund's advisers, principal underwriters, administrators and transfer agents. Under Rule 206(4)-7 of the Investment Advisers Act of 1940, it is unlawful for an investment adviser to provide investment advice unless it has adopted and implemented policies and procedures reasonably designed to prevent violations of federal securities laws by the adviser and its supervised persons.

COMPLIANCE WITH THE CODE. Strict compliance with the provisions of this Code is considered a basic condition of employment or association with the firm. An employee may be required to surrender any profit realized from a transaction that is deemed to be in violation of the Code. In addition, a breach of the Code may constitute grounds for disciplinary action, including fines and dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code. The names of the members of the Management Committee are included in Appendix A to this Code.

QUESTIONS REGARDING THE CODE. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of Price Group and Its Personnel: the Chairperson of the Ethics Committee, the Director of Human Resources, or the TRP International Compliance Team.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Department in Baltimore ("LEGAL DEPARTMENT") or the TRP International Compliance Team.

3. Statement of Policy on Securities Transactions: For U.S. personnel: the Chairperson of the Ethics Committee or his or her designee; for International personnel: the TRP International Compliance Team.

4. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws: Legal Department.

5.    Statement of Policy with Respect to Computer Security and Related Issues:
      Enterprise Security, the Legal Department or the TRP International Compliance Team.

6.    Statement of Policy on Compliance with Antitrust Laws: Legal Department.

                                      1-4

5. Statement of Policies and Procedures on Privacy: Legal Department or the TRP International Compliance Team.

For additional information, consult Appendix A following the Standards of Conduct section of the Code.

February, 2005

                                      1-5

              STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

ALLOCATION OF CLIENT BROKERAGE. The policies of each of the Price Advisers with respect to the allocation of client brokerage are set forth in Part II of Form ADV of each of the Price Advisers. The Form ADV is each adviser's registration statement filed with the SEC. It is imperative that all employees -- especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers that will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding any of the Price Advisers' allocation policies for client brokerage should be addressed to the designated contact person(s) of the U.S. Equity or Fixed Income or the International Committee, as appropriate. See Appendix A.

ANNUAL VERIFICATION OF COMPLIANCE. Each year, each person subject to the Code (see p. 1-2) is required to complete a Verification Statement regarding his or her compliance with various provisions of this Code, including its policies on personal securities transactions and material, inside information. In addition, each Access Person (defined on p. 4-3), except the independent directors of the Price Funds, must file an initial and annual Personal Securities Report (see pp. 4-30 and 4-31).

ANTITRUST. The United States antitrust laws are designed to ensure fair competition and preserve the free enterprise system. The United Kingdom and the European Union have requirements based on similar principals. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Group has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement (see page 7-1).

ANTI-MONEY LAUNDERING. Certain subsidiaries of Price Group are subject to United States or United Kingdom laws and regulations regarding the prevention and detection of money laundering. For example, under the U.S. Patriot Act, the affected subsidiaries must develop internal policies, procedures and controls to combat money laundering, designate a Compliance Officer for the anti-money laundering program, implement employee training in this area, and ensure that an independent review of the adequacy of controls and procedures in this area occurs annually. In addition, the anti-money laundering program must include a Customer Identification Program ("CIP"). Each of these entities has specific procedures in this area, by which its employees must abide.

COMPLIANCE WITH COPYRIGHT AND TRADEMARK LAWS. To protect Price Group and its employees, Price Group has adopted a Statement of Policy with Respect to Compliance with Copyright and Trademark Laws. You should read and understand this Statement (see page 5-1).

COMPUTER SECURITY. Computer systems and programs play a central role in Price Group's operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Group has adopted a Statement of Policy with Respect to Computer Security and Related Issues. You should read and understand this Statement (see page 6-1).

                                      2-1

CONFLICTS OF INTEREST. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Group or its clients.

RELATIONSHIPS WITH PROFITMAKING ENTERPRISES. Depending upon the circumstances, an employee may be prohibited from creating or maintaining a relationship with a profitmaking enterprise. In all cases, written approval must be obtained as described below.

      GENERAL PROHIBITIONS. Employees are generally prohibited from serving as officers or directors of issuers that are approved or likely to be approved for purchase in our firm's client accounts. In addition, an employee may not accept outside employment that will require him or her to become registered (or duly registered) as a representative of an unaffiliated broker/dealer, investment adviser or an insurance broker or company unless approval to do so is first obtained in writing from the Chief Compliance Officer of the broker/dealer. An employee also may not become independently registered as an investment adviser.

      APPROVAL PROCESS. Any outside business activity, which may include a second job, appointment as an officer or director of or a member of an advisory board to a for-profit enterprise, or self employment, must be approved in writing by the employee's supervisor. If the employee is a registered representative of Investment Services, he or she must also receive the written approval of the Chief Compliance Officer of the broker/dealer.

      REVIEW BY ETHICS COMMITTEE. If an employee contemplates obtaining an interest or relationship that might conflict or appear to conflict with the interests of Price Group, he or she must ALSO receive the prior written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Ethics Committee itself. Examples of relationships that might create a conflict or appear to create a conflict of interest may include appointment as a director, officer or partner of or member of an advisory board to an outside profitmaking enterprise, employment by another firm in the securities industry, or self employment in an investment capacity. Decisions by the Ethics Committee regarding such positions in outside profitmaking enterprises may be reviewed by the Management Committee before becoming final. See below for a discussion of relationships with financial services firms.

      APPROVED SERVICE AS DIRECTOR OR SIMILAR POSITION. Certain employees may serve as directors or as members of creditors committees or in similar positions for non-public, for-profit entities in connection with their professional activities at the firm. An employee must receive the written permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

SERVICE WITH NONPROFITMAKING ORGANIZATIONS. Price Group encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities.

      APPROVAL PROCESS. The approval process for service with a nonprofitmaking organization varies depending upon the activity undertaken.

                                      2-2

      BY SUPERVISOR. An employee must receive the approval of his or her supervisor in writing before accepting a position as an officer, trustee or member of the Board of Directors of any non-profit organization.

      BY ETHICS COMMITTEE CHAIRPERSON. If there is any possibility that the organization will issue and/or sell securities, the employee must also receive the written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Chief Compliance Officer of the broker/dealer before accepting the position.

      Although individuals serving as officers, Board members or trustees for nonprofitmaking entities that will not issue or sell securities do not need to receive this additional approval, they must be sensitive to potential conflict of interest situations (e.g., the entity is considering entering a business relationship with a T. Rowe Price entity) and must contact the Chairperson of the Ethics Committee for guidance if such a situation arises.

RELATIONSHIPS WITH FINANCIAL SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities that are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to prior transaction clearance and reporting procedures, as applicable. This policy also does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

If any member of an employee's immediate family is employed by, or has a partnership interest in a broker/dealer, investment adviser, or other entity engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

An ownership interest of .5% or more in ANY entity, including a broker/dealer, investment adviser or other company engaged in the mutual fund industry, must be reported to the Code Compliance Section. See p. 4-30.

EXISTING RELATIONSHIPS WITH POTENTIAL VENDORS. If an employee is going to be involved in the selection of a vendor to supply goods or services to the firm, he or she must disclose the existence of any on-going personal or family relationship with any principal of the vendor to the Chairperson of the Ethics Committee in writing before becoming involved in the selection process.

CONFLICTS IN CONNECTION WITH PROXY VOTING. If a portfolio manager or analyst with the authority to vote a proxy or recommend a proxy vote for a security owned by a Price Fund or a client of a Price Adviser has an immediate family member who is an officer or director or has a material business relationship with the issuer of the security, the portfolio manager

                                      2-3
      or analyst should inform the Proxy Committee of the relationship so that the Proxy Committee can assess any conflict of interest that may affect whether the proxy should or should not be voted in accordance with the firm's proxy voting policies.

CONFIDENTIALITY. The exercise of confidentiality extends to the major areas of our operations, including internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; investment research; and employee information. The duty to exercise confidentiality applies not only while an individual is associated with the firm, but also after he or she terminates that association.

      INTERNAL OPERATING PROCEDURES AND PLANNING. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors and we do not want these ideas disseminated outside our firm. Accordingly, you should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with the appropriate supervisor before it is released.

      Also, from time to time management holds meetings in which material, non-public information concerning the firm's future plans is disclosed. You should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

      CLIENTS, FUND SHAREHOLDERS, AND TRP BROKERAGE CUSTOMERS. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for you to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, and must never be used as a basis for personal trades over which you have beneficial interest or control.

      In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (see p. 8-1).

      INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

      - From the point of view of our clients, it is not fair to give other people information which clients must purchase.

      - From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

                                      2-4

           In light of these considerations, you must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds without specific firm authorization.

           The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior transaction clearance (Access Persons only except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons AND Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should you receive compensation directly or indirectly (other than from a Price Adviser or an affiliate) for rendering advice to either clients or non-clients.

           INVESTMENT RESEARCH. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate. If a circumstance arises where it may be appropriate to share this information otherwise, the Chairperson of the Ethics Committee should be consulted first.

           EMPLOYEE INFORMATION. For business and regulatory purposes, the firm collects and maintains information (e.g., social security number, date of birth, home address) about its employees, temporaries and consultants. You may not use such information for any non-business or non-regulatory purpose or disclose it to anyone outside the firm without specific authorization from the Legal Department or the TRP International Compliance Team as appropriate.

           INFORMATION ABOUT THE PRICE FUNDS. The Price Funds have adopted policies and procedures with respect to the selective disclosure of information about the Price Funds and their portfolio holdings. These are set forth on the firm's intranet under "Corporate/Legal/ Manuals, Policies, Guidelines and Reference Materials/ "Portfolio Information Release Policy." All Associates are charged with informing themselves of, and adhering to, these Policies and Procedures and may not release any information about the Price Funds that would be harmful to the Price Funds or their shareholders.

           UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS AT TIME OF TERMINATION OF ASSOCIATION. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are the sole property of Price Group or one of its subsidiaries. This includes the accounts of clients for which one or more of the Price Advisers acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of association with Price Group, you must: (1) surrender to Price Group in good condition any and all materials, reports or records (including all copies in your possession or subject to your control) developed by you or any other person that are considered confidential information of Price Group (except copies of any research material in the production of which you participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever that are considered by Price Group to be confidential.

                                      2-5

           You must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be placed in designated bins or should be torn up or shredded, as your department requires. If a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal.

           In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (see p. 8-1).

           HIPAA. The firm's Flexible Benefits Plan has adopted a specific Privacy Notice regarding the personal health information of participants in compliance with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). A copy of the HIPAA Privacy Notice can be found on the firm's intranet under Corporate Human Resources/Benefits/HIPAA Privacy Notice.

EMPLOYMENT OF FORMER GOVERNMENT EMPLOYEES. United States laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities that are clients of the Price Advisers have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Group of a former government or regulatory organization employee, whether in the United States or internationally, guidance must be obtained from the Legal Department.

FINANCIAL REPORTING. Price Group's records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoices, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts. The Audit Committee of Price Group has adopted specific procedures regarding the receipt, retention and treatment of certain auditing and accounting complaints. See Responsibility to Report Violations at p. 2-15.

GIFTS AND GRATUITIES. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, suppliers, clients, or any other individual or organization with whom our firm has or is considering a business relationship, but would not include certain types of business entertainment as described later in this section. If an employee accepts tickets to a sporting event, play or similar event from a business contact and is not accompanied to the event by the business contact or one or more of the business contact's associates, the tickets are a gift, not business entertainment.

           RECEIPT OF GIFTS. Personal contacts may lead to gifts that are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

                                      2-6

           Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents. A gift certificate may only be accepted if used; it may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

           There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship. In such cases, the value of all gifts received from a business contact should not exceed $100 in any twelve-month period; your department may also require that your supervisor approve the acceptance of a gift that meets the Code limitations. The value of a gift directed to the members of a department as a group may be divided by the number of the employees in that Department. A gift with a value of over $100 sent to the firm generally may be awarded to the winner of a random drawing open to all eligible employees. Supervisors should monitor how frequently specific business contacts offer tickets to firm personnel to avoid potential conflicts of interest. Tickets should not be accepted from a business contact or firm on a standing, recurring, or on-going basis.

           Gifts received which are unacceptable according to this policy must be returned to the givers. Gifts should be received at your normal workplace, not your home. If you have any questions regarding whether a gift may be accepted, you should contact the Legal Department or the TRP International Compliance Team, as appropriate.

           GIVING OF GIFTS. An employee may not give a gift to a business contact in the form of cash or cash equivalents, including gift certificates redeemable for cash other than nominal amounts not consumed when the gift certificate is used. Incentive programs for individual customers that might fall under the cash gift restriction must be reviewed and approved specifically by the Legal Department before implementation.

           Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 in any twelve-month period without the permission of the Chairperson of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Chairperson of the Ethics Committee. The request should specify:

                  -     the name of the giver;

                  - the name of the intended recipient and his or her employer;

                  -     the nature of the gift and its monetary value;

                  -     the nature of the business relationship; and

                  -     the reason the gift is being given.

           NASD and MSRB regulations do not permit gifts in excess of the $100 limit for gifts given in connection with Investment Services' business.

           It is important to remember that some clients or potential clients (e.g., states and municipalities) have very stringent restrictions and/or prohibitions on the acceptance of gifts or business entertainment by their personnel.

                                      2-7

           International Personnel MUST report to the TRP International Compliance Team any business gifts they give or receive, other than gifts of nominal value (e.g., pens, diaries, calendars).

           ADDITIONAL REQUIREMENTS FOR THE GIVING OF GIFTS IN CONNECTION WITH THE BROKER/DEALER. NASD Conduct Rule 3060 imposes stringent reporting requirements for gifts given to any principal, employee, agent or similarly situated person where the gift is in connection with Investment Services' business with the recipient's employer. Examples of gifts that fall under this rule would include any gift given to an employee of a company to which our firm provides investment products such as mutual funds (e.g., many 401(k) plans) or to which we are marketing broker/dealer products or services. Under this NASD rule, gifts may not exceed $100 and persons associated with Investment Services, including its registered representatives, must report EACH such gift.

           The NASD reporting requirement is normally met when an item is ordered electronically from the Corporate Gift website. If a gift is obtained from another source, it must be reported to the Code Compliance Section. The report to the Code Compliance Section should include:

                  -     the name of the giver;

                  -     the name of the recipient and his or her employer;

                  -     the nature of the gift and its monetary value;

                  -     the nature of the business relationship; and

                  -     the date the gift was given.

           The MSRB has similar restrictions in this area. See MSRB Rule G-20.

           ENTERTAINMENT. Our firm's $100 limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities that are a normal part of a business relationship. To illustrate this principle, the following examples are provided:

                     First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and afterwards a theatrical production.

                     Second Example: You wish to see a recent hit play, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

                     Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

                                      2-8

           In the first example, it would be proper for you to accept the invitation.

           With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the tickets if you pay for them at their face value or, if greater, at the cost to the broker. As discussed above, if the business contact providing the tickets or one of his or her associates does not accompany you to the event, the tickets are a gift and not a form of business entertainment.

           With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from his or her supervisor and Division Head (if different).

           The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. It is important to understand that if an employee provides, for example, tickets to a sporting event to a business contact, and no one is present from our firm at the event, the tickets are a gift, NOT business entertainment and the limits on gifts apply. If an employee wishes to pay for a business guest's transportation (e.g., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of his or her supervisor and the Chairperson of the Ethics Committee. Some clients or potential clients (e.g., states and municipalities) have very stringent restrictions and/or prohibitions on the acceptance of business entertainment or gifts by their personnel.

           RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from their Division Heads. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity that will be of primary benefit to our clients. All travel expenses to and from the sites of the activities, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable.

           OTHER PAYMENTS FROM BROKERS, PORTFOLIO COMPANIES, AND VENDORS. Employees may not accept reimbursement from brokers, portfolio companies and vendors for travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from these entities except as offered on the same basis to

                                      2-9
           similarly situated individuals or the general public (e.g., permitted margin accounts, credit cards).

HEALTH AND SAFETY IN THE WORKPLACE. Price Group recognizes its responsibility to provide personnel a safe and healthful workplace and proper facilities to help them do their jobs effectively.

HUMAN RESOURCES

           EQUAL OPPORTUNITY. Price Group is committed to the principles of Equal Employment. We believe our continued success depends on the equal treatment of all employees and applicants without regard to race, creed, color, national origin, sex, age, disability, marital status, sexual orientation, alienage or citizenship status, veteran status, genetic predisposition or carrier status, or any other classification protected by federal, state or local laws.

           This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

           All members of the T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

           If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, the appropriate Price Group manager or a Human Resources representative. No retaliation will be taken against you if you report an incident of alleged discrimination in good faith.

           DRUG FREE AND ALCOHOL FREE ENVIRONMENT. Price Group is committed to providing a drug-free workplace and preventing alcohol abuse. Drug and alcohol misuse and abuse affect the health, safety, and well-being of all Price Group employees and customers and restrict the firm's ability to carry out its mission. Personnel must perform job duties unimpaired by illegal drugs or the improper use of legal drugs or alcohol.

           PAST AND CURRENT LITIGATION. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil (including arbitrations) and criminal actions and certain regulatory matters. Price Group uses the information obtained through these questionnaires to answer questions asked on governmental and self-regulatory organization registration forms and for insurance and bonding purposes.

           Each employee is responsible for keeping answers on the questionnaire current.

           An employee should notify Human Resources and either the Legal Department or the TRP International Compliance Team promptly if he or she:

                  - Becomes the subject of any proceeding or is convicted of or pleads guilty or no contest to or agrees to enter a pretrial diversion program relating to any felony or misdemeanor or similar criminal charge in a United States (federal, state, or local), foreign or military court, OR

                                      2-10

                  - Becomes the subject of a Regulatory Action, which includes any action by the SEC, the FSA, the SFC, the MAS, the KLFB, the FSA Japan, a state, a foreign government, a federal, state or foreign regulatory agency or any domestic or foreign self-regulatory organization relating to securities or investment activities, dishonesty, breach of trust, or money laundering as well as any court proceeding that has or could result in a judicial finding of a violation of statutes or regulations related to such activities or in an injunction in connection with any such activities.

           POLICY AGAINST HARASSMENT AND DISCRIMINATION. Price Group is committed to providing a safe working environment in which all individuals are treated with respect and dignity. Individuals at Price Group have the right to enjoy a workplace that is conducive to high performance, promotes equal opportunity, and prohibits discrimination including harassment.

           Price Group will not tolerate harassment, discrimination, or other types of inappropriate behavior directed by or towards an associate, supervisor, manager, contractor, vendor, customer, visitor, or other business partner. Accordingly, our ZERO TOLERANCE policy will not tolerate sexual harassment, harassment, or intimidation of any associate based on race, color, national origin, religion, creed, gender, sexual orientation, age, disability, veteran, marital or any other status protected by federal, state, or local law. In addition, Price Group will not tolerate slurs, threats, intimidation, or any similar written, verbal, physical, or computer-related conduct that denigrates or shows hostility or aversion toward any individual based on their protected status. Harassment will not be tolerated on our property or in any other work-related setting such as business-sponsored social events or business trips.

           If you are found to have engaged in conduct inconsistent with this policy, you will be subject to appropriate disciplinary action, up to and including, termination of employment.

ILLEGAL PAYMENTS. State, United States, and international laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Group. Price Group, through its policies and practices, is committed to comply fully with these laws. The U.S. Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If you are solicited to make or receive an illegal payment, you should contact the Legal Department.

INSIDE INFORMATION. The purchase or sale of securities while in possession of material, inside information is prohibited by U.S., U.K., state and other governmental laws and regulations. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold securities in an issuer, including Price Group. Under no circumstances may you transmit such information to any other person, except to Price Group personnel who are required to be kept informed on the subject. You should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (see page 3-1).

INVESTMENT CLUBS. The following discussion of obligations of Access Persons does NOT apply to the independent directors of the Price Funds. Access Persons must receive the prior clearance of the

                                      2-11

Chairperson of the Ethics Committee or his or her designee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (see p. 4-4) through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. As described on p. 4-25, approval to form or participate in a stock or investment club may permit the execution of securities transactions without prior transaction clearance by the Access Person, except transactions in Price Group stock, if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions. Non-Access Persons (defined on p. 4-4) do not have to receive prior clearance to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Group stock.

MARKETING AND SALES ACTIVITIES. All written and oral marketing materials and presentations (including performance data) (e.g., advertisements; sales literature) must be in compliance with applicable SEC, NASD, Association of Investment Management and Research ("AIMR"), FSA, and other applicable international requirements. All such materials (whether for the Price Funds, non-Price funds, or various advisory or Brokerage services) must be reviewed and approved by the Legal Department or the TRP International Compliance Team, as appropriate, prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from databases sponsored by the Performance Group.

POLITICAL ACTIVITIES AND CONTRIBUTIONS. In support of the democratic process, Price Group encourages its eligible employees to exercise their rights as citizens by voting in all elections. Price Group encourages employees to study the issues and platforms as part of the election process, but does not direct employees to support any particular political party or candidate.

All U.S.-based officers and directors of Price Group and its subsidiaries are required to disclose certain Maryland local and state political contributions on a semi-annual basis through a Political Contribution Questionnaire sent to officers and directors each January and July. In addition, certain employees associated with Investment Services are subject to limitations on and additional reporting requirements about their political contributions under Rule G-37 of the United States Municipal Securities Rulemaking Board ("MSRB").

United States law prohibits corporate contributions to campaign elections for federal office (e.g., U.S. Senate and House of Representatives). This means that Price Group cannot use corporate funds, either directly or indirectly, to help finance any federal political candidate or officeholder. It also means that the firm cannot provide paid leave time to employees for political campaign activity. However, employees may use personal time or paid vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price makes political contributions to candidates for local and state offices in Maryland via the T. Rowe Price Maryland Political Contribution Committee. T. Rowe Price DOES NOT reimburse employees for making contributions to individual candidates or committees.

The applicable state or local law controls the use of corporate funds in the context of state and local elections. No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other program that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written prior approval of

                                      2-12
the Legal Department. These prohibitions cover not only direct contributions, but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fundraising events, or the furnishing of any other goods, services or equipment to political parties or committees. Neither Price Group nor its employees or independent directors may make a political contribution for the purpose of obtaining or retaining business with government entities.

T. Rowe Price does NOT have a Political Action Committee ("PAC"). However, T. Rowe Price has granted permission to the Investment Company Institute's PAC ("ICI PAC"), which serves the interests of the investment company industry, to solicit T. Rowe Price's senior management on an annual basis to make contributions to ICI PAC or candidates designated by ICI PAC. Contributions to ICI PAC are entirely voluntary.

Employees, officers, and directors of T. Rowe Price MAY NOT solicit campaign contributions from employees without adhering to T. Rowe Price's policies regarding solicitation. These include the following:

      - It must be clear that the solicitation is personal and IS NOT being made on behalf of T. Rowe Price.

      -    It must be clear that any contribution IS ENTIRELY VOLUNTARY.

      -    T. Rowe Price's stationery and email system MAY NOT be used.

From time to time, the Legal Department sends to U.S.-based vice presidents and inside directors a memorandum describing the requirements of United States and pertinent state law in connection with political contributions. This memorandum is also posted on the firm's Intranet site under Corporate/Legal so that it is available to everyone employed by or associated with the firm.

An employee may participate in political campaigns or run for political office, provided this activity does not conflict with his or her job responsibilities. See p. 2-2. Should the employee have any questions, he or she should consult with his or her immediate supervisor.

           LOBBYING. It is important to realize that under some state laws, even limited contact, either in person or by other means, with public officials in that state may trigger that state's lobbying laws. For example, in Maryland, if $2,500 of a person's compensation can be attributed to face-to-face contact with legislative or executive officials in a six-month reporting period, he or she may be required to register as a Maryland lobbyist subject to a variety of restrictions and requirements. Therefore, it is imperative that you avoid any lobbying on behalf of the firm, whether in-person or by other means (e.g., telephone, letter) unless the activity is cleared first by the Legal Department, so that you do not inadvertently become subject to regulation as a lobbyist. If you have any question whether your contact with a state's officials may trigger lobbying laws in that state, please contact the Legal Department BEFORE proceeding.

PROTECTION OF CORPORATE ASSETS. All personnel are responsible for taking measures to ensure that Price Group's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, copyrights, client relationships and business opportunities. Accordingly, you may not solicit for your personal benefit clients or utilize

                                      2-13
client relationships to the detriment of the firm. Similarly, you may not solicit co-workers to act in any manner detrimental to the firm's interests.

QUALITY OF SERVICES. It is a continuing policy of Price Group to provide investment products and services that: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner that ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, FSA, NASD, and other international, state and self-regulatory rules and regulations.

The quality of Price Group's investment products and services and operations affects our reputation, productivity, profitability and market position. Price Group's goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD RETENTION. Under various U.S., U.K., state, and other governmental laws and regulations, certain of Price Group's subsidiaries are required to produce, maintain and retain various records, documents and other written (including electronic) communications. For example, U.S. law generally requires an investment adviser to retain required records in a readily accessible location for not less than five years from the end of the fiscal year during which the record was made (the current year and the two immediately preceding years in an appropriate office of the adviser), although some records may be required to be retained longer depending on their nature. See Tab 7, Investment Adviser Compliance Manual. Any questions regarding retention requirements should be addressed to the Legal Department or the TRP International Compliance Team, as appropriate.

Once the firm is aware of threatened litigation or a governmental investigation, its personnel are legally prohibited from destroying any evidence relevant to the case or investigation. The destruction of such evidence by you could subject you and/or the firm to criminal charges of obstruction of justice. Such evidence includes emails, memoranda, board agendas, recorded conversations, studies, work papers, computer notes, personal hand-written notes, phone records, expense reports or similar material relating to the possible litigation or investigation. Even if such a document is scheduled to be destroyed under our firm's record retention program, it must be retained until the litigation or investigation has concluded.

All personnel are responsible for adhering to the firm's record maintenance and retention policies.

REFERRAL FEES. United States securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (e.g., brokers, registered representatives, consultants, or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). FSA also prohibits the offering of any inducement likely to conflict with the duties of the recipient. No arrangements should be entered into obligating Price Group or any employee to pay a referral fee unless approved first by the Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning T. Rowe Price Group's corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the appropriate Public Relations contact for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check

                                      2-14
with the appropriate Public Relations contact if they do not know the reporter or feel it may be inappropriate to comment on a particular matter. Public Relations contact persons are listed in Appendix A.

RESPONSIBILITY TO REPORT VIOLATIONS. The following is a description of reporting requirements and procedures that may or do arise if an officer or employee becomes aware of material violations of the Code or applicable laws or regulations.

           GENERAL OBLIGATION. If an employee becomes aware of a material violation of the Code or any applicable law or regulation, he or she must report it to the Chief Compliance Officer of the applicable Price Adviser ("CHIEF COMPLIANCE OFFICER") or his or her designee, provided the designee provides a copy of all reports of violations to the Chief Compliance Officer. Any report may be submitted anonymously; anonymous complaints must be in writing and sent in a confidential envelope to the Chief Compliance Officer. U.K. employees may also contact the FSA. See Appendix A regarding the Chief Compliance Officer to whom reports should be made.

           It is Price Group's policy that no adverse action will be taken against any person who becomes aware of a violation of the Code and reports the violation in good faith.

           SARBANES-OXLEY WHISTLEBLOWER PROCEDURES. Pursuant to the Sarbanes-Oxley Act, the Audit Committee of Price Group has adopted procedures ("PROCEDURES") regarding the receipt, retention and treatment of complaints received by Price Group regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of Price Group or any of its affiliates of concerns regarding questionable accounting or auditing matters. All employees should familiarize themselves with these Procedures, which are posted on the firm's intranet site under Corporate/Legal/Policies.

           Under the Procedures, complaints regarding certain auditing and accounting matters should be sent to Chief Legal Counsel, T. Rowe Price Group, Inc, The Legal Department either through interoffice mail or by mail to P.O. Box 37283, Baltimore, Maryland 21297-3283.

           SARBANES-OXLEY ATTORNEY REPORTING REQUIREMENTS. Attorneys employed or retained by Price Group or any of the Price Funds are also subject to certain reporting requirements under the Sarbanes-Oxley Act. The relevant procedures are posted on the firm's intranet site under Corporate/Legal/Policies.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE. You may serve as the trustee, co-trustee, executor or personal representative for the estate of or a trust created by close family members. You may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If you serve in any of these capacities, securities transactions effected in such accounts will be subject to the prior transaction clearance (Access Persons only, except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons AND Non-Access Persons) of our Statement of Policy on Securities Transactions. Although Access Persons, the independent directors of the Price Funds are

                                      2-15
not subject to the prior transaction clearance requirements and are subject to modified reporting as described on pp. 4-22 to 4-24.

If you presently serve in any of these capacities for nonfamily members, you should report the relationship in writing to the Ethics Committee.

SPEAKING ENGAGEMENTS AND PUBLICATIONS. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from your supervisor and the head of your Division before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of your supervisor and the head of your Division and provided the course is in compliance with the Guidelines found in Investment Services' Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Group, approval should be obtained from your supervisor and the head of your Division.

February 2005

                                      2-16

                   APPENDIX A TO THE T. ROWE PRICE GROUP, INC.
                           CODE OF ETHICS AND CONDUCT

- BROKERAGE CONTROL COMMITTEES. There are three Brokerage Control Committees which set the policy regarding the allocation of client brokerage. For more information for the U.S.-based advisers, contact Art Varnado of the Fixed Income Committee or Jim Kennedy of the Equity Committee, as appropriate, in Baltimore. For more information for the international advisers, contact David Warren or Neil Smith of the International Committee, in London.

- CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer of the U.S. Price Advisers (i.e., TRPA, TRPAS, TRPSAM, TRP Canada) is John Gilner. The Chief Compliance Officer of the International Price Advisers (i.e., TRPI, TRPGIS, TRPGAM) is Calum Ferguson.

- ETHICS COMMITTEE. The members of the Ethics Committee are David Warren in London and Henry Hopkins, Andy Brooks, Jim Kennedy, Mary Miller, John Gilner, and Melody Jones in Baltimore.

- CHAIRPERSON OF THE ETHICS COMMITTEE. The Chairperson of the Ethics Committee is Henry Hopkins. Requests to him should be sent to the attention of John Gilner in the Legal Department, except that requests regarding IPO's for U.S. Access Persons who are Non-Investment Personnel may be directed to either John Gilner or Andy Brooks.

- CODE COMPLIANCE SECTION. The members of the Code Compliance Section are John Gilner, Dottie Jones, Karen Clark, and Lisa Daniels.

- TRP INTERNATIONAL COMPLIANCE TEAM. The members of the TRP International Compliance Team in London are Calum Ferguson, Carol Bambrough, Jeremy Fisher, Sophie West, Maxine Martin and Louise Jones.

- DESIGNATED PERSON, TRP INTERNATIONAL COMPLIANCE TEAM. Carol Bambrough, Louise Jones, and Jeremy Fisher.

-     DESIGNATED PERSON, CODE COMPLIANCE SECTION. Dottie Jones; Karen Clark.

- MANAGEMENT COMMITTEE. George A. Roche, Edward C. Bernard, James A.C. Kennedy, Mary Miller, James S. Riepe, Brian C. Rogers, and David J.L. Warren.

- PUBLIC RELATIONS CONTACTS. Steven Norwitz in Baltimore and Christian Elsmark in London.

February, 2005

                                       2A

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

PURPOSE OF STATEMENT OF POLICY. The purpose of this Statement of Policy ("STATEMENT") is to comply with the United States Insider Trading and Securities Fraud Enforcement Act's ("ACT") requirement to establish, maintain, and enforce written procedures designed to prevent insider trading and to explain: (i) the general legal prohibitions and sanctions regarding insider trading under both U.S. and U.K. law; (ii) the meaning of the key concepts underlying the prohibitions; (iii) your obligations in the event you come into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading.

Additionally Hong Kong, Singapore, Japan, most European countries and many other jurisdictions have laws and regulations prohibiting the misuse of inside information. While no specific reference is made to these laws and regulations in this Statement, the Statement should provide general guidance regarding appropriate activities to employees who trade in these markets. There is, however, no substitute for knowledge of local laws and regulations and employees are expected to understand all relevant local requirements and comply with them. Any questions regarding the laws or regulations of any jurisdiction should be directed to the Legal Department or the TRP International Compliance Team.

Price Group has also adopted a Statement of Policy on Securities Transactions (see page 4-1), which requires both Access Persons (see p. 4-3) and Non-Access Persons (see p. 4-4) to obtain prior transaction clearance with respect to their transactions in Price Group stock and requires Access Persons to obtain prior transaction clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report such transactions on a timely basis to the firm. The independent directors of the Price Funds, although Access Persons, are not subject to prior transaction clearance requirements and are subject to modified reporting as described on pp. 4-22 to 4-24.

THE BASIC INSIDER TRADING PROHIBITION. The "insider trading" doctrine under United States securities laws generally prohibits any person (including investment advisers) from:

      - trading in a security while in possession of material, non-public information regarding the issuer of the security;

      -     tipping such information to others;

      - recommending the purchase or sale of securities while in possession of such information;

      -     assisting someone who is engaged in any of the above activities.

                                      3-1

Thus, "insider trading" is not limited to insiders of the issuer whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers, consultants and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information. A "security" includes not just equity securities, but any security (e.g., corporate and municipal debt securities, including securities issued by the federal government).

POLICY OF PRICE GROUP ON INSIDER TRADING. It is the policy of Price Group and its affiliates to forbid any of their officers, directors, employees, or other personnel (e.g., consultants) while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in their proprietary accounts or on behalf of others (including mutual funds and private accounts) or communicating material, non-public information to others in violation of securities laws of the United States, the United Kingdom, or any other country that has jurisdiction over its activities. Material, non-public information includes not only certain information about issuers, but also certain information about T. Rowe Price Group, Inc. and its operating subsidiaries and may include the Price Advisers' securities recommendations and holdings and transactions of Price Adviser clients, including mutual funds. See p. 3-8

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments that must have such information in order for the respective entity to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

TRANSACTIONS INVOLVING PRICE GROUP STOCK. You are reminded that you are an "insider" with respect to Price Group since Price Group is a public company and its stock is traded in the over-the-counter market. It is therefore important that you not discuss with family, friends or other persons any matter concerning Price Group that might involve material, non-public information, whether favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and for their firms. A person or entity that violates the insider trading laws can be subject to some or all of the penalties described below, even if he/she/it does not personally benefit from the violation:

      -     Injunctions;

      -     Treble damages;

      -     Disgorgement of profits;

      -     Criminal fines;

      -     Jail sentences;

      - Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefited; and

      - Civil penalties for the controlling entity (e.g., Price Associates) and other persons, such as managers and supervisors, who are deemed to be controlling persons, of up to the greater of

                                      3-2

            $1,000,000 or three times the amount of the profit gained or loss avoided under U.S. law. Fines can be unlimited under U.K. law.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Group, including dismissal of the person(s) involved.

The provisions of U.S. and U.K. law discussed below and the laws of other jurisdictions are complex and wide ranging. If you are in any doubt about how they affect you, you must consult the Legal Department or the TRP International Compliance Team, as appropriate.

U.S. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

INTRODUCTION. "Insider trading" is a top enforcement priority of the Securities and Exchange Commission. In 1988, the Insider Trading and Securities Fraud Enforcement Act was signed into law. This Act has had a far-reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. Specifically, the Act:

       WRITTEN PROCEDURES. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

       CIVIL PENALTIES. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

       CRIMINAL PENALTIES. Provides as penalties for criminal securities law violations:

            -     Maximum jail term -- from five to ten years;

            - Maximum criminal fine for individuals -- from $100,000 to $1,000,000;

            - Maximum criminal fine for entities -- from $500,000 to $2,500,000.

       PRIVATE RIGHT OF ACTION. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

       BOUNTY PAYMENTS. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

The Act has been supplemented by three SEC rules, 10b5-1, 10b5-2 and FD, which are discussed later in this Statement.

                                      3-3

BASIC CONCEPTS OF INSIDER TRADING. The four critical concepts under United States law in insider trading cases are: (1) fiduciary duty/misappropriation,
(2) materiality, (3) non-public, and (4) use/possession. Each concept is discussed below.

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, Dirks v. SEC and Chiarella v. United States, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of an issuer. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of an issuer's affairs and, as a result, is given access to information solely for the issuer's purpose. A temporary insider can include, among others, an issuer's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of an issuer if he or she advises the issuer or provides other services, provided the issuer expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

SEC Rule 10b5-2 provides a non-exclusive definition of circumstances in which a person has a duty of trust or confidence for purposes of the "misappropriation" theory of insider trading. It states that a "duty of trust or confidence" exists in the following circumstances, among others:

      (1)   Whenever a person agrees to maintain information in confidence;

      (2) Whenever the person communicating the material nonpublic information and the person to whom it is communicated have a history, pattern, or practice of sharing confidences, that resulted in a reasonable expectation of confidentiality; or

                                      3-4

      (3) Whenever a person receives or obtains material nonpublic information from his or her spouse, parent, child, or sibling unless it is shown affirmatively, based on the facts and circumstances of that family relationship, that there was no reasonable expectation of confidentiality.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that THE ONLY SAFE COURSE IS NOT TO TRADE, TIP OR RECOMMEND SECURITIES WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION.

MATERIALITY. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

       RESOLVING CLOSE CASES. The United States Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

       EFFECT ON MARKET PRICE. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

       FUTURE EVENTS. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

       ILLUSTRATIONS. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring an issuer to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the issuer's own shares; a tender offer for another issuer's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

NON-PUBLIC VS. PUBLIC INFORMATION. Any information that is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

                                      3-5

       DISCLOSURE TO NEWS SERVICES AND NATIONAL PAPERS. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

       LOCAL DISCLOSURE. An announcement by an issuer in a local newspaper might be sufficient for an issuer that is only locally traded, but might not be sufficient for an issuer that has a national market.

       INFORMATION IN SEC REPORTS. Information contained in reports filed with the SEC will be deemed to be public.

If Price Group is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), Price Group and its personnel must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated. Price Group may also follow Chinese Wall procedures, as described on page 3-12 of this Statement.

CONCEPT OF USE/POSSESSION. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence WHILE in possession of material, non-public information regarding the security. This is in contrast to trading ON THE BASIS of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

       FIRST, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

       SECOND, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, the applicable Price Adviser, and possibly management personnel might be liable for insider trading violations.

       THIRD, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

The SEC has expressed its view about the concept of trading "on the basis" of material, nonpublic information in Rule 10b5-1. Under Rule 10b5-1, and subject to the affirmative defenses contained in the rule, a purchase or sale of a security of an issuer is "on the basis of" material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.

                                      3-6

A person's purchase or sale is not "on the basis of" material, nonpublic information if he or she demonstrates that:

      (A)   Before becoming aware of the information, the person had:

            (1) Entered into a binding contract to purchase or sell the security;

            (2) Instructed another person to purchase or sell the security for the instructing person's account, or

            (3)   Adopted a written plan for trading securities.

When a contract, instruction or plan is relied upon under this rule, it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1, a person other than a natural person (e.g., one of the Price Advisers) may also demonstrate that a purchase or sale of securities is not "on the basis of" material nonpublic information if it demonstrates that:

      - The individual making the investment decision on behalf of the person to purchase or sell the securities was not aware of the information; and

      - The person had implemented reasonable policies and procedures, taking into consideration the nature of the person's business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material nonpublic information. These policies and procedures may include those that restrict any purchase, sale, and causing any purchase or sale of any security as to which the person has material nonpublic information, or those that prevent such individuals from becoming aware of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities that are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

SELECTIVE DISCLOSURE OF MATERIAL, NON-PUBLIC INFORMATION BY PUBLIC COMPANIES. The SEC has adopted Regulation FD to prohibit certain issuers from selectively disclosing material, nonpublic information to certain persons who would be expected to trade on it. The rule applies only to publicly-traded domestic (U.S.) companies, not to foreign government or foreign private issuers.

      Under this rule, whenever:

      -     An issuer, or person acting on its behalf,

      -     discloses material, non-public information,

                                      3-7

      - to securities professionals, institutional investors, broker-dealers, and holders of the issuer's securities,

      -     the issuer must make public disclosure of that same information,

      -     simultaneously (for intentional disclosures), or

      - promptly within 24 hours after knowledge of the disclosure by a senior official (for non- intentional disclosures)

Regulation FD does not apply to all of the issuer's employees; rather only communications by an issuer's senior management (executive officers and directors), its investor relations professionals, and others who regularly communicate with market professionals and security holders are covered. Certain recipients of information are also excluded from the Rule's coverage, including persons who are subject to a confidentiality agreement, credit rating agencies, and "temporary insiders," such as the issuer's lawyers, investment bankers, or accountants.

INFORMATION REGARDING PRICE GROUP.

The illustrations of material information found on page 3-5 of this Statement are equally applicable to Price Group as a public company and should serve as examples of the types of matters that you should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Group stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

U.K. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

In the U.K., insider trading is prohibited by two levels of legislation; under criminal law by the Criminal Justice Act 1993 (the "CJA 1993"), and under a parallel civil regime by the Financial Services and Markets Act 2000 (the "FSMA 2000").

Part VIII of the FSMA 2000 contains provisions that set out the penalties for market abuse. The regulating body in the U.K., the Financial Services Authority (the "FSA"), has issued a Code of Market Conduct that describes this market abuse regime.

Under the Code of Market Conduct there are three types of market abuse offense, one in relation to the misuse of information, one in relation to creating a false or misleading impression, and one in relation to market distortion. A description of the misuse of information offense under the Code of Market Conduct is provided below at page 3-11.

THE CRIMINAL JUSTICE ACT 1993

The CJA 1993 prohibits an "insider" from:

      - dealing in "securities" about which he or she has "inside information";

                                      3-8

      -     encouraging another person to deal in those securities;

      - disclosing the "inside information" otherwise than in the proper performance of the insider's employment office or profession.

The definition of "securities" is very wide and is not limited to U.K. securities. The CJA 1993 also covers all dealing in "securities," whether on or off market and whether done within or without the U.K

The following flow chart illustrates the core concepts under the CJA 1993:

                                  [FLOW CHART]

You should keep in mind that even if no regulatory action is taken, an investigation may have adverse consequences, including unfavorable press coverage.

                                      3-9

WHO IS AN INSIDER?  A person has information as an "insider" if:

      -     it is, and he or she knows that it is, "inside information" and;

      - he or she has it, and knows that he or she has it, directly or indirectly from an "inside source." An "inside source" is any director, employee or shareholder of an issuer of securities or anyone having access to the information by virtue of his or her employment, profession, office and duties.

WHAT IS INSIDE INFORMATION UNDER THE CJA 1993? "Inside Information" is information which:

      - relates to particular securities, or particular issuers of securities;

      -     is specific or precise;

      -     has not been "made public"; and

      - is likely to have a significant effect on the price if it were "made public." Examples of price-sensitive information would include knowledge of any:

            -     proposed takeover or merger;

            -     potential issuer insolvency;

            - unpublished information as to profits or losses of any issuer for any period;

            - decision by an issuer concerning dividends or other distributions;

            -     proposed change in the capital structure of an issuer;

            -     material acquisitions or realizations of assets by an issuer;

            -     substantial acquisition or disposal of shares of an issuer;

            - proposal to change the general character or nature of the business of an issuer;

            - proposed change in the directors or senior executives of an issuer; and

            -     substantial borrowing by an issuer.

      WHEN IS INFORMATION MADE PUBLIC? Information is "made public" if it:

                  - is published in accordance with the rules of a regulated market for the purpose of informing investors and their professional advisers;

                  -     is contained in records open to public inspection;

                  - can be readily acquired by any person likely to deal in the securities

                                      3-10

                  -     to which the information relates, or

                  -     of an issuer to which the information relates;

                  - is derived from information which has been "made public".

CRIMINAL PENALTIES. The penalties under the CJA 1993 are a maximum of seven years imprisonment and an unlimited fine.

THE FINANCIAL SERVICES AND MARKETS ACT 2000 - THE MISUSE OF INFORMATION UNDER THE CODE OF MARKET CONDUCT

Under FSMA 2000, the misuse of information is defined as "behaviour...based on information which is not generally available to those using the market but which, if available to a regular user of the market, would or would be likely to be regarded by him as relevant when deciding the terms on which transactions in investments of the kind in question should be effected." As required by the FSMA 2000, the FSA has published a Code of Market Conduct that provides guidance in determining which types of behavior may be considered to constitute market abuse. The misuse of information offense is one of the three types of market abuse offense; the other two relate to creating a false or misleading impression and market distortion.

It should be noted that there does not need to be any intent for the market abuse offense to be committed; a person can therefore in theory inadvertently commit an offence. Additionally the market abuse regime under the Code of Market Conduct purports to have extra-territorial reach.

The Code of Market Conduct, including annexes, runs to over a hundred pages and is written in descriptive style which makes it difficult to read, assimilate and apply in practical context. The flow chart attached to this Statement as APPENDIX B has therefore been prepared to illustrate the principal concepts of the Code of Market Conduct as they relate to the misuse of information. Any questions regarding the Code of Market Conduct should be directed to a member of the TRP International Compliance Team.

REQUIRING OR ENCOURAGING - Although individuals may not have personally engaged in market abuse, they still commit an offense if they "require or encourage" another to engage in market abuse. An individual taking (or refraining from taking) any action "requiring or encouraging" another person to engage in market abuse does not have to receive any benefit for an offense to have been committed.

PENALTIES AND BURDEN OF PROOF - The standard of proof required for an offense to have been committed under the FSMA 2000 is not the U.K. criminal law standard, i.e. "beyond all reasonable doubt." The lower U.K. civil law standard of "balance of probabilities" applies, although some areas of the Code of Market Conduct make reference to "reasonable likelihood." Despite the lower burden of proof, the penalties available to the FSA are severe; the FSA can levy unlimited fines, issue public censure and can suspend or withdraw the authorization of firms or individuals.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

                                      3-11

Whenever you believe that you have or may have come into possession of material, non-public information, you should immediately contact the appropriate person or group as described below and refrain from disclosing the information to anyone else, including persons within Price Group, unless specifically advised to the contrary.

Specifically, you may not:

      - Trade in securities to which the material, non-public information relates;

      -     Disclose the information to others;

      - Recommend purchases or sales of the securities to which the information relates.

If it is determined that the information is material and non-public, the issuer will be placed on either:

      - A Restricted List ("RESTRICTED LIST") in order to prohibit trading in the security by both clients and Access Persons; or

      - A Watch List ("WATCH LIST"), which restricts the flow of the information to others within Price Group in order to allow the Price Advisers investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as a CHINESE WALL.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department and the Code Compliance Section who are responsible for placing issuers on and monitoring trades in securities of issuers included on the Watch List. As described below, if a Designated Person on the TRP International Compliance Team believes that an issuer should be placed on the Watch List, he or she will contact the Code Compliance Section. The Code Compliance Section will coordinate review of trading in the securities of that issuer with the TRP International Compliance Team as appropriate.

The person whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Group. Individuals with access to the Restricted List should not disclose its contents to anyone within Price Group who does not have a legitimate business need to know this information.

FOR U.S. - BASED PERSONNEL:

An individual subject to the Code who is based in the United States and is, or believes he or she may be, in possession of material, non-public information should immediately contact the Legal Department. If the Legal Department determines that the information is both material and non-public, the issuer will be placed on either the Watch or Restricted List. If the issuer is placed on the Restricted List, the Code Compliance Section will promptly relay the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and the date on which the issuer was placed

                                      3-12
on the Restricted List to a Designated Person on the TRP International Compliance Team and to the London and Hong Kong Head Dealers or their designees ("HEAD DEALERS"). The Designated Person will place the issuer on the Restricted List in London.

The Watch List is maintained solely by the Code Compliance Section.

If the U.S.-based individual is unsure about whether the information is material or non-public, he or she should immediately contact the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The U.S.-based person may only disclose the information if approved on a "need to know" basis by the Legal Department.

When the information is no longer material or is public, the Code Compliance Section will remove the issuer from the Watch or Restricted List, noting the reason for and the date and local time of removal of the issuer from the List. If the issuer is being removed from the Restricted List, Code Compliance Section will promptly relay this information to a Designated Person on the TRP International Compliance Team and to the London and Hong Kong Head Dealers. The Designated Person will remove the issuer from the Restricted List in London. The Code Compliance Section will document the removal of the issuer from either List.

If you receive a private placement memorandum and the existence of the private offering and/or the contents of the memorandum are material and non-public, you should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

FOR INTERNATIONAL PERSONNEL:

An individual stationed in London, Paris, Copenhagen, Amsterdam, Stockholm, or Buenos Aires will be referred to in this portion of the Statement as "LONDON PERSONNEL." An individual stationed in Hong Kong, Singapore, Sydney or Tokyo will be referred to in this portion of the Statement as "HONG KONG PERSONNEL."

- PROCEDURES FOR LONDON PERSONNEL. Whenever a person identified as London Personnel is, or believes he or she may be, in possession of material, non-public information about a security or an issuer of a security, he or she should immediately inform one of the Designated Persons on the TRP International Compliance Team that he or she is in possession of such information and the nature of the information. If the information is determined to be material and non-public, the Designated Person on the TRP International Compliance Team will make a record of this notification by contacting a Designated Person in the Code Compliance Section to place the issuer on the Watch List or by placing the issuer on the Restricted List. If the Designated Person on the TRP International Compliance Team places the issuer on the Restricted List, he or she will note such pertinent information as the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on this List. If the issuer is placed on the Restricted List, he or she will also promptly relay this information to one of the Designated Persons in the Code Compliance Section, who will place the issuer on the Restricted List in Baltimore, and to the London and Hong Kong Head Dealers.

      If the London Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The London Personnel may only disclose the information if

                                      3-13
      approved on a "need to know" basis by the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department.

      When the information is no longer material or is public, one of the Designated Persons on the TRP International Compliance Team will contact a Designated Person in the Code Compliance Section regarding removing the issuer from the Watch List or will remove the issuer from the Restricted List and note the reason for and the date and local time of removal of the issuer from this List. If the issuer is being removed from the Restricted List, he or she will also promptly relay the information to one of the Designated Persons in the Code Compliance Section and to the London and Hong Kong Head Dealers. The Code Compliance Section will remove the issuer from the Restricted List in Baltimore. If the Designated Person on the TRP International Compliance Team is unsure whether the issuer should be removed from the Watch or Restricted List, he or she should first contact the TRPI Compliance Officer or the Legal Department for advice. If the Designated Persons on the TRP Compliance Team are unavailable, the London Employee should contact the TRPI Compliance Officer or the Legal Department regarding removal of the issuer from the Restricted List.

- PROCEDURES FOR HONG KONG PERSONNEL. Whenever a person identified as Hong Kong Personnel is, or believes he or she may be, in possession of material, non-public information about a security or the issuer of any security, he or she should immediately inform the Hong Kong Head Dealer that he or she is in possession of such information and the nature of the information. The Hong Kong Head Dealer will make a record of this notification, noting the person(s) in possession of the information, the nature of the information, and the local time and date on which the information was received, and contact by email as soon as possible a Designated Person on the TRP International Compliance Team or, if they are unavailable, in the Code Compliance Section. Until a Designated Person has determined whether the issuer should be placed on the Watch or Restricted List, the Hong Kong Dealing Desk will refrain from trading the securities of the issuer. The Designated Person will inform the Hong Kong Head Dealer and a Designated Person in the other location (i.e., the Code Compliance Section or the TRP International Compliance Team) as soon as possible regarding whether or not the issuer has been placed on the Watch or Restricted List.

      If the Hong Kong Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the Hong Kong Head Dealer. The Hong Kong Personnel and the Hong Kong Head Dealer may only disclose the information if approved on a "need to know" basis by the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department.

      The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person on the TRP International Compliance Team or in the Code Compliance Section, the TRPI Compliance Officer, or the Legal Department regarding removal of the issuer from the Restricted List. When the information is no longer material and/or non-public, a Designated Person will remove the issuer from the Restricted List, note the reason for and the date and local time of removal of the issuer from this List and promptly relay the information to one of the Designated Persons in the other location and to the Hong Kong Head Dealer. The Designated Person will remove the issuer from the Restricted List in that location. The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person in the Code Compliance Section regarding removal of the issuer from the Watch List.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

                                      3-14

To ensure the integrity of the Chinese Wall, and the confidentiality of the Restricted List, it is important that you take the following steps to safeguard the confidentiality of material, non-public information:

      - Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

      - To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

      - Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

      - Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

      - Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

      - Destroy copies of confidential documents no longer needed for a project.

ADDITIONAL PROCEDURES

EDUCATION PROGRAM. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to issuers considered for investment by clients is greater than that of other personnel, it is imperative that all personnel understand this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Group.

To ensure that all appropriate personnel are properly informed of and understand Price Group's policy with respect to insider trading, the following program has been adopted.

       INITIAL REVIEW FOR NEW PERSONNEL. All new persons subject to the Code, which includes this Statement, will be given a copy of it at the time of their association and will be required to certify that they have read it. A representative of the Legal Department or the TRP International Compliance Team, as appropriate, will review the Statement with each new portfolio manager, research analyst, and trader, as well as with any person who joins the firm as a vice president of Price Group, promptly after his or her employment in that position.

       REVISION OF STATEMENT. All persons subject to the Code will be informed whenever this Statement is materially revised.

       ANNUAL REVIEW WITH RESEARCH ANALYSTS, COUNSELORS AND TRADERS. A representative of the Legal Department or the TRP International Compliance Team, as appropriate, will review this Statement at least annually with portfolio managers, research analysts, and traders and with other employees as appropriate.

       CONFIRMATION OF COMPLIANCE. All persons subject to the Code will be asked to confirm their understanding of and adherence to this Statement on at least an annual basis.

QUESTIONS. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor, the Legal Department, or the TRP International Compliance Team as appropriate.

                                      3-15

February, 2005

                                      3-16

                                                                      APPENDIX B

                   MISUSE OF INFORMATION UNDER THE FSMA 2000

                                  [FLOW CHART]

April, 2002

                                       3B

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

      LEGAL REQUIREMENT. In accordance with the requirements of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Insider Trading and Securities Fraud Enforcement Act of 1988, and the various United Kingdom and other jurisdictions' laws and regulations, Price Group and the mutual funds ("PRICE FUNDS") which its affiliates manage have adopted this Statement of Policy on Securities Transactions ("STATEMENT").

      PRICE ADVISERS' FIDUCIARY POSITION. As investment advisers, the Price Advisers are in a fiduciary position which requires them to act with an eye only to the benefit of their clients, avoiding those situations which might place, or appear to place, the interests of the Price Advisers or their officers, directors and employees in conflict with the interests of clients.

      PURPOSE OF STATEMENT. The Statement was developed to help guide Price Group's employees and independent directors and the independent directors of the Price Funds and the T. Rowe Price Savings Bank ("SAVINGS BANK") in the conduct of their personal investments and to:

      - eliminate the possibility of a transaction occurring that the SEC or other regulatory bodies would view as illegal, such as FRONT RUNNING (see definition below);

      - avoid situations where it might appear that Price Group or the Price Funds or any of their officers, directors, employees, or other personnel had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

      - prevent, as well as detect, the misuse of material, non-public information.

      Those subject to the Code, including the independent directors of Price Group, the Price Funds and the Savings Bank, are urged to consider the reasons for the adoption of this Statement. Price Group's and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of the Price Advisers and the independent directors of the Price Funds.

      FRONT RUNNING. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

                                       4-1

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (International personnel) when you have questions as to the application of this Statement to individual circumstances.

EXCESSIVE TRADING AND MARKET TIMING OF MUTUAL FUND SHARES. The issue of excessive trading and market timing by mutual fund shareholders is a serious one and is not unique to T. Rowe Price. Employees may not engage in trading of shares of a Price Fund that is inconsistent with the prospectus of that Fund.

Excessive or short-term trading in fund shares may disrupt management of a fund and raise its costs. The Board of Directors/Trustees of the Price Funds have adopted a policy to deter excessive and short-term trading (the "POLICY"), which applies to persons trading directly with T. Rowe Price and indirectly through intermediaries. Under this Policy, T. Rowe Price may bar excessive and short-term traders from purchasing shares.

This Policy is set forth in each Fund's prospectus, which governs all trading activity in the Fund regardless of whether you are holding T. Rowe Price Fund shares as a retail investor or through your T. Rowe Price U.S. Retirement Program account.

ALTHOUGH THE FUND MAY ISSUE A WARNING LETTER REGARDING EXCESSIVE TRADING OR MARKET TIMING, ANY TRADE ACTIVITY IN VIOLATION OF THE POLICY WILL ALSO BE REVIEWED BY THE CHIEF COMPLIANCE OFFICER, WHO WILL REFER INSTANCES TO THE ETHICS COMMITTEE AS HE OR SHE FEELS APPROPRIATE. THE ETHICS COMMITTEE, BASED ON ITS REVIEW, MAY TAKE DISCIPLINARY ACTION, INCLUDING SUSPENSION OF TRADING PRIVILEGES, FORFEITURE OF PROFITS OR THE AMOUNT OF LOSSES AVOIDED, AND TERMINATION OF EMPLOYMENT, AS IT DEEMS APPROPRIATE.

Employees are also expected to abide by trading restrictions imposed by other funds as described in their prospectuses. If you violate the trading restrictions of a non-Price Fund, the Ethics Committee may impose the same penalties available for violation of the Price Funds excessive trading Policy.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity (except the independent directors of Price Group and the Savings Bank) is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 4-5 of this Statement. All Access Persons except the independent directors of the Price Funds are subject to all provisions of this Statement except certain restrictions on purchases in initial public offerings that apply only to Investment Personnel. The independent directors of the Price Funds are not subject to prior transaction clearance requirements and are subject to modified reporting as described on p. 4-22. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are only required to receive prior transaction clearance for transactions in Price Group stock. The persons and entities covered by this Statement are:

      PRICE GROUP. Price Group, each of its subsidiaries and affiliates, and their retirement plans.

      EMPLOYEE PARTNERSHIPS. Partnerships such as Pratt Street Ventures.

                                      4-2

      PERSONNEL. Each officer, inside director and employee of Price Group and its subsidiaries and affiliates, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

      CERTAIN TEMPORARY WORKERS. These workers include:

      - All temporary workers hired on the Price Group payroll ("TRP TEMPORARIES");

      - All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

      - All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Group's employees (versus project work that stands apart from ongoing work); and

      - Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

      RETIRED EMPLOYEES. Retired employees of Price Group who receive investment research information from one or more of the Price Advisers will be subject to this Statement.

      INDEPENDENT DIRECTORS OF PRICE GROUP, THE SAVINGS BANK AND THE PRICE FUNDS. The independent directors of Price Group include those directors of Price Group who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Savings Bank include those directors of the Savings Bank who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Group.

      Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. See pp. 4-22 to 4-25. The trades of the independent directors of the Price Funds are not subject to prior transaction clearance requirements. The trades of the independent directors of Price Group and of the Savings Bank are not subject to prior transaction clearance requirements except for transactions in Price Group stock.

ACCESS PERSONS. Certain persons and entities are classified as "ACCESS PERSONS" under the Code. The term "ACCESS PERSON" means:

      -     the Price Advisers;

      - any officer or director of any of the Price Advisers or the Price Funds (except the independent directors of the Price Funds are not subject to prior transaction clearance and have modified reporting requirements, as described below);

      - any person associated with any of the Price Advisers or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to non-public information regarding the purchase or sale of securities by a Price Fund or other advisory client, or to non-public information regarding any securities

                                      4-3
            holdings of any client of a Price Adviser, including the Price Funds, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

      - any person in a control relationship to any of the Price Advisers or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

       All Access Persons are notified of their status under the Code. Although a person can be an Access Person of one or more Price Advisers and one or more of the Price Funds, the independent directors of the Price Funds are only Access Persons of the applicable Price Funds; they are not Access Persons of any of the Price Advisers.

      INVESTMENT PERSONNEL. An Access Person is further identified as "INVESTMENT PERSONNEL" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

      The term "Investment Personnel" includes, but is not limited to:

      - those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

      -     research and credit analysts; and

      -     traders who assist in the investment process.

      All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are prohibited from investing in initial public offerings. See pp. 4-14; 4-16.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "NON-ACCESS PERSONS." If a Non-Access Person is married to an Access Person, then the non-Access Person is deemed to be an Access Person under the beneficial ownership provisions described below. However, the independent directors of Price Group and the Savings Bank are not included in this definition.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under EITHER ONE of the following two conditions:

FIRST, you are a "BENEFICIAL OWNER" of the security under the Rule 16a-1 of the Exchange Act, as defined below; OR

SECOND, if you CONTROL or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization (e.g., a power of attorney to direct transactions in another person's account) of an unrelated person's or entity's brokerage account, or are directing another person's or entity's trades, those transactions will usually be subject to this Statement to the same extent your personal trades would be as described below.

                                      4-4

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

      - securities held by members of the person's immediate family SHARING THE SAME HOUSEHOLD, although the presumption of beneficial ownership may be rebutted;

      - a person's interest in securities held by a trust, which may include both trustees with investment control and, in some instances, trust beneficiaries;

      - a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

      - a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

      - certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

      - a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR CLARIFICATIONS OR INTERPRETATIONS REGARDING BENEFICIAL OWNERSHIP OR CONTROL. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no direct or indirect influence or control over the transaction. Such a situation MAY arise, for example, if you have delegated investment authority to an independent investment adviser or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, the Statement may not apply to those securities and you may wish to seek clarification or an interpretation.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior transaction clearance and/or reporting requirements, you should submit a written request for clarification or interpretation to either the Code Compliance Section or the TRP International Compliance Team, as appropriate. Any such request for clarification or interpretation should name the account, your interest in the account, the persons or firms responsible for its management, and the specific facts of the situation. Do not assume that the Statement is not applicable; you must receive a clarification or interpretation about the applicability of the Statement. Clarifications and interpretations are not self-executing; you must receive a response to a request for clarification or interpretation directly from the Code Compliance Section or the TRP International Compliance Team before proceeding with the transaction or other action covered by this Statement.

                                       4-5

PRIOR TRANSACTION CLEARANCE REQUIREMENTS GENERALLY. As described, certain transactions require prior clearance before execution. Receiving prior transaction clearance does not relieve you from conducting your personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running).

TRANSACTIONS IN STOCK OF PRICE GROUP. Because Price Group is a public company, ownership of its stock subjects its officers, inside and independent directors, employees and all others subject to the Code to special legal requirements under the United States securities laws. YOU ARE RESPONSIBLE FOR YOUR OWN COMPLIANCE WITH THESE REQUIREMENTS. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

      INDEPENDENT DIRECTORS OF PRICE FUNDS. The independent directors of the Price Funds are prohibited from owning the stock or other securities of Price Group.

      QUARTERLY EARNINGS REPORT. Generally, all Access Persons and Non-Access Persons and the independent directors of Price Group and the Savings Bank must refrain from initiating transactions in Price Group stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. You will be notified in writing by the Management Committee from time to time as to the controlling dates

      PRIOR TRANSACTION CLEARANCE OF PRICE GROUP STOCK TRANSACTIONS GENERALLY. Access Persons and Non-Access Persons and the independent directors of Price Group and the Savings Bank are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Group stock owned beneficially, including through the Employee Stock Purchase Plan ("ESPP"). A transfer includes a change in ownership name of shares of Price Group stock, including a transfer of the shares into street name to be held in a securities account and any transfers of shares of Price Group stock between securities firms or accounts, including accounts held at the same firm.

      PRIOR TRANSACTION CLEARANCE PROCEDURES FOR PRICE GROUP STOCK. Requests for prior transaction clearance must be in writing on the form entitled "Notification of Proposed Transaction" (available on the firm's Intranet under Corporate/Employee Transactions - TRPG Stock) and must be submitted to the Finance and Corporate Tax Department, BA-5215 or faxed to 410-345-3223. The Finance and Corporate Tax Department is responsible for processing and maintaining the records of all such requests. This includes not only market transactions, but also sales of stock purchased either through the ESPP or through a securities account if shares of Price Group stock are transferred there from the ESPP. Purchases effected through the ESPP are automatically reported to the Finance and Corporate Tax Department.

      PROHIBITION REGARDING TRANSACTIONS IN PUBLICLY-TRADED PRICE GROUP OPTIONS. Transactions in publicly-traded options on Price Group stock are not permitted.

      PROHIBITION REGARDING SHORT SALES OF PRICE GROUP STOCK. Short sales of Price Group stock are not permitted.

                                      4-6

      APPLICABILITY OF 60-DAY RULE TO PRICE GROUP STOCK TRANSACTIONS. Transactions in Price Group stock are subject to the 60-Day Rule except for transactions effected THROUGH the ESPP, the exercise of employee stock options granted by Price Group and the subsequent sale of the derivative shares, and shares obtained through an established dividend reinvestment program.

      For a full description of the 60-Day Rule, please see page 4-29.

      Gifts of Price Group stock, although subject to prior transaction clearance, are also not subject to this Rule.

      For example, purchases of Price Group stock in the ESPP through payroll deduction are not considered in determining the applicability of the 60-Day Rule to market transactions in Price Group stock. See p. 4-30.

      The 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP.

            ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT DIRECTORS OF PRICE GROUP AND THE SAVINGS BANK MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP STOCK FROM THE FINANCE AND CORPORATE TAX DEPARTMENT.

      INITIAL DISCLOSURE OF HOLDINGS OF PRICE GROUP STOCK. Each new employee must report to the Finance and Corporate Tax Department any shares of Price Group stock of which he or she has beneficial ownership no later than 10 business days after his or her starting date.

      DIVIDEND REINVESTMENT PLANS FOR PRICE GROUP STOCK. Purchases of Price Group stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior transaction clearance if the firm has been previously notified by the employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly through statements provided to the Code Compliance Section or the TRP International Compliance Team by the financial institution (e.g., broker/dealer) where the account is maintained, except in the case of employees who are subject to Section 16 of the Exchange Act, who must report such transactions immediately.

      EFFECTIVENESS OF PRIOR CLEARANCE. Prior transaction clearance of transactions in Price Group stock is effective for five (5) business days from and including the date the clearance is granted, unless (i) advised to the contrary by the Finance and Corporate Tax Department prior to the proposed transaction, or (ii) the person receiving the clearance comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Group stock is not executed within this time period, a new clearance must be obtained before the individual can execute the proposed transaction.

      REPORTING OF DISPOSITION OF PROPOSED TRANSACTION. You must use the form returned to you by the Finance and Corporate Tax Department to notify it of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Group

                                      4-7
      stock owned directly. The notice must be returned within two business days of the trade's execution or within seven business days of the date of prior transaction clearance if the trade is not executed.

      INSIDER REPORTING AND LIABILITY. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("INSIDERS") are subject to the requirements of Section 16. Insiders include the directors and certain executive officers of Price Group. The Finance and Corporate Tax Department informs any new Insider of this status.

      SEC REPORTING. There are three reporting forms which Insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Group stock. Although the Finance and Corporate Tax Department will provide assistance in complying with these requirements as an accommodation to Insiders, it remains the legal responsibility of each Insider to ensure that the applicable reports are filed in a timely manner.

            - FORM 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an Insider (i.e., is elected as a director or appointed as an executive officer) to report all current holdings of Price Group stock. Following the election or appointment of an Insider, the Finance and Corporate Tax Department will deliver to the Insider a Form 3 for appropriate signatures and will file the form electronically with the SEC.

            - FORM 4. Any change in the Insider's ownership of Price Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 must be filed electronically before the end of the second business day following the day on which a transaction resulting in a change in beneficial ownership has been executed. Following receipt of the Notice of Disposition of the proposed transaction, the Finance and Corporate Tax Department will deliver to the Insider a Form 4, as applicable, for appropriate signatures and will file the form electronically with the SEC.

            - FORM 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock, gifts, etc. may be reported electronically on a deferred basis on Form 5 within 45 calendar days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

            LIABILITY FOR SHORT-SWING PROFITS. Under the United States securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm or its designated payee upon request.

      OFFICE OF THRIFT SUPERVISION ("OTS") REPORTING. TRPA and Price Group are holding companies of the Savings Bank, which is regulated by the OTS. OTS regulations require the directors and senior officers of TRPA and Price Group to file reports regarding their personal holdings of the stock of Price Group and of the stock of any non-affiliated bank, savings bank, bank holding company, or savings and loan holding company. Although the Bank's Compliance Officer will provide assistance in complying with these requirements as an

                                      4-8
            accommodation, it remains the responsibility of each person to ensure that the required reports are filed in a timely manner.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS.

ACCESS PERSONS other than the independent directors of the Price Funds must, unless otherwise provided for below, obtain prior transaction clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls. This includes the writing of an option to purchase or sell a security and the acquisition of any shares in an Automatic Investment Plan through a non-systematic investment (see p. 4-11). NON-ACCESS PERSONS are NOT required to obtain prior clearance before engaging in any securities transactions, except for transactions in Price Group stock.

                  ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT DIRECTORS OF PRICE GROUP AND THE SAVINGS BANK MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP STOCK FROM THE FINANCE AND CORPORATE TAX DEPARTMENT.

Where required, prior transaction clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage (generally available only to U.S. residents) or through an unaffiliated broker/dealer or other entity. Please note that the prior clearance procedures do NOT check compliance with the 60-Day Rule (p. 4-30); you are responsible for ensuring your compliance with this rule.

THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS ARE NOT REQUIRED TO RECEIVED PRIOR TRANSACTION CLEARANCE IN ANY CASE.

TRANSACTIONS (OTHER THAN IN PRICE GROUP STOCK) THAT DO NOT REQUIRE EITHER PRIOR TRANSACTION CLEARANCE OR REPORTING UNLESS THEY OCCUR IN A "REPORTABLE FUND." The following transactions do not require either prior transaction clearance or reporting:

            MUTUAL FUNDS AND VARIABLE INSURANCE PRODUCTS. The purchase or redemption of shares of any open-end investment companies and variable insurance products, EXCEPT that Access Persons must report transactions in Reportable Funds, as described below. (see p. 4-11).

            AUTOMATIC INVESTMENT PLANS. Transactions through a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. An Access Person must report any securities owned as a result of transactions in an Automatic Investment Plan on his or her Annual Report. Any transaction that overrides the pre-set schedule or allocations of an automatic investment plan (a "NON-SYSTEMATIC TRANSACTION") must be reported by both Access Persons and Non-Access Persons and Access Persons must also receive prior transaction clearance for such a transaction if the transaction would otherwise require prior transaction clearance.

                                      4-9

            U.S. GOVERNMENT OBLIGATIONS. Purchases or sales of direct obligations of the U.S. Government.

            CERTAIN COMMODITY FUTURES CONTRACTS. Purchases or sales of commodity futures contracts for tangible goods (e.g., corn, soybeans, wheat) if the transaction is regulated solely by the United States Commodity Futures Trading Commission ("CFTC"). Futures contracts for financial instruments, however, MUST receive prior clearance.

            COMMERCIAL PAPER AND SIMILAR INSTRUMENTS. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

            CERTAIN UNIT INVESTMENT TRUSTS. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, if none of the underlying funds is a Reportable Fund.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS

            UNIT INVESTMENT TRUSTS. Purchases or sales of shares in unit investment trusts registered under the Investment Company Act of 1940. ("INVESTMENT COMPANY ACT"), including such unit investment trusts as DIAMONDS ("DIA"), SPYDER ("SPY") and NASDAQ-100 Index Tracking Stock ("QQQQ") unless exempted above.

            NATIONAL GOVERNMENT OBLIGATIONS (OTHER THAN U.S.). Purchases or sales of direct obligations of national (non-U.S.) governments.

            PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

            MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

            EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse. However, a subsequent sale of the stock obtained by means of the exercise, including sales effected by a "cash-less" transactions, must receive prior transaction clearance.

            INHERITANCES. The acquisition of securities through inheritance.

            GIFTS. The giving of or receipt of a security as a gift.

            STOCK SPLITS, REVERSE STOCK SPLITS, AND SIMILAR ACQUISITIONS AND DISPOSITIONS. The acquisition of additional shares or the disposition of existing corporate holdings through stock splits, reverse stock splits, stock dividends, exercise of rights, exchange or

                                      4-10
            conversion. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred.

            SPOUSAL EMPLOYEE-SPONSORED PAYROLL DEDUCTION PLANS. Purchases, but not sales, by an Access Person's spouse pursuant to an employee-sponsored payroll deduction plan (e.g., a 401(k) plan or employee stock purchase plan), provided the Code Compliance Section (U.S.-based personnel) or the TRP International Compliance Team (International personnel) has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred. A sale or exchange of stock held in such a plan is subject to the prior transaction clearance requirements for Access Persons.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY ACCESS PERSONS ONLY.

            REPORTABLE FUNDS. Purchases and sales of shares of Reportable Funds. A REPORTABLE FUND IS ANY OPEN-END INVESTMENT COMPANY, INCLUDING MONEY MARKET FUNDS, FOR WHICH ANY OF THE PRICE ADVISERS SERVES AS AN INVESTMENT ADVISER. This includes not only the Price Funds and SICAVs, but also any fund managed by any of the Price Advisers through sub-advised relationships, including any fund holdings offered through retirement plans (e.g., 401(k) plans) or as an investment option offered as part of a variable annuity. Group Compliance maintains a listing of sub-advised Reportable Funds on the firm's intranet at Corporate/Legal/Code of Ethics, Employee Compliance Forms and iTrade/Sub Advised Reportable Funds.

            RESTRICTIONS ON HOLDING PRICE FUNDS THROUGH INTERMEDIARIES. Many Reportable Funds are Price Funds. Access Persons are encouraged to buy, sell and maintain their holdings of Price Funds in an account or accounts on a T. Rowe Price platform, rather than through an intermediary where possible. For example, Access Persons are encouraged to trade shares in a Price Fund through T. Rowe Price Services, Inc, the transfer agent or through a TRP Brokerage account, rather than through a brokerage account maintained at an independent broker/dealer.

            Access Persons are PROHIBITED from purchasing a Price Fund through an intermediary if shares of that Price Fund are not currently held at that intermediary and if the purchase could have been effected through one of the T. Rowe Price transfer agents or in a TRP Brokerage Account. If an Access Person currently holds Price Funds under such circumstances, he or she is prohibited from purchasing shares of any other Price Fund through that intermediary. Situations where Price Funds must be held through an intermediary (e.g., spouse of an Access Person has or is eligible to invest in Price Funds through the spouse's 401(k) plan) do not violate this policy.

            Access Persons must inform the Code Compliance Section about ownership of shares of Price Funds. Once this notification has been given, if the Price Fund is held on a T.

                                      4-11

            Rowe Price platform or in a TRP Brokerage Account, the Access Person need not report these transactions directly. See p. 4-21.

            In instances where Price Funds are held through an intermediary, transactions in shares of those Price Funds must be reported as described on p. 4-21.

            INTERESTS IN SECTION 529 COLLEGE INVESTMENT PLANS. Purchases and sales of interests in any Section 529 College Investment Plan. Access Persons must also inform the Code Compliance Section about ownership of interests in the Maryland College Investment Plan, the
            T. Rowe Price College Savings Plan, the University of Alaska College Savings Plan, or the John Hancock Freedom 529. Once this notification has been given, an Access Person need not report these transactions directly. See p. 4-21.

            NOTIFICATION REQUIREMENTS. Notification to the Code Compliance Section about a Reportable Fund or a Section 529 College Investment Plan should include:

              -     account ownership information, and

              -     account number

The independent directors of the Price Funds are subject to modified reporting requirements.

The Chief Compliance Officer or his or her designee reviews at a minimum the transaction reports for all securities required to be reported under the Advisers Act or the Investment Company Act for all employees, officers, and inside directors of Price Group and its affiliates and for the independent directors of the Price Funds.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT REQUIRE PRIOR TRANSACTION CLEARANCE BY ACCESS PERSONS. If the transaction or security is not listed above as not requiring prior transaction clearance, you should assume that it IS subject to this requirement unless specifically informed otherwise by the Code Compliance Section or the TRP International Compliance Team. The only Access Persons not subject to the prior transaction clearance requirements are the independent directors of the Price Funds.

Among the transactions that must receive prior transaction clearance are:

      - Non-systematic transactions in a security that is not exempt from prior transaction clearance;

      - Closed-end fund transactions, including U.K. investment trusts and Exchange Traded Funds ("ETFS") (e.g., iShares, Cubes) unless organized as unit investment trusts under the Investment Company Act; and

      -     Transactions in sector index funds that are closed-end funds.

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior transaction clearance requirements on behalf of an Access Person (except the independent

                                      4-12
directors of the Price Funds), including purchases in initial public offerings and private placement transactions, must be reported. Although Non-Access Persons are not required to receive prior transaction clearance for securities transactions (other than Price Group stock), they MUST report any transaction that would require prior transaction clearance by an Access Person. The independent directors of Price Group, the Price Funds and the Savings Bank are subject to modified reporting requirements.

PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS. Unless prior transaction clearance is not required as described above or the Chairperson of the Ethics Committee or his or her designee has otherwise determined that prior transaction clearance is not required, Access Persons, other than the independent directors of the Price Funds, must receive prior transaction clearance for all securities transactions.

Access Persons should follow the procedures set forth below, depending upon their location, before engaging in the transactions described. If an Access Person is not certain whether a proposed transaction is subject to the prior transaction clearance requirements, he or she should contact the Code Compliance Section or the TRP International Compliance Team, as appropriate, BEFORE proceeding.

FOR U.S. - BASED ACCESS PERSONS:

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

            NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY after receiving prior transaction clearance in writing from the Chairperson of the Ethics Committee or his or her designee ("DESIGNEE"). An IPO would include, for example, an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Exchange Act.

            In considering such a request for prior transaction clearance, the Chairperson or his or her Designee will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson or his or her Designee will also consider whether:

            1. The purchase is made through the Non-Investment Personnel's regular broker;

            2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

            3. The transaction otherwise meets the requirements of the NASD restrictions, as applicable, regarding the sale of a new issue to an account in which a "restricted person," as defined in NASD Rule 2790, has a beneficial interest.

                                      4-13

      In addition to receiving prior transaction clearance from the Chairperson of the Ethics Committee or his or her Designee, Non-Investment Personnel MUST also check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. If a client order has been received since the initial prior transaction approval was given, the prior transaction clearance will be withdrawn.

      Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so because of affiliated transaction restrictions. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

      INVESTMENT PERSONNEL. Investment Personnel may NOT purchase securities in an IPO.

      NON-ACCESS PERSONS. Although Non-Access Persons are not required to receive prior transaction clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative or associated person of Investment Services is reminded that NASD Rule 2790 may restrict his or her ability to buy shares in a new issue.

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR PRIVATE PLACEMENTS. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior transaction clearance in writing has been obtained from the Chairperson of the Ethics Committee or his or her Designee. A private placement is generally defined by the SEC as an offering that is exempt from registration under the Securities Act. Private placement investments generally require the investor to complete a written questionnaire or subscription agreement. If an Access Person has any questions about whether a transaction is, in fact, a private placement, he or she should contact the Chairperson of the Ethics Committee or his or her designee.

      In considering a request for prior transaction clearance for a private placement, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee. These investments may also have special reporting requirements, as discussed under "Procedures for Reporting Transactions," at p. 4-20.

            CONTINUING OBLIGATION. An Access Person who has received prior transaction clearance to invest and does invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

      Registered representatives of Investment Services are reminded that NASD rules may restrict investment in a private placement in certain circumstances.

                                      4-14

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior transaction clearance by Access Persons for all other securities transactions requiring prior transaction clearance should generally be made via iTrade on the firm's intranet. The iTrade system automatically sends any request for prior transaction approval that requires manual intervention to the Equity Trading Department. If iTrade is not available, requests may be made orally, in writing, or by electronic mail (email address "Personal Trades" in the electronic mail address book). Obtaining clearance by electronic mail if iTrade is not available is strongly encouraged. All requests must include the name of the security, a definitive security identifier (e.g., CUSIP, ticker, or Sedol), the number of shares or amount of bond involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale, short sale, or buy to cover. Responses to all requests will be made by iTrade or the Equity Trading Department, documenting the request and whether or not prior transaction clearance has been granted. The Examiner system maintains the record of all approval and denials, whether automatic or manual.

      Requests will normally be processed on the same day; however, additional time may be required for prior transaction clearance for certain securities, including non-U.S. securities.

      EFFECTIVENESS OF PRIOR TRANSACTION CLEARANCE. Prior transaction clearance of a securities transaction is effective for three (3) business days FROM AND INCLUDING the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. FOR EXAMPLE, IF PRIOR TRANSACTION CLEARANCE IS GRANTED AT 2:00 PM MONDAY, THE TRADE MUST BE EXECUTED BY WEDNESDAY. In situations where it appears that the trade will not be executed within three business days even if the order is entered in that time period (e.g., certain transactions through Transfer Agents or spousal employee-sponsored payroll deduction plans), please notify the Code Compliance Section BEFORE entering the order.

      REMINDER. If you are an Access Person and become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities also become subject to the prior transaction clearance requirements. You must also report acquisition of beneficial ownership or control of these securities within 10 business days of your knowledge of their existence.

FOR INTERNATIONAL ACCESS PERSONS:

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

            NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY after receiving prior transaction clearance in writing from the TRP International Compliance Team.

            The TRP International Compliance Team will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Team will also consider whether:

                                      4-15

                  1. The purchase is made through the Non-Investment Personnel's regular broker;

                  2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

                  3. The transaction otherwise meets the requirements of the NASD's restrictions regarding the sale of a new issue to an account in which a "restricted person," as defined in NASD Rule 2790, has a beneficial interest, if this is applicable.

            In addition to receiving prior transaction clearance from the TRP International Compliance Team, Non-Investment Personnel MUST also check with the T. Rowe Price International Compliance Team the day the offering is priced before purchasing in the IPO. The T. Rowe Price International Compliance Team will contact the London Dealing Desk to confirm that no client order has been received since the initial prior transaction approval was given. If a client order has been received, the prior transaction clearance will be withdrawn.

            Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so because of affiliated transaction restrictions. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed - commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

            INVESTMENT PERSONNEL. Investment Personnel may NOT purchase securities in an IPO.

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR PRIVATE PLACEMENTS. Prior transaction clearance to invest in or sell securities through a private placement of securities, including the purchase of limited partnership interests, must be sought from the TRP International Compliance Team in the usual manner. The prior transaction clearance process will include a review by a member of the Investment Team to determine whether the investment opportunity (private placement) should be reserved for the firm's clients and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm, as well as approval by a member of the Ethics Committee. These investments may also have special reporting requirements, as discussed under "Procedures for Reporting Transactions" at p. 4-20.

            CONTINUING OBLIGATION. Any Access Person who has received prior transaction clearance to invest and does invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the TRP International Compliance Team.

                                      4-16

      Registered representatives of Investment Services are reminded that NASD rules may restrict investment in a private placement in certain circumstances.

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior transaction clearance by Access Persons for all other securities transactions requiring prior transaction clearance should generally be made via iTrade on the firm's intranet. The iTrade system automatically sends any request for prior transaction approval that requires manual intervention to the TRP International Compliance Team. If iTrade is not available, requests may be made orally, in writing, or by electronic mail (email address "TRPI Compliance" in the electronic mail address book). Obtaining clearance by electronic mail if iTrade is not available is strongly encouraged. All requests must include the name of the security, a definitive security identifier (e.g., CUSIP, ticker, or SEDOL), the number of shares or amount of bond involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale, short sale or buy to cover. Responses to all requests will be made by iTrade or the TRP International Compliance Team, documenting the request and whether or not prior transaction clearance has been granted. The Examiner system maintains the record of all approvals and denials, whether automatic or manual.

      Requests will normally be processed on the same day they are received; however, ADDITIONAL TIME MAY BE REQUIRED IN CERTAIN CIRCUMSTANCES (E.G., TO ALLOW CHECKS TO BE MADE WITH OVERSEAS OFFICES AS NECESSARY).

      EFFECTIVENESS OF PRIOR TRANSACTION CLEARANCE. Prior transaction clearance of a securities transaction, whether obtained via iTrade or from the TRP International Compliance Team, is effective for three (3) business days FROM AND INCLUDING the date the clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. FOR EXAMPLE, IF PRIOR TRANSACTION CLEARANCE IS GRANTED AT 2:00 PM MONDAY, THE TRADE MUST BE EXECUTED BY WEDNESDAY. In situations where it appears that the trade will not be executed within three business days even if the order is entered in that time period (e.g., an Individual Savings Account), please notify the TRP International Compliance Team BEFORE entering the order.

      REMINDER. If you are an Access Person and become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities also become subject to the prior transaction clearance requirements. You must also report acquisition of beneficial ownership or control of these securities within 10 business days of your knowledge of their existence.

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. Prior transaction clearance will usually not be granted for a proposed transaction by the Trading Department, either directly or by iTrade, and/or by the Chairperson of the Ethics Committee or by the TRP International Compliance Team if:

            PENDING CLIENT ORDERS. Orders have been placed by any of the Price Advisers to purchase or sell the security unless certain size or volume parameters as described below under "Large Issuer/Volume Transactions" are met.

            PURCHASES AND SALES WITHIN SEVEN (7) CALENDAR DAYS. The security has been purchased or sold by any client of a Price Adviser within seven calendar days

                                      4-17
            immediately prior to the date of the proposed transaction, unless certain size or volume parameters as described below under "Large Issuer/Volume Transactions" are met.

            For example, if a client transaction occurs on Monday, prior transaction clearance is not generally granted to an Access Person to purchase or sell that security until Tuesday of the following week. Transactions in securities in pure as opposed to enhanced index funds are not considered for this purpose.

            If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

            APPROVED COMPANY RATING CHANGES. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth (8) calendar day.

            SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS. The security is limited or restricted by any of the Price Advisers as to purchase or sale by Access Persons.

If for any reason an Access Person has not received a requested prior transaction clearance for a proposed securities transaction, he or she must not communicate this information to another person and must not cause any other person to enter into such a transaction.

REQUESTS FOR RECONSIDERATION OF PRIOR TRANSACTION CLEARANCE DENIALS. If an Access Person has not been granted a requested prior transaction clearance, he or she may apply to the Chairperson of the Ethics Committee or his or her designee for reconsideration. Such a request must be in writing and must fully describe the basis upon which the reconsideration is being requested. As part of the reconsideration process, the Chairperson or his or her designee will determine if any client of any of the Price Advisers may be disadvantaged by the proposed transaction by the Access Person. The factors the Chairperson or his or her designee may consider in making this determination include:

      -     the size of the proposed transaction;

      - the nature of the proposed transaction (i.e., buy or sell) and of any recent, current or pending client transactions;

      - the trading volume of the security that is the subject of the proposed Access Person transaction;

      - the existence of any current or pending order in the security for any client of a Price Adviser;

      - the reason the Access Person wants to trade (e.g., to provide funds for the purchase of a home); and

      - the number of times the Access Person has requested prior transaction clearance for the proposed trade and the amount of time elapsed between each prior transaction clearance request.

TRANSACTION CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. ALL ACCESS PERSONS (EXCEPT THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS) AND NON-ACCESS PERSONS must request broker-dealers, investment advisers, banks, or other financial institutions executing

                                      4-18
their transactions to send a duplicate confirmation or contract note with respect to each and every reportable transaction, including Price Group stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see page 4-4 for a discussion of beneficial ownership and control concepts) as follows:

- U.S.-based personnel should have this information sent to the attention of Compliance, Legal Department, T. Rowe Price, P.O. Box 17218, Baltimore, Maryland 21297-1218.

- International personnel should have this information sent to the attention of the TRP International Compliance Team, T. Rowe Price International, Inc., 60 Queen Victoria Street, London EC4N 4TZ United Kingdom.

THE INDEPENDENT DIRECTORS OF PRICE GROUP, THE PRICE FUNDS, AND THE SAVINGS BANK ARE SUBJECT TO MODIFIED REPORTING REQUIREMENTS DESCRIBED AT PP. 4-22 TO 4-25.

If transaction or statement information is provided in a language other than English, the employee should provide a translation into English of the documents.

NOTIFICATION OF SECURITIES ACCOUNTS. ACCESS PERSONS (EXCEPT THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS) AND NON-ACCESS PERSONS must give notice BEFORE opening or trading in a securities account with any broker, dealer, investment adviser, bank, or other financial institution, including TRP Brokerage, as follows:

- U.S.-based personnel must give notice by email to the Code Compliance Section (email address "Legal Compliance");

- International personnel must give notice in writing (which may include email) to the TRP International Compliance Team.

THE INDEPENDENT DIRECTORS OF PRICE GROUP, THE PRICE FUNDS, AND THE SAVINGS BANK ARE NOT SUBJECT TO THIS REQUIREMENT.

      NEW PERSONNEL SUBJECT TO THE CODE. A person subject to the Code must give written notice as directed above of any existing securities accounts maintained with any broker, dealer, investment adviser, bank or other financial institution within 10 business days of association with the firm.

      You do not have to report accounts at transfer agents or similar entities if the only securities in those accounts are variable insurance products or mutual funds IF these are the only types of securities that can be held or traded in the accounts. If other securities can be held or traded, the accounts must be reported. For example, if you have an account at a transfer agent that can only hold shares of a mutual fund, that account does not have to be reported. If, however, you have a brokerage account it must be reported even if the only securities currently held or traded in it are mutual funds.

      OFFICERS, DIRECTORS AND REGISTERED REPRESENTATIVES OF INVESTMENT SERVICES. The NASD requires each associated person of T. Rowe Price Investment Services, Inc. to:

                                      4-19

      - Obtain approval for a securities account from Investment Services (whether the registered person is based in the United States or internationally); the request for approval should be in writing, directed to the Code Compliance Section, and submitted before opening or placing the initial trade in the securities account; and

      - If the securities account is with a broker/dealer, provide the broker/dealer with written notice of his or her association with Investment Services.

      ANNUAL STATEMENT BY ACCESS PERSONS. Each Access Person, except an Access Person who is an independent director of the Price Funds, must also file with the firm a statement of his or her accounts as of year-end in January of the following year.

      REMINDER. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then the associated securities accounts become subject to the account reporting requirements.

PROCEDURES FOR REPORTING TRANSACTIONS. The following requirements apply both to Access Persons and Non-Access Persons except the independent directors of Price Group, the Price Funds and the Savings Bank, who are subject to modified reporting requirements:

      REPORT FORM. If the executing firm provides a confirmation, contract note or similar document directly to the firm, you do not need to make a further report. The date this document is received by the Code Compliance Section or the International Compliance Team will be deemed the date the report is submitted for purposes of SEC compliance. The Code Compliance Section or the International Compliance Team, as appropriate, MUST receive the confirmation or similar document no later than 30 days after the end of the calendar quarter in which the transaction occurred. You must report all other transactions on the form designated "T. Rowe Price Employee's Report of Securities Transactions," which is available on the firm's Intranet under Corporate/Legal. You must report any transaction reported on a periodic (e.g., monthly, quarterly) statement, rather than on a confirmation, contract note or similar document, yourself using this form.

      WHAT INFORMATION IS REQUIRED. Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which you had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

            -     the date of the transaction

            -     the title of the security

            -     the ticker symbol or CUSIP number, as applicable

            -     the interest rate and maturity date, as applicable

            -     the number of shares, as applicable

            -     the principal amount of each reportable security involved, as applicable.

            -     the nature of the transaction (i.e. purchase, sale or any
                    other type of acquisition or disposition)

            -     the price of the security at which the transaction was
                    effected

            -     the name of the broker, dealer or bank with or through which the transaction was effected; and

                                      4-20

            -     the date you submit the report

      WHEN REPORTS ARE DUE. You must report a securities transaction (other than a transaction in a Reportable Fund or Section 529 College Investment Plan [Access Persons only] or a spousal payroll deduction plan or a stock split or similar acquisition or disposition) within ten (10) business days after the trade date or within ten (10) business days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. A transaction in a Reportable Fund, a Section 529 College Investment Plan, a spousal payroll deduction plan or a stock split or similar acquisition or disposition must be reported within 30 days of the end of the quarter in which it occurred.

      ACCESS PERSON REPORTING OF REPORTABLE FUNDS AND SECTION 529 COLLEGE INVESTMENT PLAN INTERESTS HELD ON A T. ROWE PRICE PLATFORM OR IN A TRP BROKERAGE ACCOUNT. You are required to inform the Code Compliance Section about Reportable Funds and/or Section 529 College Investment Plan interests (i.e., the Maryland College Investment Plan, the T. Rowe Price College Savings Plan, the University of Alaska College Savings Plan, and the John Hancock Freedom 529) held on a T. Rowe Price Platform or in a TRP Brokerage account. See p. 4-12. Once you have done this, you do not have to report any transactions in those securities; your transactions and holdings will be updated and reported automatically to Group Compliance on a monthly basis.

      ACCESS PERSON REPORTING OF REPORTABLE FUNDS AND SECTION 529 COLLEGE INVESTMENT PLAN INTERESTS NOT HELD ON A T. ROWE PRICE PLATFORM OR IN A TRP BROKERAGE ACCOUNT. You must notify the Code Compliance Section of any Reportable Fund or Section 529 College Investment Plan interests that you beneficially own or control that are held at any intermediary, including any broker/dealer other than TRP's Brokerage Division. This would include, for example, a Price Fund held in your spouse's retirement plan. Any transaction in a Reportable Fund or in interests in a Section 529 College Investment Plan must be reported by duplicate account information sent directly by the intermediary to the Code Compliance Section or by the Access Person directly on the "T. Rowe Price Employees Report of Securities Transactions" within 30 days of the end of the quarter in which the transaction occurred.

      The TRP International Compliance Team will send all reports it receives to the Code Compliance Section on a quarterly basis.

      REPORTING CERTAIN PRIVATE PLACEMENT TRANSACTIONS. If your investment requires periodic capital calls (e.g., in a limited partnership) you must report each capital call within ten (10) business days. This is the case even if you are an Access Person and you received prior transaction clearance for a total cumulative investment.

      REMINDER. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, the transactions in these securities become subject to the transaction reporting requirements.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS.

                                      4-21

      TRANSACTIONS IN PUBLICLY TRADED SECURITIES. An independent director of the Price Funds must report transactions in publicly-traded securities where the independent director controls or directs such transactions. These reporting requirements apply to transactions the independent director effects for his or her own beneficial ownership as well as the beneficial ownership of others, such as a spouse or other family member. An independent director does not have to report securities transactions in accounts over which the independent director has no direct or indirect influence or control (e.g., transactions in an account managed by an investment professional pursuant to a discretionary agreement and where the independent director does not participate in the investment decisions).

      TRANSACTIONS IN NON-PUBLICLY TRADED SECURITIES. An independent director does not have to report transactions in securities which are not traded on an exchange or listed on NASDAQ (i.e., non-publicly traded securities), unless the independent director knew, or in the ordinary course of fulfilling his or her official duties as a Price Funds independent director, should have known that during the 15-day period immediately before or after the independent director's transaction in such non-publicly traded security, a Price Adviser purchased, sold or considered purchasing or selling such security for a Price Fund or Price advisory client.

            METHODS OF REPORTING. An independent director has the option to satisfy his or her obligation to report transactions in securities via a Quarterly Report or by arranging for the executing brokers of such transactions to provide duplicate transaction confirmations directly to the Code Compliance Section.

                  QUARTERLY REPORTS. If a Price Fund independent director elects to report his or her transactions quarterly: (1) a report for each securities transaction must be filed with the Code Compliance Section no later than thirty (30) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. The Code Compliance Section will send to each independent director of the Price Funds who chooses to report transactions on a quarterly basis a reminder letter and reporting form approximately ten days before the end of each calendar quarter.

                  DUPLICATE CONFIRMATION REPORTING. An independent director of the Price Funds may also instruct his or her broker to send duplicate transaction information (confirmations) directly to the Code Compliance Section. An independent director who chooses to have his or her broker send duplicate account information to the Code Compliance Section in lieu of directly reporting broker-executed transactions must nevertheless continue to report in the normal way (i.e., Quarterly Reports) any securities transactions for which a broker confirmation is not generated.

                  Among the types of transactions that are commonly not reported through a broker confirmation and may therefore have to be reported directly to T. Rowe Price are:

                  -     Exercise of Stock Option of Corporate Employer;

                  -     Inheritance of a Security;

                  -     Gift of a Security; AND

                                      4-22

      - Transactions in Certain Commodities Futures Contracts (e.g., financial indices).

      An independent director of the Price Funds must include any transactions listed above, as applicable, in his or her Quarterly Reports if not otherwise contained in a duplicate broker confirmation. The Code Compliance Section will send to each independent director of the Price Funds who chooses to report transactions through broker confirmations a reminder letter and reporting form approximately ten days before the end of each calendar quarter so that transactions not reported by broker confirmations can be reported on the reporting form.

REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM THE PRICE FUNDS. An independent director of the Price Funds shall report to the Code Compliance Section any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than the Price Funds.

REPORTING OF SIGNIFICANT OWNERSHIP.

      ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to the Code Compliance Section, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

      NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, or is informed of the investment transactions of that entity, the independent director must report such ownership in writing to the Code Compliance Section. For non-public investment partnerships, pools or funds where the independent director does NOT exercise control or influence AND is NOT informed of the investment transactions of such entity, the independent director need not report such ownership to the Code Compliance Section unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

INVESTMENTS IN PRICE GROUP. An independent director of the Price Funds is prohibited from owning the common stock or other securities of Price Group.

INVESTMENTS IN NON-LISTED SECURITIES FIRMS. An independent director of the Price Funds may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed on NASDAQ or the purchase or sale has otherwise been approved by the Price Fund Boards.

RESTRICTIONS ON CLIENT INVESTMENT PARTNERSHIPS.

                                      4-23

            CO-INVESTING. An independent director of the Price Funds is not permitted to co-invest in client investment partnerships of Price Group or its affiliates, such as Strategic Partners, Threshold, and Recovery.

            DIRECT INVESTMENT. An independent director of the Price Funds is not permitted to invest as a limited partner in client investment partnerships of Price Group or its affiliates.

      DEALING WITH CLIENTS. Aside from market transactions effected through securities exchanges or via NASDAQ, an independent director of the Price Funds may not, directly or indirectly, sell to or purchase from a client any security. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE GROUP.

      REPORTING OF PERSONAL SECURITIES TRANSACTIONS. An independent director of Price Group is not required to report his or her personal securities transactions (other than transactions in Price Group stock) as long as the independent director does not obtain information about the Price Advisers' investment research, recommendations, or transactions. However, each independent director of Price Group is reminded that changes to certain information reported by the respective independent director in the Annual Questionnaire for Independent Directors are required to be reported to Corporate Records in Baltimore (e.g., changes in holdings of stock of financial institutions or financial institution holding companies).

      REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM PRICE GROUP. An independent director of Price Group shall report to the Code Compliance Section any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than Price Group.

REPORTING OF SIGNIFICANT OWNERSHIP.

      ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of Price Group owns more than 1/2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to the Code Compliance Section, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

      NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of Price Group owns more than 1/2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, or is informed of the investment transactions of that entity, the independent director must report such ownership in writing to the Code Compliance Section. For non-public investment partnerships, pools or funds where the independent director does NOT exercise control or influence AND is NOT informed of the investment transactions of such entity, the

                                      4-24
      independent director need not report such ownership to the Code Compliance Section unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE SAVINGS BANK. The independent directors of the Savings Bank are not required to report their personal securities transactions (other than transactions in Price Group stock) as long as they do not obtain information about the Price Advisers' investment research, recommendations, or transactions, other than information obtained because the Savings Bank is a client of one or more of the Price Advisers. In addition, the independent directors of the Savings Bank may be required to report other personal securities transactions and/or holdings as specifically requested from time to time by the Savings Bank in accordance with regulatory or examination requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to ALL Access Persons, except the independent directors of the Price Funds, and to ALL Non-Access Persons:

      DEALING WITH CLIENTS. Access Persons and Non-Access Persons may not, directly or indirectly, sell to or purchase from a client any security. Market transactions are not subject to this restriction. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers and does not apply to transactions in a spousal employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

      INVESTMENT CLUBS. These restrictions vary depending upon the person's status, as follows:

            NON-ACCESS PERSONS. A Non-Access Person may form or participate in a stock or investment club without prior clearance from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). ONLY TRANSACTIONS IN PRICE GROUP STOCK ARE SUBJECT TO PRIOR TRANSACTION CLEARANCE. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

            ACCESS PERSONS. An Access Person may not form or participate in a stock or investment club unless prior written clearance has been obtained from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). Generally, transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior transaction clearance and reporting requirements applicable to an individual Access Person's trades. If, however, the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, the Chairperson of the Ethics Committee or the TRP International Compliance Team may, as appropriate as part of the prior clearance process, require the prior transaction clearance of Price Group stock transactions only.

                                      4-25

            MARGIN ACCOUNTS. While margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with firms with which you maintain a regular securities account relationship.

            TRADING ACTIVITY. You are discouraged from engaging in a pattern of securities transactions that either:

            - is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, OR

            - involves securities positions that are disproportionate to your net assets.

      At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to you and/or the appropriate supervisor if ten or more reportable trades occur in your account(s) in a month, or if circumstances otherwise warrant this action.

The following rules apply ONLY to ACCESS PERSONS other than the independent directors of the Price Funds:

      LARGE ISSUER/VOLUME TRANSACTIONS. Although subject to prior transaction clearance, transactions involving securities of certain large issuers or of issuers with high trading volumes, within the parameters set by the Ethics Committee (the "LARGE ISSUER/VOLUME LIST"), will be permitted under normal circumstances, as follows:

      Transactions involving no more than U.S. $20,000 (all amounts are in U.S. dollars) or the nearest round lot (even if the amount of the transaction MARGINALLY exceeds $20,000) per security per seven (7) calendar day period in securities of:

            -     issuers with market capitalizations of $5 billion or more, OR

            - U.S. issuers with an average daily trading volume in excess of 500,000 shares over the preceding 90 calendar days are usually permitted, unless the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days immediately prior to the date of the proposed transaction.

      These parameters are subject to change by the Ethics Committee. An Access Person should be aware that if prior transaction clearance is granted for a specific number of shares lower than the number requested, he or she may not be able to receive permission to buy or sell additional shares of the issuer for the next seven (7) calendar days.

      If you believe one or both of these criteria should be applied to a non-U.S. issuer, you should contact the Code Compliance Section or the TRP International Compliance Team, as appropriate. When contacted, the TRP International Compliance Team will coordinate the process with the Code Compliance Section.

      TRANSACTIONS INVOLVING OPTIONS ON LARGE ISSUER/VOLUME LIST SECURITIES. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-28. Otherwise, in the case of

                                      4-26
      options on an individual security on the Large Issuer/Volume List (if it has not had a prohibited rating change), an Access Person may trade the GREATER of 5 contracts or sufficient option contracts to control $20,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

      TRANSACTIONS INVOLVING EXCHANGE-TRADED INDEX OPTIONS. Generally, an Access Person may trade the greater of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying securities. These parameters are subject to change by the Ethics Committee.

      Please note that an option on a Unit Investment Trust (e.g., QQQQ) is not an exchange-traded index option and does not fall under this provision. See the discussion under General Information on Options and Futures below.

      CLIENT LIMIT ORDERS. Although subject to prior transaction clearance, an Access Person's proposed trade in a security is usually permitted even if a limit order has been entered for a client for the same security, if:

            -     The Access Person's trade will be entered as a market order;
                  and

            - The client's limit order is 10% or more away from the market at the time the Access Person requests prior transaction clearance.

      JAPANESE NEW ISSUES. All Access Persons are prohibited from purchasing a security which is the subject of an IPO in Japan.

GENERAL INFORMATION ON OPTIONS AND FUTURES (OTHER THAN EXCHANGE - TRADED INDEX OPTIONS). If a transaction in the underlying instrument does not require prior transaction clearance (e.g., National Government Obligations, Unit Investment Trusts), then an options or futures transaction on the underlying instrument does not require prior transaction clearance. However, all options and futures transactions, except the commodity futures transactions described on page 4-10, must be reported even if a transaction in the underlying instrument would not have to be reported (e.g., U.S. Government Obligations). Transactions in publicly traded options on Price Group stock are not permitted. See p. 4-7. Please consult the specific discussion on Exchange - Traded Index Options above for transactions in those securities.

      BEFORE ENGAGING IN OPTIONS AND FUTURES TRANSACTIONS, ACCESS PERSONS SHOULD UNDERSTAND THE IMPACT THAT THE 60-DAY RULE AND INTERVENING CLIENT TRANSACTIONS MAY HAVE UPON THEIR ABILITY TO CLOSE OUT A POSITION WITH A PROFIT (SEE PAGE 4-29).

                                      4-27

      OPTIONS AND FUTURES ON SECURITIES AND INDICES NOT HELD BY CLIENTS OF THE PRICE ADVISERS. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on a security (and options or futures on such security) or index that is not held by any of the Price Advisers' clients.

      OPTIONS ON SECURITIES HELD BY CLIENTS OF THE PRICE ADVISERS. With respect to options on securities of companies which are held by any of Price Advisers' clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than a "pure" Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Large Issuer/Volume List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

      OTHER OPTIONS AND FUTURES HELD BY CLIENTS OF THE PRICE ADVISERS. Any other option or futures transaction with respect to domestic or foreign securities held by any of the Price Advisers' clients will receive prior transaction clearance if appropriate after due consideration is given, based on the particular facts presented, as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of the Price Advisers' clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

      CLOSING OR EXERCISING OPTION POSITIONS. A transaction initiated by an Access Person to exercise an option or to close an option transaction must also receive prior transaction clearance. If an intervening client transaction in the underlying security has occurred since the position was opened, the Access Person may not receive prior clearance to initiate a transaction to exercise the option or to close out the position, as applicable.

SHORT SALES. Short sales by Access Persons are subject to prior clearance unless the security itself does not otherwise require prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of one of the Price Advisers unless a transaction in that security would not require prior clearance. Short sales of Price Group stock are not permitted. All short sales are subject to the 60-Day Rule described below.

THE 60-DAY RULE. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security that may result in a gain within 60 days of the purchase of the underlying security. In addition, the rule

                                      4-28
applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on February 27, 2005, he or she may not sell ANY shares of XYZ stock at a profit for 60 days following February 27, 2005. The 60-Day Rule "clock" restarts EACH time the Access Person trades in that security.

The closing of a position in a European style option on any security other than an index will result in a 60-Day Rule violation if the position was opened within the 60-day window and the closing transaction results in a gain. Multiple positions will not be netted to determine an overall gain or loss in options on the same underlying security expiring on the same day.

      The 60-Day Rule does NOT apply to:

            - any transaction by a Non-Access Person other than transactions in Price Group stock not excluded below;

            - any transaction that does not require from prior transaction clearance (e.g., purchase or sale of unit investment trust, including SPYDER and QQQQ, exercise of corporate stock option by Access Person spouse, pro-rata distributions; see p. 4-10);

            - any transaction in a security in which either the acquisition or the sale of that security does not require prior transaction clearance (e.g., if an Access Person inherits a security, a transaction that did not require prior transaction clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition);

            - the purchase and sale or sale and purchase of exchange-traded index options;

            - any transaction in Price Group stock effected THROUGH the ESPP (note that the 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP);

            - the exercise of "company-granted" Price Group stock options and the subsequent sale of the derivative shares; and

            - any purchase of Price Group stock through an established dividend reinvestment plan.

      Prior transaction clearance procedures do NOT check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade. If you have any questions about whether this Rule will be triggered by a proposed transaction, you should contact the Code Compliance Section or the TRP International Compliance Team BEFORE requesting prior transaction clearance for the proposed trade.

      Access Persons may request in writing an interpretation from the Chairperson of the Ethics Committee that the 60-Day Rule should not apply to a specific transaction or transactions.

                                      4-29

      INVESTMENTS IN NON-LISTED SECURITIES FIRMS. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a NASDAQ stock or prior transaction clearance is given under the private placement procedures (see pp. 4-14; 4-16).

REPORTING OF ONE - HALF OF ONE PERCENT OWNERSHIP. If an employee owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report this in writing to the Code Compliance Section, providing the name of the company and the total number of such company's shares beneficially owned.

GAMBLING RELATED TO THE SECURITIES MARKETS. All persons subject to the Code are prohibited from wagering, betting or gambling related to individual securities, securities indices or other similar financial indices or instruments. This prohibition applies to wagers placed through casinos, betting parlors or internet gambling sites and is applicable regardless of where the activity is initiated (e.g., home or firm computer or telephone). This specific prohibition does not restrict the purchase or sale of securities through a securities account reporting to the Code Compliance Section or the TRP International Compliance Team, even if these transactions are effected with a speculative investment objective.

INITIAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (NO LATER THAN 10 CALENDAR DAYS AFTER THE STARTING DATE), each Access Person, except an independent director of the Price Funds, is required by United States securities laws to disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership or control ("SECURITIES HOLDINGS REPORT") (SEE PAGE 4-5 FOR DEFINITION OF THE TERM BENEFICIAL OWNER) and provide or reconfirm the information regarding all of his or her securities accounts.

The form to provide the Securities Holdings Report will be provided upon commencement of employment, appointment or promotion and should be submitted to the Code Compliance Section (U.S.-BASED PERSONNEL) or the TRP International Compliance Team (INTERNATIONAL PERSONNEL). The form on which to report securities accounts can be found on the firm's Intranet under Corporate/Legal.

SEC rules require that each Securities Holding Report contain, at a minimum, the following information:

      -     securities title

      -     securities type

      -     exchange ticker number or CUSIP number, as applicable

      - number of shares or principal amount of each reportable securities in which the Access Person has any direct or indirect beneficial ownership

      - the name of any broker, dealer or both with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

      -     the date the Access Person submits the Securities Holding Report.

                                      4-30

The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Each Access Person, except an independent director of the Price Funds, is also required to file a "PERSONAL SECURITIES REPORT," consisting of a Statement of Personal Securities Holdings and a Securities Account Verification Form Report, on an annual basis. THE PERSONAL SECURITIES REPORT MUST BE AS OF YEAR END AND MUST BE FILED WITH THE FIRM BY THE DATE IT SPECIFIES. The Chief Compliance Officer or his or her designee reviews all Personal Securities Reports.

ADDITIONAL DISCLOSURE OF OPEN-END INVESTMENT COMPANY HOLDINGS BY INVESTMENT PERSONNEL. If a person has been designated "Investment Personnel," he or she must report with the initial and annual Securities Holdings Report a listing of shares of all open-end investment companies (except money market funds), whether registered under the Investment Company Act or sold in jurisdictions outside the United States, that the Investment Personnel either beneficially owns or controls. If an Access Person becomes Investment Personnel, he or she must file a supplement to his or her existing Securities Holdings Report within thirty
(30) days of the date of this designation change, listing all shares of open-end investment companies (except money market funds) that he or she beneficially owns or controls. Previously disclosed ownership of Reportable FUNDS does not have to be reported again in this disclosure.

CONFIDENTIALITY OF RECORDS. Price Group makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports, Reports of Securities Transactions, Reports of Securities Accounts, and Personal Securities Reports.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of employment or other association with Price Group and the Price Funds. The Ethics Committee, the Code Compliance Section, and the TRP International Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

      VIOLATIONS BY ACCESS PERSONS, NON-ACCESS PERSONS AND INDEPENDENT DIRECTORS OF PRICE GROUP OR THE SAVINGS BANK. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, INTER ALIA, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Group, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Group and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

      VIOLATIONS BY INDEPENDENT DIRECTORS OF PRICE FUNDS. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall

                                      4-31
      report such violation to the Board on which the director serves. The Price Fund Board will impose such sanctions as it deems appropriate.

February, 2005

                                      4-32

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                         WITH RESPECT TO COMPLIANCE WITH
                          COPYRIGHT AND TRADEMARK LAWS

PURPOSE OF STATEMENT OF POLICY. To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy with Respect to Compliance with Copyright and Trademark Laws ("STATEMENT") to: (1) describe the legal principles governing copyrights, trademarks, and service marks; (2) ensure that Price Group's various copyrights, trademarks, and service marks are protected from infringement; and, (3) prevent Price Group from violating intellectual property rights of others. Although this Statement primarily describes the requirements of United States law, it is important to note that many nations have laws in this area.

DEFINITION OF COPYRIGHT

In order to protect authors and owners of books, articles, drawings, designs, business logos, music, videos, electronic media, or computer programs and software, the U.S. Copyright Law makes it a crime to reproduce, in any manner, any copyrighted material without the express written permission of the copyright owner. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to officially register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions, attorneys fees and court costs) as well as statutory damages, which can range from $750 to $30,000 per infringement plus a potential of $150,000 per infringement for willful infringement.

REPRODUCTION OF ARTICLES AND SIMILAR MATERIALS FOR INTERNAL AND EXTERNAL DISTRIBUTION. In general, the unauthorized reproduction and distribution of copyrighted material is a U.S. and state crime. This includes downloading or copying information from an Internet website or any fee-paid subscription publication services. Copyrighted material may not be reproduced without the express written permission of the copyright owner (a sample Permission Request Letter is available from the Legal Department). An exception to the copyright law is the "fair use" doctrine, which allows reproduction for scholarly purposes, criticism, or commentary. This exception ordinarily does not apply in a business environment. Thus, personnel wishing to reproduce copyrighted material for internal or external distribution must obtain written permission from the author or publisher.

It is your responsibility to obtain permission to reproduce copyrighted material. The permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce the copyrighted material, then the requestor must purchase from the publisher or owner either additional subscriptions or copies of the work or refrain from using it. The original article or periodical may be circulated as an alternative to purchasing additional copies. If the work in question is accessible via an Internet web site, the web site address may be circulated in order for others to publicly view the information.

      - For works published after January 1st 1978, copyrights last for the life of the author or owner plus 70 years or up to 120 years from creation.

      - The electronic transmission of copyrighted works can constitute an infringement.

                                      5-1

      - The United States Digital Millennium Copyright Act ("DMCA") makes it a violation to (i) alter or remove copyright notices, (ii) provide false copyright notices, or (iii) distribute works knowing that the copyright notice has been removed or altered.

      - Derivative Works - a derivative work is a new work created based on an original work. Only the owner of a copyright has the right to authorize someone else to create a new version of the original work.

      - Subscription Agreements for on-line publications typically only grant permission for the licensee to make a single copy. Permission from the copyright owner must be granted in order to make additional copies.

PERSONAL COMPUTER SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group's personal computers are generally copyrighted material and may not be reproduced or transferred without the proper authorization from the software vendor. See the T. Rowe Price Group, Inc. Statement of Policy With Respect to Computer Security and Related Issues for more information.

DEFINITION OF TRADEMARK AND SERVICE MARK

      TRADEMARK. A trademark is either a word, phrase or design, or combination of words, phrases, symbols or designs, which identifies and distinguishes the source of the goods or services of one party from those of others. For example, KLEENEX is a trademark for facial tissues.

      SERVICE MARK. A service mark is the same as a trademark except that it identifies and distinguishes the source of a service rather than a product. For example, "INVEST WITH CONFIDENCE" is a registered service mark, which identifies and distinguishes the services offered by Price Group or its affiliates.

      Normally, a mark for goods appears on the product or on its packaging, while a service mark appears in advertising for the services.

USE OF THE "TM", "SM" AND (R)

Anyone who claims rights in a mark may use the TM (trademark) or SM (service mark) designation with the mark to alert the public to the claim. It is not necessary to have a federal registration, or even a pending application, to use these designations. The claim may or may not be valid. The registration symbol,(R), may only be used when the mark is registered with the United States Patent and Trademark Office ("PTO") or a Foreign Trademark Office. It is improper to use this symbol at any point before the registration issues. The symbols are not considered part of the mark.

It is important to recognize that many nations have laws in this area. It is important to contact the Legal Department before using a mark in any country.

REGISTERED TRADEMARKS AND SERVICE MARKS. Once Price Group has registered a trademark or service mark with the PTO or a Foreign Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, Price Group must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2)

                                      5-2
place the registration symbol, (R)L next to the mark in all publicly distributed media; and (3) take action against any party infringing upon the mark.

ESTABLISHING A TRADEMARK OR SERVICE MARK. The Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If Price Group wishes to utilize a particular word, phrase, or symbol, logo or design as a trademark or service mark, the Legal Department must be notified in advance so that a search may be conducted to determine if the proposed mark has already been registered or is in use by another entity. Until clearance is obtained from the Legal Department, no new mark should be used. This procedure has been adopted to ensure that Price Group does not unknowingly infringe upon another company's trademark. Once a proposed mark is cleared for use and Price wishes to use the mark, it must be accompanied by the abbreviations "TM" or "SM" as appropriate, until it has been registered. All trademarks and service marks that have been registered with the PTO or a Foreign Trademark Office, must be accompanied by an encircled (R) when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each public document. Subsequent use of the same trademark or service mark in such material would not need to be marked. The Legal Department maintains a written summary of all Price Group's registered and pending trademarks and service marks, which is posted on the firm's intranet under Corporate/Legal/Trademarks and Service Marks of T. Rowe Price Group, Inc. If you have any questions regarding the status of a trademark or service mark, you should contact the Legal Department.

INFRINGEMENT OF PRICE GROUP'S REGISTERED MARKS. If you notice that another entity is using a mark similar to one that Price Group has registered, you should notify the Legal Department immediately to that appropriate action can be taken to protect Price Group's interests in the mark.

February, 2005

                                      5-3

                            T. ROWE PRICE GROUP, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF STATEMENT OF POLICY. The central and critical role of computer systems in our firm's operations underscores the importance of ensuring the integrity of these systems. The data stored on our firm's computers, as well as the specialized software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This Statement of Policy ("STATEMENT") establishes an acceptable use policy for all Price Group Associates and all other individuals with Price Group systems access. Contact Enterprise Security regarding additional or new policy determinations that may be relevant for specific situations and for current policy concerning systems and network security, system development, and new technologies.

The Statement has been designed to:

- prevent the unauthorized use of or access to our firm's computer systems (collectively the "SYSTEMS"), including the firm's electronic mail ("EMAIL") and voice mail systems;

-     prevent breaches in computer security;

-     maintain the integrity of confidential information;

-     protect customer information; and

- prevent the introduction of malicious software into our Systems that could imperil the firm's operations.

In addition, the Statement describes various issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any material violation of this Statement may lead to sanctions, which may include dismissal of individuals involved.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including email, voice mail, messaging, and online facsimiles) may be subject to monitoring by firm personnel or others. Any new technologies, whether introduced by Price Group or instigated by the Associate (see Portable and Personal Computer Equipment and Hardware), may also be monitored. All such information, including messages on the firm's email, voice mail, messaging, and online facsimile systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer systems is intended for the transaction of firm business and is for authorized users only. Associates should limit any personal use. All firm policies apply to the use of the Systems. See the Code of Ethics and Conduct and pertinent Human Resources Handbook or Guidelines (e.g., The U.S. Associates Handbook).

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, including email and voice mail messages, messaging and online

                                      6-1
facsimiles by the firm. You do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes or in records retained for regulatory or other purposes. You should take care so that you do not create documents or communications that might later be embarrassing to you or to our firm. This policy applies to email, voice mail, facsimiles and messaging, as well to any other communication on the Systems.

PRIVACY AND PROTECTION OF DATA AND COMPUTER RESOURCES. The protection of firm information and the maintenance of the privacy of corporate and customer data require consistent effort by each individual and involves many aspects of the work environment. Individuals who are users of computer and network resources and those who work within the Systems areas must bear in mind privacy and protection obligations. Therefore, data within the Price Group network should be considered proprietary and confidential and should be protected as such. In addition, particular customer data, or the data of customers of certain business units, may be required to be specifically protected as prescribed by laws or regulatory agency requirements (refer to the T. Rowe Price Statement of Policies and Procedures on Privacy in this Code). Responsible use of computer access and equipment, including Internet and email use, as described in this Statement of Policy with Respect to Computer Security and Related Issues, is integral to protecting data. In addition, the protection of data privacy must be kept in mind during the design, development, maintenance, storage, handling, access, transfer, and disposal phases of computer related activities.

In addition:

      - It is company policy not to publicize the location of the Owings Mills Technology Center. The goal is to not link this address to the main location of the company's computer systems. It is the responsibility of all Associates to protect information about the location of the Technology Center whenever possible. Although there will be situations where using the address is unavoidable, use of the address is generally not necessary. It should not be used on the Internet for any reason, business or personal.

      - The @troweprice.com email address should be treated as a business asset. It should not be used for situations not related to immediate business responsibilities. The email addresses of other Associates should never be given out without their permission.

SECURITY ADMINISTRATION. Enterprise Security in T. Rowe Price Investment Technologies, Inc. ("TRPIT") is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of system is restricted to authorized users who need access in order to support their business activities. All system and application access must be requested on a "Security Access Request" ("SAR") form. The form is available on the Enterprise Security intranet site. Access requests and changes must be approved by the appropriate supervisor or manager in the user's department or that department's designated SAR approver where one has been appointed. "Security Access Approvers" are responsible for ensuring that only required access is approved and that access is reduced or removed when no longer needed. "Security Access Approvers" can be held accountable for any access they approve. Non-employees are not permitted to be "Security Access Approvers."

                                      6-2

Managers and supervisors are responsible for notifying Enterprise Security, in a timely manner, that an Associate, consultant, or temporary worker has left the firm so that access may be suspended. This is especially important for temporary staff contracted independently of Human Resources, TRPIT Finance, or one of the on-site temporary agencies. Managers and supervisors have an obligation to prevent the mis-use or re-use of "User-IDs" of terminated Associates, consultants, and temporary workers. If a consultant is not currently working on a TRP project for an amount of time - even though he or she is expected to return to that project at a later date - his or her User-ID should be disabled, although not deleted, until the consultant returns to the project.

The Enterprise Security department has the authority, at its own discretion, to disable any User- ID or other ID, that appears to be dormant or abandoned, on any platform. Efforts will be made to contact contact presumed owners of such IDs, but, in the absence of an identifiable owner, IDs may be disabled as part of system management and vulnerability assessment processes.

AUTHORIZED APPLICATION USERS. Additonal approval may be required from the "Owner" of some applications or data. The Owner is the employee who is responsible for making judgements and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access. Secondary approval, when required, is part of the Security Access Request process and access cannot be processed until secondary approval is received.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Once a request for access is approved, a unique User-ID will be assigned the user. Each User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise Security has the authority to determine the password policy. Passwords should be of reasonable complexity and uniqueness to prevent easy guessing; employee IDs should not be used as the password and easily deducible personal or family information should not be used for passwords. Passwords should expire on a schedule approved by Enterprise Security unless specific variance has been permitted.

User-IDs and passwords may not be shared except with authorized TRPIT personnel for security or maintenance purposes. Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended. When leaving a logged-on machine for a period of time, lock the PC by pressing the <CTRL> <ALT> <DEL>keys and selecting "Lock Computer," or by setting a screen saver with password protection. Press <CTRL> <ALT> <DEL> and type in your password to unlock. System and application administrators must not alter security settings, even though their administrative privileges give them the ability to do so. Pranks, jokes, or other actions that simulate or trigger a system security event such as, but not limited to, a computer virus are prohibited and can result in disciplinary action. No one may engage in activities that bypass or compromise the integrity of security features or change security settings.

EXTERNAL COMPUTER SYSTEMS. Our data processing environment includes access to data stored not only on our firm's computers, but also on external systems, such as DST. Although the security practices governing these outside systems are established by the providers of these external systems, requests for access to such systems should be directed to Enterprise Security. User-IDs and passwords to these systems must be kept confidential by the user.

PORTABLE AND PERSONAL COMPUTER EQUIPMENT AND HARDWARE. It must be assumed that firm notebook computers, PDAs, and other portable computer equipment (e.g.,

                                      6-3

Blackberry) contain information that is sensitive. Therefore, portable computer equipment should be password protected with a frequently changed, non-intuitive password. They should be protected in transit and either kept with the user or maintained securely if not with the user. Sensitive information that is not currently needed should be removed and stored elsewhere. Passwords and SecurId cards/tokens should not be stored with the machine and information about them should not be maintained in a list on the computer or PDA. Proper virus prevention and backup practices should be regularly performed. In the event of loss or theft, the Enterprise Help Desk should be contacted to review with the individual whether there are any protective actions that need to be taken.

The introduction or installation of any hardware or software to enable a wireless networking connection into the TRP network, unless supported by Production Services and reviewed for secured deployment by Enterprise Security, is prohibited. Violation of this policy is a great potential risk to the TRP network and any such unapproved wireless device will be disabled and confiscated.

Where TRP approved or supplied wireless technology is being used for PC's for external use, such as while traveling, these PCs may never be connected to the TRP network while the wireless access is enabled.

Applications, services, or equipment that connect with or interact with the Price Group network that are not provided or supported by Price Group are prohibited except as provided below for certain personally owned PCs. Damage to the Price Group network, systems, data, or reputation by use of any of these can result in disciplinary action to the individual or individuals involved. Personally owned PCs used with approved VPN access may be permitted if all of the conditions of VPN access are followed. Please review the Enterprise Help Desk intranet site for current information.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES. Access to the Internet (including, but not limited to, email, instant messaging, remote FTP, Telnet, World Wide Web, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers) presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. The firm provides authorized individuals with access to Internet email and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's email system, is intended for legitimate business purposes; individuals should limit any personal use. Internet email access must be requested through Enterprise Security, approved by the individual's supervisor or an appropriate T. Rowe Price manager, and provided only through firm-approved connections. All firm policies apply to the use of the Internet or Internet services. See the Code and the pertinent Human Resources Handbook or Guidelines (e.g., The U.S. Associates Handbook). For example, in addition to the prohibition on accessing inappropriate sites discussed below, the following policies apply:

      - Applications, services, or equipment that connect with or interact with the Price Group network that are not provided or supported by Price Group are prohibited except as provided below for certain personally owned PCs. Damage to the Price Group network, systems, data, or reputation by use of any of these can result in disciplinary action to the

                                      6-4
            individual or individuals involved. Personally owned PCs used with approved VPN access may be permitted if all the conditions of VPN access are followed. Please review the Enterprise Help Desk intranet site for current information.

      - You may not download anything for installation or storage onto the firm's computers for personal use including, but not limited to, music, games, or messaging and mail applications.

      - You may not use the firm's Systems or hardware in any way that might pose a business risk or customer data privacy risk, or violate other laws, including U.S. Copyright laws.

      - You may not spend excessive time or use excessive network resources for personal purposes.

      - You may not engage in activities that bypass or compromise the integrity of network security features like firewalls or virus scanners.

      - Individuals or consultants may not contract for domain names for use by Price Group or for the benefit of Price Group. Internet domain names are assets of the firm and are purchased and maintained by Enterprise Security.

Please note that many activities other than those mentioned may be prohibited because they pose a risk to the firm or its Systems. You should review the list of vulnerabilities maintained on the firm's Intranet under Technology Services/Enterprise Security/Policies & Information/System Vulnerability Advisory. If you have any doubt, contact Enterprise Security before engaging in the activity.

      USE OF INTERNET. In accordance with firm policies, individuals are prohibited from accessing inappropriate sites, including, but not limited to, adult and gambling sites. Firm personnel monitor Internet use for visits to inappropriate sites and for inappropriate use. See p. 4-29 for a more detailed discussion of the prohibitions of internet gambling related to security markets.

      Accessing one's home or personal account, any personal email or messaging account, or any account not provided by T. Rowe Price, is prohibited, due to the risk of virus or malicious code bypassing firm protective methods.

      DIAL-OUT ACCESS. Unauthorized modems are not permitted. Dial-out access that circumvents the Internet firewall, proxy server, or authentication mechanisms except by authorized personnel in the business of Price Group is prohibited.

      ON-LINE SERVICES, WEB-BASED EMAIL, AND INSTANT MESSAGING. Certain individuals are given special TRP accounts to access America Online ("AOL"), AOL Instant Messenger ("AIM"), or other commercial on-line service providers and web email for the purpose of testing Price Group systems or products. Otherwise, use of instant messaging ("IM") facilities for business purposes is restricted to authorized personnel only. Access to IM must be requested on a SAR form and approval must be obtained from a Division Manager with secondary approval by Legal. Access is only granted to one of the following IM service providers: AOL ("AOL"), Microsoft ("MSN") or Yahoo. Instant Message communications are archived if this is required to comply with regulatory requirements.

                                      6-5

      PARTICIPATION ON BULLETIN BOARDS, CHAT ROOMS AND SIMILAR SERVICES. Because communications by our firm, or any individuals associated with it, on on-line service bulletin boards, chat rooms, and similar services are subject to United States, state and international, and NASD regulations, unsupervised participation can result in serious securities violations.

      Certain designated individuals have been authorized to monitor and respond to inquiries about our firm and its investment services and products or otherwise observe messages on such services. Any individual not within this special group should contact the appropriate supervisor and Enterprise Security, before engaging in these activities. Generally, an individual must also receive the independent authorization of one member of the Board of T. Rowe Price Investment Services, Inc. and of the Legal Department before initiating or responding to a message on any computer bulletin board, chat room or similar service relating to the firm, a Price Fund or any investment or Brokerage option or service. This policy applies whether or not the individual contributes or merely observes, whether or not the individual intends to disclose his or her relationship to the firm, whether or not our firm sponsors the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

      EMAIL USE. Access to the firm's email system is intended for legitimate business purposes; Associates should limit any personal use. All firm policies apply to the use of email. Firm personnel may monitor email usage for inappropriate use. If you have any questions regarding what constitutes inappropriate use, you should discuss it first with your supervisor or an appropriate T. Rowe Price manager who may refer the question to Human Resources. Email services, other than those provided or approved by Price Group, may not be used for business purposes. In addition, accessing web-based email services (such as AOL email or Hotmail) not provided or approved by Price Group from firm equipment for any reason could allow the introduction of viruses or malicious code into the network or lead to the compromise of confidential data.

      NOT CONFIDENTIAL. Email and Instant Messaging sent through the Internet are not secure and could be intercepted by a third party. Confidential and company proprietary information should not be included in such communications unless specifically permitted by accepted business procedures. Use of Microsoft Outlook Web Access to the Price Group email system provides an encrypted mail session so that email is not in the clear over the Internet and is not passing through a non-Price Group email system. When remote access to the firm's email system, or external access to firm email, is required, Outlook Web Access is the preferred mode of access.

REMOTE ACCESS. The ability to access our firm's computer Systems from a remote location is limited to authorized users and authorized methods. A security system that is approved by Enterprise Security and that uses a strong authentication method must be employed when accessing our firm's network from a remote computer. Authorization for remote access can be requested by completing a "Security Access Request" form. Any individual who requires remote access should contact the Price Group Enterprise Help Desk for desktop setup. Telephone numbers used to access our firm's computer systems are confidential.

                                      6-6

Vendors may need remote access to the Price Group network or specific servers for application support, system troubleshooting, or maintenance. The preferred method for vendor access to the Price Group network is via SecurID with the card being held by someone internally on behalf of the vendor. Other methods of remote access, like VPN or dial-in/dial-out modems, should not be offered or established without prior approval from Enterprise Security. (Prior approval from Enterprise Security is not required for vendors accessing non-Price Group equipment that is not connected to the Price Group network).

PROTECTION FROM MALICIOUS CODE. "Malicious code" is computer code designed to damage or impair software or data on a computer system. Software from any outside source may contain a computer virus or similar malicious code. Types of carriers and transmission methods increase daily and currently include diskettes, CDs, file transfers and downloads, executables, some attachments, web-links, and active code over the Web. A comprehensive malicious code prevention and control program is in place throughout Price Group. This program provides policy and procedures for anti-virus and malicious code controls on all systems. More information about the anti-virus/malicious code program can be found on the TRPIT Intranet.

Introducing a virus or similar malicious code into the Price Group Systems by engaging in prohibited actions, such as downloading non-business related software, or by failing to implement recommended precautions, such as updating virus scanning software on remote machines, may lead to sanctions. Opening a file or attachment is at your own risk and presumes you have knowledge of the safety of the contents.

In summary:

      - No one should endeavor to, or assist another to, introduce into the Price Group environment anything identified as a virus by a scanner used by Price Group for any reason.

      - No one may disable or subvert virus scanning or a similar protective technology for any reason, including to allow something to be received or downloaded onto a Price Group asset or system.

      - Failing to protect Price Group systems and assets is also against policy, for example, failing to maintain updated scanning files.

      - At all times, receipt of files, execution of attachments, etc. is at the user's own risk and depends on the user's awareness of the risks and his or her evaluation of the legitimacy and safety of what is being opened.

      VIRUS SCANNING SOFTWARE. As part of the Price Group malicious code program, virus scanning software is installed and configured to detect and eradicate malicious code, Trojans, worms and viruses. All desktop computers have the corporate standard anti-virus scanning software installed and running. This software is installed and configured by the Distributed Processing Support Group and runs constantly. Virus scanning software updates are automatically distributed to the desktops as they become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Altering or disabling this desktop scanning software is prohibited. Contact the Price Group Enterprise Help Desk for assistance.

                                      6-7

      EMAIL. An email malicious code/anti-virus gateway scans the content of inbound and outbound email for viruses. Infected email and attachments will be cleaned when possible and quarantined when not able to be cleaned. Updating of the email gateway anti-virus software and pattern files is done automatically.

      Certain file extensions of email attachments are blocked at the email gateway and in Outlook. Transmission of these file types pose a risk to Price Group's infrastructure since most malicious code is transmitted via these extensions. The extensions currently blocked are EXE, COM, PIF, SCR, VBS, EML, BAT, CMD, MPG, CPL, HTA, CEO and LNK. Additional attachment types may be blocked on a temporary or permanent basis (possibly without prior notification to Associates) as the risk evaluations dictate. Opening any file is at your own risk and presumes you have knowledge of the safety of the contents.

      PORTABLE AND REMOTE COMPUTERS. Laptops and other computers that remotely access the Price Group network are also required to have the latest anti-virus software and pattern files. IT IS THE RESPONSIBILITY OF EACH USER TO ENSURE THAT HIS OR HER PORTABLE COMPUTER'S ANTI-VIRUS SOFTWARE IS REGULARLY UPDATED AND THAT PERSONAL MACHINES REMOTELY CONNECTING TO THE PRICE GROUP NETWORK INCLUDE NECESSARY APPLICATION AND OPERATING SYSTEM SECURITY UPDATES. The Price Group Enterprise Help Desk has instructions available. Contact the Price Group Enterprise Help Desk to obtain further information.

      DOWNLOADING OR COPYING. The user of a PC with a modem or with an Internet connection has the ability to connect to other computers or on-line services outside of the firm's network and there may be business reasons to download or copy software from those sources. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is for a legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

      OTHER CONSIDERATIONS. Individuals must call the Price Group Enterprise Help Desk when viruses are detected so that it can ensure that appropriate tracking and follow-up take place. Do not forward any "virus warning" mail you receive to other staff until you have contacted the Enterprise Help Desk, since many of these warnings are hoaxes. When notified that a user has received "virus warning" mail, the Enterprise Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

      Price Group Associates should not attempt to treat a computer virus or suspected computer virus on a Price Group-owned machine themselves. Contact the Price Group Enterprise Help Desk for assistance; its personnel will determine whether the machine is infected, the severity of the infection, and the appropriate remedial actions.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, violates United States law, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded for actual damages

                                      6-8
as well as statutory damages, which range from $750 to $30,000 per infringement, plus a potential of $150,000 per infringement for willful infringement. In addition, many other nations have laws in this area. See the T. Rowe Price Group, Inc. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws for more information about this subject.

Use of any peer-to-peer or file-sharing software or web interface, which allows users to search the hard drives of other users for files, is prohibited on the Price Group network and PCs. Downloading, or copying to removable media, copyrighted materials may violate the rights of the authors of the materials, and the use of, or storage on the Price Group network, of these materials may create a liability or cause embarrassment to the firm.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

      ACQUISITION AND INSTALLATION OF SOFTWARE. Only Distributed Processing Support Group-approved and installed software is authorized. Any software program that is to be used by Price Group personnel in connection with the business of the firm must be ordered through the Price Group Enterprise Help Desk and installed by the Distributed Processing Support Group of TRPIT.

      LICENSING. Software residing on firm LAN servers will be either: (1) maintained at an appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

      ORIGINAL CDS, DISKETTES AND COPIES. In most cases, software is installed by the Distributed Processing Support Group and original software CDs and diskettes are not provided to the user. In the event that original CDs or diskettes are provided, they must be stored properly to reduce the possibility of damage or theft. CDs and diskettes should be protected from extreme heat, cold, and contact with anything that may act as a magnet or otherwise damage them. You may not make additional copies of software or software manuals obtained through the firm.

      RECOMMENDATIONS, UPGRADES, AND ENHANCEMENTS. All recommendations regarding computer hardware and software programs are to be forwarded to the Price Group Help Desk, which will coordinate upgrades and enhancements.

QUESTIONS REGARDING THIS STATEMENT. Any questions regarding this Statement should be directed to Enterprise Security in TRPIT.

February, 2005

                                      6-9

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS

PURPOSE

To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy on Compliance with Antitrust Laws ("STATEMENT") to:

            - Describe the legal principles governing prohibited anticompetitive activity in the conduct of Price Group's business; and

            - Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

THE BASIC UNITED STATES ANTICOMPETITIVE ACTIVITY PROHIBITION

Section 1 of the United States Sherman Antitrust Act (the "ACT") prohibits agreements, understandings, or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

The agreed-upon action must be anticompetitive. Some actions are "per se" anticompetitive, while others are judged according to a "rule of reason."

            - Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a procompetitive component. Examples of such per se illegal activities are agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

            - Other joint agreements or activities will be examined by a court using the rule of reason approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

                                      7-1

There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

PENALTIES FOR VIOLATING THE SHERMAN ACT

A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE

To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.

      TRADE ASSOCIATION MEETINGS AND ACTIVITIES. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

      Permissible Activities:

            -     Discussion of how to make the industry more competitive.

            - An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

            -     Collective action to petition government entities.

      Activities to be Avoided:

            - Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

            EXCEPTION: A third party consultant can, with appropriate safeguards, collect, aggregate and disseminate some of this information, such as salary information.

            - Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

            -     Discussion of specific customers, markets, or territories.

                                      7-2

            - Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT").

      INVESTMENT-RELATED DISCUSSIONS

            PERMISSIBLE ACTIVITIES: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of an issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

            Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

            ACTIVITIES TO BE AVOIDED: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between Price Group and any other potential buyer.

                  EXAMPLE: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month United States Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

            If you are present when anyone outside of Price Group suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

      BENCHMARKING. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

            - Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

            - The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

                                      7-3

            - All proposed benchmarking agreements must be reviewed by the Legal Department before the firm agrees to participate in such a survey.

INTERNATIONAL REQUIREMENTS. The United Kingdom and the European Union have requirements based on principles similar to those of United States law. If you have specific questions about United Kingdom or European Union requirements, you should contact the Legal Department.

February, 2005

                                      7-4

                            T. ROWE PRICE GROUP, INC.
                 STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY

INTRODUCTION

This Statement of Policies and Procedures on Privacy ("STATEMENT") applies to T. Rowe Price Group, Inc. and its subsidiaries and affiliates, including its international operations. In addition, certain regulated T. Rowe Price companies (i.e., T. Rowe Price Associates, Inc., T. Rowe Price Advisory Services, Inc., the T. Rowe Price Insurance Agencies, T. Rowe Price Investment Services, Inc.,
T. Rowe Price Savings Bank, T. Rowe Price Trust Company and the Price Funds) offer financial products and services to consumers and, consequently, are required to deliver privacy notices under the Privacy Rules ("REGULATION S-P") adopted by the United States Securities and Exchange Commission, as well as privacy regulations of the federal banking regulators, and applicable state law. It is Price Group's policy to:

      - Treat our customers' personal and financial information ("NONPUBLIC CUSTOMER INFORMATION") as confidential;

      -     Protect Nonpublic Customer Information; and

      - Not share this information with third parties unless necessary to process customer transactions, service customer accounts, or as otherwise permitted by law.

This Statement covers only United States requirements. International privacy regulation is beyond the scope of these procedures and if you conduct business internationally you should be aware of the applicable privacy regulations in the foreign jurisdiction where you conduct business.

INITIAL AND ANNUAL NOTICES OF THE T. ROWE PRICE PRIVACY POLICIES

As a means of informing our customers of T. Rowe Price's Privacy Policies, the firm has adopted a Privacy Policy Notice, which is provided to customers of the regulated T. Rowe Price companies.

The Privacy Policy Notice is included with or accompanies any account application or other material delivered to prospective customers that enables a customer to open an account. The Privacy Policy Notice shall also annually be enclosed with customer account statements, typically in April. Additionally, an internet website version of the Privacy Policy Notice is posted on Price Group's internet website (troweprice.com).

The Legal Department is responsible for any amendments required to be made to the Privacy Policy Notice. Retail Operations is responsible for the initial Privacy Policy Notice distribution to customers, the distribution to prospective customers, and the annual distribution of the Privacy Policy Notice to Price Fund shareholders, Brokerage customers, annuity customers and other retail customers. Other business units not covered by Retail Operations will be notified of their obligations to deliver the Privacy Policy Notice to customers in their respective business units.

                                       8-1

EDUCATION OF INDIVIDUALS ABOUT PRIVACY POLICIES AND PROCEDURES

Every individual at T. Rowe Price should be aware of our Privacy Policies and Procedures and every individual bears responsibility to protect Nonpublic Customer Information.

Managers and supervisors shall ensure that our Privacy Policies and Procedures are reviewed with all new individuals at T. Rowe Price to ensure sensitivity to our Policies. Particular attention should be given to any temporary or part-time workers and consultants to ensure that they are educated to the critical importance of protecting confidential information. Managers and supervisors shall regularly review the operations of their business units to identify potential exposure for breaches of our Privacy Policies and communicate appropriate remedies to applicable individuals as an integral part of the continuing education of such individuals.

WHAT IS NONPUBLIC CUSTOMER INFORMATION?

Nonpublic Customer Information comprises virtually all the information that a customer supplies to T. Rowe Price as well as the information that T. Rowe Price otherwise obtains or generates in connection with providing financial products or services to that customer. Accordingly, the existence of the customer relationship (e.g., customer lists), the contents of any account application (including but not limited to the customer's name, address, social security number, occupation, beneficiary information and account number), the customer's account balance, securities holdings and the customer's transaction history would all be Nonpublic Customer Information that T. Rowe Price considers to be confidential.

METHODS BY WHICH WE PRESERVE CONFIDENTIALITY

Each Business Unit Head has responsibility with respect to his or her business unit to establish procedures whereby the confidentiality of Nonpublic Customer Information is preserved. Such procedures should address access to and safeguards for Nonpublic Customer Information based upon the business unit's operations, access to, and handling of such information. The procedures should address safeguards relating to administrative, technical, and physical access to Nonpublic Customer Information.

      ACCESS TO INFORMATION

            Nonpublic Customer Information can be used and stored in many forms (e.g., on paper, as computer records, and in conversations stored as voice recordings). All possible methods for conveying such information must be evaluated for the potential of inappropriate disclosure. Only authorized individuals, who are trained in the proper handling of Nonpublic Customer Information, are permitted to have access to such information. Additionally, managers and supervisors shall limit access to Nonpublic Customer Information to those individuals who need access to such information to support their respective job functions. Situations where excessive or inappropriate access to or exposure of Nonpublic Customer Information is identified should be remediated.

                                       8-2

            COMPUTER ACCESS

            Managers and supervisors of respective business units are responsible for making judgments and decisions with regard to the use of Nonpublic Customer Information including decisions as to who shall have computer access to such information.

            In general, managers and supervisors shall instruct Enterprise Security to restrict access to any system that maintains Nonpublic Customer Information to authorized individuals who need access to support their respective job functions. System access, or changes to such access, shall be submitted in the format directed by Enterprise Security and authorized by the appropriate business unit manager or supervisor. Managers and supervisors are also responsible for notifying Enterprise Security, in a timely manner, that an employee, consultant or temporary worker has left the firm so that access may be suspended. This is especially important for temporary staff who are contracted independent of Human Resources and/or one of the on-site temporary agencies. Managers and supervisors are hereby reminded of their obligations to prevent the use of "User IDs" of terminated employees, consultants and temporary workers to gain improper access to systems.

            In addition to system access, managers and supervisors shall review their operations to identify whether any application systems that maintain Nonpublic Customer Information should have an additional level of security, such as extra passwords. Managers and supervisors shall promptly communicate the need for additional levels of security to Enterprise Security.

            NEW BUSINESS AND SYSTEMS DEVELOPMENT

            All new business and systems application development that relates to or affects Nonpublic Customer Information must be developed with consideration to the firm's policies and procedures for safeguarding Nonpublic Customer Information. Business and systems development must be continuously reviewed for adherence to Nonpublic Customer Information protection and the prevention of unauthorized exposure of such information.

            Individuals at T. Rowe Price working on systems and processes dealing with Nonpublic Customer Information must evaluate the potential risks for breach of the confidentiality of Nonpublic Customer Information and implement safeguards that will provide reasonable protection of the privacy of such information. Please refer to the Statement of Policy with Respect to Computer Security and Related Issues in this Code for additional information on system requirements related to protection of Nonpublic Customer Information.

            SAFEGUARDING NONPUBLIC CUSTOMER INFORMATION

            To safeguard the interests of our customers and to respect the confidentiality of Nonpublic Customer Information, all individuals at T. Rowe Price shall take the following precautions:

            - Do not discuss Nonpublic Customer Information in public places such as elevators, hallways, lunchrooms or social gatherings;

                                       8-3

            - To the extent practical, limit access to the areas of the firm where Nonpublic Customer Information could be observed or overheard to individuals with a business need for being in the area;

            - Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

            - Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects or use aggregate data that is not personally identifiable to any customer;

            - Exercise care to avoid placing documents containing Nonpublic Customer Information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use (particular attention should be directed to securing the information outside of normal business hours to prevent misappropriation of the information); and

            - Destroy copies of confidential documents no longer needed for a project.

            RECORD RETENTION

            Under various federal and state laws and regulations, T. Rowe Price is required to produce, maintain and retain various records, documents and other written (including electronic) communications. All individuals at T. Rowe Price are responsible for adhering to the firm's record maintenance and retention policies.

            Managers and supervisors are responsible to see that all Nonpublic Customer Information maintained by their respective business units is retained in a secure location. Nonpublic Customer Information shall be secured so that access to the information is limited to those utilizing the information to support their respective job functions.

            DESTRUCTION OF RECORDS

            All individuals at T. Rowe Price must use care in disposing of any Nonpublic Customer Information. For example, confidential paper records that are to be discarded should be shredded or destroyed so that no personal information is discernable. If a significant quantity of material is involved, Report Services should be contacted for instructions regarding proper disposal.

DEALINGS WITH THIRD PARTIES

Generally, T. Rowe Price will not disclose any Nonpublic Customer Information to any third parties unless necessary to process a transaction, service an account or as otherwise permitted by law. Accordingly, absent the explicit approval of the respective manager in the business unit, individuals shall not divulge any Nonpublic Customer Information to anyone outside of the firm. For example, individuals shall not supply a third party with anything showing actual customer information for the purpose of providing a "sample" (e.g., for software testing or problem resolution) without explicit manager approval. This prohibition also bars individuals at T. Rowe Price from disclosing to members of their immediate family Nonpublic Customer Information or the existence of client relationships.

                                       8-4

At times, in an effort to obtain confidential information, third parties will assert that they are entitled to certain information pursuant to a subpoena or some other legal process or authority. Since there can be various issues which may affect the validity of such demands, no records or information concerning customers shall be disclosed unless specifically directed by the Legal Department. Any such demands for information should be promptly referred to the Legal Department.

RETENTION OF THIRD PARTY ORGANIZATIONS BY T. ROWE PRICE

Whenever we hire third party organizations to provide support services, we will require them to use our Nonpublic Customer Information only for the purposes for which they are retained and not to divulge or otherwise misuse that information. Therefore, it is imperative that in retaining such third parties, we have contractual representations from them to preserve the confidentiality of Nonpublic Customer Information and that we have adequate means to verify their compliance. Accordingly, no third party organizations shall be retained to deal with or have access to our Nonpublic Customer Information unless the Legal Department has determined that there are adequate contractual provisions in place. All non-standard contracts relating to the use of Nonpublic Customer Information should be submitted to the Legal Department for review; a standard Nondisclosure Agreement may also be used if approved by the Legal Department.

In the event a supervisor identifies a need to retain a temporary worker for work with access to Nonpublic Customer Information, the supervisor shall ensure that there are adequate safeguards established to protect confidentiality of our records. Additionally, if such temporary worker is being retained independent of the on-site temporary agencies utilized by Human Resources, the supervisor must contact the Legal Department to verify that there are adequate contractual safeguards relative to privacy. Furthermore, supervisors are responsible for identifying temporary workers, reporting their identity to Enterprise Security and to the Legal Department and seeing that such workers are familiar with the Code of Ethics, including the firm's Privacy Policies and Procedures.

POTENTIAL BREACHES OF PRIVACY

In the event that any circumstances arise where a release of Nonpublic Customer Information to anyone not authorized to receive such information has or may have occurred, the individual identifying such possible breach shall immediately report the incident to his or her supervisor, who in turn will notify the respective Business Unit Head and the Director of Compliance of Price Group. The Business Unit Head will investigate the matter and instruct T. Rowe Price personnel on what actions, if any, should be taken to remedy any breach of our Privacy Policies.

INQUIRIES FROM CUSTOMERS ABOUT PRIVACY

In light of the growing concerns that many customers have regarding privacy of their financial records, it is anticipated that many customers will have questions. To assist customers, individuals at T. Rowe Price shall be familiar with how the Privacy Policy Notice can be accessed from the firm's intranet site under Corporate/Legal/Privacy Policies and Procedures. In the event customers have questions, they shall be referred to the T. Rowe Price Privacy Policy Notice. If customers have questions regarding the internet and privacy, such customers shall be referred to the T. Rowe Price (website) Privacy Policy Notice, which is available on the intranet site as well as the firm's internet website (troweprice.com). Individuals shall offer to mail to the customer a paper copy of the Privacy Policy Notice to an address specified by the customer, if desired.

                                       8-5

In the event a customer has questions about our policy or procedures that the customer does not consider are addressed by the Privacy Policy Notice, the customer should be referred to the respective Business Unit Head or the Legal Department.

INTERNATIONAL REQUIREMENTS

The privacy policy for the firm's international business is posted on the TRP Global website (www.trowepriceglobal.com). Internationally based subsidiaries and affiliates must comply with the U.K. Data Protection Act as it applies to their activities. If you have any questions in this area, please contact the TRP International Compliance Team.

February, 2005

                                       8-6